Prospectus Supplement (Sales Report) No. 2 dated June 2, 2010 to Prospectus dated May 24, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 24, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 24, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 69550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
69550	$11,200	$11,200	15.33%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 69550. Member loan 69550 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Witron Intergrated logistics	Debt-to-income ratio:	17.19%
Length of employment:	n/a	Location:	Phoenix, AZ

Home town:
Current & past employers:	Witron Intergrated logistics
Education:

This borrower member posted the following loan description, which has not been verified:

Make good money but I would like to pay off and get rid of the high interest credit cards and that evil dell account. Borrower added on 05/15/10 > No Delinquencies. Have never missed a car payment. Borrower added on 05/15/10 > Length of Employment: Almost 4 years Borrower added on 05/28/10 > I am an IT Manager. I am the only IT Manager at the site so my job is very secure. Thank you =)

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,248.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe in further detail the credit cards, balances, APRs you are paying off? (e.g. Chase Visa - $5000 at 25%)	Dell - 3000 @ 27.72% Chase - 5000 @ 18.00% Capital One - 500 @ 17.50% HSBC - 500 @ 16.50% Paypal -500 @ 16.00% The rest is for some medical bills (MRI, etc) Thanks for your interest in my loan =)

Member Payment Dependent Notes Series 381025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381025	$20,000	$20,000	18.30%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 381025. Member loan 381025 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,884 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	22.10%
Length of employment:	n/a	Location:	Springdale, MD

Home town:
Current & past employers:	Department of Defense (DOD)
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off some of my credit cards debt. I am paying over 20% in interest on some of them, and I would like to eliminate some of those balances. My monthly payment for this loan will be lower than what I pay monthly for the credit cards.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,801.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DOD position is- If military, your Branch of Service, Rank and Pay Grade are? If Civilian Employee.your equivialnt GS Pay Grade is? Lender 505570 USMC-RETIRED 05.21.2010 at 3:47 PM ET <	US Army Civilian IA 04 (GG13) US Army Retired E-7
What do you do at the department of defense?	I work as an analyst
I am interested to help fund your $20,000 Debt Consolidation category loan. My question is: If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected 36-months maximum term repayment offering lowest monthly payments. The length of time that you initially intend to keep loan active before lenders receive their final payment is: Less than 1-yr? 1 to 2-yrs? 2 to 3-yrs maximum? Advance thanks for expected answer that will help me to make an informed decision. Lender 505570 U S Marine Corps Retired, Virginia Beach, VA 05.22.10 @ 7:09 AM ET.	I plan on making additional payments but as to how fast I will pay it off, I'm not sure. I can tell you, it won't be less than one year.

Member Payment Dependent Notes Series 401434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
401434	$10,000	$10,000	13.11%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 401434. Member loan 401434 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	GSR Holdings Inc	Debt-to-income ratio:	24.45%
Length of employment:	n/a	Location:	West Hollywood, CA

Home town:
Current & past employers:	GSR Holdings Inc
Education:

This borrower member posted the following loan description, which has not been verified:

For 25 years, our company has been a viable business, and a loyal customer of Bank of America. At the end of 2008, Bank of America cut our credit. This left us with a double-whammy. First, at the end of each year -- and the beginning of the first quarter of the following year -- there is a seasonal downturn in our business. Second, this time there was also the additional challenge of the worsening economy. Just at the time when we needed our credit the most, Bank of America pulled the rug out from under us. The prognosis for our company is very good. Our clients are the world's biggest in the field. A $9 billion project is about to be completed, and for our clients this means thousands of units to be sold and leased. In turn, this means that our services are required, and new business thus also realized. Consequently, ours are no "long term" issues. Just one of our contracts is worth many times the loan amount we are seeking. The amount of this funding will help us fill the gap that Bank of America left for us. And that is why I am here, so that our company will continue to realize the success which it has had for 25 years. Please feel free to ask any questions. I will gladly provide any additional details you may require. Thank you for your consideration. Borrower added on 05/13/10 > We have recently incorporated a new division of our company in Nevada, to take advantage of the better tax structure, and to be closer to our clients. This will save us thousands of dollars each year on taxes, and help expand the business. The current business climate is also improving, as the economy and world markets stabilize. All of this is good news for us -- as long as we have capital to take advantage of our growth opportunities. This is the main reason for contacting Lending Club, and seeking this short-term loan. Borrower added on 05/22/10 > I was recently notified by my Credit Keeper account that as of May 18, 2010, my FICO score is at 750. I thought that members of the Lending Club, who may be interested in investing in this current loan, would like to know that. I hope this demonstrates that even under adverse conditions I am able to keep my business and personal accounts in good order, and that I always maintain my obligations in a timely manner. Our company has been in business for a long time, and throughout the current economic climate -- and the credit crunch that has made business advancement difficult -- we have still maintained all activities in a professional manner. We are able to continue, and to advance, and -- with the support of the members of the Lending Club -- we will prevail. Thank you for being a part of our future. Borrower added on 05/24/10 > Here is some additional information about our company, and the work we do. We are in the marketing research and consulting business. Our main task is to speak with customers, and ask them about their experiences. We ask them what they like, what they don't like -- and why. There are many different aspects to this marketing research, but in a nutshell we provide direct-from-the-customer data, and opinions, which our clients then use to improve service. As the economy is improving, new areas of potential business are opening in many parts of the US, which also means that our clients are stepping up their marketing research activities. This is good for our business as we seek these opportunities, and continue to build upon them.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,252.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for your informative Description. What is the total amount of your debt load at this time?	Thank you for your question. My total current debt load is $18,252.00. Please feel free to ask any other question of interest. I appreciate your consideration.

Member Payment Dependent Notes Series 441621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441621	$16,025	$16,025	7.51%	1.00%	May 31, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 441621. Member loan 441621 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	St. Francis Medical Center	Debt-to-income ratio:	19.59%
Length of employment:	10+ years	Location:	Cape Girardeau, MO

Home town:
Current & past employers:	St. Francis Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

I have a very good credit rating but missed the chance to lock in my old rate back in January. Thus this rate went up to 16% or so. I have other cards, too, but this one is the one I really want to be rid of and pay less interest on. Borrower added on 05/14/10 > I have amended my needs since I first set up my loan though did not send it through. I really want to be free of debt. I am an RN in the ICU w/a stable job outlook. I do most of my banking online so am able to stay on top of payments. When I do pay something off, I strive to rollover that payment onto the next debt. Thanks for funding my loan!

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,721.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you were to lose your job what would you do to pay the loan? How come you have 53K of revolving debt? Is that in credit cards? Thank you	Most of my debt is in CC and a 2nd mortgage which paid off another card but which I have used. I had multiple cancer surgeries from 1985 to 2002; my insurance was good but did not pay for my mortgages nor my utilities, etc., which is one reason for the high debt. I have been cancer free for 11 years now :). The other, frankly, is poor money choices in my past. If I were to lose my job, I would of course try to find another in order to pay my debts and live. What drives me to keep my job is 1) I like it, 2) I am responsible for a non-profit dog sanctuary and 3) I want to honor my commitments. While RN positions are not as plentiful as they used to be, I don't think I would have trouble finding another job, though it may be at a lesser rate of pay. What excites me about LendingClub is the chance to have help to pay off this debt in a time limited manner. Thank you.

Member Payment Dependent Notes Series 470284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470284	$8,800	$8,800	13.11%	1.00%	May 31, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 470284. Member loan 470284 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Five Star Pest Control	Debt-to-income ratio:	2.88%
Length of employment:	2 years	Location:	Tucson, AZ

Home town:
Current & past employers:	Five Star Pest Control
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I am attempting to finance the purchase of a mid 50's chevy truck, my bank and credit unions in my town wont finance any vehicle this old and their percentage rates on personal loans are higher than I found here at lending club so I decided to give this a try, also I am married buy did not include my wife's income as I did not have her pay stubs and wasn't sure what lending club would want for verification, thank you very much for your interest and I would be more than happy to answer any questions you may have.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$607.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I do own my home in my name, my homes appraised value is 180,000 and the mortgage is 100,990, thank you for your interest

Member Payment Dependent Notes Series 475830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475830	$5,975	$5,975	7.51%	1.00%	May 31, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 475830. Member loan 475830 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,720 / month
Current employer:	VA Health Care Hospital	Debt-to-income ratio:	0.25%
Length of employment:	n/a	Location:	Fresno, CA

Home town:
Current & past employers:	VA Health Care Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > Please I really need your help. Borrower added on 05/18/10 > You can me with your loan. I promise that i will pay my loan payment on time. Borrower added on 05/25/10 > With this loan you can change my life and get me out debt and stress. I can't even have a good vacation with all this debt and stress. Please all I ask is for a loan to pay off my debt and be stress free. Thank you

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,691.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer: VA Health Care Hospital 1 - Position? 2 - How long? Thank You	PBX Lead Operator and 5 yrs and 11 month with the VA.

Member Payment Dependent Notes Series 491939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491939	$25,000	$25,000	12.73%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491939. Member loan 491939 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,750 / month
Current employer:	Pfizer Pharmaceuticals	Debt-to-income ratio:	8.83%
Length of employment:	10+ years	Location:	FALL RIVER, MA

Home town:
Current & past employers:	Pfizer Pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$90,278.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I hold the title with my wife. Home value approx $300,000 with balance of approx $210,000
What will you be using the funds for specifically? Thanks.	Refurbish a bathroom and redo a kitchen...
I hope your loan gets fully funded. Can you comment on the heavy Inquiry (6 in 6 months) traffic shown on your credit report?	No specific comment....looking for best opportunity.
I noticed you didn't enter a loan description. Is that because you thought that you didn't need to or that you didn't realize you should? Did you take any time to research how Lending Club works before applying for this?	My loan description stated renovation, specifically for a bathroom and kitchen. Sorry if it did not show on application.

Member Payment Dependent Notes Series 501921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501921	$8,000	$8,000	7.14%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501921. Member loan 501921 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Suncoast Center Inc.	Debt-to-income ratio:	10.05%
Length of employment:	9 years	Location:	CLEARWATER, FL

Home town:
Current & past employers:	Suncoast Center Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I recently found out that I was pregnant, and my accomodations (while fine for a young couple) are not an appropriate envioronment in which to raise a healthy child, also, the initial layout to furnish a nursery for a child can be quite expensive, so the loan is assisting with that process.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$770.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. Your loan remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.28.10 at 08:05 AM ET	I utilized the "other" category due to my needs being neither debt consolidatioon or credit card related. I recently found out that I was pregnant, and my accomodations (while fine for a young couple) are not an appropriate envioronment in which to raise a healthy child, also, as you may know, the initial layout to furnish a nursery for a child can be quite expensive, so the loan is assisting with that process. Does that answer your question sufficiently?
Hello. Please give us some information on what you are planning to do that a new nursery will cost $8,000. Will you be able to afford the monthly payments to pay back the loan? $247 per month sounds like a lot of money given your salary. Your answers are appreciated. Wishing you well and best of luck with the new baby.	The nursery conversion is only part of the use for the oan. The bathroom that we currently use is in bad need of repair, and where the drywall has fallen, mold has accumulated (nnedless to say not a healthy environment for a child). Additionally, we had a dog that, let's just say "destroyed" the carpet throughout the house, and therfore needss to be replaced before a little one can crawl on it! The monthly payment will not be an issue, I am an Office Manager making $40K yearly, and the baby's father and I are engaged (for 14 years now). He is a web designer.
1 - Current Employer: Suncoast Center Inc. -- Your position? 2 - A baby nursery? 3 - A landscape nursery? A decription with some details would be nice. Some details on what this loan is for would be nice.	1-Office Manager. 2- I recently found out that I was pregnant, and my accomodations (while fine for a young couple) are not an appropriate envioronment in which to raise a healthy child (nned to replace a decrepit, moldy bathroom and re-carpet), also, the initial layout to furnish a nursery for a child can be quite expensive, so the loan is assisting with that process.
Thank you for prompt answers. 1 - You rent - your putting money into a rental? 2 - How will you manage when you are unable to work and your income drops quite a bit?	Actually the "rent" is half the bills that I pay in my fiance's house. I am not sure why you think I would be unable to work, but Florida law affords me 3 months FMLA, my place of employment will be paying me the entire time as I have saved up PTO (vacation paid time off) and accrued sick leave. I will be returning to work ASAP.
Thank you. I do apologise. I assumed you'd be at home with your newborn for the first year, since childcare for infants is costly. Wishing you an easy pregnancy and a healthy birth.	Thank you. Yes unfortunately these days raising a child is too expensive to stay home, and thankfully I have in-home relative care arranged.

Member Payment Dependent Notes Series 508760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508760	$7,650	$7,650	7.51%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508760. Member loan 508760 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Giant Eagle	Debt-to-income ratio:	18.45%
Length of employment:	< 1 year	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Giant Eagle
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I plan on using funds for debt consolodation.

A credit bureau reported the following information about this borrower member on April 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,105.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Giant Eagle and what do you do there?	It is a large grocery chain based in Pittsburgh, PA and I am a Cook there.

Member Payment Dependent Notes Series 509579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509579	$5,600	$5,600	13.11%	1.00%	May 27, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509579. Member loan 509579 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Berklee College of Music	Debt-to-income ratio:	4.08%
Length of employment:	10+ years	Location:	BRIGHTON, MA

Home town:
Current & past employers:	Berklee College of Music
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	10
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? If you were to fill out a loan description, what would it say?	I have a very stable work and earnings career. In addition to my college teaching position, which earns me about $50,000 a year, I have recently started a private coaching practice. In only 6 months, it has already paid back my initial training costs and started earning me more per month than the long-term job I left it for. I am planning to take additional coaching training which will have several immediate benefits. First, it will allow me to become certified this year. This will increase the number of services I can offer my clients, will allow me to charge more, and will increase my appeal to future clients. It will also qualify me for promotion at my college, resulting in a further increase in earnings. I do not usually borrow money. The only other loan I have ever taken before this was a car loan, of which only $1200 remains. I am seeking this loan because it represents a very solid opportunity with proven results and very quick return. In the past, I have been late on some monthly payments that were not automatic. I have now made almost all my payments automatic, and am on schedule to making the remaining few automatic by the end of June. In Lending Club's case, the automatic payments will guarantee they are made. I am excited about this opportunity to expand an already-growing practice. I thank you for your interest in investing in my business. I know it will create good returns for both of us.
In how long do you plan to pay back this loan and coaching what?	I am a Life and Career coach who helps people to create concrete strategies to reach ambitious personal and professional goals by creating deeper awareness of their own "best practices." The terms of the loan are to be repaid in 36 months.

Member Payment Dependent Notes Series 510176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510176	$10,000	$10,000	16.45%	1.00%	May 27, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510176. Member loan 510176 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	gasparilla inn and club	Debt-to-income ratio:	12.23%
Length of employment:	< 1 year	Location:	rupert, WV

Home town:
Current & past employers:	gasparilla inn and club
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	44
Revolving Credit Balance:	$8,386.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Mountaineer, Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership Status, Home Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $10,000 Home Purchase category loan. My questions are: Number [1] Current position (Job/What you do) for employer Gasparila Inn and Club? Number [2] Provide 3-years PRIOR work (or school) history. Number [3] Your Transunion Credit Report shows $8,386 RCB debts (94.20 pct usage). What $ payments per month are paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) Number [4] If your requested $10,000 loan 100 pct funds, then L C issues their standard 36-months promissary note has NO prepayment penalty. Time length you intend to keep the loan before lenders receive final payment: less tha 1 year? 1 to 2-years? 2 to 3-years maximum? Advance thanks for expected FOUR answers. Member 505570 U S Marine Corps-RETIRED 05.16.10 @ 6:33 AM.	1.assistant housekeeping manager 2. greenbrier resort from 10/2008 to 01/2010 ritz carlton boston common 07/2007 to 08/2008 3. payment dollar amount is approximately $ 305 I will also be using part of this loan to pay off my credit cards. 4. 2 year pay off goal.

Member Payment Dependent Notes Series 510426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510426	$19,650	$19,650	10.25%	1.00%	May 27, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510426. Member loan 510426 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,250 / month
Current employer:	University of Texas - Arlington	Debt-to-income ratio:	12.00%
Length of employment:	4 years	Location:	Pearland, TX

Home town:
Current & past employers:	University of Texas - Arlington
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,691.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 510627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510627	$7,175	$7,175	7.51%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 510627. Member loan 510627 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,096 / month
Current employer:	DSD Laboratories	Debt-to-income ratio:	17.58%
Length of employment:	5 years	Location:	MORGANTOWN, WV

Home town:
Current & past employers:	DSD Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > Loan to pay for wedding expenses. Salary figures do not include fiancee income (she is a Registered Nurse at a major hospital, income of 42k/year). We expect to pay this loan off early. Both of our jobs/employment status is very stable.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,151.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 510739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510739	$12,000	$12,000	15.70%	1.00%	May 27, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 510739. Member loan 510739 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,542 / month
Current employer:	Musashi	Debt-to-income ratio:	12.73%
Length of employment:	6 years	Location:	Galesburg, MI

Home town:
Current & past employers:	Musashi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > My wife and I are looking to consolidate our credit cards. Between the two of us we have a total of 5 credit cards that the interest rates have increased. We are trying to get everything into one monthly payment. We purchased our home in 2008. We have a combined annual income of $75,000. We are currently spending $355.00 in minimum payments. We would like to thank all of you in advance for your support.

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,359.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 400 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	Sorry for the delay in responding. Our plan for this loan is to pay off existing credit cards and then to cancel them do to the increase in the interest rates. By getting this loan it will decrease our "minimum" payments by almost $75 a month.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	We are currently still paying on the note on our home. We have lived in our house for 2 years now. Do to the economy the equity in the house is only at approx. $3,200.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments, it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	We greatly appreciate your consideration in helping to fund our loan. We completely understand the sacrifice that small lenders such as yourself are making and it is not being taken lightly. Thank you for all your support with our loan process.

Member Payment Dependent Notes Series 510890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510890	$2,800	$2,800	10.99%	1.00%	May 28, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510890. Member loan 510890 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Napoli's Restaurant	Debt-to-income ratio:	12.70%
Length of employment:	7 years	Location:	Tomball, TX

Home town:
Current & past employers:	Napoli's Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,404.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 511195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511195	$6,950	$6,950	7.51%	1.00%	May 28, 2010	May 27, 2015	May 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 511195. Member loan 511195 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	17.17%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > I have never defaulted on a loan nor ever had any late payments. Although I have worked at JPMorgan for less than 1 year, I have worked in the banking industry for 7 years total. My job is very secure and growing. I'm going to use these funds to pay off my credit card debt that I accrued while attending graduate school at USF.

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,070.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Both credit cards will be paid in full. I owe 2K on one with an APR of 4.25 and I owe 8K on another with an APR of 11.24.

Member Payment Dependent Notes Series 511394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511394	$14,875	$14,875	14.59%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 511394. Member loan 511394 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	interstate fire protection	Debt-to-income ratio:	15.82%
Length of employment:	1 year	Location:	yardley, PA

Home town:
Current & past employers:	interstate fire protection
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > im applying for this loan to pay off some bills and hoping to purchase a home in the near future. i have a good credit score and always on time with my payments.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,512.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please explain the 5 inquiries you've had on your credit history in the the last 6 months?	those are from back round checks for my apartment before I moved in and on a couple houses I was looking at before I moved into my current apartment
Hello, Can you please give me a break down of your monthly expenses? (RENT, gas, gym, food, bills, etc..) How much of the loan will be going towards bill payment? How much of the loan will be going towards the purchase of the new home? Thank you	$1100 rent ,about $300 towards bills ,and $500 for car payment. About half of the loan is to payoff credit cards and the rest will go towards a house and any repairs needed before moving in

Member Payment Dependent Notes Series 511447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511447	$9,800	$9,800	10.99%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511447. Member loan 511447 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Duke Energy	Debt-to-income ratio:	18.77%
Length of employment:	10+ years	Location:	Walton, KY

Home town:
Current & past employers:	Duke Energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > This is to consolidate debt into a monthly payment.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	18
Revolving Credit Balance:	$16,305.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) Yes; 2) PVA shows $176K, mortgage owed is $149K, so approx. $27K equity

Member Payment Dependent Notes Series 511716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511716	$12,800	$12,800	10.62%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 511716. Member loan 511716 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,078 / month
Current employer:	State Street Corporation	Debt-to-income ratio:	16.07%
Length of employment:	9 years	Location:	BELTON, MO

Home town:
Current & past employers:	State Street Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > We would like to consolidate some bills we have and move on with improving our lives.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,233.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide a loan description (more specifics)?	We have applied for this loan for bill consolidation. We would like to have several of our payments lumped into one payment with an end to it and move on with our lives.
Me again. Could you please describe the payments you would like to lump together along with there dollar amount? The summary we see only shows $1,233 in credit card debt so the requested $20,000 must be coming from some place else. Regards; Art	I currently have almost $11,000 on a personal loan I took out to finance refinishing our basement and my wife has around $10,000 on credit cards. This is on top of her student loan payments she has. We would like to consolidate these two amounts into 1 payment and pay it off within 5 years. That will help us be able to put extra toward it monthly and the peace of mind of knowing it will be paid off in 5 years.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. My employer is State Street Corporation and I am an Assistant Vice President, Director of Fund Administration. I run a group that does financial reporting for Mutual Fund clients of our Corporation. 2. Mortgage w/Escrow $1,063, car $243, utitlites $107, insurance $135, phone $107, internet $50, food $250 & childcare $200. 3. Discover Financial Personal Loan $11,000 $242, Capital One Car Loan $8,500 $243, GMAC Financial 2nd Mortgage $25,000 $388. 4. No past delinquencies or public records. 5. TDAmeritrade Personal Brokerage Account Balance $6,000. Company 401k & Pension $30,000. 6. My wife is employed as an RN, our combined income is $117,000. 7. Savings account $600, Emergency Fund $1,000. Lending Club loan will be automatically deducted.
Revolving Credit Balance: $1,233.00 - Please list what the $20,000.00 will eliminate.	$20,000 will eliminate a personal loan I have that has a balance of around $11,000 I took out to finish our basement and my wife has around $10,000 in credit card bills we would like to consolidate these two amounts into 1 payment and pay it off within 5 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My wife and I are currently paying on a mortgage. We also have a second mortgage on the home. Currently the home is worth about $10,000 more than the balance on the first mortgage. The outstanding balance on the second mortgage is $25,000.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My position is at work is very secure. My financial position is also secure. I have enough in an emergency fund as well as a brokerage account that I would be able to continue to pay on the loan for several months while looking for employment elsewhere. I don't feel like that would be a problem for me at all. In addition, my wife is employed full-time as an RN.

Member Payment Dependent Notes Series 512170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512170	$15,325	$15,325	10.99%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 512170. Member loan 512170 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	CITY CARTING RECYCLING INC	Debt-to-income ratio:	0.99%
Length of employment:	5 years	Location:	NEW ROCHELLE, NY

Home town:
Current & past employers:	CITY CARTING RECYCLING INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Vaction and buying new furniture for the house

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$125.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 512671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512671	$18,375	$18,375	12.73%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 512671. Member loan 512671 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	NEW YORK CITY POLICE DEPT	Debt-to-income ratio:	0.74%
Length of employment:	10+ years	Location:	laurelton, NY

Home town:
Current & past employers:	NEW YORK CITY POLICE DEPT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > new windows,gutters, front and back stoops driveway paved siding for garage inside painting

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,296.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, Your credit report pulled a delinquency from 25 months ago. Do you happen to know what that was for? Thank you in advance for your answer.	for the last 21/2 almost 3yrs i have paid my bills on time i don't know what this delinquency is? can you can tell me who i was delinquent with ? in dec 2006 my wife's mother passed we were struggling a little back then but the bills always got paid. i came from low 500 credit score to over 700 and still getting better, i could not do this by being delinquent.
As a lender I'm not given that much detail. I believe they pull the information from Trans Union so you might want to call them and inquire about it. I honestly think Trans Union is the worst of the 3 reporting agencies. Good luck with your loan.	Thank you very much. I will investigate Trans Union that has to be removed, whatever it is. Thanks again

Member Payment Dependent Notes Series 512720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512720	$10,200	$10,200	17.19%	1.00%	May 31, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 512720. Member loan 512720 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,542 / month
Current employer:	Gap Inc	Debt-to-income ratio:	3.23%
Length of employment:	5 years	Location:	BROWNSVILLE, TX

Home town:
Current & past employers:	Gap Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,748.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To see how the monthly payment on this loan will fit into your budget, please provide a breakdown of your monthly expenses (rent, car insurance, gas, food, phone, etc.). Your condensed credit report shows $2748 in RCB, but you're requesting $ 10,200, Please list debts, payments you make, and interest rates. Also, is that GAP clothing stores? and what's your position (associate, manager...)? Thanks.	This loan will consolidate several small and medium loans, and leave me with only 2 major payments each month. My car payment of $400 and this loan of about $260. Yes, I work as a Retail Manager.
What loan amounts and interest rates are you paying off? Please list your monthly expenses. Thanks..	I would like to pay off several credit cards. $2800@23%, $2600@29.99%, 2000@24.9% $800@19.99%, $750@21.5%, $600@19.00%. Currently I'm focused on paying off any debt, and this looks like the best way. When I obtain this loan I will have two major pyments: my car and this loan. I live with my in-laws and have no other expenses.
Are you the sole wage earner? How long do you expect to live with your in-laws?	No, I'm not the sole nor the primary wage earner. The plan is to move out once we are more stable finacially, and this loan will allow that to happen.
Are you moving locally or long distance?	locally

Member Payment Dependent Notes Series 513162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513162	$10,000	$10,000	16.82%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 513162. Member loan 513162 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Henkles and McCoy	Debt-to-income ratio:	5.79%
Length of employment:	3 years	Location:	HIGHTSTOWN, NJ

Home town:
Current & past employers:	Henkles and McCoy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,717.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 29 "Major Purchase" category and 552 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., motor boat, et al, because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. You should provide D-e-t-a-i-l-s and intended P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process exists an opportunity for borrower to add loan DESCRIPTION (details, etc) for lender review. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.19.10 at 5:57 AM ET	My wife and I are having a baby and unfortunatly we do not have health insurance so the majority of the money from this loan will go to help pay for that and a small portion will be for purchising a car.
Can you describe what you plan to purchase?	My wife and I are having a baby and unfortunatly we do not have health insurance so the majority of the money from this loan will go to help pay for that and a small portion will be for purchising a car.
What is this Major purchase? What is Henkles and McCoy and what do you do there?	My wife and I are having a baby and unfortunatly we do not have health insurance so the majority of the money from this loan will go to help pay for that and a small portion will be for purchising a car. Henkles and McCoy is a major utilities provider and I am a union laborer working in there pipeline division.
Does your wife provide any income? I assume if she's pregnant income is solely based on your job?	There will be a about a two or three month stretch when we will be solely dependent on my income but she is still working and plans to till she is about eight months pregnant and then she plans to go back to work a month or so after the birth.

Member Payment Dependent Notes Series 513206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513206	$10,000	$10,000	15.21%	1.00%	May 31, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513206. Member loan 513206 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	54th Street Grill and Bar	Debt-to-income ratio:	2.64%
Length of employment:	< 1 year	Location:	WENTZVILLE, MO

Home town:
Current & past employers:	54th Street Grill and Bar
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > This loan is for an Engagement ring. Borrower added on 05/27/10 > Thank you to any investors... I have never missed or been late on any payment in my life. Just having a hard time getting the funding because I have not built up very much credit yet. Borrower added on 05/27/10 > I wanted to note that I actually do not rent. My girlfriend and I own our house. We bought it in February. For some reason, I cannot change it under my profile.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,562.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 491 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, household appliances (refrigerator-freezer, washer-dryer), et al, because that does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 8:13 AM ET	Thank you for your help... this loan is for an engagement ring.
What is your position at 54th Street Grill and Bar?	I am a Waiter

Member Payment Dependent Notes Series 513345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513345	$12,575	$12,575	14.96%	1.00%	May 31, 2010	May 30, 2015	May 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 513345. Member loan 513345 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	Naval Surface Warfare Center	Debt-to-income ratio:	14.90%
Length of employment:	3 years	Location:	Panama City BEach, FL

Home town:
Current & past employers:	Naval Surface Warfare Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > We would like to consolidate the current debt at a lower interest rate on a fixed time frame. We want to get to a debt free state as soon as possible and begin investing and look toward retirement. We are current and are able to make the payments. The issue is the interest rates and length of time to get out of debt.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,132.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Naval Surface Warfare Center and what do you do there?	The Naval Surface Warfare Center is teh Naval Base here at Panama City, Florida. I am currently the Alterante Information Assurance Manager. I have been at teh bae for 13 years, 10 as a contractor and 3 as a civilian employee.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debts but not balances owed to credit grantee Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $15,000 D C category loan. My questions are: Number [1] Current position (Job/What you do) for employer Nav Sur War Ctr? Number [2] Your Transunion Credit Report shows $13,122 RCB total debts (68.80 pct usage). What $ payments per month are now paid on all RCB debts? (Total $ that is actually PAID per month; NOT the CC minimum $ payments DUE per month.) Number [3] If your loan 100 pct funds, then L C issues their standard promissary note has NO prepayment penalty. You selected maximum a 60-months term repayment option. Time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected T-H-R-E-E answers. Member 505570 U S Marine Corps Retired 05.17.10 @ 5:45 AM ET.	The Naval Surface Warfare Center is teh Naval Base here at Panama City, Florida. I am currently the Alterante Information Assurance Manager. I have been at teh bae for 13 years, 10 as a contractor and 3 as a civilian employee. Currently we pay a total of $544.00 monthly on the three debts. I woudl hope to have the loan paid off in 3 -4 years. The intention is to get out of date as soon as possible.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	CC - 5443.00 24% CC - $5780.00 24% CC - $3236.00 20% The APRs were run up by the CC companies. We had no late payments or missed payments. They found loop oles to up the interest rates without fault on our part. That is the main reason I wish to get this loan and consolidate at a better rate with a fixed timeframe.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, we do own our home. Withthe current housing market, we have $10 - $15 thousand in equity.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	We plan to consolidate 3 credit cards with this loan, placing the dept on a fixed interest and payment plan. A side benefit will be to free up some monhtly cash which we plan to use to make extra payments and get out from under the loan early/
Hello- Please list the debts/credit cards you intend to pay off with this loan, along with their current balances, interest rates, and average monthly payment you make on each (NOT the minimums). Also, please list your current monthly budgeted expenses. Thanks in advance for your response.	Type CC-- $5353.00 24% $166.00 CC - 5780.00 24% $220.00 CC -3236.00 20% $158
(1.) Is your gross income a combination of military (Navy) pension and NAVSEA pay? (2.) If married, debt/income spouse may add? (3.) Mortgage terms (fixed interest? interest rate? total monthly payment)? Thank you.	1. Civilian pay 2. income quoted is for both spouse and my income. We share the same dept. 3. Mortgage is a fixed low interest FHA loan.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	$3172.00

Member Payment Dependent Notes Series 513499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513499	$13,975	$13,975	17.56%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 513499. Member loan 513499 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Greenwich Hospital	Debt-to-income ratio:	4.87%
Length of employment:	4 years	Location:	BRIDGEPORT, CT

Home town:
Current & past employers:	Greenwich Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > we are getting married in 3 months, I would like us to be able to start married life off with a clean slate, paying off my credit card in Australia and here before we marry would give us that opportunity. I am a registered nurse with 20+ years experience so my job is extremely secure, plus I will have the added income from my husband to be. Borrower added on 05/29/10 > I just wanted to say thankyou very much to those people who have taken a chance on me! I appreciate it greatly, I assure you all that you will not regret it and may your investments keep returning for you, I am sure I am going to work on being on the other side of the lending club soon. Again, thankyou

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,580.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.Yes, the title to my home is in my name only. I purchased it for $237 000, I still have a mortgage for approx $197 000, Thankyou so much for your interest
Revolving Credit Balance $3,580.00 why do you need $20,000?	I have a credit card in Australia with a balance of $9000, and we are about to get married and would like approx $5000 to pay for the wedding. Thank you for your interest
What do you do at Greenwich Hospital? Is the $6,667 / month yours alone, or is it your household income?	Type your answer here.I am a registered nurse and it is my income alone, gross approx $6000pm
What does your future spouse do and what is his/her monthly income?	Type your answer here. My husband to be has been out of work for some time with the recession, but started a part time job a few months ago with average wage of $1200pm at the moment. We are hoping he can study soon as he wishes to do sound engineering.
You mentioned that you have 2 credit cards in your Loan Description "paying off my credit card in Australia and here before we marry would give us that opportunity" How much are balances and rates on both the cards? 9,000 : Australia CC + 5,000 : Wedding ------------------------ = 14,000 What do you plan to do with the other 6,000 dollars? Thanks for your answers.	Type your answer here. I also have a few debts here with credit cards I would like to clear into one loan. The rates are high on all, the one in Australia is approx %25
How secure is your position? If you were to lose your job what would you do to pay the loan? Also, what is the rate on the credit card you are consolidating? Thank you	Type your answer here. My position is extremely secure, I am a registered nurse with 20+ years experience.
YOU SELECTED A 60-MONTHS TERM REPAYMENT THAT OFFERS LOWEST MONTHLY $$ PAYMENT. HOW LONG DO YOU ACTUALLY INTEND TO KEEP THE LOAN ACTIVE BEFORE LENDERS RECEIVE FINAL PAYMENT? LESS THAN 1-YEAR? 1 TO 2-YEARS? 2 TO 3-YEARS? 3 TO 4-YEARS? 4 TO 5-YEARS? THANKS FOR EXPECTED ANSWER.	Type your answer here. Probably 2-3 years when we sell our house, we will pay the loan before buying a new home
If you were to lose your job what would you do to pay the loan? Also, what is the rate on the credit card you are consolidating? Thank you	Type your answer here.this question already answered
You answered the first part of the question "How secure is your position?" You did not answer the second and third parts: "2. If you were to lose your job what would you do to pay the loan? 3. Also, what is the rate on the credit card you are consolidating?" Lenders appreciate thorough answers. Thank you.	I have never had to think about losing my job, as a nurse for over 20 years I have never been unemployed! But if I was to be out of work, I have my house as collateral. and if necessary I would have to sell it to settle any debts. As I have said before, the rate on the card at home is approx 25%, two here are about 20%
why is your earliest credit line only from 2006?	Type your answer here. I am australian and moved to the USA in nov 2006, I am a greencard holder, permanent resident.

Member Payment Dependent Notes Series 513563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513563	$9,250	$9,250	13.11%	1.00%	May 31, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 513563. Member loan 513563 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,775 / month
Current employer:	Asplundh Tree Company	Debt-to-income ratio:	14.20%
Length of employment:	6 years	Location:	Charleston, WV

Home town:
Current & past employers:	Asplundh Tree Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > My loan is to help relieve some of my debt. I would really like to have one payment at a lower interest rate for the debt that I intend to pay. There are two credit cards with a high interest rate, and two that I don't even use anymore as I have no use for them. One is a Newegg Preferred Acct., which I no longer need and the other is a Bowflex/Nautilus card with HSBC. I no longer own the Bowflex and need to finish paying that off. I also intend on using the rest of my funding to invest in and help with my racing. Borrower added on 05/24/10 > My loan is to help pay off the debit on three high interest credit cards that I currently have and to go ahead and close the account on two of them that are no longer needed. The rest of my funding will be used invest and help with my racing. Borrower added on 05/25/10 > My loan is to help pay off the debt on three high interest credit cards that I currently have and to go ahead and close the account on two of them that are no longer needed. The rest of my funding will be used to invest and help with my racing.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,932.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Asplundh Tree Company and what do you do there?	Hello CriticalMiss. Asplundh Tree Company is a full service utility contractor that does line clearance work for the electrical utility companies around the U.S., Canada, and also in Australia and New Zealand.
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello, LC. I don't any mortgages. I still live at home with my mother right now to help and support her. I have lived here for 11 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello. I don't have any mortgages. I still live at home with my mother to help and support her.
greetings, this is not lc, this is potential lender funding your loan. how much do you owe on each card, and what is the interest rate for each? What are you other financial obligations? Given your income, could you specify your budget post loan so that we can properly evaluate your ability to repay?	Hi Skip. These are the cards that I want to take care of... 1. Direct Merchants Bank/HSBC (Mastercard) a.) $1495.34 @ 23.99% 2. Applied Card Bank (VISA) a.) $1210.22 @ 29.99% 3. Bowflex/HSBC (Line of credit for a Bowflex Home Gym, which I no longer have) a.) $1456.95 @ 23.99 Those balances are as the latest statements and I have already paid the current months bill. Other financial obligations are: One other Mastercard and VISA, a Newegg Preferred Account (online computer & electronics dealer), a credit with the Goodyear Tire & Rubber company, and Dell Computers. I usually pay anywhere between $50-$100 every month on every account. The three that I have listed are the main ones that have a higher balance and interest rate that I no longer use for purchases and would like to get rid of them now to free myself from those debts. Thanks for being interested in funding my loan.

Member Payment Dependent Notes Series 513593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513593	$6,400	$6,400	7.14%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 513593. Member loan 513593 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Davis Langdon	Debt-to-income ratio:	7.52%
Length of employment:	3 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	Davis Langdon
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,880.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to fund your loan, but require the following answered. 1. Describe the purpose of this loan. 2. Provide an itemized list of your monthly expenses, including this loan payment. 3. Explain your role and responsibilities at Davis Langdon.	Hello Unibrow, Question 1 - The main purpose of this loan is to consolidate my high interest rate credit cards to a single payment and reduced interest rate. If fully funded the left over portion will go towards training for my current job. I have to front the initial cost and once the course is completed and passed I will be reimbursed. Question 2 - I am currently away from home for the Memorial Day weekend so I can't provide an itemized list of my monthly expenses. I do know that I currently pay $95 per month on my credit cards. Since I am paying those off that cost is going straight to this loan and the rest will be added depending on the amount I receive. Question 3 - I am the IT Admin for our East Coast offices. This means I have to keep our 4 East Coast offices running and the users computers running. This requires me to work on servers, networks, phone system, laptops and desktops. Also keeping connection between these offices and our West Coast offices working. Currently I am the only IT Admin on the East Coast and have one other guy on the West Coast. This is the website for my company. I only work for the US portion. http://www.davislangdon.com/Global/
What is Davis Langdon and what do you do there? Thanks.	Davis Langdon is a cost consultant. If you want to build anything that isn't a single family home we look at the blue prints for whatever phase the project is at and will tell you how much it should cost based on all the current economic happenings. We work on projects around the globe with private and public sector funding. My role at the company is in IT. I am the IT Admin for our East Coast offices. Any type of IT work (servers, network, laptops, internet, phones, etc) I am the main point of contact for the 4 east coast offices. This is the companies website. I just work for the US portion. http://www.davislangdon.com/Global/

Member Payment Dependent Notes Series 513631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513631	$10,000	$10,000	15.33%	1.00%	May 28, 2010	June 5, 2015	June 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 513631. Member loan 513631 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Electro Rent Corporation	Debt-to-income ratio:	11.61%
Length of employment:	10+ years	Location:	Van Nuys , CA

Home town:
Current & past employers:	Electro Rent Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,700.00	Public Records On File:	1
Revolving Line Utilization:	74.70%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Electro Rent Corporation and what do you do there?	Type your answer here. Electro Rent is a publicly traded company - listed I believe on the New York Stock Exchange. We rent, lease, and sell diagnostic and testing equipment to major Defense Contactors and Communication Companies. I have worked in the Credit and Collections Department for 12 1/2 years. I work with The Purchasing Agents, The Buyers, The Requistioners, The End Users, and Accounts Payable to ensure proper funding for the Purchase Orders and the timely processing of our Invoices.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. All of my debts are for Credit Cards. There are a total of 7 cards with the total balance at approx $20,000,00 - actually on the major card with the highest balance of about $13,000.00 my interest rate is slightly lower then the rate for this loan - however I want to consolidated them all and just make 1 payment a month.
Public Record on File 111 months ago. What was it? a-n-d Public record final disposition was what?	Type your answer here. Just about 10 years ago I had to file for a Chapter #7 Bankruptcy - I had a rather larger IRS tax bill that I could not get out from under - due to a devasting divorce several years prior to that. I know most people can not have IRS taxes discharged in a Bankrputcy - but the way my bill was, i was able to discharge that debt. That was about 10 years ago and is about to be fall off my public record - Since the Bankruptcy my record with all of my creditors and the IRS have been totally and 100% clean.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that are owed to credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided narrative. I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Electro Rent Corp? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $17,700 Revolving Credit Balance total debts (74.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. The length of time that you initially intend to keep loan active before lenders receive final payment: Less than 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs maximum? Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps Retired, Virginia Beach, VA 05.23.10 @ 6:27 AM ET.	Type your answer here. 1st off, thank you and also thank you to the other person who has asked me a couple of questions. I am being totally honest with my answers and have nothing to hide. I am willing to answer any and all questions that anyone might have. I believe that under a separate answer I answered your question as to my employer - Electro Rent and what it is I do there - As to your question #3 - 1st I have always paid my bills on time and have no delinquencies. I always try and pay more then the minimum - some months I can and some months it is just the minimum. My average monthly payments usually comes to right around $600.00 per month. As to question #4 - when I filled the forms it showed a monthly payment of about $650.00 for a 3 year loan. I could probably meet that commitment, however it would be very close and would leave me with no "wiggle room" - it appears that the 5 year commitment would be around $450.00 per month - which I could meet easily. My intentions would be to pay at least $500.00 per month - to reduce both the amount of interest I pay and also to pay the bill off as quickly as possible. To all who do review this - please allow me to mention that the majority of my debts are for helping my kids out with there bills - I have a daughter who will be 25 in October and a son who is 27. For those of us who are parents, you know there is nothing we would not do for our children - sometimes to the determent of ourselves - My children are aware of this loan application and fully support my decison to try and get out from this. I do thank everyone for there considersation.

Member Payment Dependent Notes Series 513789

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513789	$8,000	$8,000	7.51%	1.00%	May 28, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513789. Member loan 513789 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Unisys	Debt-to-income ratio:	14.15%
Length of employment:	2 years	Location:	FAIRFAX, VA

Home town:
Current & past employers:	Unisys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > Additional Information that may assist: My job with the Federal Government is very secure, as my monthly budget would easily allow me to pay this loan off in full within one year. Currently, I have the amount to pay the loan amount off in full right away, but I always plan for worst case scenarios, so taking a moderate amount out of my savings is something I prefer not to do. Furthermore, with combined income, paying this loan back, and most likely paying it back early, will not be a problem at all. I take pride in my credit score and credit worthiness. My credit history is nearly perfect, so this loan essentially turns into a benefit for both parties. Thanks in advance for taking the time to read this! Have a great day. Borrower added on 05/19/10 > An additional note to my previous comment, I do not plan on paying this loan off early, I just wanted to emphasize the security of this loan in mentioning, that if something financially catastrophic occurred, I would simply be able to pay this loan off with my savings. Again, my credit is to strong to ruin it off a fairly small loan! Thanks again everyone. Please write with any questions you may have. Borrower added on 05/21/10 > Thanks for all the support with this Personal Loan so far! You guys are really making the Wedding of my Daughters DREAM possible. Thanks again everyone!

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	40
Revolving Credit Balance:	$358.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 57 "Other" category loans and 541 borrower total loans the Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being purchased? Consolidated? or Refinanced? [FYI: More than 1/2 of "Other" loans are mis-categorized because borrower intentions are to either Consolidate Debts into one convenient monthly payment or refinance Credit Card debts into lower APR loan with one more reasonable monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist the opportuntiy to ADD loan details for lender review. Hope this honest appraisal helps your loan attract lenders. Member 505570 U S Marine Corps-RETIRED 05.18.10 at 7:09 AM ET	Great Question & Suggestions! To be honest, this loan is for wedding preparation, and will go directly towards these activities. This loan will help make the wedding desired a real possibility! With combined income once married, this loan is essentially gauranteed to be paid back with no problems or tie ups. Thank you for helping make this a true possibility! Feel free to ask any questions. Matthew R.

Member Payment Dependent Notes Series 513834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513834	$25,000	$25,000	15.33%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513834. Member loan 513834 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	NEW YORK CITY TRANSIT AUTHORITY	Debt-to-income ratio:	14.47%
Length of employment:	2 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	NEW YORK CITY TRANSIT AUTHORITY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > great habit of paying bills on time.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,493.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	chase freedom credit card (14.24%) [$6650.47] * chase slate credit card (13.24%) [$7833.75] * salliemae loan (11.375%) [$8937.67] * amex blue (16.24%) [3646.62] ** macy's (24.25%) [1591.68] ** * Ones that will be paid off with this loan ** One will not be paid off with this loan
I am very interested to help fund your $25,000 Debt Consolidation loan. You selected the 36-months repayment option. My questions is: Length of time that you anticipate keeping this loan active before participating lenders receive their final payment- Less than 1 year? 1 to 2-years? 2 to 3-years maximum? Thanks in advance for expected answer. Lender 505570 USMC-RETIRED 05.18.2010 at 04:29 AM ET	Thanks for your question. I am anticipating paying off this loan as soon as possible. at this given time, I am able to make the monthly payments comfortablely. as my income will increase in the near furture I will be better able to determine how quickly this loan will be paid off.

Member Payment Dependent Notes Series 513952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513952	$3,900	$3,900	11.36%	1.00%	May 28, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513952. Member loan 513952 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Granbury Excavating	Debt-to-income ratio:	19.97%
Length of employment:	< 1 year	Location:	FORT WORTH, TX

Home town:
Current & past employers:	Granbury Excavating
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > thank you for what has been funded so far. i was hoping to have this completely funded by wednesday the 26th of may. thanks again.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	58
Revolving Credit Balance:	$17,126.00	Public Records On File:	1
Revolving Line Utilization:	80.40%	Months Since Last Record:	76
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.the title is in my name and my wifes name. the house was valued at $136,000 at time of purchase. the loan on it right now is $129,000
What is Granbury Excavating and what do you do there?	Granbury Excavating is a family owned business that sells dirt. the company ownes 3 dirt pits selling sand, top soil, and select fill dirt. the division i work in is the rock hauling division and i drive a truck. we have contracts with 5 differant gas and oil companies to build gas drilling pads and roads to the pads. we move any kind of rock, dirt, and base.

Member Payment Dependent Notes Series 514050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514050	$4,500	$4,500	10.25%	1.00%	May 27, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514050. Member loan 514050 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,300 / month
Current employer:	US Army	Debt-to-income ratio:	8.64%
Length of employment:	6 years	Location:	HARKER HEIGHTS, TX

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,306.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	US Army, I work on Apache helicopters. My monthly cost I would rather not post.I am the sole money maker of the household. Yes, I believe the loan funds will automatically be withdrawn.
Your "Other" category loan is 1 of 52 "Other" category and 517 total borrower loans Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION (details etc.) for lender rview. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.20.10 at 5:49 AM ET	I am using this loan to purchase a vehicle. At this time I am in the US Army and need another vehicle. I have a wife and three kids and I am sure you can understand the strain on a family of five in the military with one vehicle. He can be tough,Sir. I hope this answers your question. I hope this takes the BLEAKNESS away.
Hello 1 - Rank? 2 - ETS? Revolving Line Utilization: 84.60% - Rather high 3 - Will this loan pay for car in full or be used as a down payment resulting in more debt? Thank you for expected 3 answers and for your service to our great country.	Thank you. Next Sergeant and the next is June 30. Already another job, just to answer future question. Yes, it is high, and yes it will pay for it in full.
What type of vehicle (make/model) do you intend on purchasing?	Jeep, CJ.
As a former USAF officer, I would like to thank you for your service and to help you with this loan, however, I need more information as to how you can pay it back. You are reluctant to answer questions about your bills but we do not have access to any information about you except what is listed here and what you say. Please answer all of the first person's questions so I can decide what to do/ Thank you. You said, " Next Sergeant and the next is June 30. Already another job." That is not clear to me. please explain what you are saying. Are you leaving the military for another job? if so, who with, how much salary? When do you start? Etc,	I am a Sergeant in the US Army, I work on helicopters and my ETS is June 30 2010, I am on terminal leave at the moment. I will start my new job in mid June with Boeing. My salary will be triple the base pay for an E-5. I hope this answers your questions. If not, feel free to ask more. And thank you for your service, Sir.

Member Payment Dependent Notes Series 514276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514276	$1,000	$1,000	9.88%	1.00%	May 27, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514276. Member loan 514276 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Bon Pest Control	Debt-to-income ratio:	24.46%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Bon Pest Control
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,886.00	Public Records On File:	0
Revolving Line Utilization:	87.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 514508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514508	$25,000	$25,000	16.82%	1.00%	May 27, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514508. Member loan 514508 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,169 / month
Current employer:	Huntington Memorial Hospital	Debt-to-income ratio:	13.36%
Length of employment:	4 years	Location:	Upland, CA

Home town:
Current & past employers:	Huntington Memorial Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	53
Revolving Credit Balance:	$5,581.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $25,000 D C category loan. My questions are: [1] Your position (Job/What you do) for employer? [3] Transunion Credit Report shows $5,581 in total RCB debts (93.00 pct usage). What $ payments per month are paid on all RCB debts? (Total $ is actually PAID per month; NOT the CC minimum $ payments DUE per month.) [3] Loan for $25,000; RCB debt $5,581; Extra $19,419 (less the loan origination fee) is consolidating or is refinancing what specific debts not included in the RCB total? [4] If the loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for F-O-U-R answers to questions. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 4:15 AM.	1) I am a business systems analyst for a hospital. 2) I pay more than the minimum every month. 3) I have a loan for that I owe almost 12,000 on that I would like to pay off and two credit cards that are about 5000 a piece, plus a retirement loan I would like to pay back. 4) I would like to pay the loan back in 2 years.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.13.2010 @ 9:17 AM ET.	I am not sure how I am supposed to supply this information and it has been posted twice. Thanks - Ranae
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) My home is in my own name. 2) I just bought my house 6 months ago, so at this time, I don't have any equity in my home.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your job description at Huntington Memorial Hospital? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	1) Business systems analyst... I support the main HCIS and other ancillary systems for the hospital. 2) 11751.26 @18% = 400/month 4931.05 @31.99% = 200/month 5229.85 @24.50% = 400/month 315.27 @24.50% = 10/month 301.00 @ 21.9% = 10/month I am not sure about the same information for my student loans as they are in deferment right now. I also have a retirement loan out with two years left to pay. 3) Mortgage - 2042/month insurnace - 60/month utilities - 100/month cell phone - 150/month internet - 30/month cable - 30/month child care - 540/month car loan - 200/month (taken directly from my paycheck) 4) I would like to consolidate my debt that is not my school loan debt and actually see an end in sight. I still have money in my retirement and would be able to get assistance from my grandmother if I lost my job.
Are you the sole wage earner?	Yes, I am the sole wage earner.

Member Payment Dependent Notes Series 514640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514640	$15,000	$15,000	10.99%	1.00%	May 27, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514640. Member loan 514640 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wieden and Kennedy	Debt-to-income ratio:	6.94%
Length of employment:	2 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	Wieden and Kennedy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	27
Revolving Credit Balance:	$6,193.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is $6,193 as reported by credit bureau on 5/10/10. Why do you need $15,000?	Hi. I have three credit cards; A Discover Card with a balance of $4,766; A Chase Card with a balance of $6,650; and a Diner's Club Card with a balance of $4,800. I would like to consolidate those into one lower payment. I don't know why my revolving credit would only show $6,193. Thanks for your interest.
Can you explain the delinquency from 27 months ago - what was it for and why did it happen?	Hi again. Two years ago, I ran my own Design Studio. Business slowed down and money became very tight. I decided to pay my employee over my credit cards. Thanks again.
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Could you also expain the delinquency? Thank you	Hi. I have a Discover Card with a balance of $4,766, an APR of 29%, and a monthly payment of $150. I have a Southwest Chase card with a balance of $6,650, an APR of 13.24%, and a monthly payment of $150. I have a corporate Diner's Club card with a balance of $4,800. I use the corporate card to expense items on business trips. I don't have the APR nor do I make monthly payments because the agency pays for those items. On my last two business trips, the agency kicked-back quite a few expense items from those trips and I'm responsible. I'm a copy writer for an ad agency. I write ads for TV, print, radio, etc. I owned a design studio a little more than two years ago. When business slowed down and money became tight, I decided to pay my employee rather than my credit cards. Thanks for your interest.

Member Payment Dependent Notes Series 514673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514673	$10,000	$10,000	7.51%	1.00%	May 31, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514673. Member loan 514673 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	St. Johns Regional Hospital	Debt-to-income ratio:	10.29%
Length of employment:	5 years	Location:	SPRINGFIELD, MO

Home town:
Current & past employers:	St. Johns Regional Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > pay off high interest credit card debt

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,021.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What are the sources of the debts you plant to consolidate? Thanks.	My goal is to become debt free besides my house payment.
can you list the credit cards, balances and interest rates you will pay off?	Capital One it is around 9,000 and the interest just went up to 18%
How much is your mortgage payment? How much is your car payment? Do you have children?	My house payment is 500 no car payment. No Children
What is behind the title "Stressed." It indicates someone in trouble needing a bail out. Is that what is happening? 1. What is your current position with St John's and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	I have a credit card that has 9000 and they just raised my interest to 18%. Just tired of making payments and not getting anywhere with the card. I am a radiologic technologist i take x-rays in the er. My prior employer was Smith Glynn Callaway Clinic worked there for 1 1/2 years while going to college. Left because I graduated and went to a full time job. I am not married. Mortgage is 500 a month. No car payment. Capital One around 9000 and I try to pay 200 a month. Furniture Row 1500 no interest 50 month. Commerce Bank around 700 i pay 100. Fuel about 80 a month. Medical 80 a month. Utilities 100 a month. No phone payment. Trash 7 a month. Cable 50 month. I am confident that I will pay this loan off I have already budgeted for this loan payment.
It looks like with the $10k you can pay off cap one and commerce bank. Is that the plan? That would leave you with a $311 per month payment to LC. However you are already only "trying to pay 200 a month and 100. That is even a little less than your new payment and when you say "trying" it does not lend much confidence to your ability to make the LC payments. Would like to help, but I need more confidence that your loan will be paid off. thank you	The reason I am doing this is because of the interest rate is 18% so at this rate it will take several years to pay off instead of 3 years. I feel like I am getting no where. I would hope that looking at my credit score and never missed or been late on a payment in my life would show that I am a person of confidence and reliability.

Member Payment Dependent Notes Series 514832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514832	$18,000	$18,000	10.62%	1.00%	May 28, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514832. Member loan 514832 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,917 / month
Current employer:	Passaic Board of Education	Debt-to-income ratio:	10.61%
Length of employment:	10+ years	Location:	union city, NJ

Home town:
Current & past employers:	Passaic Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Im requesting a loan for debt consolidation, thank you in advance for your attention on this matter Respectfully submitted

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	5
Revolving Credit Balance:	$14,372.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I have been an educator and an administrator for the last 26 years, my wife and I both work for the same district. Im willing to have the lending club withdraw from my bank account to pay back the loan.

Member Payment Dependent Notes Series 514895

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514895	$8,425	$8,425	7.51%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 514895. Member loan 514895 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,085 / month
Current employer:	Juvenile Affairs	Debt-to-income ratio:	20.55%
Length of employment:	10+ years	Location:	ELK CITY, OK

Home town:
Current & past employers:	Juvenile Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,456.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings, Could you describe the purpose of this loan in more detail?	To pay off the loan that I have with Wyndham Vacation Resorts.
Hello: What is your loan balance with Wyndham? What is the nature of balance of $4456.00? Can you please detail your monthly expenses? Thanks	Wyndham payoff was $12, 266.23 as of 5/20/10. More interest has accrued since that date. I am not certain as to the source of the $4456.00 balance. Please provide additonal information for that balance. My income has been covering all of my monthly expenses, and I have been paying all of my expenses on time each month as exemplified by my credit scores. Are there specific monthly expenses that you are referring to?

Member Payment Dependent Notes Series 515028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515028	$6,100	$6,100	16.07%	1.00%	May 27, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515028. Member loan 515028 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	etehad and josephson mds	Debt-to-income ratio:	17.60%
Length of employment:	10+ years	Location:	granada hills, CA

Home town:
Current & past employers:	etehad and josephson mds
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I started an alternative energy business, distributor of solar, wind, battery power etc. also sponsor of Indy Health and Fitness trailer for Indy Car races. The trailer is being run strictly on solar power. I need capital for the business to get me by the down period until all my deals that are in the works start paying, approximatley 60 days then the loan will be paid off.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1977	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,300.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 515154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515154	$18,000	$18,000	14.96%	1.00%	May 28, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515154. Member loan 515154 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	CareFusion	Debt-to-income ratio:	12.53%
Length of employment:	1 year	Location:	LINCOLNSHIRE, IL

Home town:
Current & past employers:	CareFusion
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I recently purchased a foreclosed townhome for myself and my daughter. Of course, I put all my savings into the down payment so there isn't much left for updates. This loan would be to make the needed repairs to the property. Borrower added on 05/18/10 > The townhome is in the north suburbs of IL. It is a great investment being in one of the highest rated school districts in the country. Because it is 30 yrs old, however, there are items that need to be replaced: carpet, water heater, sump pump, furnace, etc.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,885.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, the title is in my name alone. 2. This home was purchased as a foreclosure. Market value is $250-260,000 and current balance on mortgage is $216,000
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [the line totals, i e, Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $18,000 HIP category loan. My questions are: [1] Brief description employer CaseFusion? [2] Position (Job/What you do) for employer? [3] If loan 100 pct funds, L C standard promissary note has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? 2 to 3-years maximum? Advance thanks for all T-H-R-E-E answers to my questions. Member 505570 U S Marine Corps-RETIRED 05.14.10 @ 5:31 PM.	1. CareFusion is a $4-6B manufacturer and distributor of medical devices. It is a former division of Cardinal Health, Inc. and became a stand alone, publicly traded company in September of 2009. 2. I am the Corporate Logistics Manager, responsible for negotiating and managing transportation and third party warehousing contracts as well as strategic sourcing and system integration. 3. Loan term is three years, however, I'd like to have it paid back in two.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) Prior Employment? 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	1. Previously answered. 2.) I have been in the same role/industry for 11 years with no significant breaks in employment. In that time my income has increased over 10% per year (from the beginning of my career to date it has increased 475%) 3.) Mortgage, car payment, utilities and other living expenses (including misc items) total 55% of my monthly income. This loan payment makes up 12%, leaving 33% for savings/emergency expenses. 4.) I have earned my annual bonus each year that I have been eligible, equal to 10% of my annual income.
In how long do you plan to pay off this loan?	The loan term is 36 months. I'd like to plan on paying it off in 24 however.

Member Payment Dependent Notes Series 515710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515710	$18,000	$18,000	7.88%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515710. Member loan 515710 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Sagent Advisors	Debt-to-income ratio:	14.72%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Sagent Advisors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,001.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Given your very strong credit record and earnings, why are you seeking this loan?	I am getting married in August and need to finance some expenses for the reception hall, flowers, etc. I could finance these expenses through credit cards, but this option allows me to finance at nearly half the interest rate while not running up my credit lines.
What is Sagent Advisors and what is your job there? Thanks and congratulations!	Sagent Advisors is a boutique investment bank focusing on middle market mergers and acquisitions. I am an investment banker at the associate level.

Member Payment Dependent Notes Series 516026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516026	$10,000	$10,000	7.88%	1.00%	May 31, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516026. Member loan 516026 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Richfield Public Schools	Debt-to-income ratio:	13.64%
Length of employment:	9 years	Location:	Bloomington, MN

Home town:
Current & past employers:	Richfield Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Dear Potential Investor- I hope you will partner with my family and I to help pay off a debt. Here are the main points of our situation: - I plan to use the funds to help pay off a second mortgage that I cosigned for my brother-in-law on our family's lake home. He has been hit hard by the financial crisis and can no longer make the payments and we must now sell the lake home. It has gone down in value and will not sell for enough to cover both the first and second mortgage. Our families have almost enough cash to pay it off, but need this loan to finish the payoff. -A little about me: -I have been a teacher for 9 years in the same school district and enjoy every minute of it. -I have a masters degree in education. -My job is very stable and I am at the higher end of our teacher pay scale. -I am a hard-working person and alway pay back my debts. Thanks for partnering with my family.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,028.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the status of the sale? Do you have an offer, in escrow, just guessing at how much it will sell for, etc. In other words, how do you know that this loan will be enough to cover the difference between sale price and mortgages? Or do you have enough to pay it off regardless of the sale price?	Thanks for the question and for investing! We have worked a deal out with the bank where they will take the deed-in-lieu of foreclosing on my brother-in-law, but the second mortgage (the one I cosigned on) needs to be paid off in order for that to take place. Thanks again for your investment!
What are your other $ monthly costs (your mortgage, car, utilities, any CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Thanks again for the questions and all the investment so far! We really appreciate all of it. My budget breaks down as follows. Hope this helps. Charitable Donations 130.00 (I'd really like to do more) Mortgage 2225.00 HELOC 125.00 Student Loan 175.00 Credit Cards 375.00 Car Loan 230.00 This Loan 320.00 (When we get it) Cable/Internet 61.74 Cellular 134.00 (family plan) Electric 95.00 Garbage 36.00 Natural Gas 102.11 (includes service) Telephone 42.00 Water/Sewer 45.00 MetLife 208.00 Savings 300.00 Fitness 19 21.46 Food 700.00 Insurance 167.00 Misc 200 Total 5692.31 Our Take home Pay is 5788.00 Feel free to ask any other questions! Thanks again for investing!!!
Is the Gross Income $5,417 / month your income alone, or the combined total income of your household?	Thanks for the question! That was my income alone. Our household gross is $7,626.00 / month. Thanks again for investing!!!

Member Payment Dependent Notes Series 516073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516073	$10,000	$10,000	11.36%	1.00%	May 27, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516073. Member loan 516073 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,900 / month
Current employer:	Los Angeles County Department of Social	Debt-to-income ratio:	20.31%
Length of employment:	10+ years	Location:	Van nuys, CA

Home town:
Current & past employers:	Los Angeles County Department of Social
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > This loan will pay for some of my smaller debt by consolidating it into one small payment. It'll get me get out of debt faster paying less interest than we do at this time. I have been working for LA County DPSS for 16 years in good standing. I started as a regular case worker for Welfare and now I'm in management. I have always paid my bills on time and I do have a good record at that. My credit report is clean. I also have a car payment that is good standing.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,672.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 516082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516082	$12,325	$12,325	16.82%	1.00%	May 28, 2010	May 27, 2015	May 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516082. Member loan 516082 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Broward Sheriff's Office	Debt-to-income ratio:	23.06%
Length of employment:	8 years	Location:	FORT LAUDERDALE, FL

Home town:
Current & past employers:	Broward Sheriff's Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	41
Revolving Credit Balance:	$16,185.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) toal debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and the borrower provided narrative. I am intending to help fund your $18,250 Debt Consolidation category category loan. My questions are: [1] Position (Job/What you do) for employer Broward County Sheridd's Office? (Patrol? Courts?Jail? Admin/Support? Or what?) [2] Your latest Transunion Credit Report shows $16,185 RCB total debts (63.50 pct usage). What $ payments per month are paid on all RCB debts? (Total $ actually PAID per month; NOT the CC minimum $ payments DUE per month.) [3] $18,250 is loan; $16,185 is RCB debts; The $2,065 extra (less loan's origination fee) is intended to be used for either consolidating or refinancing what specific debts that are not included in the RCB debt total? [4] If loan 100 pct funds, L C standard promissary note has NO prepayment penalty. Time length you intend for loan to remain active before all lenders receive their final payment: 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Deputy, Advance thanks for F-O-U-R answers to my questions. Member 505570 U S Marine Corps-RETIRED 05.14.10 @ 5:45 AM.	1. Chaplain Services Specialist 2. Approximately 600 per month 3. The Transunion Report has not updated. 4. Approximately 3 years. I am not a deputy, but I am a US Army veteran. Laura
Hello - I just invested in your loan. Best wishes, and remember - If you are late and/or default - You affect real people, not a big bank. :)	Thank you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, I do. 2. Approximately $2,000. It is a recent purchase.
Hi there, I was wondering if you could list the outstanding debts you have (with interest rates) and indicate which ones you intend to pay off? Also, could you give us some insight on where the debt came from and if you anticipate accruing more debt in the next 3 years? Your report shows that you've had two inquiries, do you know what those were for? Thank you! (Also, thank you for your service, we appreciate it!)	I have 3 outsanding debts. The rates vary, but are in the late teens and early twenties. I acquired the debt when I had a childand became laid off. I currently have employment, a master's degree and steady child support income.

Member Payment Dependent Notes Series 516163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516163	$25,000	$25,000	19.04%	1.00%	May 28, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516163. Member loan 516163 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,500 / month
Current employer:	kabc-tv	Debt-to-income ratio:	6.67%
Length of employment:	10+ years	Location:	los angeles, CA

Home town:
Current & past employers:	kabc-tv
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	16
Revolving Credit Balance:	$14,478.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is kabc-tv and what do you do there? Revolving Credit Balance $14,478.00 why do you need $25,000?	KABC is a Los Angeles television station. I am a Master Control Technical Director. My credit balance is more like $26,000. Want to consolidate debt, pay off credit cards, then cut them up. All my credit cards especially Sears raised their rates to approx 25% at the end of last year. The offered 19% is a good start to getting this paid off.
Hi, 1. What is your profession? 2. Can you explain your delinquency 16 months ago? 3. Can you list the debts that you are planning to pay off with the loan? TIA	I am Master Control Technical Director at KABC television in Los Angeles, CA. My deliquency occured during the process of the short sale of my home in Pasadena which sold in December 2008.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	1) 2 credit cards with balances around $11,000@22-24% payments at $250 and $300 per month respectively. 1 credit card with balance of $1700 @25% with $55 per month and one credit line with $370 balance at 22% with $25 per month payment. Student loan with $8000 balance and $80 per month payment. 2) monthly bills: rent $1950, internet $60, cell phones $164, car insurance $100, health ins $200, food $200. 3)I am using this loan to payoff the remainder of loan of $9000 on my 401k and plan on borrowing money from it to pay this loan of $25,000 back immediately and consolidating the rest of my bills.
Why not just borrow only the ~$9000 to pay off your 401k? It takes about 300 +/- lenders to fund a $25k loan and many are not interested in short term loans.	1) I am new to LC. I will use the remainder of the $25k to pay off one of the credit cards ASAP. If I do not fund then I will reapply for the $9000.
Reference: Lender 608819 Q-A exchange, FYI: Re: Simultaneous Loans: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan fully-funded, issued and borrower payments current for 6 months, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Lender 505570 USMC-RETIRED I'm a N-O-T interested in funding loans that are fully repaid in ultra-short time, i.e., 3-month, 6-months, etc. Althoungh there are lender exceptions who want quick turn around on their investment, majority Lending Club lenders prefer to "rent" their $$ to well-qualified borrowers like yourself for minimum 1-year or preferably longer term. Otherwise result is excessive "churning" of their invested capital. Borrower Profile indicates that you are a renter. An anlogy would be landlord prefering to rent on two-year lease at lower $ rent than renting same without lease every six-months to new tenants who intend to stay only month-to-month.	USMC-Retired-Thank you for your comment. Understood.
Loan currenty 82 percent funded. Loan definitely will 100 percent fund before listing expires in 20 hours. Fully-funded $25,000 loan (less $1,125 loan origination fee net will be $23,875) will allow you to payoff ALL higher interest credit cards and also entire 401K loan. I read the Q-A exchanges. Question: Do you intend to payoff this loan early. i.e., less than 1 year time? Or do you intend to service the loan for longer time- 1 to 2 years? Or the 2 to 3 years maximum? Lender 505570 USMC-RETIRED 05.27.2010 at 2:39 PM ET	I do plan to pay the loan off in less than 1 year.

Member Payment Dependent Notes Series 516227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516227	$10,000	$10,000	14.59%	1.00%	May 28, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516227. Member loan 516227 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,243 / month
Current employer:	catholic charities	Debt-to-income ratio:	18.48%
Length of employment:	9 years	Location:	ellicott city, MD

Home town:
Current & past employers:	catholic charities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I'am looking to reduce my monthly payment by about $500 by consolidating loans and credit cards.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1975	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,818.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello- Please list the debts/credit cards you intend to pay off with this loan. Along with their current balances, interest rates, and average monthly payment you make on each (NOT the minimums). As well, please describe how you've budgeted in the loan payments. Thanks in advance for your responses.	There are 2 credit cards I would like to pay off and close: CARD RATE BALANCE AVG PAY'T HSBC 29.99 1007.00 125.00 MERRICK BANK 35.00 4900.00 257.00 After all the credit cards, loans and mortgage payments are made I have about 700.00 left for food and utilities.
You only mentioned about $6,000 of debt, can you please tell us why your requesting $25,000?	I'am sorry. I misread your first question. The other items are: American General Finance - 18.99%, 300.00 a month pay't. Balance 8500.00 Prosper - 23.6%, 585.00 a month payment. Bal 13,480

Member Payment Dependent Notes Series 516247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516247	$12,175	$12,175	10.99%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516247. Member loan 516247 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Komatsu America Corporation	Debt-to-income ratio:	19.94%
Length of employment:	4 years	Location:	Columbia, SC

Home town:
Current & past employers:	Komatsu America Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I have worked at my job for over four years now as an accountant and IT professional. I have never been in any debt and having a background in finance and accounting I plan to use the funds to consolidate my debt in order to have one monthly payment. I plan on making payments that exceed the minimum in order to pay off the loan at a faster rate. Borrower added on 05/24/10 > My job is very stable and I am scheduled to receive a raise starting in June based on my annual performance review. I have never had any delinquent payments on my bills and have always been a stickler keeping current on any bills. I never had any credit card debt until a year ago, I was trying to help out some people that came unto some hard times. I learned my lesson about being too nice, unfortunately I am still stuck with this debt.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,031.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I work for Komatsu and have been there for over 4 years. My other costs include $250 for a automotive loan, and usually around $350 for other expenses such as gas, food, etc. My total debt owed approximately $20k of which 4k is on Wells Fargo, 6K is on AMEX, and the remainder on Bank of America. I pay each card monthly and am not delinquent on any account. I pay $600-700 each month on the accounts combined. My investments are a 401k plan which has approximately $20k, a 403b of $5k, and an annuity of 2K. I am not the sole wage earner and the combined annual income is $90k. I am having LC withdraw automatically from my account.

Member Payment Dependent Notes Series 516255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516255	$12,000	$12,000	14.22%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516255. Member loan 516255 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	GetWireless, LLC	Debt-to-income ratio:	12.92%
Length of employment:	4 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	GetWireless, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I am using the funds to help strengthen cash flow in a new business. I have been established for 6 months in a new kombucha beverage business in Minneapolis/St.Paul. I am currently producing 1800 bottles each month and am profitable. As I continue to grow and be added to new stores I will need to increase my stock and invest in more equipment. Because I am profitable and have a stable full-time job, I am comfortable asking for a loan knowing I will be able to pay it back without hardship. My business is starting to get its traction and I anticipate great growth during the summer months.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,389.00	Public Records On File:	1
Revolving Line Utilization:	70.30%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 433 total borrower loans that Lending Club listed today for lender consideration. Lenders are not clairvoyant; we cannot read minds. Don't you think it is reasonable to expect that borrowers should provide DETAILS about their business? (Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide specific PURPOSES how the loans net proceeds are intended to be spent to benefit either a borrower or the business? (Website upgrade? Inventory? Advertising? Expansion? Prepaid expenses? Renovating premises? Equipment/Fixtures? Or what? Etc.) Your listing provided absolutely nothing useful to attract lenders interest and possibly help to fund your required loan. Minus necessary details and purposes, your loan's prospects for potential funding are quite bleak. Member 505570 USMC-RETIRED 05.14.10 at 6:01 AM ET	I agree and thank you for your question. I just got set up at Lending Club yesterday and have not found anywhere to include the details you are asking about. But I hope to get in there this weekend and provide that information. The short answer to your question: I got started about 6 months ago. I have most of my equipment, have sourced all of my vendors, and am currently producing about 2,000 bottles of kombucha each week. I have six local stores selling my kombucha, with one other to add in June. I am at a point where I am profitable and that is the main reason I feel comfortable procuring a loan. The money is going to be used to add equipment for growth, stock extra product, marketing and to ease cash flow. Each store I add at this point is going to require a new oak barrel, and as I add several stores I???ll need to make sure I have proper stock. I also have a couple of ingredients that I would like to buy in higher quantities to bring my cost down, but which I have not been able to because of cash flow issues. I would also invest in a vendor cart to do some direct selling at fairs and other events. Summer is right around the corner and I anticipate huge growth in my kombucha sales. I want to be ready for it! Thanks again for your question.

Member Payment Dependent Notes Series 516256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516256	$10,000	$10,000	15.33%	1.00%	May 27, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516256. Member loan 516256 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Self	Debt-to-income ratio:	12.31%
Length of employment:	1 year	Location:	EL PASO, TX

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	25
Revolving Credit Balance:	$381.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Other category loan is 1 of 471 total borrower loans that Lending Club listed today for lender consideration. Lenders are not clairvoyant; we cannot read minds. Don't you think it is reasonable for lenders to expect that borrowers should provide basic DETAILS about their "Other" category loan, i.e., What is being purchased, consolidated or refinanced to benefit the borrower? [FYI: More than 1/2 of "Other" loans in fact are miscategorized; instead the borrowers intentions are to either Consolidate Debt into one monthly payment or Refinance Credit Card debt into lower APR and one monthly payment or combination of both.] Your listing provided nothing useful to attract lenders interest and to possibly help to fund your required loan. Provide an accurate category listing, basic loan details and intended purposes how net loan proceeds are to be spent. Minus necessary category, details and purposes, your loan's prospects for potential funding is quite bleak. Member 505570 USMC-RETIRED 05.15.10 at 6:45 AM ET	The loan would be used for a variety of things, a lot toward home improvement such as repairing our roof before the rainy season comes because it is prone to leaking throughout several areas of the house. Fixing water damage, wood rot, & painting would also be repairs i would like to make on the house. Several major appliances throught the home are old and have broken down. Though we have tried just getting them repaired, a lot of the problem is, parts simply are not available for these products anymore and they need to be replaced. My car needs some repairs as well. Though the car runs fine, I've recently had issues with the heating and a/c not working. I live in a desert and with summer coming, it gets hotter and hotter everyday; I would like to have this issue repaired asap. With what is left of the loan, i would also invest in different certifications and training to broaden my skills in my current field of work. I teach martial arts and fitness, I want to be able to attend seminars and training sessions to learn more and utilize my knowlege at work. Also, living in a border city, Spanish is a necessary language to know; I would like to take a course and learn spanish so i may provide quality customer service to both English and Spanish speaking clients, as well as increase my clientelle by not being limited to only English speaking customers. I have been denied jobs in the past because of the fact that i do not speak spanish and they require someone that is bilingual, i want to be able to add this skill to my portfolio for the future if needed.

Member Payment Dependent Notes Series 516260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516260	$8,075	$8,075	7.51%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516260. Member loan 516260 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,593 / month
Current employer:	The Vectre Corporation	Debt-to-income ratio:	13.52%
Length of employment:	10+ years	Location:	RICHMOND, VA

Home town:
Current & past employers:	The Vectre Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,680.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Credit card debt payoff.

Member Payment Dependent Notes Series 516282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516282	$17,450	$17,450	17.19%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516282. Member loan 516282 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Fire Department of the City of New York	Debt-to-income ratio:	15.20%
Length of employment:	10+ years	Location:	Mastic Beach, NY

Home town:
Current & past employers:	Fire Department of the City of New York
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > This loan will be used to fund a business start up. I plan on getting into the aerial photography field. I will be using a technology of mounting a camera on a battery powered unmanned aerial vehicle (uav). This will be targeted to video producers, construction sites, high end real estate agents and municipalities for search and rescue. These funds will be used to cover the initial cost of starting a business.. Thank you! Borrower added on 05/18/10 > As I've mentioned in a answer to a question, I am also a LendingClub investor. Borrower added on 05/24/10 > *********If not fully funded by the deadline, I plan on relisting this loan as is. Thank you*********

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	53	Months Since Last Delinquency:	10
Revolving Credit Balance:	$18,685.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, I'm interested in funding your loan but have a few questions first. Can you explain the delinquency from 10 months ago. Also, please list out your currently monthly expenses so we can see how this loan will fit into your current financial situation. Will you still continue to work for your current employer while you work on this new business venture? Your revolving credit balance reflects just over $18,500.00 in outstanding debt. Are you taking any steps to reduce this debt since you are going to be adding on another $25,000.00 on top of it. Thanks in advance for your answers to ALL questions.	Sure. The delinquency was a $15 credit card bill that was over looked. Once the error was discovered, it was paid. Chase was contacted and was supposed to remove the delinquency. I will continue to work full time. I expect to have the loan paid in one year. I figure that I have to be hired 20 hours/month to be profitable. My outstanding credit is: $16,000 in a home equity loan that runs me $100/month $2,500 in credit card balance that I pay $200/month
What is your position at the Fire Department of the City of New York?	I am a Lieutenant on the EMS side of the operations. Every day is a new adventure! I have been in this position for 13 years.
Purpose of the loan?	Lending Club found a problem with my loan discription. It had my first name in it. I corrected that error and it should be displayed now. Thanks
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	There's a primary and a secondary mortgage on my home. With the down turn in the market, there is no equity. But, I'm not under water either. I see that as a good thing. Outstanding balances is $150k
Hello - 1st... I would like to say "Thank You" for your service as a First Responder, may you and your crew continue to be safe. I am going to help fund your loan, but please do me a favor... remember, that this loan is coming from real people that believe in you and your business. If you fail to make payments you are affecting our lives, unlike failing to pay a big bank. Best wishes on your business.	Thank you for your help. I'm also a Lending Club investor. I understand the frustration of late payments and defaults.
Are your HELOC payments "interest only" payments?	No. Int. and Prin. Payments are double of what is required.
I am always interested helping to fund self-employed businesses- especially when "back-up" civil service employment involved. Your Income Verified. Waiting on Credit Review "Approved" status; then am $500 participating in loan. Another plus is that you are Lending Club investor; therefore you appreciate borrowers who repay on time and in full. Best of luck with loans 100 pct funding. Member 505570 U S Marine Corps-RETIRED 05.15.2010 at 3:55 AM ET	Thank you. Reqarding your original question, LC delayed posting the loan discription, once re-wrote,it was included in the posting. Who-rah shipmate. (former 8404 HM3)
What is your business model? What are your projected revenues?	I plan to contract out for aerial video/still photography. I have found a unmanned aerial vehicle (uav) that's small and powered by battery. This UAV has the ability to mount a 10 megapixil still camera, a 1080p HD video camera, or an inferred camera. I can obtain aerial/overhead photography cheaper and more efficiently then traditional 2 man crew helicopter or a crane. Being eletric powered, I have the ability of bringing the UAV indoors. My marketing plan will target everyone that could benefit aerial photography. That includes video production houses, insurance adjustors, structural engineers for building inspections, fire companies, police departments, golf courses. With my pricing plan, projections show that at a minimum of 20 hours/month under contract, this loan could be paid back in less then a year. I have estimated that equipment purchase and other related start up costs, I need $50. I am in the process of liquidating all other of my investments and obtaining this $25k loan. I will be up and running by Aug 1st. Thank you for your interest, Pete

Member Payment Dependent Notes Series 516306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516306	$11,325	$11,325	7.88%	1.00%	May 28, 2010	May 27, 2015	May 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516306. Member loan 516306 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Affinity medical Center	Debt-to-income ratio:	22.77%
Length of employment:	4 years	Location:	Canton, OH

Home town:
Current & past employers:	Affinity medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > Plan on paying this off in October when I sign my orthopedic surgery contract Borrower added on 05/16/10 > I am a orthopedic surgery resident currently in my fourth year graduate residency in 2012. Will sign a contract soon but want to purchase a ring before I get my sign on bonus in Oct. After I get my bonus will be paying loan off quickly. I have superb credit dont want too finance through Jared apr too high. Besides my student loans and home loan I have minimal credit card debt and my vehicle will be paid off as well in the next month which will free up 450.00 extra dollars of budget. My salary is very stable as a resident. I appreciate any funding I believe I am a quality borrower with very minimal risk. Borrower added on 05/26/10 > Even if I could get funding for 60% of the loan I can pay cash for the rest of the ring. I was really hoping that this process would work for me and I wouldnt have to place the ring on my credit card at a higher intrest rate.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,071.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$18K for a ring???????	2 carat diamond is 15k plus wedding band and setting plus tax over 18 didn't figure I would receive all the funding as others haven't on here per history. I have 5 k to put down and actually invested in myself on here as well. So that's where the 18k asking for came from.

Member Payment Dependent Notes Series 516370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516370	$4,000	$4,000	12.73%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516370. Member loan 516370 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	doubletree hotel	Debt-to-income ratio:	23.40%
Length of employment:	3 years	Location:	san diego, CA

Home town:
Current & past employers:	doubletree hotel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > thank you . Borrower added on 05/14/10 > thank all for give an opportunity to persue my dreams.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	7
Revolving Credit Balance:	$2,723.00	Public Records On File:	1
Revolving Line Utilization:	35.70%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
SO WHAT IS YOUR DREAMS	Type your answer here.its to be able to not depend on a paycheck to paycheck.

Member Payment Dependent Notes Series 516381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516381	$11,000	$11,000	7.88%	1.00%	May 31, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516381. Member loan 516381 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	black box corp	Debt-to-income ratio:	9.94%
Length of employment:	8 years	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	black box corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > this loan is for home improvement, I have exellent credit, my monthly budget around 1000 and i been working for black box corp for more than 8 yrs. Thanks

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is black box corp. and what do you do there? What home improvements are you planning to make? The more detail you can provide will give lenders more confidence in your ability to repay. This may be why your funding is progressing so slowly. Thanks & Good luck.	Black Box Corp is a computer network company, voice and data for big Corporation and small. I'm a night shift supervisor in the distribution center, and need the loan to put in a driveway. Thanks

Member Payment Dependent Notes Series 516486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516486	$13,000	$13,000	15.33%	1.00%	May 31, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516486. Member loan 516486 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Siegel+Gale	Debt-to-income ratio:	15.89%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Siegel+Gale
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > This loan is intended as a debt consolidation. Since the banks aren't lending money (but still charging exorbitant rates), I'd rather partner with independent investors to help me consolidate my debts and lower my interest rate. With this loan, I'll be able to pay off Bank of America and Citibank while improving my credit score. Let the banks' loss be your gain.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	4
Revolving Credit Balance:	$12,957.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Siegel+Gale and what do you do there?	Siegel+Gale is one of the world's premier branding consultancies (ranked #4 in the US by AdAge magazine). We provide the world's biggest consumer and B2B companies (Microsoft, 3M, Lexus, American Express) with strategic branding initiatives and identity design. I work as a Senior Strategist at Siegel+Gale, providing clients with a wide array of services including brand and interactive strategy, brand naming, content strategy, and identity design.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I own the title to the home with my domestic partner who was a co-borrower on our loan. The current estimated equity in my home is $14K (based on the mortgage and an estimate provided by Zillow.com)
Hi, Could you please explain the 2 Delinquencies in the Last 2 yrs. How long do you intend to keep the loan?	The only delinquencies I'm aware of would be for credit cards that were paid past their due date. This was due to a home purchase at the end of 2008 and needing to float more cash than expected for additional costs during closing. Once I had the funds to continue payment on my credit cards, I resumed the payments and have been making them steadily for months. I intend to keep this loan for less than the 3-year payback period. Right now, I just need to consolidate my debts at a lower rate to make that possible.

Member Payment Dependent Notes Series 516560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516560	$13,375	$13,375	7.88%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516560. Member loan 516560 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Spray Control Systems Inc	Debt-to-income ratio:	6.23%
Length of employment:	7 years	Location:	Blooming Prairie, MN

Home town:
Current & past employers:	Spray Control Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > This loan is to support a new business for wrapping vinyl graphics on cars, trucks, boats. It is a personal loan. I personally hold a full time position as a National Accounts Manager for a mfg company. My income is over $100,000 annually and is on pace for over $180,000 just this year. I will have no problems paying back this loan. My career is very secure and I have very little debt. This loan is innital investment capital only. I am able to send pay stubs and W2 Forms if necessary.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,184.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 433 total borrower loans that Lending Club listed today for lender consideration. Lenders are not clairvoyant; we cannot read minds. Don't you think it is reasonable to expect that borrowers should provide DETAILS about their business? (Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide specific PURPOSES how the loans net proceeds are intended to be spent to benefit either a borrower or the business? (Website upgrade? Inventory? Advertising? Expansion? Prepaid expenses? Renovating premises? Equipment/Fixtures? Or what? Etc.) Your listing provided absolutely nothing useful to attract lenders interest and possibly help to fund your required loan. Minus necessary details and purposes, your loan's prospects for potential funding are quite bleak. Member 505570 USMC-RETIRED 05.13.10 at 6:31 AM ET	I've now added more information. Thanks for your help. This is my first time using Lending Club so I was unaware of how the loan application was reviewed by lenders. The gist of my loan is easy.....I have a great job, great credit score, some savings and very little debt. This loan is to help finance a new "side" business that I am a 50% partner in. The new business itself is a start up that supplies vinyl graphics for cars, trucks, trailers, RV's, and boats. We are located in south metro of Minneapolis, MN. All of the equipment and build-out is now purchased. The $20K will be used for the initial marketing campaign (catalogs, other print, website launch). My debt-to-equity ratio is very low and my debt to income ratio is even lower. I'm including two most recent pay stubs from this year plus w-2 forms for the past 2 years. My income will exceed $140,000 from my primary job and my credit score shows how low my monthly expenses are ($1188 for P&I + taxes and insurance on my house ... no other unusual debt obligations). Obviously I intend to succeed in the new venture and have several reasons why I'm strategically in a great place to help with that process. Just as importantly, I can well afford this venture regardless of the outcome.
Thank you for the additional details. Your financial position seems solid. I'm just wondering - Is there an un-met demand for ride-wrapping in Minnesota? How do you know that?	That's a great question. I've done the research on demand for vehicle wraps using population and competition for specific areas. This new business is strategically located in Southern Minneapolis which is already large and a growing area and has little to no competition. The actual demand for vinyl graphics throughout the U.S. is growing for many reasons. Traditional advertising is changing daily. I don't know about you but I DVR everything I watch on TV allowing me to skip all commercials. Most U.S. cities (including Minneapolis and suburbs) have laws against signage and billboards making it difficult to create brand awareness for local businesses. There are no laws restricting vinyl graphics on cars, trucks, trailers, vans, etc. This alone is creating a large market for vinyl in all metropolitan area. Additionally, wrapping boats has become very popular. This new company will be targeting marine applications (a big deal in MN with all the lakes). Hard to guarantee but the research I've done indicates a current and growing demand for vinyl wraps.

Member Payment Dependent Notes Series 516563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516563	$10,400	$10,400	7.14%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516563. Member loan 516563 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Engineering and Computer Simulations	Debt-to-income ratio:	3.16%
Length of employment:	5 years	Location:	Winter Park, FL

Home town:
Current & past employers:	Engineering and Computer Simulations
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > My wife and I are preparing to have a full HVAC system install done - that's the unit (inside and out), and the ductwork, plus drywall work throughout about 60% of the house. We've already got the contractors lined up and ready to go. We will be putting about $3000 of our own money towards the job. We ourselves are LC lenders, and that being said, we'll try to provide some info up front to help other lenders make that critical decision! Our typical monthly expenses include (approximately): * mortgage - $1575 * power - around $200 * cell phones - $100 * credit cards (paid off each month) - varies * student loans - $380 * food - $600 * no car payments * we rarely go out, so no real entertainment The income stated for this loan is mine alone, but my wife also brings home about $1000-$1200 / month as a part time staff accountant. Both of our jobs are stable, and we are very strict with our budget. We've worked hard to prepare for this install and find contractors that will do a quality job at a reasonable price. We plan to execute the job as soon as possible. Thanks in advance for your consideration of our loan! Borrower added on 05/27/10 > Thank you to all the investors who have funded our loan thus far. We really appreciate it!

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,984.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, fellow LC lender. Your credit history looks very nice and your description is greatly appreciated. How much do you have set aside for an emergency fund, in savings and in LC? With this information I can lend with total confidence. Your answer is appreciated. Wishing you well, Jeff.	Hi Jeff, Thanks for the great question. After putting in our own $3000 toward this project, we will still have $7000 in savings, almost $3500 in LC, and a little over $30k in 401k/retirement funds but obviously we don't want to touch that unless absolutely necessary.
Thank you for filling out the application in its entirety. Maybe Lending Club will post your listing on the 'front page' as an example to other borrowers on how to fill out the loan app. Regards; Art	Hi Art, Thanks for the positive feedback. We are the type of lenders to also ask a ton of questions of borrowers who we fund so we felt it best to try and get the most important questions out of the way first.

Member Payment Dependent Notes Series 516588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516588	$10,575	$10,575	12.73%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516588. Member loan 516588 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Greyhound Bus Lines	Debt-to-income ratio:	14.38%
Length of employment:	10+ years	Location:	Fresno, CA

Home town:
Current & past employers:	Greyhound Bus Lines
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,366.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My property is in my name & does not have a house on it, but a Mobile Home. The property was appraised for $57,000 (without the mobile) when I purchased it in 1999. I owe $14,610. My goal is to build this year or early next year.
what type of medical expenses are you paying? existing, future? recurring? is the condition addressed? chronic?	I need a couple of Dental implants & additional work my Dental insurance will not cover. I have no chronic, recurring or other existing medical conditions. i just passed my Department of Transportation commercial medical physical with flying colors.

Member Payment Dependent Notes Series 516613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516613	$16,050	$16,050	18.30%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516613. Member loan 516613 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Visium Asset Management	Debt-to-income ratio:	10.94%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	Visium Asset Management
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,297.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund your $25,000 D C category loan. My questions are: [1] Brief description employer Visium Asset Management? [2] Your current position (Job/What you do) for employer? [3] Credit Report shows $49.297 RCB debts (88.50 pct usage). What are $ payments per month paid on all RCB debts? (Total $ is actually PAID per month; NOT the CC minimum $ payments DUE per month.) [4] If loan 100 pct funds, L C issues a standard 6-year note that has NO prepayment penalty. Realsitically, the time length you intend for the loan to remain active before lenders receive final payment: 1 to 2-years? 2 to 3-years? 3 to 4 years? Or 4 to 5 years? Thanks in advance for all F-O-U-R answers to questions. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 5:31 AM.	Type your answer here. 1. Visium is an investment mnangement company with $1.5b in AUM. We mostly focus on healthcare. 2. I am a senior analyst at Visium, covering ex-US companies for the firm. I manage money for the firm. 3. RCB payments on my part are $1200/month. Monthly payments equal ~$600. 4. Goal would be to pay off loan in as little as 1 year and as much as 3 years. There is always a chance I could carry it to 5 years, but the cost of a LC loan is not cheap. Thanks.
Since this is a debt consolidation loan, please list your debts and their interest rates, including those you will be consolidating. Thank you.	I am consolidating some loans arising from a family emergency, the nature of which is personal. Thank you.

Member Payment Dependent Notes Series 516693

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516693	$12,575	$12,575	10.25%	1.00%	May 27, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516693. Member loan 516693 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Continental Airlines	Debt-to-income ratio:	10.67%
Length of employment:	10+ years	Location:	Gardena, CA

Home town:
Current & past employers:	Continental Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,539.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	Type your answer here. No current loans with anyone.
What do you do at Continental?	your answer here Flight Attendant
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Type your answer here.My credit card debt is KILLING me between phone and Insurance"s and rent apprx 800. the rest goes to Credit card . No other LoansI have Saving as wel at the Continental Credit Union Apprx 9,000.I owe land in Ariz $7 acres and attempting to sell my TimeShare in Nevada. Both I owen.I plan to have this LOAN if all goes well !4months or Earlier.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	T ype your answer here.Between three Cedit Cards I owe approx 18000. Truck is payed for. I'll be back to States to give you interst rates on my Cards and total currant Balances.Thanx Gregg
Can you clearly state the answers to these questions? The previous answers were not clear to me. W/o this info, I and other lenders will not lend. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	Type your answer here.500-rent ,150- phone ,134-ins,after that the rest go to paying off my credit cards. I'm currently out of the STATES working till tomorrow and will give Credit Cards and the're Rates As for my Emergency Funding I have about $ 9,000.My Dad is Aluni from Illin.As for Investments I have a 401 with work with$10,000.All school loans are payed off.
Hey Gregg, Once you get back into the States, post each of the cc's debt along w/ interest rate. This will help lenders see what you are planning to do. Once we know that, most likely, we'll get in and help you. This platform is really a win-win for both lenders/borrowers but lenders need to see the info before lending. Have a good trip back.	Type your answer here.Fighting Illini my 4credit card's 1) Citi Visa - 7,523 @21.99 int. 2- Chase Mastercard -8,037 @15.24 inter. -3-AAA -cc 5,905@13.24 - 4- Kohl 273 Yes totalling 21,738 more than i expected Still looking for 18,000 or even 15,000 thanx

Member Payment Dependent Notes Series 516727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516727	$17,825	$17,825	18.30%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516727. Member loan 516727 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Bergen Regional Medical Center	Debt-to-income ratio:	14.55%
Length of employment:	3 years	Location:	Bergenfield, NJ

Home town:
Current & past employers:	Bergen Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,426.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions to help myself and other lenders determine whether we wish to invest in your loan. (1) What is the purpose of this loan? (2) How much do you currently pay on debts per month? (3) What are your approximate monthly expenses (mortgage, car payment, insurance, childcare, food and daily expenses, etc)? (4) What is your employment with Bergen Regional Medical Center?	I will be using the loan money to finance the renovation of our house that is almost a century old now. I will be also be using this money to finance the education of my youngest sister in the next 2 years who's already in college? I will be able to pay the loaned amount because I'm not the sole owner of the 2-family house. We are 3 in the title. Myself, my mom, and my sister in law. We divide the mortgage of $3415 into 3 monthly. All utilities such as car payment, insurance, childcare, food and daily expenses etc. is also divided fairly. I work as a registered nurse in 2 facilities. One full-time (3x/ week) in New York in a nursing home as an agency nurse and one part-time (2x/ week) in Bergen Regional Medical Center. All paytsubs will be faxed accordingly asap. I earn a gross of $5,000 monthly. Hope you can finance my loan God's willing. Thanks
What is this loan for????	I will be using the loan money to finance the renovation of our house that is almost a century old now. I will be also be using this money to finance the education of my youngest sister in the next 2 years who's already in college? I will be able to pay the loaned amount because I'm not the sole owner of the 2-family house. We are 3 in the title. Myself, my mom, and my sister in law.
This bare boned application abstract does not entice lenders to loan money to you. What do you plan to do with this money, what can give us confidence that you will be able to pay us back? What do you do at the medical center? Help us to know that you are a good risk.	I will be using the loan money to finance the renovation of our house that is almost a century old now. I will be also be using this money to finance the education of my sister in the next 2 years who's already in college? I will able to pay the loaned amount because I'm not the sole owner of the house. We are 3 in the title. We divide $3415 into 3 monthly. I work as a registered nurse in 2 facilities. One full-time (3x/ week) and one part-time (2x/ week. I earn a gross of $5,000 monthly. Hope you can finance my loan God's willing. Thanks
What are you requesting a loan for?	I will be using the loan money to finance the renovation of our house that is almost a century old now. I will be also be using this money to finance the education of my youngest sister in the next 2 years who's already in college? I will be able to pay the loaned amount because I'm not the sole owner of the 2-family house. We are 3 in the title. Myself, my mom, and my sister in law. We divide the mortgage of $3415 into 3 monthly. All utilities such as car payment, insurance, childcare, food and daily expenses etc. is also divided fairly. I work as a registered nurse in 2 facilities. One full-time (3x/ week) in New York in a nursing home as an agency nurse and one part-time (2x/ week) in Bergen Regional Medical Center. All paytsubs will be faxed accordingly asap. I earn a gross of $5,000 monthly. Hope you can finance my loan God's willing. Thanks
Are the other 2 contributing to loan payment? Where do you or who lives in the house? Answers seem to show everyone 1/3 of everything. So, everyone works? Current market value and mortgage on the house?	Yes definitely the other 2 will be contributing to the loan. We're family members living in a 2 family-house. I live on the 2nd floor with my parents and one brother and my sister. My brother who lives with me on the same floor is also a registered nurse. He will also be paying the loan. On the first floor, is where my married eldest brother lives who will also be a part of paying the loan. Yes, we share 1/3 of everything. Yes they are all working. Current marker value is $385,000 with monthly mortgage payment of $3412

Member Payment Dependent Notes Series 516777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516777	$15,000	$15,000	11.36%	1.00%	May 27, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516777. Member loan 516777 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Windstream Corporation	Debt-to-income ratio:	23.86%
Length of employment:	2 years	Location:	Conway, AR

Home town:
Current & past employers:	Windstream Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > This loan will help me consolidate debt that has soaring interest rates so I can stop living paycheck to paycheck and live on a managed budget. Borrower added on 05/17/10 > I have been employed for 2 years after receiving my degree in Management Information Systems. I have never missed a house, car, or utility payment. Borrower added on 05/18/10 > The debt I am consolidating are credit cards, two of which have high interest rates. I will pay off the cards with this loan and be able to save money each month.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,511.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi Member_595101, Yes I hold the title (in my own name) and I have about $5500 in equity in the home so far.

Member Payment Dependent Notes Series 516836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516836	$10,000	$10,000	7.51%	1.00%	May 27, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516836. Member loan 516836 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Simon and Schuster	Debt-to-income ratio:	24.27%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Simon and Schuster
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,464.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you consolidate with this loan? Thanks.	Hi, Thank you for asking. I would be consolidating three credit cards, all with particularly high interest rates. I would prefer to have one monthly payment. Thank you for your interest.

Member Payment Dependent Notes Series 516871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516871	$8,300	$8,300	10.62%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516871. Member loan 516871 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Children's Hospital Of Philadelphia	Debt-to-income ratio:	9.04%
Length of employment:	3 years	Location:	Lansdale, PA

Home town:
Current & past employers:	Children's Hospital Of Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I am an RN @CHOP. My fiance is an IT administrator @MOBILEX USA. The loan is for our final wedding payments. The wedding is 6/12/10. We will have 2 incomes after we're married. Our current expenses are rent, 1 car payment, school loans. We intend on having All loans paid off well before 5 years. Thank You

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,472.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When is the wedding date?	6/12/10
What do you do at Childrens Hospital. Will you have two incomes after the wedding?	RN. Yes

Member Payment Dependent Notes Series 516874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516874	$13,175	$13,175	7.88%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516874. Member loan 516874 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,583 / month
Current employer:	Hansgrohe	Debt-to-income ratio:	12.51%
Length of employment:	4 years	Location:	CUMMING, GA

Home town:
Current & past employers:	Hansgrohe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Porsche 911 Targa 2002 Borrower added on 05/13/10 > This will be a weekend car.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,213.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hansgrohe and what do you do there?	We are a German high end faucet and shower company. Manufacture in Atlanta and employ over 250 people. I am the President for North America.
hi. Good luck on your loan. If you would, please describe your monthly expenses, and indicate what your plans might be to repay the loan should you be unable to do so. Thanks for your answers, and again, best of luck on your loan.	Car payment. Receive car allowance for other car. No credit card debt. Payoff monthly. Mortgage listed on the application. I have the cash to purchase and will put $20k down myself. The car will not lose much value and could sell for more than enough to pay off the loan. Also, will pay off early with stock grants from my company if needed. Thanks and let me know if this answers your questions.

Member Payment Dependent Notes Series 516881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516881	$11,025	$11,025	7.88%	1.00%	May 27, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516881. Member loan 516881 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	n/a	Debt-to-income ratio:	20.77%
Length of employment:	n/a	Location:	Woodland Hills, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I plan to pay off two credit cards and a credit line. The credit line was cut in half by the bank and they have since cancelled the program. I always pay back my debt. I believe I used the credit and it is my job to repay it (I just need a fair rate so i can pay it back faster.) Borrower added on 05/19/10 > Money has been very tight this past year. I am trying to reduce my monthly payments so I can reduce my stress and be able to breathe. This loan will help me get back in my budget and not be short money every month. Thank you for your help.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,164.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I have worked at my recent job for 13 years as an administrator. I do bookkeeping, computer programming, database management and some software support. Before that I had a job as a database manager for 3 years. I left because I needed a job that could pay its bills. My income for the next 3 + years is stable. If something unexpected should happen, I have several areas I can find work in.
Current employer or current source of income?	I am currently being paid my full net salary by Worker's comp. As soon as my doctor releases me, I will be back at work.

Member Payment Dependent Notes Series 517011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517011	$24,000	$24,000	9.88%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517011. Member loan 517011 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Washington University School of Medicine	Debt-to-income ratio:	0.81%
Length of employment:	10+ years	Location:	St. Louis, MO

Home town:
Current & past employers:	Washington University School of Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > I've recently undergone rehabbing the family home and have put over $75K into it in the last year. Open credit balances are what remains unpaid. This loan consolidates existing open credit and isn't in addition to. I prefer one payment to many -- works better for me. I've never defaulted on a loan, I pay my bills on schedule. I've been in healthcare for over 25 years and it doesn't appear that my work in healthcare will go away any time soon, I normally pay off my debts ahead of schedule.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1979	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	23
Revolving Credit Balance:	$14,909.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what you will be doing with this loan. Thank you.	Strictly debt consolidate of current open balances. I prefer one payment to many and it will move one soon to be higher APR to a lower APR. The will probably leave me debt to credit ratio basically unchanged. I will also set up for auto payments because that is how I too like it.
Hi, I'd like to fund your loan, but you stated you always pay your bills on time, but you have a Delinquency from 23 months ago. Can you please describe what this Delinquency was for? Can you also explain your position at Wash U Med School? Department/Title/Position etc. Thank you for your time and I Iook forward to hearing your responses.	I believe the delinquency was due to me either not receiving the paper bill or possibly misplacing the bill. I think the entire bill was less than $200. I paid the full balance immediately upon notification. It wasn't something set-up as an e-bill with my bank which is how 99% of by bills are paid. The bill was just a little past 30 days from what I can recall. This loan request is set to auto pay from my bank -- which I prefer because it avoids these scenarios. I am an accounts receivable manager for physician billings and collections. The official department would be Faculty Practice Plan/Physcians Biling Service/Manager, Accounts Receivable.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond what%u2019s provided in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. Washington University School of Medicine is the employer and I am a manager of accounts receivable. 2. Mortgage is 1213 it includes my house insurance and taxes, utilities, food, medical/pharmacy is another $1000. 3. One car loan for $200 but 'I've been paying $275. + 3 other active credit cards totaling $14000. This loan replaces those and will not be in addition to. 4. My investmants are $150,000 retirement accounts. I lost $50,000 in the stockmarket crash and am pushing monthly an as much additional cash into my retirement to recove that loss. I have approximately $5000 as an extreme emergency stash. Yes lending club will audtomatically withdraw from my account. I hope I've satisfactorily answered your questions.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The house is in my name. My house is valued at $210,000 and my mortgage is $160,000. I do not have a HELOC I also have enough money in my retirement (should anything happen) to pay off all my debt including my home. Additionally, should I die prematurely, My life insurance is enough to pay off my home, credit and then some.

Member Payment Dependent Notes Series 517031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517031	$12,000	$12,000	10.99%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517031. Member loan 517031 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Synthes	Debt-to-income ratio:	9.39%
Length of employment:	4 years	Location:	Las Cruces, NM

Home town:
Current & past employers:	Synthes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > This loan is for home improvements in the bathroom that are more water conserving items. The other items are for a new roof and an energy efficient HVAC. These add value tothe current home along with tax benefits for 2010. Borrower added on 05/15/10 > I currently work in medical device sales. I have expenses which monthly add up to $4000 dollars which I routinely bring home $8000 on average. I have recently paid off all my credit cards. I pay them off monthly. I have already budgeted for half this project but the cost was more than I had expected. This is why the loan for this amount to cover all the projects at once. I actually expect to pay this loan off in 6 months. The job I have is with the leader in the market and is the best company to work for. I have had great success in the 4 years I have worked here with monthly income levels of $8,000 to $16000. We have some new products coming out which may allow me to pay this off and a addtional debt that I may incur by the end of the year. My car payment and student loans will be done in a year. Leaving just my house payment of $940. My wife also works and she brings home minumum $2400 every month. So this loan is more of a cash flow issue due to unexpected cost of fixing the house. I hope this helps in reassuring quick payment on this loan. Borrower added on 05/18/10 > I am not sure if this helps but I just received a job offer which would provide addtional income on top of my current job. It is with another ortho medical device company and it is potentially another $100,000 in commision's with doctor's I currently work with. This would impact the loan as far as how quickly I can pay it back. It may allow me to pay this loan off in 6 months. I hope this assures any concerns that may be out there in terms of repayment. Borrower added on 05/19/10 > I also wanted to add that most of my revolving credit is in a line of credit through Bank of America. I recently asked for an increase but the amount did not cover enough of the project. I currently owe $25,000 on the line of credit and I also have a Best Buy credit card with no interest purchases of $6,000 which makes up for the high revovling credit. The rest of my credit cards are paid in full and I use them to keep track of expenses and earn free flights. The reason for the high debt on the line of credit is due to fertilty/medical bills, adoption and U of Phoenix to complete my bachelors degree. These were very expensive and I had to use this line to pay these off. I could refinance everything into one home loan but I owe so little on my primary loan that I want to be paid off in 5 years with everything. I hope that will clarifiy my revovling credit issues and any other questions.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	28	Months Since Last Delinquency:	14
Revolving Credit Balance:	$35,413.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My home loan is with Chase and we owe $80,000. The house is appraised at $250,000 based upon the last appraisal. If you have any question please let me know.

Member Payment Dependent Notes Series 517037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517037	$20,000	$20,000	13.48%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517037. Member loan 517037 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	n/a	Debt-to-income ratio:	7.17%
Length of employment:	5 years	Location:	Medina, OH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	18
Revolving Credit Balance:	$962.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Both my spouses name and mine are on the mortgage. Our house was appraised at 235k three years ago, and is now appraised at 210k. The balance is 207k.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) Employer or source of income and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	The income information was sent to LendingClub. I am self employed, I have an IT staffing/consulting firm. Debts to be consolidated are totaling 19K at rates of 14-17%. Monthly expenses are 5,000 plus the Lending Club payment. My net monthly income covers all expenses.

Member Payment Dependent Notes Series 517038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517038	$15,000	$15,000	13.11%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517038. Member loan 517038 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Tony's Produce	Debt-to-income ratio:	0.58%
Length of employment:	4 years	Location:	Wildwood, NJ

Home town:
Current & past employers:	Tony's Produce
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	25
Revolving Credit Balance:	$17.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, You'll find lenders much faster if you tell us about your needs for this loan. We lenders only see a small portion of what you submitted to LC. Right now, I can only see your title, which BTW intrigued me enough to take a deeper look, ... but your outstanding revolving credit balance is only 17 bucks!? Why do you need a loan? Good luck?	The purpose of the loan is to replace the engine and transmission in my truck (hence it needs new life as she is walking with a cane at this point)!! I also plan on purchasing new things for my apartment with whatever is left over after the truck expense to spruce things up a bit after years of looking at the same stuff! My credit balance is actually 0 at this point (I paid off the $17 a couple days ago) and I'm not looking to run up a credit card balance as I've worked really hard to eliminate credit card debt. I purposefully waited until my credit debt was negligible before looking to take out this loan so that I can simply focus on only this obligation. I am very particular about meeting my debts and do not believe in overstretching my boundaries. Thanks for your interest!

Member Payment Dependent Notes Series 517055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517055	$12,000	$12,000	10.62%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517055. Member loan 517055 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Simonsons Salon and Spa	Debt-to-income ratio:	3.45%
Length of employment:	7 years	Location:	Maple Grove, MN

Home town:
Current & past employers:	Simonsons Salon and Spa
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > This loan is help me start a new life after my horrible marriage. In order to move forward with my divorce I need to "buy" out my portion of a discover loan in my husbands name. $5500 will go towards that. The rest will be used to pay off a visa card with 24% interest rate. This will enable me to start over with a clean slate. I have a very stable job for the last 7 years. I should be free of my mortgage payment by the end of the month (purchase agreement has been signed, just pending bank approval from the buyer) . This will free up more money to enable me to pay this off in a timely matter.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,994.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the credit cards, balances and interest rates that you will be paying off with this loan. Thanks.	This is too help me complete my divorce, and start a new life! I owe $6000 on a Wells Fargo Visa at 24% and need around $5500 to pay off my portion of a Discover Loan at 16% that is in my husband name. Until I come up with this, I cant move forward with the divorce.
Hello. Since this is a loan to consolidate debt, please indicate the name, balance, APR, and monthly payment you currently make to each of your credit cards and other accounts (student loan, car loan) you plan to pay off. Also, your revolving credit balance is $4000, but your application is for $12,000. Can you explain? Thank you in advance,	I will be paying off my Wells Fargo Visa. It has a balance of $6,000 at 24%APR. I currently pay $150/month. The remainder of the loan will be to pay off my portion of a discover loan I have with my husband, in order to move forward with my divorce. I need $5500 to "buy" him out of my half of the loan that is in his name before the papers can be filed.. My home is the process of being sold. I pay $650 for my half of the mortgage and $450 in rent.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. My employer is Simonsons Salon and Spa. I have been a stylist there for 7 years. 2. I pay monthly: $450/ in rent. $650 for mortgage (house is in selling process, pending bank approval). $85 for phone, $25 car insurance, $150 utillities and household expenses. 3. $6000 balance on Wells Fargo Visa 24% APR, $5500 balace on discover loan 16%. Currently pay aprox. $150/$200 per month on visa, and $175 toward discover loan. 4. no dilinquencies 5. 401K $ 12,000 6.sole wage earner 7. $ 200 in savings currently. I can certainly have the money directly withdrawn for payments

Member Payment Dependent Notes Series 517108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517108	$10,175	$10,175	13.11%	1.00%	May 28, 2010	May 27, 2015	May 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517108. Member loan 517108 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	T. Baker Smith Inc.	Debt-to-income ratio:	16.00%
Length of employment:	4 years	Location:	HOUMA, LA

Home town:
Current & past employers:	T. Baker Smith Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,436.00	Public Records On File:	0
Revolving Line Utilization:	90.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you please provide a description of what you want to loan for and your job description? thanks	The purpose of the loan is to pay off some high interest credit cards acquired during a separation (my wife and I since reconciled) and a few miscellaneous bills associated with that. I am actually the Corporate Controller and I am a part-time online business instructor.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No I have a mortgage on the home; the home is valued at 155,000 and I owe 130,000; 25,000 equity
I believe the other question was asking if the mortgage is in your name. As in, do you, yourself, own the equity in your home.	Yes, the mortgage is in my name and I own the equity.

Member Payment Dependent Notes Series 517140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517140	$6,000	$6,000	10.99%	1.00%	May 27, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517140. Member loan 517140 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	n/a	Debt-to-income ratio:	8.20%
Length of employment:	10+ years	Location:	Gualala, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1980	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	68
Revolving Credit Balance:	$868.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 517211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517211	$9,600	$9,600	16.82%	1.00%	May 28, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517211. Member loan 517211 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,841 / month
Current employer:	County Gov't	Debt-to-income ratio:	12.86%
Length of employment:	10+ years	Location:	Chicago, IL

Home town:
Current & past employers:	County Gov't
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: I own a Multi-Unit Family building and I am desperate for my own space. We (my daughter, her partner and I) have been putting a lot of sweat equity into the building and fixing it up ourselves over the past few years. Now, her family is growing and I need peace of mind in my own space. I raised her (well) and I want to give her the opportunity to raise her children slightly away from me so that we both have a break even if it is one flight of stairs away. This home improvement loan will provide me with the opportunity to get her into her own apartment (and out of mine) before her new baby is born. My financial situation: I am a good candidate for this loan because I already have secured funding from various sources (savings & taxes) which totals to $21,250 to complete this rehab project. Also, we will do a lot of the work ourselves in order to keep costs down. Also, once this apartment is finished I can collect rent from her for the unit that she will live in.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	25
Revolving Credit Balance:	$16,586.00	Public Records On File:	1
Revolving Line Utilization:	86.50%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 60 months repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	I do intend to pay off this this loan in advance of the 60 month term. Probably within 48 months (4 years). If you have any more questions please do not hesitate to contact me again. Thanks!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello there!!! I am glad in your interest to finance my loan. The answer to your questions are as follows: 1. I do hold the title in My Own Name. I own a multi-unit family building of which I need to fix up the upstairs apartment to provide my daughter with her growing family a wonderful home. I also get my own space. 2. As for the equity in my building, I believe that I currently have approximately $40,000 worth of equity in my home. I will be using these funds to finance the materials for the sweat equity construction work that I have invested in my home. I estimate my current home valuation to be around $355,000 (;-(, in this down market) and the balance of my mortgage, including any heloc loans, is $315,000. Please do not hesitate to contact me if you have any more questions or concerns.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	I would like to add a loan description, but unfortunately I do not know how. I have sent an email to LC but have gotten no response. Any help would be greatly appreciated.
Why do you need a loan to get your kids out? (Just trying to learn a few tricks of the trade....just in case I need to oust my kids one day! :)	I own a Multi-Unit Family building and I am desperate for my own space. We (my daughter, her partner and I) have been putting a lot of sweat equity into the building and fixing it up ourselves over the past few years. Now, her family is growing and I need peace of mind in my own space. I raised her and I want to give her the opportunity to raise her children slightly away from me so that we both have a break even if it is one flight of stairs away. Thanks for your question!
Transunion Credit Report shows 1 Public Record on File 95 months ago. What was Public Record? a-n-d What was Public Record final disposition? Lender 505570 USMC-RETIRED 05.18.2010 at 04:13 AM ET	About 8 years ago I went through a divorce while my daughter was in college and I had to file for bankruptcy to seperate my assets from my Ex. The final dispostion was that it was filed and I have been worked hard to repair my credit standings to date. If you have any questions, please do not hesitate to contact me further. Thanks!
I am very interested to help fund your $9,600 HIP loan. You selected the 60-months repayment option. My questions is: Length of time that you anticipate keeping this loan active before participating lenders receive their final payment- Less than 1 year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Thanks in advance for expected answer. Lender 505570 USMC-RETIRED 05.18.2010 at 03:55 AM ET	I anticipate repaying this loan with 48 months (4 years). Thank you for your question!
1 - Current Employer: County Gov't -- What is your position with them? 2 - Revolving Credit Balance: $16,586.00 -- Is this all CC debt or is a HELOC included? 3 - Months Since Last Delinquency: 25 -- Explain please Thanks	Hello Sopha's Grandma! Answers are as follows: 1. I am a supervisor with 11 years of employment in the Sheriff's department. 2. This is all CC debt. NO Home Equity loan included. 3. I missed a payment to one of my creditors during the Christmas season one year. I still regret it. :-( Please do not hesiate to contact me if you have any more questions!!!!

Member Payment Dependent Notes Series 517250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517250	$6,250	$6,250	7.88%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517250. Member loan 517250 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Employee Incentive Plan	Debt-to-income ratio:	5.24%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:	Employee Incentive Plan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Consolidating debt from Bank of America and Wellfargo Bank Borrower added on 05/22/10 > I'm a responsible person and I always make my payments on time. I have worked for my previous employer for 5 years and I plan on staying at my current job for many years.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,813.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 517329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517329	$10,475	$10,475	7.88%	1.00%	May 31, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517329. Member loan 517329 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	jd school	Debt-to-income ratio:	16.74%
Length of employment:	8 years	Location:	EAST SYRACUSE, NY

Home town:
Current & past employers:	jd school
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$468.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 517374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517374	$10,000	$10,000	10.99%	1.00%	May 27, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517374. Member loan 517374 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,494 / month
Current employer:	Sampco of Georgia	Debt-to-income ratio:	14.37%
Length of employment:	10+ years	Location:	Savannah, GA

Home town:
Current & past employers:	Sampco of Georgia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > The money loaned will be used for a some consolidation and a trip to visit family. Borrower added on 05/17/10 > My credit score is currently above 800 and the loan will be repaid directly through my checking account. Borrower added on 05/17/10 > My current employment is with Sampco, Inc. with 15+ years of service. Borrower added on 05/25/10 > Please help folks. 2 days 22 hours left and $2,875 to go. I really would like to meet my loan amount. Thank you!!!

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,269.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1) Sampco - 15 years of service - Position (Material Coordinator/Human Resource) Responsiblities include but not limited to - Ordering all supplies for production, handing out work orders, shipping, receiving, payroll, setting budgets, entering production. 2) Monthly Costs: Rent (700) Car (450) Utilities (60) Insurance (50) Phone (50) Internet (50) Food (100) 3) Currently only 1 loan (Bank of America)- Car (450/month at 4.9%) 4) No past delinquencies. 5) none 6) Yes, sole wage earner. This loan will be automatically withdrawn from my checking account.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting a snapshot of your finances. Please feel free to answer the following questions (as applicable) as it pertains to your loan. Your answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Hello. I just answered this same question from another person. Please let me know if you need me to answer again or if you are able to see my answers. Thank you, Paul
Hi, What is the purpose of the loan? Do you have any more CC debt that is shown in your revolving credit? Thanks	This loan will be to pay off a CC currently at a higher interest rate as well as to take a vacation to visit family. The monly payment will automatically be duducted from my checking account.
What is the purpose of this loan?	This loan will be to pay off a CC currently at a higher interest rate as well as to take a vacation to visit family. The monly payment will automatically be duducted from my checking account.

Member Payment Dependent Notes Series 517377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517377	$6,700	$6,700	7.88%	1.00%	May 28, 2010	May 27, 2015	May 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517377. Member loan 517377 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Chubb Group of Insurance Companies	Debt-to-income ratio:	9.25%
Length of employment:	10+ years	Location:	LAWRENCEVILLE, GA

Home town:
Current & past employers:	Chubb Group of Insurance Companies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > Home improvement project on rental property Borrower added on 05/14/10 > I have been employed by my company for over 12 years. I work for one of the industry leaders in my field, which provides excellent job security. I have been managing rental properties that I own for over 25 years. This project is to convert a commercial space into a residential apartment, which will increase both re-sale and rental values. Borrower added on 05/16/10 > I am currently living in a rental home because I took a job transfer a little over a year agao to GA and did not want to purchase a home until I was familiar with the area.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$95,584.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 517426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517426	$7,000	$7,000	7.51%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517426. Member loan 517426 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,237 / month
Current employer:	Progressive	Debt-to-income ratio:	8.45%
Length of employment:	6 years	Location:	Brandon, FL

Home town:
Current & past employers:	Progressive
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > i PLAN TO USE THE FUNDS FOR DEBT CONSOLIDATION; i HAVE EXCELLENT CREDIT AND A VERY GOOD TRACK RECORD FOR PAYING MY DEBTS; i HAVE BEEN AT MY CURRENT JOB FOR 6 YEARS AND OUR COMPANY IS CURRENTLY GROWING Borrower added on 05/17/10 > i HAVE EXCELLENT CREDIT; i HAVE BEEN AT MY CURRENT JOB FOR 6 YEARS AND OUR COMPANY IS CURRENTLY GROWING; I ALSO HAVE AN EXCELLENT TRACK RECORD IN PAYING MY FINANCIAL OBLIGATIONS

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,881.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is reported as $3881. Why do you need $7k?	I also have another loan through my credit union that I need to pay off; I have some outstanding medical bills as well; The balance is admittedly anticipation of additional debt due to my child's wedding. I wanted to cover all my bases into one payment.
hi about your job at Progressive do you have a loan with progressive ?	Type your answer here; No, currently I have a loan thru my credit union, credit card only. Other debts are medical (stay away from the dentist if possible) .

Member Payment Dependent Notes Series 517481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517481	$13,000	$13,000	17.93%	1.00%	May 28, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517481. Member loan 517481 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,600 / month
Current employer:	Dannon Yogurt Company	Debt-to-income ratio:	20.67%
Length of employment:	10+ years	Location:	Fort Worth, TX

Home town:
Current & past employers:	Dannon Yogurt Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	31	Months Since Last Delinquency:	4
Revolving Credit Balance:	$9,107.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 60 months repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	Type your answer here. 6 months to a 1 year, but plan on paying it sooner than that though.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Me and my wife are both on the title on our home. Not to sure how much equity we have on the house. At least I haven't seen the last update yet. We have live in our home all most 12 years.
Hi, what is your position at Dannon Yogurt? Also, can you explain 2 delinquencies in the last 4 months? Thanks.	Type your answer here. I'm a pasteurizer at The Dannon Company. I do all the mixing and batching of all the milks at Dannon. I'm hoping within the next 3 to 4 months of changing position from a a pasteurizer to a Tech soon. That position is a pay raise and like a maintenance person.
What is the reason for your 2 recent Delinquencies? What is the interest rate on your current credit cards?	Type your answer here. I've recently had my hours at work cut and they've changed my schedule to a 12 hour schedule. Tring to pay these credit cards off to help me rearrange my budget. Credit cards are around 17% to 21% interest.

Member Payment Dependent Notes Series 517520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517520	$16,525	$16,525	13.11%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517520. Member loan 517520 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	UPS	Debt-to-income ratio:	23.72%
Length of employment:	6 years	Location:	RIDGEWOOD, NY

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > to pay off high interest bills,have a secure job,

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,780.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the credit card amounts and interest rates you are paying off. Also, list your monthly expenses. Thanks.	24,000 at 19%

Member Payment Dependent Notes Series 517522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517522	$8,825	$8,825	15.70%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517522. Member loan 517522 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Milwaukee Fire Department	Debt-to-income ratio:	10.56%
Length of employment:	10+ years	Location:	milwaukee, WI

Home town:
Current & past employers:	Milwaukee Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I Am a Fire Lieutenant with 13 yrs. on the same department and my wife is a dental hygienist. We are redoing our kitchen for our young family and have paid in full all remodel and cabinetry fees. This will be for our aplliances. Thank you. Borrower added on 05/14/10 > We plan on paying off the loan earlier,( 1-2 years) by applying a smaller portion of the 1700 a month we have been saving for the kitchen. Borrower added on 05/24/10 > I just wanted to add a thank you to everyone who is investing and to reassure anyone thinking about investing in my loan that I have a lot of seniority on my department and my youngest son is 11/2 so I have 16 plus more years on the job. As a paid full time fire lieutenant I am as stable as they come. With the direct deposit, there is no risk for an investor. Thank you all for your consideration.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	17
Revolving Credit Balance:	$5,856.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency. Thank you.	Type your answer here.In the fall of 07, my wife was finishing dental hygiene school. To be honest,we were paying of her school and fell behind with our credit card. we were behind for 4 months but caught up and paid it off within the next year. Thank you for your time
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	Type your answer here.My wife and I, along with our two boys (11/2 and 5) are redoing our 1957 kitchen, We have been able to save 1700 a month for the last year and with our tax refund we currently have 24,000 for our kitchen. I am doing most of the work myself to save on labor costs. Our money is going for cabinets, flooring, lighting, rough in costs and some electrical. We plan on using this loan for our appliances,(refrigerator, stoves, cooktop, dishwasher and microwave. We will be incorperating 500 a month from our 1700 a month savings for this loan. Thank you for your consideration.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.Hello, The title on my home is under my name and my wifes. Wells Fargo currently holds our mortgage. We have just bought our home two years ago and refinanced in the fall. Some of that money was taken out for the kitchen project. Our home was appraised at 280000.00 and we currently have one mortgage at 261000.00. We have two young boys, 11/2 and 5, the 5 year old in school just down the block and I have to live in the city as part of my job, so we will not be moving for quite some time. Thank you
I'm interested in funding your loan. I have two questions. First, is the income listed (6,667) your household income or just your own income? Second, your credit history shows a delinquency. Could you tell me what that was?	Type your answer here.Hello, To answer your questions, first no, I make the 6,667 and my wife works 4 days a week as a dental hygienist and grosses 3200 a month. The delinquency on my report I believe is from a credit card from the fall of 07 when my wife was finishing dental hygiene school and we fell behind for four months when paying off her school bills. We did catch up and then paid it off within the year. Thank you for your time.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, and Debt-to-Income Ratio]; Highly condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and the borrower provided narrative. I am intending to help fund your $13,800 HIP category loan. My questions are:: If loan 100 pct funds,the L C standard promissary note has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? 2 to 3-years maximum? Thanks for answer to my questions. Member 505570 U S Marine Corps-RETIRED 05.14.10 @ 5:00 PM.	Type your answer here.Hello, Thank you for your consideration. Well to be honest and what I would think a potential investor would not want to hear is I hope to pay this off as soon as possible and not use the entire length of the loan. I could see with some diligence paying this off within 1-2 years. I hope that is still enough time for investors. Thanks again
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.15.2010 @ 8:05 AM ET.	Type your answer here.Thank you for the heads up .
Loan application still show that required Credit Review (employment/ income verification) NOT completed. This is slowing your loans funding; loan currently only 32 pct funded. Loan has 5-days listing time remaining before time expires. Question: Did the Home Office Credit Review Team contact you to commence required Credit Review? Did you submit either pay stubs or income tax return? You need to FOLLOW-UP on this ASAP on Monday when the Home Office opens at 9 AM PT. Lender 505570 USMC-RETIRED 05.22.2010 at 06:55 AM ET.	Type your answer here.Hello , I have contacted the home office and was told if they needed anything else they will notify me,..... which they have not. I am going to follow up monday a.m. Thanks again for the heads up.
Received your reply. The Home Office reply to you that ..." if they needed anything else they will notify me"... is all to often where borrower Credit Review process unfortunately ends. Lenders routinely bypass loans like yours that are still "In Review" Status. Instead lenders commit $ and fund loans that currently show Credit Review Status completed. That means after that particular loan 100 pct funds and previosuly being "Approved" for issue then the loans net proceeds are deposited next business day into borrower's bank account. A highly desirable borrower long-term employed in virtually recession proof public safety civil service Milwaukee Fire Department job $13,800 HIP loan with 4-days listing time remaining should be 60 pct to 70 pct funded. Instead your loan currently 34 pct funded and $9,100 more remains to be funded. It's no consolation to borrowers, and to lenders also, if HO "has everything they need" and the ultimate end result is loan only partially funds and is not issued. You definitely need to follow-up on Monday and pointedly ask them if they have everything they supposedly need to complete CRedit Review process than WHY are both Income Verification and Review Status still showing as NOT being completed?. Lender 505570 USMC-RETIRED 05.23.2010 at 07:31 AM ET.	Type your answer here.Hello. I don't know if I'm being given the run around or not. I called HO @0800pdt and was directed to leave a message for Credit review team. I called 2 hours later and was told to leave another message as no one was answering. I called a third time @1330 hrs pdt and no one picked up and was told to leave another message.The HO told me that they have many loans to review and that they will get to me when they do.l'm at a loss. Thank you for your time in answering questions and informing me of process. Mike

Member Payment Dependent Notes Series 517536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517536	$16,000	$16,000	15.70%	1.00%	May 27, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517536. Member loan 517536 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Siltanen & Partners	Debt-to-income ratio:	11.45%
Length of employment:	8 years	Location:	Santa Monica, CA

Home town:
Current & past employers:	Siltanen & Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > I want to pay off 3 charges. The combination of the payment that I make to those 3 is less than the loan amount. And having the loan I can see it going down and not having the interest rate eat up the payment. It is hard to pay more than the minimum. I have another card with an interest rate of 5.9 and this will free me to pay more on this one as well. I do not have a mortage or car payment. Insurance is covered by my job. I have been in the same industry for about 8 years.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	61
Revolving Credit Balance:	$7,263.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see that you are asking for a debt consolidation loan. Could you list each of the debts that you currently have (with their APR/interest rate) and indicate which of these you intend to pay off. Also, I'm curious about what you do for Siltanen & Partners	Type yourType your answer here. Saks Fifth ave -23.9% - $243.00 Capital One - cash - 24.9 Captial One - purchases - 17.9 - $80.00 Chase - cash - 19.9 Chase - purchases - 8.9 - $150.00 These are the ones I am paying off. the others Saks - $2270.00 Sears - $1500.00 Bill me later - $800 I make the deals with the networks to air our clients commercials. Everytime a commercial runs someone like me made that deal with the network.
Hi, Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? Also a little info about your job with Siltanen, duties, outlook and history? Thank you!	Type your answer here.Type your answer here. Saks Fifth ave -23.9% - $243.00 Capital One - cash - 24.9 Captial One - purchases - 17.9 - $80.00 Chase - cash - 19.9 Chase - purchases - 8.9 - $150.00 These are the ones I am paying off. the others Saks - $2270.00 Sears - $1500.00 Bill me later - $800 I make the deals with the networks to air our clients commercials. Everytime a commercial airs someone like me made that deal with the network.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	See above. If all of your questions have not been answered please feel free to contact me again. Thank you
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here.Type your answer here. Saks Fifth ave -23.9% - $243.00 Capital One - cash - 24.9 Captial One - purchases - 17.9 - $80.00 Chase - cash - 19.9 Chase - purchases - 8.9 - $150.00 These are the ones I am paying off. the others Saks - $2270.00 Sears - $1500.00 Bill me later - $800 I make the deals with the networks to air our clients commercials. Everytime a commercial runs someone like me makes the deal with that network.
What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I recently moved and my rent is $1650.00 which the reason I want to get out of debt and have more flexiable cash. The only other debt I will have are credit cards. This load will take care of 3 of my 4 large one. I have 6 smaller ones all under $2000.00. Making 1 payment will allow me to be able to pay off the smaller ones. My other essentials range but again being one person they are not big. Again they range from the highest being $160.00 (cable) to the lowest being $25.00 lights. hope that answers your question. Thank u

Member Payment Dependent Notes Series 517612

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517612	$9,575	$9,575	7.88%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517612. Member loan 517612 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	USPS	Debt-to-income ratio:	5.16%
Length of employment:	9 years	Location:	monroeville, PA

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Wife wants a new bathroom! Ok I can handle that! Then I get to do some landscaping around the house and fix up that garage! I consider myself a great investment! I've had the same steady job for almost nine years! If you invest in me...You will see every penny back! Thanks so much....new home here we come!!! Borrower added on 05/26/10 > I just wanted to thank everyone who has funded this loan so far! You won't regret it! And as for everyone else who hasn't yet, let me assure you, you are missing out! God bless!!!

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,530.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Given your pristine credit history and nice salary, why did you select 60 months over 36 months for the term of the loan? Besides your mortgage do you have major debts on rental properties, vacation homes or education loans? Your answers are appreciated. Wishing you the best.	I could have chose the same amount in a 36 month loan! But for unseen purposes i prefer having the smaller monthly payment! Rarely do I pay just the minimum due! No I do not have any major debts, besides my mortgage! Currently my car is paid off, and i owe only a very small amount to a credit card company! Besides it shouldn't really matter if i would pay the minimum, since it would make whoevers collecting the interest more proftable.

Member Payment Dependent Notes Series 517631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517631	$12,000	$12,000	16.82%	1.00%	May 28, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517631. Member loan 517631 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	15.98%
Length of employment:	3 years	Location:	blanchardville, WI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > going to buy a fishing boat Borrower added on 05/16/10 > My wife and I both made job changes in the early 2000's due to a struggling business we had, the business caused us credit issues which we have taken care of and now have a flawless credit record for the past several years, even with this being fact it takes years for our credit scores to totally rebound, so to attain the things we want and need we have had to resort to some unconvential means to get credit, Last year we had a combined gross income of 90,000.00 are on the same track for 2010, My wife is a school teacher and i am a contract finish carpenter with over 25 years experience, I work for one builder and have for the past year and a half, even in these economic tough times the builder i am employed by has stayed busy, we have work lined up for months to come and have no reason to believe this will not continue. We have a house payment of 1088.00, two vehicle payments totalling 900.00, Credit cards and other msc. living expenses approx 2000.00, giving us a disposable income each month of near. 3000.00

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	21
Revolving Credit Balance:	$5,163.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 60 months repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	I would hope to pay it off ahead of schedule 2 to three years
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My wife and I are on title. Our home appraises at $320,000.00 we owe $201,000.00
How much will you spend on the boat? Will you use some of the loan proceeds to pay off other debt? Thanks, and good luck with your loan.	Type your answer here.The boat i am looking at is 15,000.00 i have 4000.00 in savings to add to the loan amount if necessary, any proceeds not spent on the boat will be applied to this note to expedite payoff.

Member Payment Dependent Notes Series 517660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517660	$10,500	$10,500	15.33%	1.00%	May 27, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517660. Member loan 517660 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Dewey & LeBoeuf, LLP	Debt-to-income ratio:	21.47%
Length of employment:	10+ years	Location:	Staten Island, NY

Home town:
Current & past employers:	Dewey & LeBoeuf, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > I would like to consolidate my debt, some of which have high interest rates. Thank you for your help!

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	26
Revolving Credit Balance:	$24,426.00	Public Records On File:	0
Revolving Line Utilization:	87.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 60 months repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	4 to 5 years maximum. Thanks.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I own the home with my husband, we are both on the mortgage and title. We have about 75,000 equity on the house. Mortgage is 495,000 and house's last evaluation was 585,000.

Member Payment Dependent Notes Series 517686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517686	$8,725	$8,725	7.51%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517686. Member loan 517686 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	Peninsula Counseling Center	Debt-to-income ratio:	14.28%
Length of employment:	10+ years	Location:	staten island, NY

Home town:
Current & past employers:	Peninsula Counseling Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > mick credit card consolidation loan - 100% payoff of credit card debt - amex, sears, macys and bank of america

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1979	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,466.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is $5466. Why do you need $14k to consolidate credit cards?	i have an additional amex card that allows me to make mimimum payments (revolving credit) in lieu of paying in full each month. card is in my wife's name. credit check probably considering this account as non-revolving since it is amex

Member Payment Dependent Notes Series 517694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517694	$19,000	$19,000	17.93%	1.00%	May 31, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517694. Member loan 517694 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,800 / month
Current employer:	albertson's llc	Debt-to-income ratio:	20.69%
Length of employment:	5 years	Location:	baton rouge, LA

Home town:
Current & past employers:	albertson's llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I am trying to purchase a used trailer for my sister who had a premature baby in January weighing 1 pound 15 ounces. She lived 70 miles away and needs to be close to us so we can take her to the specialists she needs to see in our town because they don't have those doctors where they lived. She is a single parent and we are trying to help her out as best as we can and this loan is what we need to help get her back on her feet and close to us so we can help her out as best as we could. I would appreciate the funding greatly.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,415.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is albertson's llc and what do you do there? What is the major purchase?	Albertson's LLC is a grocery store chain and I am a grocey manager there. Honestly, my sister had a premature baby in January weighing 1 pound 15 ounces who has a condition called PVC which affects her mentally and physically. She has to see specialists here in Baton Rouge and lived 70 miles away so she has been living with us since the baby got out the hospital in March to make it easier to get to her doctor appointments. We intend to purchase a used trailer and a reliable used car for her to be near us. Her husband is no longer in the picture and we are the only ones able to help her out at the time.
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 60 months repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	4 years to 5 years maximum with monthly payments as outlined in the promissory note that was detailed to me
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My home is still financed through Vanderbilt Mortgage company. I have approximately 8 years left on the mortgage payments. This home is a mobile home and I do not know the exact home value at this time. The balance is approximately $28,000.
Are you sure about PVC? It means premature ventricular contractions, a heart condition that shouldn't affect her mentally.	I am so sorry....it is PVL which is periventricular leukomalcia which affects her muscles and brain function. It was a result of a bleed in her brain she developed after birth. Thank you for bringing that to my attention.

Member Payment Dependent Notes Series 517741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517741	$20,000	$20,000	16.07%	1.00%	May 28, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517741. Member loan 517741 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,233 / month
Current employer:	Prince George's Hospital Center	Debt-to-income ratio:	15.42%
Length of employment:	10+ years	Location:	Baltimore, MD

Home town:
Current & past employers:	Prince George's Hospital Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,699.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 60 months repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	I requested for 60 months for lower payments but if need be I can do 3 to 4 years.
Please list your current budgeted monthly expenses. As well, describe how you intend to fit this into your budget. -Thanks in advance for your response.	My monthly expenses are the monthly mortage, car insurance, Firestone acct, Macys acct and capitol one acct. I do have a part-time job on the side which will enable me to put the monthly payment to the loan I've requested in my budget. Also all 3 accts I've listed above have low balances which I intend to pay off this year.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in my name and my wifes. We have about $25,000 in equity. We do have a 1st mortagage of $235,142 and a 2nd of $71,938. The home is estimate to be valued at around $330-$340 and probable more because we have had home improvements done to the house internally and exteriorly.
Q: Your current position at Prince George's Hospital Center? Thanks for answer. Lender 505570 USMC-RETIRED 05.18.2010 at 04:45 AM ET	I'm currently the Coordinator for the Neurology/EEG lab. I have been in this position since 1990. Thanks.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.18.2010 @ 12:47 PM ET.	I did receive an email/call from the lending club in reference to my pay stubs and income verification which I will summit by today or tomorrow. Thanks again.
How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	My current job/position is very secured. I have been with my employer since 1987 and plan to be here till I retire. Plus I have another secured part-time job on the side as a contractor. I do have some savings but not in the amount of the loan I'm requesting but if need be I could borrow from my retirement acct if I was to lose my job. Thanks.

Member Payment Dependent Notes Series 517764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517764	$12,000	$12,000	13.85%	1.00%	May 27, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517764. Member loan 517764 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	AmbuStar	Debt-to-income ratio:	4.33%
Length of employment:	< 1 year	Location:	taylors, SC

Home town:
Current & past employers:	AmbuStar
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > The loan that is requested is for a Hair/Nail Salon. A historic building has been leased and renovated, I just need further start up capital to purchase equipment (Ex: Styling stations, chairs, shampoo Units etc.) The salon is located in our fast expanding downtown. As of now there are no modern, trendy salons in our area, and I would love nothing more than to be able to provide people with fresh, cutting edge styles at a price they can actually afford! Borrower added on 05/24/10 > I just wanted to add up untill very recently I had perfect credit(900+) and have always payed any cards and/or loans off early. When seeking funds to start the business we were scammed by a company that pulled my credit dozens of times which caused my score to drop almost 300 points. Lending Club is pretty much our last resort due to the company destroying my credit. I just wanted to put out there that normally my credit is amazing and paying off things has never been an issue.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,011.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 471 total borrower loans that Lending Club listed today for lender consideration. Lenders are not clairvoyant; we cannot read minds. Don't you think it is reasonable to expect that borrowers should provide DETAILS about their business? (Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide specific PURPOSES how the loans net proceeds are intended to be spent to benefit either a borrower or the business? (Website upgrade? Inventory? Advertising? Expansion? Prepaid expenses? Renovating premises? Equipment/Fixtures? Or what? Etc.) Your listing provided absolutely nothing useful to attract lenders interest and possibly help to fund your required loan. Minus necessary details and purposes, your loan's prospects for potential funding are quite bleak. Member 505570 USMC-RETIRED 05.15.10 at 6:31 AM ET	The loan is for a tredny, upscale, yet affordable salon that will provide cuts, colors, manicures/pedicures and more. The bulk of the funds will go torwards buying the equipment needed to furnish the shop. There will be a total of 10 girls working which all have established clientele. The salon is in the middle of our downtown area which is growing at an amazing rate (lots of colleges around) but there are no modern places you can go to get your hair or your nails done. Almost all of the renovations have been done on the historic building the salon will be located in I just needed further funding for the equipment ex: styling stations, chairs, shampoo units etc.Thank You.
Hello! In what business is AmbuStar and what are your responsibilities? Will your wife be running the salon while you continue working there? What did you do before employment with AmbuStar? Thank you.	AmbuStar is an Ambulance company and I'm an EMT-I (Emergency Medical Technician Intermediate) I'm responsible for sick/wounded patients and making sure they make it to the Hospital or Dialiysis Unit or wherever they need to go. I'm going back to school in the fall to obtain my Paramedic license. Before that I worked at a place that made ball barings for a major car company but due to the recession and market crash was laid off. It was a blessing in disguise though because now I have a career I love. My wife is the hair stylist and she's amazing at it. She went to a private hair college and received a Pivot Point Education in 7 major areas of hair, skin, and nails. She will be attending Business classes at the local college to further prepare herself to run the salon. I know she will make it a success. Thanks!
I would like to see an itemized brake down of equipment needed scissors, shampoo, ect and cost for each to get a better understanding. I have know idea how much any of that would cost.	Sure thing. All items have been researched throughly and are definatly not the most expensive. Styling Stations-$245 Ea. (8 needed) Styling Chairs-$285 Ea (8) Manicure Stations-$350 Ea (2) Shampoo Units-$465 (4) Dryer Chairs w Legrest-$439 Ea. (4) Dryers-$130 Ea (4) Reception Dest-$700 Reception Furniture-$600 Wax Unit-$150 Waxing Chair-$120 Pedicure Chairs-1500 Ea (2) Retail Shelves-$104 (3) Cash Register-$280 Retail and Styling Products-$1000 Misc (Towels,cleaning supplies etc)-$1000

Member Payment Dependent Notes Series 517783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517783	$6,175	$6,175	7.14%	1.00%	May 31, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517783. Member loan 517783 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	City of Chicago	Debt-to-income ratio:	9.22%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	City of Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,571.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please provide a loan description? What is the meaning of the loan title?	I am a firefighter (24 hours on/48 hours off) and work for a Civil Engineering firm on my off days.
Hello. Could you tell us just a bit more about the purpose of the loan? Do you usually pay off your credit cards in full each month? Besides your mortgage do you have other major debts such as rental properties, vacation homes, or education loans? Your answers are appreciated. Wishing you the best.	My credit card balances are always paid in full. No other major debts such as vacation home, rental properties, or education loans. Both automobiles have been paid off.
What is your job at the City of Chicago?	This is not about debt consolidation but there was not a category for providing monetary aid to a relative who is now home from a stroke and needs 24-7 care that is not covered by Medicare. She relies on $400/month and the around the clock care is approx. $1500/month.
What is the purpose of this loan?	This is to provide caregiver services (24 hrs/7 days a week) for a relative that is not covered by Medicare, who is now home after a stroke and relies on a set income of $400/month. We have a gentleman who is there from M - F and someone else on the weekends. This service totals approx $1,500/month.
What is your job with the City of Chicago? It states that you have had 2 inquiries on your credit in the last 6 months. Why? What is the debt that you are consolidating? Please list the cards and interest rates? Thank you.	Credit Cards are Citibank Mastercard, Kohl's, Sear's and Carson's. All monthly balances are paid in full.

Member Payment Dependent Notes Series 517785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517785	$12,000	$12,000	13.11%	1.00%	May 28, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517785. Member loan 517785 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	County of San Bernardino/Department of R	Debt-to-income ratio:	22.44%
Length of employment:	5 years	Location:	Redlands, CA

Home town:
Current & past employers:	County of San Bernardino/Department of R
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I've worked for the County of San Bernardino for thirteen years, in my current department for five. I've graduated with my Bachelors Degree and when jobs open up again, I plan on promoting into a higher paying job. It is my desire to pay this loan off sooner than the five years.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,956.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A loan description might be helpful...	Consolidate my credit card debt. Recently my student loans have come due, and it's all been a bit overwhelming. It will help to make things more managable by consolidating the credit cards into one monthly payment, and pay it off faster.
Since this is a "Credit Card Refinancing" loan, can you please list the credit card debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	Sure, Capital One $7873 Interest 17.9% Dell Financial Services $259 Int 19.24% Chase $2055 Int 24.24% Citi Financial $1769 Int 24.99% I appreciate your consideration.

Member Payment Dependent Notes Series 517810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517810	$8,900	$8,900	7.51%	1.00%	May 31, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517810. Member loan 517810 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	Verso Paper Corp.	Debt-to-income ratio:	6.37%
Length of employment:	10+ years	Location:	Norway, MI

Home town:
Current & past employers:	Verso Paper Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > Two years ago, my husband went from an hourly to a salaried position, which in effect, took about $10,000 / year out of our income (from overtime). We are thankful for the increased responsibility and opportunity at his employment, and thankful that we both have gainful employment. However, we've seen a significant reduction in our cash flow and are not able to save at the rate we'd like. We have some credit card debt, a mortgage and vehicle loans, and we do very well maintaining everything, but I'm having to dip into my savings each month just to all the necessary things, leaving not much left for anything else. My purpose for taking this loan is to combine several loans and credit cards, all at different interest rates, into one monthly payment and over a shorter period of time than I could pay them off individually. If the numbers on paper are right, this will improve our cash flow tremendously from month to month.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	74
Revolving Credit Balance:	$7,136.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you listed the purpose of your loan as "Debt Consolidation", where are the debts you plan to consolidate, what are their amounts, what are their interest rates, etc? Also, what is Verso Paper Corporation, what do you do there, was is your title there, and is your job stable? Why should an investor fund your loan?	Thank you for your question. I added some details to my loan description which will give you some additional background. We have several loans & credit cards all at different rates ranging from 7 - 15% I work at one of four mills that make up Verso Paper Corp. The mill I work at manufactures market pulp and coated free sheet (high-end magazine paper). The company continues to invest in our facility in the millions of dollars each year. I am an administrative assistant. I don't believe in this economy that any job is stable as things can change at a moment's notice. But I feel very good about the company I work for and the position that our leadership has put us in to whether the economic storm. Personally, I've had several years of very good performance reviews and each day seems to find new opportunities for me to learn and grow so I feel very good about my employment.
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Thank You!

Member Payment Dependent Notes Series 517818

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517818	$14,725	$14,725	7.88%	1.00%	May 31, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517818. Member loan 517818 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Duty Free World	Debt-to-income ratio:	10.44%
Length of employment:	10+ years	Location:	Hialeah, FL

Home town:
Current & past employers:	Duty Free World
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > We just learned our second baby is on the way so we would like to add another room to our house.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,840.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 517825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517825	$9,800	$9,800	16.45%	1.00%	May 28, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517825. Member loan 517825 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,356 / month
Current employer:	Dr. Cecil eye care	Debt-to-income ratio:	21.79%
Length of employment:	< 1 year	Location:	Greeley, CO

Home town:
Current & past employers:	Dr. Cecil eye care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > I am hoping to pay off my consolidate my credit cards so I may pay off the high interest. With any extra money left I will use it to help finish our backyard that is completely dirt, so my kids will have a place to play. Borrower added on 05/16/10 > I am lucky to have a very stable job in the medical field I will be a good borrower since I always pay my bills on time with extra if possible. I have recognized my limits and I am wanting to do something about it. Borrower added on 05/16/10 > I am an Ophthalmic Techinican. I have worked in fast food, done babysitting, and for the Longaberger Co for 12 years. I have had employment since 11 starting with a newspaper route. I do not need to work now due to my husbands job, but I want to contribute to my family. Obtaining this loan will help me to pay off high interest credit cards faster.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	50
Revolving Credit Balance:	$5,046.00	Public Records On File:	1
Revolving Line Utilization:	74.20%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 60 months repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	Type your answer here.60 months is 5 years
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.No I donor own the title nor do I have enough equity
Would you please list the credit card accounts you will be paying off, amounts and interest rates? What kind of work do you do, and have you done in the past? Thanks.	Type your answer here.Care Credit @ 30% 2,295 JCPenney 29% 2100, HSBC 24% 1495 account is closed, Account Central 29% 895 account closed Target 29% 450. All accounts will be closed except for care credit

Member Payment Dependent Notes Series 517878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517878	$14,400	$14,400	16.45%	1.00%	May 28, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517878. Member loan 517878 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	Dr. Farbenbloom	Debt-to-income ratio:	14.78%
Length of employment:	2 years	Location:	Sherman Oaks, CA

Home town:
Current & past employers:	Dr. Farbenbloom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > I plan on paying off my credit cards due to high interest rates. The payments will be less than what I am paying now. I am very careful with my credit because I know how important good credit is. I am never late on my bills.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,260.00	Public Records On File:	1
Revolving Line Utilization:	97.10%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was Public Record On File 118 months ago? What was final disposition?	I had to file bankruptcy...I had lost my job and then 2 weeks later my mother passed away fairly suddenly and I was devistated. It will be 10 years in July.
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 60 months repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	I am not quite sure what you mean but if you are asking how quick I will be able to repay this loan I will have to say hopefully 4 years but I can not guarantee that. I will do my best to get this paid off as quick as I can as I want to be debt free!!

Member Payment Dependent Notes Series 517888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517888	$10,000	$10,000	17.93%	1.00%	May 27, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517888. Member loan 517888 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	18.06%
Length of employment:	n/a	Location:	Elmhurst, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	51	Months Since Last Delinquency:	16
Revolving Credit Balance:	$41,579.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your current job and what do you do there? What will you be using this $10,000 for?	I work full time at Northshore LIJ Hospital.Forest Hills as Acute Hemodialysis Nurse and my 2nd job is at Rogosin Dialysis Center at Woodside NY, which I work per diem once or twice a week . I haven't received my disability pay yet for almost 2 months now. I called the Union they said it's has been processed already and it's on the way. I will be needing that 10,000.00 to have both ends meet, to continue paying my bills without being delayed.
"Sick Loan" interesting Loan Title. "Other" loan category tells lenders absolutely NOTHING useful about W-H-Y you need $10,000 loan and P-U-R-P-O-S-E-S how $10,000 (less loan origination) is intended to be spent for your benefit. Provide an accurate loan DESCRIPTION a-n-d provide PURPOSES how money will be spent and then you concievably could actually attract interested lenders to help fund your loan. Otherwise bleak prospects exist for funding because too many question are unanswered. Lendera are NOT clairvoyant and thus we are incapable of mindreading. Member 505570 USMC-RETIRED 05.15.2010 at 05:39 AM ET	I will be needing this for my living expenses while I'm on disability. I haven't received my disability pay yet but it has been process and its on the way.
If your requested loan 100 pct funds, then L C issues their standard either 36 months or their 60 months promissory note that has NO prepayment penalty. You requested their 36 months loan repayment note. The length of time that you initially intend for the loan to remain active before participating lenders receive their pro-rata final payment is how long: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Advance thanks for answer to my loan duration question. Member 505570 U S Marine Corps-RETIRED 05.15.10 @ 7:31 AM.ET	I am loaning this $10,000.00 payable for 3 years
I'm interested in funding your loan but will you please explain/describe 1) the purpose of this loan, 2) the revolving credit balance of $41,579 and 3) your employment status. Thank you in advance.	The purpose of this loan is to fund my living expenses while I'm recovering from my Cancer Operation. 2) These are my credit card bills that I pay with the minimum. 3) On disability awaitint for disability pay.
Are you off from work right now due to a disability?	I had unexpected serious illness which required surgery that is why I'm on disability until I'm fully recovered to get back to work
So the $8,333 / month income is not current income?	No

Member Payment Dependent Notes Series 517897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517897	$15,250	$15,250	10.62%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517897. Member loan 517897 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,579 / month
Current employer:	TIB-The Independent Bankers Bank	Debt-to-income ratio:	18.03%
Length of employment:	1 year	Location:	BEDFORD, TX

Home town:
Current & past employers:	TIB-The Independent Bankers Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > Consolidating debit from my Mother (15000), she is disabled and moving in with me - taking this debit will allow us to sell her house w/out going into foreclosure by paying off the remainder of her ARM loan. The remaining amount I'll use to pay off my Bank of America Credit card and some on my Discover which is mostly medical debit for my Mom. Borrower added on 05/17/10 > Most recent pay-stubs have been emailed to Lending Club's credit department.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,263.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond what%u2019s provided in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Hello and thank you for your questions. Please don't hesitate to ask for more information or further clarification if needed. 1) I am employed by TIB - The Independent Bankers Bank. We are a financial institution that provides services to small banks that do not have the infrastructure to support common services such as mortgage lending, credit card issuing and Merchant processing. I specifically work in the Merchant Service division as the Manager of the Operations and Support teams. In addition to that I also act as the Account Executive for many of our vendor relationships and key bank partners. 2) My monthly expenses are $2300.00 including my mortgage, car payment, insurance and utilities. 3) The purpose for requesting this loan is to pay off the 'arm' mortgage loan my Mom has ( balance is $14882.00) and to pay off my Discover card which I've used to cover many of her medical expenses over the last year while I've been paying her primary mortgage. She is selling her house but for less than what she owes; to prevent her from having to forgoe the current offer and fall into a foreclosure I'd like to assume the arm loan and pay it off for her. 4) No past deliquencies. 5) I have a 401K. 6) I am the sole earner in my household. 7) I have less than 3000.00 in my savings account. 8) Yes, I would prefer to have the Lending Club do an auto-debit via ach to my account monthly.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello and thank you for your questions. I purchased my home 2 years ago and am the sole individual on the title. Kind regards

Member Payment Dependent Notes Series 517918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517918	$18,250	$18,250	11.36%	1.00%	May 31, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517918. Member loan 517918 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Coleman Aerospace	Debt-to-income ratio:	20.63%
Length of employment:	4 years	Location:	Orlando, FL

Home town:
Current & past employers:	Coleman Aerospace
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > First, let me say that, I am a hard worker in a very secure job. I always make my payments early and I value my good credit. I'm a single mom of two teens, one of which, I managed to put through her first year of college, despite her economy emptied college fund. Generally, I live well within my means and can save for the future. About a year and a half ago, not long after I purchased my home, a series of events began that I thought I could deal with and still keep everything going ok. Taxes increased my monthly house payment by $200 until the end of this year when there will be enough in escrow. Child support and anything in arrears ceased about three years ago. Work had a changing of the guard and all overtime came to a screeching halt while the new president was assessing. The combination of these things impeding my cash flow along with major car repairs and a huge dental bill, I have found myself using a credit card with 27% interest to make ends meet. This loan will allow me to reduce my budget by $350/month and reduce my bills from 6 high interest ones to 3 low ones. Work is almost back to normal now and college this year will be paid by federal funding now that we qualify. Things are looking up and with your help I can get back to normal and start saving again Borrower added on 05/24/10 > I will you have the LC (lending club) loan automatically withdrawn from my account? Just to let investors know, should something ever happen to my job, I would use my 401k to pay off my loan payment. Years and years ago, with other companies, I have been laid off and I still maintained my payments and good credit standing.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,720.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond what%u2019s provided in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Thank you for your interest. I hope I can convince you I am a worthwhile inverstment. Here goes... My employer is Coleman Aerospace, an L-3 division. I have been an engineering test technician for about 4 years now. Monthly costs: Mortgage/tx/ins 213,000 4.5% 1546/mo VA loan Chase credit 12,000 27.24% 378/mo it's a killer Capital one 6300 17.98% 159/mo car loan 7200 8.9% 198.76/mo dental bill 4600 14.90% 110/mo Penney's 257 23.99% 15/mo Sam's 1482 20.87% 50/mo Other bills: Cable/phone/internet 170/mo electric 200/mo average water 16/mo (Cellphone and car insurance are high because I have teens. They haven't had any accidents or tickets, but my wallet bleeds nonetheless.) Cellphones 190/mo car insurance 276/mo see what I mean No past delinquencies. I always pay early and more than the minimum payment. My good credit is very important to me. I have depleted my savings. I am the sole wage earner in my household. I have no one else to count on. I have taken care of my two girls alone since they were 2 and 3 years old. We live alone. There isn't any boyfriend or friend or family that I can ask for help. Things are tough right now, but God has always been on my side. I am blessed to have a job and my health. My emergency fund is $1200. I'm not sure what you mean for the last question. I haven't done this before, so I'm not sure what all my options are. If I got funded I was planning on paying off everything that I could and then doubling up on the rest. I want to work to become debt free within 5 years. I have an example to set for my girls. Things may go wrong, but always strive to get through. Thank you for your time and interest.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your interest. I do hold the title to my home in my name only. I bought my home about 1 year 8 mos ago. I don't have any equity. I paid $217,000 I'm not sure exactly how much it's worth right now. I believe it is around $170,000. I plan on staying in this home at least 10 years, so the depreciation is not something I'm too worried about. Balance on the loan is approximately $213,000. I hope this helps you with your decision. Have a great day.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Thank you for your interest. I hope I can convince you I am a worthwhile inverstment. Here goes... My employer is Coleman Aerospace, an L-3 division. I have been an engineering test technician for about 4 years now. Monthly costs: Mortgage/tx/ins 213,000 4.5% 1546/mo VA loan Chase 12,000 27.24% 378/mo it's a killer Capital one 6300 17.98% 159/mo car loan 7200 8.9% 198.76/mo dental bill 4600 14.90% 110/mo Penney's 257 23.99% 15/mo Sam's 1482 20.87% 50/mo Other bills: Cable/phone/internet 170/mo electric 200/mo average water 16/mo (Cellphone and car insurance are high because I have teens. They haven't had any accidents or tickets, but my wallet bleeds nonetheless.) Cellphones 190/mo car insurance 276/mo see what I mean No past delinquencies. I always pay early and more than the minimum payment. My good credit is very important to me. I have depleted my savings. I am the sole wage earner in my household. I have no one else to count on. I have taken care of my two girls alone since they were 2 and 3 years old. We live alone. There isn't any boyfriend or friend or family that I can ask for help. Things are tough right now, but God has always been on my side. I am blessed to have a job and my health. My emergency fund is $1200. I'm not sure what you mean for the last question. I haven't done this before, so I'm not sure what all my options are. If I got funded I was planning on paying off everything that I could and then doubling up on the rest. I want to work to become debt free within 5 years. I have an example to set for my girls. Things may go wrong, but always strive to get through. Thank you for your time and interest.

Member Payment Dependent Notes Series 517972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517972	$18,375	$18,375	10.25%	1.00%	May 31, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517972. Member loan 517972 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,270 / month
Current employer:	at&t	Debt-to-income ratio:	14.25%
Length of employment:	3 years	Location:	Vallejo, CA

Home town:
Current & past employers:	at&t
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,381.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond what%u2019s provided in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Thank you for looking at my loan application. I will answer your questions numbered accordingly. 1. at&t. Title: Constuction Splicer. I maintain outside plant ensuring telephone network is optimized. Currently testing telephone pairs for future uverse customers. 2. monthly cost- $2275 3. BofA loan- $13,000 apr 14% paying $300/mo. Usaa loan- $9,000 apr 14.75% paying $275/mo. (these 2 loans I want to consolidate into one lower apr in and pay off in a shorter amount of time) 4. No delinquinces 5. have a total of $40,000 in 401k and stocks. 6. sole income earner. 7. Currently have a total of $4,000 in savings and checking accounts. Lending Club will automatically withdraw money from my account. Thank you once again.

Member Payment Dependent Notes Series 517982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517982	$7,000	$7,000	7.88%	1.00%	May 27, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517982. Member loan 517982 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	kmart	Debt-to-income ratio:	21.28%
Length of employment:	1 year	Location:	hyannis , MA

Home town:
Current & past employers:	kmart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I am looking for funding to go back to school. I applied for a scholarship and was not received, and the school does not lend money or participate in the school loan program. Borrower added on 05/25/10 > The loan I am apply for will be used to take early education training this summer. I have also set up my internship for the fall. I am currently working as a department manager and will continue to do this until my intern is finished and I am offered a teaching position. So my position is stable. Before this job I worked doing advertising for 9 years. My credit is excellent and I pay my bills on time. I am very committed to my responsibilities. Please help me to fund this loan so that I may be able to better myself.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,832.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I would like to fund your loan. Can you please tell me what you will be studying? Good Luck.	I am going back to school for early education to become a teacher. Thanks

Member Payment Dependent Notes Series 517990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517990	$6,400	$6,400	13.48%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517990. Member loan 517990 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,833 / month
Current employer:	aramark uniforms services	Debt-to-income ratio:	8.11%
Length of employment:	4 years	Location:	sherman oaks , CA

Home town:
Current & past employers:	aramark uniforms services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > Thank you!

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	19	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,455.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I own my own home on a double lot. However my parents have the title. so I cannot use that as collateral.

Member Payment Dependent Notes Series 517997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517997	$17,350	$17,350	7.88%	1.00%	May 31, 2010	May 28, 2015	May 28, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 517997. Member loan 517997 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	marcon engineering	Debt-to-income ratio:	4.56%
Length of employment:	2 years	Location:	escondido, CA

Home town:
Current & past employers:	marcon engineering
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > Im trying to refinance to a 4.78% morgage. In order to get that rate, I need to get rid of the 2nd morgage. The 24,000 I'm requesting is to pay off the 2nd. Sure, I will be paying this loan back at 7.88%, but I will drop my thirty year loan by just over a whole percentage point, in the long run it will pay for itself.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,574.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1 Yes $2100. per mo. 2 Yes I am the sole title owner. 3 Yes originaly 50,000 4 11 years
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1 Yes 2 Estimated 30,000 in equity. 1st balance 313,000 2nd balance 24,000
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Yes the tite to my home is in my sole name. I'm not sure of the value, but the comps in my area go from 290,000. - 365,000 Please keep in mind that I don't live in a track of homes, the property values vary because of the size of land and house. I would guesstamate my property to be worth 345,000. I owe 313,000 so that leaves 32,000 in equity. Property values herein my area have been rising this last year.

Member Payment Dependent Notes Series 518066

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518066	$12,000	$12,000	7.88%	1.00%	May 27, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518066. Member loan 518066 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,958 / month
Current employer:	CIGNA	Debt-to-income ratio:	12.76%
Length of employment:	10+ years	Location:	Weston, FL

Home town:
Current & past employers:	CIGNA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > $22k outstanding credit card balance with American Express. Already paid off $10,000! Help me as I continue on my journey to be credit card debt free over the next 3 years, and at the same time, help me send a personal message to AmEx, which has been abusing customers. I have been an Amex customer for several years, had low 9.99% fixed interest rate. Rate increased 4% in Nov 2008. Rate is now variable, added another 2%, effective 10/1/09. Help me pay off this balance as soon as possible. Only requesting $12,000 due to interest rate considerations. Higher loan amount means higher APR, which I want to minimize.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$106,720.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Hi Member_569427 - Thanks for checking my listing. Please see prior response for details on debt load. Here are details on monthly expenses: $2300 mortgage $216 car loan $200 interest on HELOC $200 Citi card $318 Lending Club loan (CC refinance) $1050 insurances house, car $500 utilities, cable, internet $600 food
Hi. What is the source of the large revolving credit balance?	Hi Member_605191 - Thanks for checking my listing. The $106k revolving balance is mostly a HELOC ($92k, 100% used as lender reduced line about 1.5 years ago). $12k is outstanding Amex card balance, the rest is a Citi card balance being paid off slowly but steadily as I have a 1.5% interest rate until balance is paid off in full. No new charges have been made to any of the cards for almost a year months now.
What is your total credit card debt load? Your revolving credit balance is listed as $106,700.	Hi Member_659558 - Thanks for checking my listing. Please see my response to a prior question above.
You show a revolving credit balance of $106,720. What is included in this amount?	Hi Member_608350 - Thanks for checking my listing. Please see my prior answer above.
You got my help. AmEx screwed me too in the past.They are scum.	Thanks WVU.

Member Payment Dependent Notes Series 518150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518150	$17,050	$17,050	11.36%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518150. Member loan 518150 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	City Of Long Beach	Debt-to-income ratio:	14.09%
Length of employment:	10+ years	Location:	Long Beach, CA

Home town:
Current & past employers:	City Of Long Beach
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I am a hoping to consolidate credit card debt into one monthly payment with the goal of managing my finances more effectively. The rates offered here are very reasonable. I always pay my bills on time and have a reliable record of payment over the years. This program seems to be more consumer friendly for working class people like myself.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,411.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond what%u2019s provided in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. I am employed by the city that I live in as a mid level manager with oversight of 100 employees to include four supervisors. I preside over an annual budget of 8 million dollars. I coordinate municipal waste collection, street sweeping, and parking enforcement. 2. My monthly expenses including my mortgage, phone, food, and other household expenses amount to 32 percent of my annual income. 3. Currently, we have several major credit card accounts that we would like to combine into one monthly payment in order to manage our income more effectively. 4. We have never been delinquent nor do we have judgements or leins on our property. 5. Eight percent of our income is saved each month. 6. I am the sole wage earner in our family and my children are grown and live on their own. 7. We have an emergency fund (cash) and a savings and checking account. Combined it is equivalent to three months of our monthly expenses. LC will withdraw the loan automatically. Thank You again for your consideration.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank You for considering my request. Yes I do olf title to my home in my name. I have lived in my home for thirteen years and have approximately 90,000 in equity. I do not have a HELOC. My home is valued at approximately 300,000. There are no seconds on the home and there have never been leins on the home. Type your answer here.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My position is very secure as I am a long term Civil Service Employee. I have accumulated enough experience in my field to find another job since there is a demand nationwide for what I do and have done in this industry. In fact, I am associated with numerous businesses and governmental agencies who consult with me frequently.
If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	I always pay my bills. If I did lose my job, I would be able to manage to pay this loan. I am and have always been committed to paying back what I borrow and I have saved for the future and I would not hesitate to use these funds to meet my obligation on this loan.

Member Payment Dependent Notes Series 518158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518158	$3,150	$3,150	16.45%	1.00%	May 28, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518158. Member loan 518158 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	InComm	Debt-to-income ratio:	23.42%
Length of employment:	< 1 year	Location:	NORCROSS, GA

Home town:
Current & past employers:	InComm
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,365.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide reason for loan, and breakdown of usage.	This loan is to relocated from California to Atlanta GA. I recently too an offer in Atlanta and need the money to move my stuff (1bedroom) - About $2000, my car $1000 and for other relocation expenses (Flight, first month rent and deposits, misc necessities etc)
I am considering investing, but have a few questions - Have you actually moved already? Will your employer be paying all or part of your relocation? What is InComm and what do you do there? Thank you in advance for your answers.	I have not completely moved, my stuff arrives next week and I have to pay the movers upon delivery. My relocation cost will be covered by me and not my employer. I do get a bonus which I will use to cover the cost.

Member Payment Dependent Notes Series 518171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518171	$13,000	$13,000	13.48%	1.00%	May 28, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518171. Member loan 518171 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	UCLA	Debt-to-income ratio:	23.06%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	UCLA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,925.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, it is under "my own name". 2. The value of the condo is approximately 275,000, and I have about 230,000 balance.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	1) University / Full time lecturer 2) I have a total balance of about 25,000 dollars in credit debt, but have of the amount I have a very good apr on it. I just want to lower my interest rate on the other half because it is way too high. 3)4) I will be able to manage the monthly payments through family assistance in addition to my own income.

Member Payment Dependent Notes Series 518178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518178	$13,900	$13,900	16.45%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518178. Member loan 518178 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	CASCAE DRILLING	Debt-to-income ratio:	16.66%
Length of employment:	2 years	Location:	corona, CA

Home town:
Current & past employers:	CASCAE DRILLING
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > This is to pay off my wife and my credit cards. She also makes $60,000 per year.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	74
Revolving Credit Balance:	$10,142.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I do. I owe 300,000 and it is worth about 305,000
what is CASCAE DRILLING and what do you do there? Revolving Credit Balance $10,142.00 why do you need $20,000?	I am the head drill rig mechanic. We do enviromental drilling. It is to pay off mine and my wifes credit cards at a fixed rate

Member Payment Dependent Notes Series 518192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518192	$9,375	$9,375	13.48%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518192. Member loan 518192 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	River Springs Charter School	Debt-to-income ratio:	23.50%
Length of employment:	2 years	Location:	Long Beach, CA

Home town:
Current & past employers:	River Springs Charter School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I'm a teacher for a charter school in California. I have a great, steady job with a great salary. I will be using this money to pay off credit cards with interest at crazy rates. My new payment will literally be almost the same and I'll be paying off my credit cards in a fraction of the time it would otherwise take. Thank you! Borrower added on 05/16/10 > Second thoughts: Also, yes I do have a job next year!! If you look at my credit score you will see that I have many, many accounts (unfortunately) but fortunately not a single delinquent account. I work hard and ALWAYS pay my bills on time. This money is going to be used for the sole purpose of paying off these awful high interest credit cards. Some are at 24%, 25% and these cards have very large balances. I really look forward to paying them off!! Thank YOU again!

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	34
Revolving Credit Balance:	$18,167.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 518195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518195	$15,000	$15,000	10.25%	1.00%	May 28, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518195. Member loan 518195 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	City of Hemet Fire Dept	Debt-to-income ratio:	5.72%
Length of employment:	5 years	Location:	Lake Elsinore, CA

Home town:
Current & past employers:	City of Hemet Fire Dept
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,887.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The house title is in the names of my wife and I. The amount I owe on the house is about what the house is worth due to the current economy. I have about $80K into the house since the down payment and monthly since the purchase price of the house.
Please list credit card debt amount and both minimum and actual monthly payments for each card. What steps are you taking to prevent CC debt accumulation again in the future?	balance min payment payment amount $2100 $85 $200 $5600 $118 $200 $3000 $65 $200 $4400 $45 $200 $3000 $79 $200 I will cancel high APR cards and only keep two for emergencies.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	The purpose for this loan is to payoff credit cards due to changed or now higher APR's. Once payed off I will cancel most cards and keep two for emergencies. To help provide a more stable income to debt ratio to provide a stable budget and provide for my family.

Member Payment Dependent Notes Series 518199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518199	$13,125	$13,125	9.88%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518199. Member loan 518199 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.60%
Length of employment:	n/a	Location:	West Covina, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,663.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 518208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518208	$16,350	$16,350	17.93%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518208. Member loan 518208 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,250 / month
Current employer:	The Art Institute of CA--Inland Empire	Debt-to-income ratio:	15.73%
Length of employment:	4 years	Location:	riverside, CA

Home town:
Current & past employers:	The Art Institute of CA--Inland Empire
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I am a USC alumnus who lives in Riverside and works ten minutes away in San Bernardino. My after tax income is $4,800 and I pay rent to my in-laws who own the 3 bedroom condominium that my wife, 4 year old daughter, and I live in. I heard about this Lending Club opportunity through the morning news and am excited about an opportunity to pay off my credit cards while continuing to make timely payments to my creditors. I have never declared bankruptcy, been late on a payment to my creditors, and I serve as an Executive Member of my university administration. I am a responsible person with integrity and always pay my bills before I consider using funds for leisure. I am the type of person who loves to pay my bills within hours of receiving a bill so that (1) it is not on my mind and (2) I demonstrate responsibility to my financial obligations. My parents come from a working class background and they taught me the respect for honor and keeping my word. As a USC (Masters in Urban Planning) and UC Irvine graduate (Bachelors in Social Ecology--Criminology, Psychology and Urban Design) my career in education has been exciting and I am aspiring to serve as a campus president in the next few years. I would like to thank you for your interest in my account and look forward to any and all questions that you may have for me.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,485.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $25K CC REFI category loan. My questions are: Number [1] Position (Job/What you do) for employer Art Institie of the Inland Empire? Number [2] Your Transunion Credit Report shows $39,485 RCB total debts (79.60 pct usage). What $ payments per month are paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) Number [3] You selected 60-months repayment option. If the loan 100 pct funds, L C standard promissary note has NO prepayment penalty. Time length you initially are intending to keep loan active before lenders receive final payment: 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected T-H-R-E-E answers. Member 505570 U S Marine Corps-RETIRED 05.16.10 @ 6:59 AM.	Good Morning USMC Retired, I appreciate your email and thank you for your interest in my lending request. To answer your questions, (1) I serve as the Dean of Student Affairs for The Art Institute and have been in this position for the last 2 years, and served as the Associate Director and then Director for the school for the previous 2.5 years before this current position. I oversee all of the student conduct matters for the campus, as well as our housing program that has 84 residents in the Riverside area, and I also run the student leadership and campus activities programs. We hae approximately 1,500 students at our campus and have been in San Bernardino for 4.5 years (1/2006) and are a part of the Ai system that has 40+ campuses in the U.S. and Canada. (2) I always pay more than the minimum payment due, and therefore each month I currently pay $1,270.00 to my creditors which is above and beyond the minimum payments due. (3) My goal to repay the loan is between 2-3 years since there is no prepayment penalty as I'd like to buy a home with my wife in the next 3-5 years now that she has her masters degree and teaching credential to obtain a full-time position teaching special education students. Thank you for your questions and email. I hope that I have answered your questions in full but if not feel free to send more questions my way. Thanks again! With Repect and Appreciation, The Dean of Student Affairs
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.16.2010 @ 5:27 PM ET.	Your help is greatly appreciated since this is a new process for me. I'll follow your sound advice. Have a blessed day. Tom
WILL U ACCEPT THE PROCEEDS IF IT DOESNT FULLY FUND	Yes, thank you for your question :)

Member Payment Dependent Notes Series 518218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518218	$15,250	$15,250	17.93%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518218. Member loan 518218 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Keppel Union School District	Debt-to-income ratio:	16.65%
Length of employment:	< 1 year	Location:	Palmdale, CA

Home town:
Current & past employers:	Keppel Union School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > loan consoladation to pay off credit card debt and so live within my means and not be subjected to high credit card rates Borrower added on 05/16/10 > I plan on using the funds to pay off debts of high interest credit card rate and this allows me to be well in means of monthly budget. My job is stable because I am in Specialized field of education.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	4
Revolving Credit Balance:	$11,390.00	Public Records On File:	1
Revolving Line Utilization:	97.20%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $15,250 DC category loan. My questions are: Number [1] Position (Job/What you do) for employer Keppel Union School District? Number [2} Provide 3-years PRIOR work (or school) history. Number [3] Your Transunion Credit Report shows $11,390 RCB debt (97.20 pct usage). What $ payments per month are paid on all RCB debts? (Total $'s that are actually PAID per month; NOT CC minimum $ payments DUE per month.) Number [4] $15,250 loan; $11,390 RCB debt; $3,860 extra (less the loan's origination fee) is consolidating or refinancing what s-p-e-c-i-f-i-c debts not included in RCB debt total? Number [5] Transunion Credit Report shows 1 unidentified credit grantee delinquent payment 4 months ago. Explanation is? Number [6] Transunion Credit Report shows 1 Public Reciod on File 89 months ago. What was Public Record? a-n-d What was final disposition of Public Record? Number [7] If loan 100 pct funds, L C standard promissary note has NO prepayment penalty. Time length you intend to keep loan active before lenders receive final payment: Less than 1-year?1 to 2-years? 2 to 3-years maximum? Advance thanks for expected SEVEN answers. Member 505570 U S Marine Corps-RETIRED 05.16.10 @ 6:49 AM.	1) I work for the Keppel Union School District as a teacher KUSD (661)944-2933 2) Work 1 year with district and prior worked with Palmdale School District, 10+ yrs, (661) 947-7191 3)RDB debt payments per month 750.00 4)extra $3,860 is for paying off Attorney fee's (divorce, and medical expenses) (661)726-5151 5) Credit card deliquent payment 4 months ago, oversight of though I made payment because payment date changed but as soon as I was aware of the problem, I did notify CSEA and made accommodations to fix the situation 6)Transunion Credit show public record disposition of divorce/ bankruptcy 7) loan of mortage from home from divorce settlement -home was resold by bank and discharged through bankruptcy. I do hope these answers clarify my credit history. Thank you.
What was the delinquency 4 month ago? How long will you take to pay back the loan? After you pay off your credit cards do you plan to continue to use them?	Late payment to credit card company; due date was changed and as soon as I was aware of delinquent payment, I made arrangements with the company. I do not plan on using credit cards because the interest rates are too high. I plan on using "cash only."

Member Payment Dependent Notes Series 518220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518220	$15,875	$15,875	10.99%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518220. Member loan 518220 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Goodwin Procter LLP	Debt-to-income ratio:	11.90%
Length of employment:	2 years	Location:	West Covina, CA

Home town:
Current & past employers:	Goodwin Procter LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I want to pay off credit cards and become debt free. I am a good borrower because I am committed to and faithful in paying my bills each month. My monthly budget for expenses other than the mortgage is $2,000. With this loan I would be able to pay off all debt and begin to save for major repairs of a much-needed new roof and plumbing, as well as save for retirement (I'm 58 years old). My job is very stable. I work for a law firm in Los Angeles and I've worked with my attorneys for 10 and 11 years respectively, beginning at a previous law firm. They are doing quite well. I plan to work until retirement. Borrower added on 05/15/10 > Thank you for your consideration of this loan request. Borrower added on 05/18/10 > I really need your help and an opportunity to get out of debt.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,013.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond what%u2019s provided in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. My employer is Goodwin Procter LLP, a law firm in Century City, Los Angeles. I support three attorneys - two Partners and one Associate in the Business Law Department. I have worked with the two Partners for 11 and ten years respectively. 2. My monthly costs are $2,746 mortgage; approx. $165 utilities; $143 car insurance; no car payments; $75 phone/internet; $48.00 mobile phone; approx. $100-200 doctor visits (husband is diabetic) approx. $100 month prescriptions. 3. Loans: Sony $413.30, 23.99%; Best Buy $626.27, 20.99%; Macy's $844.88, 26.99%; Walmart $826.35, 19.87%; Lowes, $1,128.36, 22.9%; Amex $1401.44, 227.24%; Macys $1,548.19, 26.99%; Kohls $2,609.14, 21.90%; Amex $2,855.99, 17.24%; Chase $4,774.23, 12.24%; Target $6,853.95, 23.24%; Chase $4,080.73, 12.24%; Chase $686.52, 6.24%, Citibank overdraft loan $2,000. 4. One Kohl's payment a few years ago (2006?) was oversight. 5. Fidelity 401K balance $10,000. Aviva Annuity Account $86,791.97 Accumulation Value 6. Not sole wage earner. Husband is a minister. His annual salary is $22,102, for annual salary of $105,102.00. 7. Savings account balances - zero at the moment. No emergency funds. Will pay off all credit card loans with Lending Club loan and begin to build emergency funds.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, we hold the title to our home in my name and my husband's name. 2. Home valuation - approx. $383,000. Total mortgage balance - $386,178 Thank you!

Member Payment Dependent Notes Series 518223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518223	$15,000	$15,000	13.48%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518223. Member loan 518223 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	San Bernardino County	Debt-to-income ratio:	21.26%
Length of employment:	10+ years	Location:	Yucaipa, CA

Home town:
Current & past employers:	San Bernardino County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > credit card payoff Borrower added on 05/16/10 > I have worked at my County job for 13 years Borrower added on 05/19/10 > This loan will save me $ 170.00 a month on what I am paying now

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,542.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1.) The title is in my name and my wifes names.2.) We owe $183,000 on the note for the home loan and we have a second on the home for $34,000...3.) our home was appraised at $287,000

Member Payment Dependent Notes Series 518229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518229	$12,400	$12,400	18.30%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518229. Member loan 518229 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,297 / month
Current employer:	City of Hope National Medical Center	Debt-to-income ratio:	14.23%
Length of employment:	10+ years	Location:	Ontario, CA

Home town:
Current & past employers:	City of Hope National Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > After several years of illness my Mother passed away on 2/15/2010. I now need to consolodate in order to pay off debts. Thank You so much for this opportunity. Borrower added on 05/15/10 > I appreciate your considering me during this difficult time of transition. Borrower added on 05/15/10 > Thank You so much. Borrower added on 05/29/10 > I am so very grateful to each and every investor and the LendingClub for giving me this opportunity. My heart is filled with hope after an extremely long and difficult journey. Your investment in me gives me peace and hope for a bright future. I know you have many choices and it means the world to me that you chose to invest in me. Thank each and every one of you so very much.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	37
Revolving Credit Balance:	$11,029.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When loan 100 pct funds, you selected 60-months term repayment plan. Do you intend to payoff loan earlier?, i.e., 1 yr to 2 yrs? 2 yrs to 3 yrs? 3 yrs to 4 yrs? Or service loan to full 5 yrs? Thanks for answer. Lender 505570 USMC-RETIRED 05.21.2010 at 03:33 AM ET	Type your answer here. Hello, I very much intend to pay off the loan before the 60 month term. With everything still reeling I felt it best to use the 5 year repayment plan at least for right now. Thank you for a great question and your interest in funding my loan request.
Is this loan for funeral expenses or debt incurred from burial? If it is to consolidate your mother's debt, you should know that while creditors may ask, you are under no legal obligation to pay her debt.	Type your answer here. Hello, this loan is not for funeral expenses or my mother's debts. I used my savings, some retirement and of course credit cards as this journey went along and finally came to a close. I very much appreciate your sage advice and kind information. Thank you for a great question and considering funding my loan.
What was your delinquency 37 months ago?	Type your answer here. Hello, that delinquency was 2 late payments. My mother was hospitalized and I had no choice at the time. The payments were obviously caught up and things got back on track. I appreciate your question and interest in investing in my loan. Please let me know if you have further questions. Thank you, Rose
Rose, What is your job at City of Hope National Medical Center and is there any other household income?	Type your answer here.Hello, I am a secretary, I live alone and only have the one income from my primary job. Thank you for a great question and please feel free to contact me again. I appreciate your interest in my situation and funding my loan. Rose

Member Payment Dependent Notes Series 518231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518231	$15,000	$15,000	13.85%	1.00%	May 28, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518231. Member loan 518231 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Worldpac	Debt-to-income ratio:	17.49%
Length of employment:	10+ years	Location:	Corona, CA

Home town:
Current & past employers:	Worldpac
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1979	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,156.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the title is in my name. The house is currently worth about 385,000. I have a first of 375k balance and a 2nd with a balance of 52k. So I currently have negative equity of 42k. The house was worth 600k in 2007 and has been as low as 325.
You have a first $375K & second mortgage $52K & a Revolving Credit Balance: $36,156K 1 - How is a $15000K loan going to help? 2 - Gross Income: $10,417 / month --- yours alone or spouse included? 3 - Current Employer: Worldpac --- What is Worldpac and what is your position there? Thank you	The 15k will payoff the balance on a 401k loan. I will then get a new loan from my 401k which will allow me to payoff all my credit cards and allow me enough left over each month to start saving and paying down my 2nd. My income is mine alone. Worldpac is the largest privately owned importer of Imported car parts in the country. See www.worldpac.com, we are owned by The International Group who also own the 3200+ Carquest Stores in the US. We are a very profitable company. My income has grown steadily over the last 3 years. I am an account manager with 120+ customers who have been with me for over 10 years. We sell parts to the independent car repair sector. We are doing well because we do not do business with new car dealers, who are not doing so well. Our core business is the independent repair specialists who are doing very well.
what are your fixed monthly expenses?	approximetly 5800.00. This is Mortgage (including insurance and taxes), cars (including insurance), utlilties, credit cards, TV, all phones, internet service and home alarm service.

Member Payment Dependent Notes Series 518246

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518246	$6,725	$6,725	9.88%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518246. Member loan 518246 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.05%
Length of employment:	n/a	Location:	Phelan, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I do not want to pull money out of my retirement fund-the recession has not been kind to meand I want to preserve what I have

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	3
Revolving Credit Balance:	$52,875.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I hold the title in my own name. I have a five acre"ranch " in a rural area of Calif in the west cajon valley. I owe 60,000 on an original loan in2001 of 120000. I also own my car outright-nothing fancy, a honda civic hybrid. My property is hard to appraise because of the rural nature of the area, but I think it is safe to say that 100,000, even with the drop in realestate values is a fair lowball estimate. The property was already paid for when the house was built.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I am retired I live on 1600 ss plus 500 from a pension fund No delinquencies sole wage earner pension approx120000 invested home loan approx 61000

Member Payment Dependent Notes Series 518257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518257	$12,150	$12,150	10.25%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518257. Member loan 518257 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Valley Hi Toyota	Debt-to-income ratio:	7.77%
Length of employment:	10+ years	Location:	Hesperia, CA

Home town:
Current & past employers:	Valley Hi Toyota
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > The Auto group I work for has the three stongest car lines in the industry. I have closed 4 other credit accounts Ithat had zero balance and will close the remainder once they too have a zero balance. Borrower added on 05/16/10 > Based on todays cedit card interest rate, my goal is to pay of the remaining balances and cancel the cards. Obtaining this loan would be better than paying 24to 27 % interest.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,779.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I am on the title. I still have a mortgage of 302,000. The home has a value of approximately 380,000. Thank You
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Employer Valley Hi Auto Group over 17 years tenure. Operations director of the group and leader of 124 employees. Mortgage 2450 2nd 380 cars 480 for 2 vehicles. 1125. for util, ins, food and misc. There are no delinquencies or liens or public records. I pride myself in keeping my good credit rating. My wife also has a income of approximately 1500. per month. Combined we are around 14500. 00 per month. I invest the maximum per year in my 401k which I have over 6 figures invested with John Hancock. We have 4500.00 in cash for emergency funds. I will have the Lending Club deduct my payment from my banking account. The planned payment for the LC loan is the minimum payments made to my 6 credit cards which with this loan can be paid in 3 years instead of 10 years as the statement describe. Thanks in advance fo the consideration.

Member Payment Dependent Notes Series 518258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518258	$10,000	$10,000	7.51%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518258. Member loan 518258 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Ames Construction Inc.	Debt-to-income ratio:	5.77%
Length of employment:	5 years	Location:	DENVER, CO

Home town:
Current & past employers:	Ames Construction Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > Seeking funding in order to rid myself of high interest credit card balances. Borrower added on 05/21/10 > To all prospective lenders...thank you for your trust in my ability to pay you back with interest. It is an honor to be in your debt and rest assured that I will not let you down when it comes to repayment. Check my credit score for ease of mind.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,644.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Ames? What is Ames main source of work?	I am a land surveyor for a large civil contractor specializing in large highway and rail projects.

Member Payment Dependent Notes Series 518280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518280	$25,000	$25,000	16.07%	1.00%	May 28, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518280. Member loan 518280 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,167 / month
Current employer:	Kim Lighting	Debt-to-income ratio:	23.18%
Length of employment:	10+ years	Location:	Diamond Bar, CA

Home town:
Current & past employers:	Kim Lighting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > This loan will help my family get away from bank cards and give the interest to people like myself. The idea of this club is great for people like us to control our finances. Borrower added on 05/22/10 > I am extremely reliable and have never missed a payment on any account that I have ever had. My employment is very reliable and I have been there 36 years and have another 10 years to go.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1979	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,269.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your employer do? What do you do for them? What cc's will you be paying off and what is their interest rate? Thanks.	My employer is a manufacturing company that designs and manufactures outdoor lighting products. I have worked there for 36 years in the engineering and design department, my position today is the manager of the Design and Engineering Department. I will be paying off Chase Cards with 27.9%, Capital One Cards with 22.9%, Citibank Card with 27.9%, and Store Cards with 22.7%. The cards have increased their interest on their cards for no reason. I have never been late to pay, however, I have gone over the max because they placed their interest on the account just after my use of the card.
You are requesting $25,000 loan. Your credit report says you have a revolving balance of more than $77,000. Please detail the balance and interest rate for all of your revolving expenses.	I intend to pay off cards that have interest over 20%. Many of the other cards are less than 20%, therefore I can focus on paying them off after I get this loan. There are simply too many cards that I need to close with ballances from $1000 to $3000.
Please list your month;ly expenses. Thanks.	Rent $1950, Utilities $350, Insurance $300, Credit Cards $3000, Phones $300, Gas $150, Food $600.
Your debt is very high in relation to your income. How did you get so deeply in debt? Why do you have so many credit cards, when two or three should suffice?	I went through a divorce about five years ago and got stuck with the credit, I am now remarried and actually have a combined income of over $190,000 a year, but I wanted to clear up my credit without including my new wife's income. Most of the cards are store cards, I only have three normal credit cards. This loan will disolve the old cards from my previous marriage and allow me to move forward. Even with these cards, I never miss a payment and this loan will be treated with the same respect.

Member Payment Dependent Notes Series 518281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518281	$10,750	$10,750	14.59%	1.00%	May 28, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518281. Member loan 518281 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Goldrich & Kest Property Management	Debt-to-income ratio:	22.54%
Length of employment:	6 years	Location:	Westchester, CA

Home town:
Current & past employers:	Goldrich & Kest Property Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I will be using the loan to consolidate bills and have a little breathing room. My goal is to get out of credit card debit FOREVER. Borrower added on 05/18/10 > My total debt is about $18000. This consist of: Car = $6000 pay $341 a month Credit Card 1= $7800 pay $211 a month Credit Card 2= $2200 pay $ 57 a month @ 30% intr. Credit Card 3= $1500 pay $ 36 a month @ 19% intr. Credit Card 4= $ 735 pay $ 35 a month @ 24% intr. Other monthly bills enclude: Car insurance= $111 a month Cell phone/Internet = $130 a month Gas & Electricity = $40 a month Cable = $40 a month So I'm spread a little thin. By consolidating at the amount and rate given I will have about $65 extra that will help a little for food and fuel. Borrower added on 05/18/10 > Wow :) I would just like to INCLUDE I'm doing all this on my cell phone because I have turned off my home Internet to save money. :) So bear me while I attempt to change my life...... in the palm of my hands. Borrower added on 05/21/10 > Lol, thank you all sooo much so far but I'm not sure what else I'm supposed to do to boost funding. The bookkeeper in me knows I need at least $767 a day to make it to my full requested amount. Should I cheer you guys on a little bit? Bake you cookies? Tell you stories about my younger days? Lol. Keep up the good work! Drop by often, I'm here all week :-) Borrower added on 05/24/10 > Wowww! Amazing! What a huge jump! Yessss! Thank youuuu! Rah! Rah! Rah! Go Team! Borrower added on 05/25/10 > It's been brought to my attending a few times that I should focus more on the cards and I agree. Revised payoff will be as follows: $10226 will be my loan amount after fees. CC1 $7291 CC2 $2200 CC4 $735 Thanks for opening my eyes. Goooo Team! Borrower added on 05/25/10 > Lol, Lending Club I NEED a loan description edit button....please. Borrower added on 05/26/10 > In the home stretch. Almost there! Thank you all so much, especially the members who came back multiple times and to the members who only stopped by once but made a huge difference. I appreciate all of you. Thanks again!

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,904.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What is the interest rate on your car and credit card 1? Which of these will you be paying off (obviously CC2 because of that 30% rate, but what others). What's your monthly rent? What are you doing to stay out of debt besides canceling home internet? Have you stopped using your CC? $65 extra per month, doesn't seem like much, what happens when an emergency pops up (they always do)? I'd encourage you to cancel your cable and if you haven't already, google dave ramsey and debt snowball.	Hello, Unfortunately, I wasn???t able to go back in and edit some of that information. My monthly rent is $875.00. CC1 interest rate is 19.99%. My car interest rate is 7%. Although my car has a better rate, I have chosen to go ahead and pay off: Car at $6,000. CC2 at $2,200. CC3 at $1,500. CC4 at $ 735. This will leave me with the $370.00 a month to pay this loan. I will have approximately $300.00 a month (after bills) for necessities, this will reduce the need of having to turn to my credit cards. I live a pretty simple life. I was basically using credit cards to make ends meet (usually for fuel or grocery), but once the interest rates on each card increased I decided it was time to make an immediate change. I will only close 1 or 2 of the cards. The other cards will be left open and only used for life or death emergencies and for credit score purposes. I will be looking into getting a converter box for my TV. Thanks.
hi, Currently you're paying $680/month on debt, can you afford $747/month? ($370 this loan+$341car loan+$36 CC3) Thanks, Lou	It will be tight for me but yes I can do that.
Cool, I was also thinking, you might want to approach CC1 and say, "I came into some cash, I'd like to pay off the balance, would you accept $6000 right now to discharge the debt?" They may say sure and forgive the rest, you've got nothing to lose asking. You may have to ask for a manager and try for a higher number (say 6500 or 7000). If that works, try it on the other cards. You may be able to save enough to pay off CC3. Good Luck!	Definitely will try that. Thanks.

Member Payment Dependent Notes Series 518295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518295	$7,875	$7,875	7.51%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518295. Member loan 518295 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Raytheon SAS	Debt-to-income ratio:	17.39%
Length of employment:	5 years	Location:	Manhattan Beach, CA

Home town:
Current & past employers:	Raytheon SAS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > I would like to pay off my credit cards since the intrest has gone up. I can pay more than the minimum amount, but hate paying such high intrest rates for the next year.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1979	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	37
Revolving Credit Balance:	$18,418.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list the credit cards, balances and interest rates?	Sorry for the delay in answering your question. I couldn't access my gmail account. I owe on two citi bank cards after a very fun cruise. I only need partical help in paying them off quickly. I owe $6,000 on one and $7,000 (rounded) on the other. The intrest rate is 29.99%, which is really bad. Very stupid of me to charge so much.
Current Employer: Raytheon SAS 1 - What does company do or provide? 2 - Your position there? Thanks	I work for Raytheon SAS in El Segundo CA. I am a Major Subcontracts Manager. I deal with high dollar or complex technology suppliers and help them and my company to provide the best possible product at a fair and reasonable price. I really love my job.
"I owe $6,000 on one and $7,000 (rounded) on the other." WOW......$13K for fun. Is that in addition to your Revolving Credit Balance 0f $18,418.00???	Not sure if my previous answer went through to you. My total debt is what is the $13K. I am not sure where the revolving credit balance amount came from. I don't owe an additional amount above what I had stated. The total amount of 13K was not all for fun. My mom had some extra expenses and I put those on my credit card. She has not been able to pay me back yet and I would like to take the balance owed off the cards so the intrest rate is lower and her total amount owed will be less. My I must add that this is the first time in her 83 years that she has not been able to pay her own way.

Member Payment Dependent Notes Series 518303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518303	$5,000	$5,000	11.36%	1.00%	May 27, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518303. Member loan 518303 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,327 / month
Current employer:	n/a	Debt-to-income ratio:	23.77%
Length of employment:	n/a	Location:	Lomita, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	72
Revolving Credit Balance:	$5,739.00	Public Records On File:	0
Revolving Line Utilization:	72.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You list no current employer - are you retired? What is your soruce of income?	Yes I'am retired.

Member Payment Dependent Notes Series 518308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518308	$10,900	$10,900	7.88%	1.00%	May 31, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518308. Member loan 518308 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	RDY AGENCY	Debt-to-income ratio:	21.32%
Length of employment:	< 1 year	Location:	PLANO, TX

Home town:
Current & past employers:	RDY AGENCY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > This loan will be used to payoff a high interest rate credit card which is charging 14,24% interest. Borrower added on 05/17/10 > Additional information I have a very good job at a very stable company. I have never defaulted on any loans or been late with any payments. My wife and I have agreed upon a plan to become debt free within the next three years (except for our home mortgage). I feel this is a great opportunity to stop rewarding credit card companies. Thanks Borrower added on 05/22/10 > If necessary, I could cover this debt with a withdrawal from my IRA. but prefer not to because of tax penalties.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,780.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 518381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518381	$14,650	$14,650	16.07%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518381. Member loan 518381 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,742 / month
Current employer:	Benjamin Moore Paints	Debt-to-income ratio:	12.32%
Length of employment:	10+ years	Location:	Whittier, CA

Home town:
Current & past employers:	Benjamin Moore Paints
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > I'm trying to rid myself of a higher interest, revolving bank loan (line of credit) and other cards banks raised interests on with the new government regulations.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$17,626.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Benjamin Moore Paints?	Inventory control, customer service and logistics to name a few of my daily duties.
CORRECTING MY EARLIER QUESTION: I am very interested to help fund your $15,000 Debt Consolidation loan. You selected the 60-months repayment option. My questions is: Length of time that you anticipate keeping this loan active before participating lenders receive their final payment- Less than 1 year? 1 to 2-years? 2 to 3-years? 3 to 4-years? Or 4 to 5-years maximum? Thanks in advance for expected answer. Lender 505570 USMC-RETIRED 05.18.2010 at 04:18 AM ET	I would have to say in the 4-5 year range. My objective is to be as debt free as possible before my children begin college.

Member Payment Dependent Notes Series 518405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518405	$16,900	$16,900	16.45%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518405. Member loan 518405 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	LOS ANGELES COUNTY - DPSS	Debt-to-income ratio:	15.43%
Length of employment:	10+ years	Location:	Long Beach, CA

Home town:
Current & past employers:	LOS ANGELES COUNTY - DPSS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > Would like consolidate my debt to make easier payment options. I have had a stable job for the last 11 1/2 years. I'm looking for an opportunity to establelize myself financially.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,971.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $25K D C category loan. My questions are: Number [1] Your position (Job/What you do) for employer L A County DPSS? Number [2] The Transunion Credit Report shows $4,971 RCB debts (43.50 pct usage). $25,000 loan amount; The $20,029 extra (less the loan's origination fee) is consolidating or refinancing what specific debts not included in RCB debt total? Number [3] If your loan 100 pct funds, then L C issue a standard promissary note has NO prepayment penalty. You selected the 60 months long term repayment. Time length you intend to keep loan before lenders receive final payment: 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for the expected T-H-R-E-E answers. Member 505570 U S Marine Corps-RETIRED 05.16.10 @ 5:15 AM.	My position with my employer is as a supervisor. The bulk of my debt is two lines of credit. One just under 10,000 and the other just under 7,000. Additionally, i have a 3,300 revolving Macy's account which i would like to close. The interest is very high. The reason for selecting the 60 month term is to allow myself the extra time if needed to repay back the loan. I understand that i will not encure a penalty for early payment, but i'm being cautious. I hope this clarifies my situation and answers your questions, thank you for your consideration.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.17.2010 @ 5:03 AM ET.	2 most recent pay stubs have been submitted. Was copy of most recent tax return also required? Please clarify.
Please list your monthly expenses. Are you the sole wage earner? Thanks.	In response to your question, I would like to state that "Yes" I am the sole wage earner. My monthly expenses are as follows: Rent $900, 2 credit line payments $220 & $200, credit cards: $650.00, Insurance $200.00, utilities $200.00. I hope this information answers your questions.

Member Payment Dependent Notes Series 518434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518434	$11,500	$11,500	17.19%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518434. Member loan 518434 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,877 / month
Current employer:	Weld Cty School District RE3J/Spouse too	Debt-to-income ratio:	4.38%
Length of employment:	10+ years	Location:	Keenesburg, CO

Home town:
Current & past employers:	Weld Cty School District RE3J/Spouse too
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > My wife and I have been teachers for over 20 years, 15 in the district we teach at now. We are very secure in our jobs, with both of us having tenure. Both my sona nd my wife have been in the hospital recently for surgery and sickness. We are looking to clear the medicall bills all into one loan. Borrower added on 05/26/10 > We bring home $8,000 a month. The issue for us is all the different bills and the high interest rates we are paying. The MIRACLE for us would be to consolidate these payments into one so we would have a little money left at the end of each month. We thank you all in advance for your help.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	13
Revolving Credit Balance:	$1,944.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $16,000 DC category loan. My questions are: Number [1] Position (Job/What you do) for employer The Weld City School District? Number [2] Your Transunion Credit Report shows $1,944 RCB total debts (28.20 pct usage). $16,000 loan; $14,056 extra (less the loan's origination fee) is consolidating or refinancing what specific debts not included in RCB debt total? Number [3] Credit Report shows 1 unidentified payment delinquency 16 months ago. Explanation is? (Obtain full copy FREE Transunion Credit Report to learn identity of credit grantee reporting delinquency.) [4] If your loan 100 pct funds, then L C issues standard promissary note that has NO prepayment penalty. You selected 60 month term repayment. Time length you intend to keep loan before lenders receive final payment is: 1 to 2-years? 2 to 3-years 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected F-O-U-R answers. Member 505570 U S Marine Corps-RETIRED 05.16.10 @ 5:15 AM.	1. Social Studies Department Chair, Head Football Coach. 2. Medical (son and wife have had surgeries) and car maintence 3. Not sure, will check my report. 4. 4-5 years
loan purpose? What is Weld Cty School District RE3J/Spouse too and what do you do there?	We both teach and I coach.
Hi, Please explain the delinquency on file 13 months ago? What is your position in the school district? How much equity do you have in your home? Thanks.	1. Have to check my report. 2. Wife and I both teach. 3. Just moved in to home last July.
1 - Revolving Credit Balance: $1,944.00 --- Why are you asking for $16000K? 2 - Months Since Last Delinquency: 13 --- Explain please. 3 - Inquiries in Last 6 Months: 2 --- What were these for? Thank you	1. To pay medical bills and car maintence. 2. Not sure on delinquency (will check my report) 3. Inquiries were probably for credit cards, thought about going that route to pay off debts.
1 - Revolving Credit Balance: $1,944.00 --- Why $16000K? 2 - Months Since Last Delinquency: 13 --- Explain please. 3 - Inquiries in Last 6 Months: 2 --- Did new loans or CCs result? 4 - Gross Income: $9,877 / month --- Yours alone or spouse/partner included? 5 - Weld Cty School District RE3J --- What is your position there? Thank you	1. Medical Bills and car maintence. 2.Still checking 3. Decided not to use credit cards. 4. Both of us combined. 5. We both teach and I coach.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.16.2010 @ 5:27 PM ET.	Thank you for your interest and helpful suggestions. We have the information ready to go.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	Now that I have tenure as a teacher in Colorado it would take 2-3 years of paper work and documentation for me to lose my position. I would be close to paying it off by then so I would have options to paying it off.
If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	With 15 years teaching in one district it wold take 2-3 years of paperwork for me to lose my job, so that is highly unlikely. However, I do have a large sum put away into a retirement account. I could access that in case of an absolute emergency.

Member Payment Dependent Notes Series 518444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518444	$12,325	$12,325	12.73%	1.00%	May 28, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518444. Member loan 518444 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Johnson Controls	Debt-to-income ratio:	15.71%
Length of employment:	6 years	Location:	Van Nuys, CA

Home town:
Current & past employers:	Johnson Controls
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I plan to use the funds to pay my high interest credit cards. What makes me a good borrower is my good standing credit and Im a responsible person. I have been fortunate to have a steady job in this economy.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,254.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Johnson Controls and what do you do there?	Johnson Controls Company, is the largest independent supplier of heating, ventilation, air conditioning and refrigeration (HVAC&R) products. Im a commercial HVAC mechanic.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Also, please break down the $19k in revolving debt. What portion do you plan on paying off with this loan?	This loan will fit perfect into my budget, I did my math and my existing monthly high interest credit card payment comes out to $75.00 more a month than Lending Club is offering, plus the principal im currently paying is very low thats why Im very excited to get this loan funded. With this loan Im planning to pay 4 high interest credit cards which total $12,325.00 and in this loan application I didnt include my $7,000.00 credit card that is 6% which I decided to pay by my own. thanks

Member Payment Dependent Notes Series 518452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518452	$12,000	$12,000	15.70%	1.00%	May 27, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518452. Member loan 518452 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,198 / month
Current employer:	Department of Motor Vehicles	Debt-to-income ratio:	11.10%
Length of employment:	10+ years	Location:	belllfower, CA

Home town:
Current & past employers:	Department of Motor Vehicles
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,613.00	Public Records On File:	0
Revolving Line Utilization:	98.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 518461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518461	$7,550	$7,550	10.99%	1.00%	May 31, 2010	May 30, 2015	May 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518461. Member loan 518461 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Delta Creative	Debt-to-income ratio:	14.69%
Length of employment:	< 1 year	Location:	montclair, CA

Home town:
Current & past employers:	Delta Creative
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > I plan with my wife to consolidate my family dept, so we can easily manage our finances from one central place. We have never defaulted and have always paid our dept, and on time. My wife and I are gainfully employed with very stable jobs. Our joint monthy income is $9000 and our monthy budget is $6000. We plan on using the money to pay off credit card dept and 2 car loans.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	20
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Honda loan $21000 balance $6000. 13% APRs Credit card loan $ 6000 13% APRs Both loans will be paid by the loan
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. The title to my home is in joint ownership with my wife. 2. We bought the house at $ 498,000 The balance on the house is $ 396,173. The monthly morgage is $ 800.00.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I have already made a statement regarding the questions you have asked, in my statement to lender segment. Regarding question 7 I will have the LC loan automatically withdrawn from my account. Thanks

Member Payment Dependent Notes Series 518471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518471	$9,050	$9,050	17.93%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518471. Member loan 518471 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	Smart Party Rents	Debt-to-income ratio:	15.87%
Length of employment:	10+ years	Location:	Canoga Park, CA

Home town:
Current & past employers:	Smart Party Rents
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > This loan is to pay off High Balance, High Interest Loans in full and pay Lending club at a lower payment amount and interest rate. I have 5 accounts (1 open and 4 that I closed because I refused further interest increases) where the current interest is between 21 and 24.9%. I would like to eliminate my obligation to these accounts at their current rates. I hope someone within your organization sees fit to fund this loan. It would be a great relief. Borrower added on 05/23/10 > I thought that going to a peer to peer sight would be more beneficial because I assumed that the people involved would know from experience that a persons financial relialbility and stability involved more than what is on a printed page. I am tired of paying ever increasing fees to companies that don't view me as an individual and these same companies brought our economy to brink of colapse. We saved them and in return they penalize the regular consumer. The only for me to rebel is to pay them off so that they don't collect any more exorbitant me. They probably won't feel any affect from me, but maybe if enough people took the same action it would effect a positive result. Borrower added on 05/28/10 > I'm asking you to look at my payment history please. I do not miss payments and I don't pay late. All who have looked at my profile and not offered funding, please reconsider. I am reliable, as my work history and tenancy shows. Same employment for 19 years and same address for 15 years.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,094.00	Public Records On File:	1
Revolving Line Utilization:	97.50%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Smart Party Rents and what do you do there?	Type your answer here. Smart Party Rents is an supplies party/event rentals such as chairs, tables, glassware, china, dancefloors, tents, etc. I am the accounting supervisor, I handle the accounts payable, receivables, do purchasing and supervise the outer office when needed. When the owner is not there, folks come to me for answers. I started there as a clerk 19 years ago.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. WILL PAY OFF: 1. American General Finance BAL 4384.00 @ 24% 2. Dell Financial Services BAL 3238.46 @ 24.24% 3. Capital One BAL 1390.22 @ 22.9% 4. Emerge/FNBO BAL 1237.00 @ 23% 5. Macy's BAL 978.76 @ 22.90% 6. UMB Bank BAL 1760.00 @ ??? (Statement not handy, in office @ work, int. rate not listed online) WON'T BE PAID OFF: (LOAN AMT WILL NOT FULLY COVER) 7. First Premier BAL 250.00 @ 20.15% 8. First Premier BAL 275.00 @ 20.15% 9. Catherines BAL 65.00 @ ?? DEBT TYPE 1. Installment - open 2. Revolving - closed at my request 3. Revolving - closed at my request 4. Revolving - closed at my request 5. Revolving - closed at my request 6. Revolving - open 7. Revolving - open 8. Revolving - open 9. Revolving - open
# Public Records on File: 1 - could you please explain what happened?	Type your answer here. Bankruptcy due to Medical Bills. Was a single mom with 2 children @ home, no medical insurance. Had a couple of emergency room visits that just put me over the top. The accounts that were willing to work with me (Onyx (my car), Macy's and a couple others) were paid in full.
I am very interested to help fund your $12,000 Debt Consolidation loan. You selected the 36-months repayment option. My questions is: Length of time that you anticipate keeping this loan active before participating lenders receive their final payment- Less than 1 year? 1 to 2-years? 2 to 3-years maximum? Thanks in advance for expected answer. Lender 505570 USMC-RETIRED 05.18.2010 at 03:55 AM ET	Type your answer here. See answer to revised Question.
CORRECTION TO EARLIER EMAIL: I am very interested to help fund your $13,200 Debt Consolidation loan. You selected the 60-months repayment option. My questions is: Length of time that you anticipate keeping this loan active before participating lenders receive their final payment- Less than 1 year? 1 to 2-years? 2 to 3-years? 3 TO 4-years? 4 TO 5-years maximum? hanks in advance for expected answer. Lender 505570 USMC-RETIRED 05.18.2010 at 04:25 AM ET	Type your answer here. My estimate is 3 1/2 to 4 1/2 years. I don't usually pay the minimum amount due on my accounts. I have already asked how to make extra payments or increase the automated payment if I wish. So the actual payoff date will be determined by the extra funds available month to month, which will probably vary.

Member Payment Dependent Notes Series 518494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518494	$17,325	$17,325	17.56%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518494. Member loan 518494 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Citibank, N.A.	Debt-to-income ratio:	18.36%
Length of employment:	9 years	Location:	West Hollywood, CA

Home town:
Current & past employers:	Citibank, N.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/15/10 > The loan will be used to pay off existing credit card debt and will allow for a $217 savings from existing payments. With this extra cash flow, added to the monthly minimum payment, loan would be paid off in 3 years and 2 months. I also have $13,600 in cash reserves.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,434.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $25,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) for employer Citigroup Bank? Number [2] Your Transunion Credit Report shows $29,434 RCB debts (71.00 pct usage). What $ payments per month are paid on all RCB debts? (Total $ that is actually PAID per month; NOT CC minimum $ payments DUE per month.) Number [3] If loan 100 pct funds, L C standard promissary note has NO prepayment penalty. You selected 60-months term repayment option.Time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected T-H-R-E-E answers. Member 505570 U S Marine Corps-RETIRED 05.17.10 @ 8:47 AM.	1. Business Banking Officer currently. 2. Average minimum payments work to $845. I recently was paying $600 a month more towards credit card debt, that would bring total to $1445. However my goal/plan now is more concentrated towards saving/holding in reserves money for investment....and that takes priority on the extra $600 per month. My goal is to achieve higher appreciation and yields in a shorter time frame. 3. The real goal is to pay it off within a year. However, if that doesn't come to fruition then I am on 3 year schedule as is. The reason I chose 60 months is because it gives me more cash flow control (i.e. options) and is a sort of back up plan that if everything doesn't happen as planned its easy to stay on track. So the real answer for me is 1 year paid off is excellent. 3 Years paid off is okay/fine. 5 Years paid off is backup.
What is your position at citibank? What is the interest rate on your current debt?	Business Banking Officer, I am also a registered representative (ie. Financial Advisor however do not currently act in this capacity) and have worked in residential financing as well as business banking. I have more advanced to much higher than regular person advanced knowledge of finance, interest rates and financial management...so good credit is very important to me. Current credit card debt ranges from 5.90% to 19.99%.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.16.2010 @ 5:27 PM ET.	Thanks.

Member Payment Dependent Notes Series 518495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518495	$10,275	$10,275	7.51%	1.00%	June 2, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518495. Member loan 518495 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Ardsley School	Debt-to-income ratio:	9.30%
Length of employment:	10+ years	Location:	Peekskill, NY

Home town:
Current & past employers:	Ardsley School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > I been working at my job for 11+ years and I have always pay my bills on time you will not have a problem with me . I have over a 780 Credit Score

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,083.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	My plan is to pay off my debts

Member Payment Dependent Notes Series 518525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518525	$5,425	$5,425	7.51%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518525. Member loan 518525 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	NBS, LLC	Debt-to-income ratio:	14.12%
Length of employment:	< 1 year	Location:	Bear, DE

Home town:
Current & past employers:	NBS, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I just graduated from college a few years ago and moved into my first place shortly thereafter. I am looking to consolidate the credit card debt I have left over from school (primarily from books) and from furnishing my first place.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,905.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for providing a loan description! What is NBS, LLC and what do you do there?	NBS, LLC is a small but growing company that provides outsourced operational services to nonprofit organizations, ultimately helping to decrease their expenses while increasing their revenue. I am a Client/Customer Service Representative, and am responsible for managing every aspect of e-store operations across my set of clients. In addition, I handle all of the customer service tasks for my client's constituents (order questions, return/exchanges, etc.). Thanks for your help!

Member Payment Dependent Notes Series 518532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518532	$10,000	$10,000	14.96%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518532. Member loan 518532 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	TVA Fire and Safety	Debt-to-income ratio:	14.86%
Length of employment:	6 years	Location:	Hiram, GA

Home town:
Current & past employers:	TVA Fire and Safety
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > I plan on using my loan to payoff a high interest credit card and make home improvements with the remaining balance. The amount I am paying per month (200.00) for this credit card is the same amount as this loan. The only difference is I can pay this high interest credit card off and have some extra money to make some major repairs to my home. I'm looking to sell my home and find a ranch layout for my two girls who have juvenile arthritis. I have been with TVA Fire and Safety for over 6 years. I also plan to go back to school this fall for my bachelor???s degree in Mechanical Engineering. My company will fund my entire school program. I also have a 2nd income. My wife works for a Fertility Clinic and has been for over 3 years. We both have a steady income. I plan on paying off this loan in 3 years time. I plan to use my tax returns to repay the loan and/or the equity in my home when I sell. I have low debt on my other card balances and pay them on time. On my credit report 2 years ago I missed one payment due to a divorce. My wife left and I had to use my credit card at the time to pay for food, bills and mortgage payments. This is the only reason why this card has a high balance of 7000.00. Since then, I have not missed one payment on any of my cards, utility bills, car payments or mortgage. Please feel free to ask anymore questions. Thank you.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	5
Revolving Credit Balance:	$8,570.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	Thank you. I'm updating my profile today.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes we own our home and the title in our names. Do to the economy we have some equity in our home. We are looking to use the loan to pay off a high interest credit card (7000.00) balance and use the remaining to do home improvements. We hope to sell our home this summer or fall. Current Home Value: 125-135,000 with current improvements (this is an estimate we will have our home appraised once improvements are done) We did a refinance 2 years ago on a lower interest rate. The home was appraised at 125,000. This was before our updates. Home Loan-120,000 balance.
What was the delinquency 5 months ago?	There was a miss communication between us and the bank regarding the payoff amount/due date. This cause a 30 day missed payment on our end. The full balance of the card (2200) was paid off at that same time. The card is now paid off and closed.

Member Payment Dependent Notes Series 518560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518560	$13,950	$13,950	16.82%	1.00%	May 31, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518560. Member loan 518560 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Indepentent option	Debt-to-income ratio:	5.05%
Length of employment:	5 years	Location:	Loma Linda, CA

Home town:
Current & past employers:	Indepentent option
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	74
Revolving Credit Balance:	$3,726.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Indepentent option and what do you do there?	Type your answer here.Independent option is a home for the disable and I am a direct care provider
What debts will you be paying off with this loan? Your revolving credit balance is only $3,726 but you are borrowing 20k.	Type your answer here. I have a car payment ,balance is $10.300 and 1. bank mastercard balance that is $3,500
Why are you looking for over 16k to address a revolving loan of less than 4k? For what will the rest of the money be used?	Type your answer here. I am not sure why the credit report does not show my actual balances. I can provide monthly statements that reflects each balance if needed. I also have a $10.400 car note, mastercard and one store credit card total balance for both is over $5.000
What are the interest rates and monthly payments that you make on the debts that you are trying to consolidate? Thank you.	Type your answer here. interest rate for "chase",15.24%, monthly payment $90.00 "WalmartGEMB" 22.90%- payment $95.00 monthly wachovia, car note, 12% $280.00 month HSBC 18% $30.00 monthly Target 26% $25.00 monthly Bestbuy 24% $30.00 monthly
What are the interest rates you are paying on the car loan and credit cards? Thanks.	Type your answer here. Wachovia "car loan" 10% Chase 16% Bestbuy 24% Target 26% walmart 23% HSBC 18%

Member Payment Dependent Notes Series 518572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518572	$10,200	$10,200	15.70%	1.00%	May 28, 2010	May 29, 2015	May 29, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518572. Member loan 518572 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Driscolls Strawberry Associates	Debt-to-income ratio:	16.21%
Length of employment:	4 years	Location:	Watsonville, CA

Home town:
Current & past employers:	Driscolls Strawberry Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > i plan consolidating my debt and keeping some cash handy for emergencies. What makes me a good borrower is that I have been responsible in making on time payments the last 2 years. My monthly budget will be less than 30 percent of my take home income. My job is very stable and is a company that has been around for over 50 years.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	19	Months Since Last Delinquency:	18
Revolving Credit Balance:	$345.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Driscolls Strawberry Associates and what do you do there?	Type your answer here. Driscoll's is a berry company located in Watsonville, CA which sales strawberries, blueberries, raspberries and blackberries. It is a privately held company with operations in Mexico, Canada and Chile. It is the biggest supplier of berries in the world and has been around over 50 years. My position here is being the Operations Applications Support Manager. What this entails is working with our distribution centers across mulitple states, countries and continents and being able to bring technology and operations together and helping our folks be efficient in what they do to get our berries into our coolers within our established goals and being able to get it to our customers within the fewest days possible so consumers have the freshest and tastiest berry.

Member Payment Dependent Notes Series 518585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518585	$9,600	$9,600	14.96%	1.00%	May 31, 2010	May 30, 2015	May 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518585. Member loan 518585 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$48,000 / month
Current employer:	Starwood Hotels	Debt-to-income ratio:	1.98%
Length of employment:	1 year	Location:	Cambridge, MA

Home town:
Current & past employers:	Starwood Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > I have recently returned to work after taking some time off for college while I was laid off during the recent recession. I'm looking to consolidate some of the credit cards I had used for some living expenses (mostly rent) while unemployed and attending school.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	22
Revolving Credit Balance:	$22,153.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Starwood Hotels?	I'm a Banquet Manager for one of our Boston properties.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Union Loan $4K @ 11.5% won't be paid off with this loan Student Loan $9K @ 6.5% won't be paid off Credit Card $7K @ 19.4% will be paid off Credit Card $5K @ 16.9 will be partially paid off
1 - Gross Income: $48,000 / month -- And you need a loan?????	$48,000 a year. I had the wrong checkbox clicked on the income line (choice between monthly or annually). I submitted a ticket to Support to see if they could change it but received no response. When someone called me to verify my ID I told him about the mistake and he said he would adjust it but either he wasn't able to or hasn't gotten around to it yet.
Could you explain the prior delinquency?	Was two weeks late on a credit card payment because I accidentally entered the wrong number in my bank's e-bill pay

Member Payment Dependent Notes Series 518588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518588	$7,950	$7,950	11.36%	1.00%	May 31, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518588. Member loan 518588 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	inland label	Debt-to-income ratio:	10.27%
Length of employment:	4 years	Location:	west salem, WI

Home town:
Current & past employers:	inland label
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > Have 2 credit cards both with high interest around 25% (chase and elan). Been paying one of those cards for 11 years now. Help set me free. Thanks for your help.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	45
Revolving Credit Balance:	$1,165.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is inland label and what do you do there?	Inland label makes beverage labels and I'm a machine operator.
Your Credit Balance is 1165 but you are asking for 10000 loan. Why are you wanting to borrow so much more than you owe? What is your current payment on your 2 credit cards.	Well long story short, I made a dumb mistake. When I turned 18, I charged off 11000 on parents credit card without them knowing since I had no credit history. Few years past and my credit was good, I made many several attempts to get a loan to switch over but no go. The only options the credit card company suggested were to file fraud but parents didn't want to so I was payed the account ever since I was 18. I reaped what I sowed and lesson learned.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	There are only two credit cards that will be paid off. chase 1000 @ 25 elan 9000 @ 25

Member Payment Dependent Notes Series 518615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518615	$14,675	$14,675	10.99%	1.00%	May 31, 2010	May 30, 2015	May 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518615. Member loan 518615 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	SwedishAmerican Health System	Debt-to-income ratio:	20.99%
Length of employment:	10+ years	Location:	Belvidere, IL

Home town:
Current & past employers:	SwedishAmerican Health System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > Will pay off two other higher interest rate accounts, resulting in a lower monthly payment, and more cash on hand

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,016.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SwedishAmerican Health System and what do you do there?	SwedishAmerican Health system is a health system in rockford, Illinois. It is composed of a large hospital and 22 primary and specialty care clinics. I am on the informatics team which is responsible for the computer system used in all of our clinic locations for registration, scheduling, billing, and the electronic health record. Previously, I was a medical lab technologist employed by SAH.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	We will be paying off the Bank of America credit card, the Capital One Personal Loan, and the Lowe's Credit card. Typically- any other department store cards we don't carry a balance on.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is still with the bank, the mortgage is in my husband's and my name. I believe the last appraisal of our home was approximately 150,000. The mortgage balance is approximately 85,000 and the HELOC balance approximately 19,000
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. SwedishAmerican Health System- Application Specialist (this is in the informatics dept as software implementer-trainer-support) 2. Mortgage: 770, HELOC: 200, Utilities: 220, Ins: 100, Cell phone: 20, Internet: 23 , Food: 250, Gas: 100 3. Mortgage bal: 85000, HELOC bal: 19000 Cap One Pers loan bal: 3000 (415/month), Sallie Mae bal: 7000 (85/mo) 4. N/A 5. We each have 401 K and 403 B accts with approx 65,000 6. My husband as well- 72000 7. Several savings accts: Balances range from 100-1000 8. Yes- will use automatic withdrawal
How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	I feel my job is very secure. I am in healthcare IT. We have so many projects waiting to be done- so many physicians and practices joining our health care system- and I am one of the original members of this project team with equal to the mose certification and training and experience as only 2 other team members. Our team is now 15 people big- only 7 years ago we were just the original three of us. So- I cannot envision the possibility of this job being eliminated. Also- my certification in this software is very desireable. I am contacted at least once per week by outside agencies looking to hire me as consultant, etc. I would always be able to more aggressively respond to them if necessary. Also- I have 18 years of seniority in the health system and could always fall back to my original position as laboratory technologist. They always need lab techs to work weekends and evenings. As for savings- we have a few accounts that we of course would use to keep making payments. We also have 401 K and 403 B accounts as well as we own both our cars and our camper out right.

Member Payment Dependent Notes Series 518670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518670	$20,000	$20,000	17.56%	1.00%	May 31, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518670. Member loan 518670 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,125 / month
Current employer:	Blue Cross and Blue Shield of Kansas Cty	Debt-to-income ratio:	15.88%
Length of employment:	10+ years	Location:	Kansas City, MO

Home town:
Current & past employers:	Blue Cross and Blue Shield of Kansas Cty
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > Consolidate and payoff higher interest rate credit cards. I keep paying them down and then they lower my limits which affect my credit score.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	67	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,155.00	Public Records On File:	0
Revolving Line Utilization:	75.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debts but not balances owed to credit grantee Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $20,000 D C category loan. My questions are: Number [1] Current position (Job/What you do) for employer BCBS KC? Number [2] Today your Transunion Credit Report shows $28,155 RCB total debts (75.30 pct usage). What $ payments per month are now paid on all RCB debts? (Total $ that is actually PAID per month; NOT the CC minimum $ payments DUE per month.) Number [3] If your loan 100 pct funds then L C issues their standard promissary note that has NO prepayment penalty. You selected the maximum 36-months term repayment option. Time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years maximum? Advance thanks for expected T-H-R-EE answers. Member 505570 U S Marine Corps Retired 05.17.10 @ 5:15 AM ET.	1. I am an Operations Director, I oversee government programs, local claims processing, mailroom operations, claims recovery/subrogation. I have 7 managers reporting to me with a total of 115 indirect reports. 2. I pay about $1500 and $1600 towards the cc each month. 3. Plan to pay off between 1 and 2 years. I hope this helps. Thanks
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Paying: Direct Merchants MC @ 27.99% will be paid $5747. Wells Fargo Visa @19.65% will be paid $3876. Commerce Bank @17.49% will be paid $4773. Chase Continental %15.24% will be paid $4839. Macy's @29% will be paid $400. Not paying: bank of america $5018. @7.24% capital one $2660. @3.99% citi cards $6211. @2.9% citi cards $2861 @14.99% discover card $1757. @10.24% Juniper mc $1424. @14.99% amex $1066. @15.24% chase $2808. @19.24% I hope this helps. Thanks
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.17.2010 @ 8:53 AM ET.	Thank you for the helpful information. This is my first time so I can use all the help I can get so that I understand the process.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, my home is in my name only. It was appraised at $135,000 last summer, I believe and I owe $121,000. My payment is high since it is a 15 year note. The rate is 6%. I hope this helps. Thanks
Hello- Please list the debts/credit cards you intend to pay off with this loan, along with their current balances, interest rates, and average monthly payment you make on each (NOT the minimums). Also, please list your current monthly budgeted expenses. -Thanks in advance for your response.	Paying off these balances in full: Direct Merchants MC @ 27.99% will be paid $5747. ($300)pmt Wells Fargo Visa @19.65% will be paid $3876. ($250)pmt Commerce Bank @17.49% will be paid $4773.($300)pmt Chase Continental %15.24% will be paid $4839.(200)pmt Macy's @29% will be paid $400.(100)pmt mort - $1175. car - $351. utilities - $400. food/spend/gas - $700 total - $2625. Hope this helps. Thanks
I am interested in funding your loan, but I worried about the amount of debt you currently have. Based on your previous answers, you are planning to pay off about 20K in debt using this loan. Even after that, you will still have ~23K debt. How did you get into so much debt ? Thanks in advance.	About half the debt is from remodeling my home to past few years.
What are your other $ monthly costs (mortgage, car, utilities, the CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	A little less than $3,000 total.
I realize this will probably seem like a annoyingly conservative question, and I apologize if it does, but many LC investors will view spending histories such as yours (e.g. multiple credit card balances) as a loan with higher than average risk. If I may ask, do you have a plan to limit/reduce your spending and increase your ability to service your existing debts? Example: cutting up cards, closing accounts, reserving them for emergencies, etc. Also, are you the sole wage earner? Lending Club only lists one person on a loan app, so if another wage earner is available and unlisted, it will probably make investors feel more secure as DTI ratio is lowered.	Thank you for you question. Really so far the only thing I find annoying is such detailed questions when the average amount of people lending money to fund this loan is $50, not a huge sum in my mind. To answer your question, yes I am paying down my debt, it is $10,000 less than it was last year. I am the sole earner. Yes my DTI ratio is high but it would be a different picture if I had a $300,000 home and no credit card debt, that would look better. With no credit card debt I would easily qualify for a $300,000 home, I just choose to have a more modest home. I still put 8% of my income in my 401K and $1,000 a month in liquid savings. Seems dumb when I should pay down the debt but they keep lowering my limits so I have to have cash on hand for emergencies. I hope this helps. Thanks
Hi Dan, Please realize that with peer-to-peer lending, many of us are opting to trust our hard-earned money to complete strangers rather than giant banks or corporations. The only information we have to go on as to your likelihood to repay the loan is the information you provide when filling out the application and in the answers to our questions. $25 or $50 may not seem like a huge sum to you, but for some of us, it represents the little we can afford to put into Lending Club each month to try and help others out of their situations. Realize that when you say $50 isn't a huge sum in your mind, it may worry potential lenders that you wouldn't take their investment in you seriously. Good luck with your loan.	Thank you for your feedback. I do take their investment seriously, just like I have anyone who has provided me credit over the years. You will note that there are no late payments on my credit report at all, I believe they go back 7 years, that's 84 months that I have always paid my bills on time. To me, that is proof that I take my debts seriously. Thanks

Member Payment Dependent Notes Series 518692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518692	$18,175	$18,175	15.70%	1.00%	May 31, 2010	May 30, 2015	May 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518692. Member loan 518692 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	ups	Debt-to-income ratio:	13.92%
Length of employment:	10+ years	Location:	floral park, NY

Home town:
Current & past employers:	ups
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > Need to consolidate some bill, always make on time payment never late. Work for United Parcel Service 15 plus years Borrower added on 05/17/10 > Need this loan to save some money on the APR

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	72
Revolving Credit Balance:	$20,235.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $24,000 CC REFI category loan. My questions are: Number [1] Current position (Job/What you do) for employer UPS? Number [2] Your Transunion Credit Report shows $20,255 RCB total debts (75.20 pct usage). What $ payments per month are now paid on all RCB debts? (Total $ that is actually PAID per month; NOT the CC minimum $ payments DUE per month.) Number [3] $24,000 is loan; $20,235 is RCB total debt; $3,765 is extra available cash (less the loan's origination fee) is consolidating or refinancing what s-p-e-c-i-f-i-c debts not included in RCB debt total? Number [4] If your loan 100 pct funds, then L C issues their standard promissary note that has NO prepayment penalty. You selected a maximum 60-months term repayment option. The time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected T-H-R-E-E answers. Member 505570 U S Marine Corps Retired 05.17.10 @ 6:45 AM ET.	I am a full time driver with UPS .Roughly $600/ month i pay this RCB. Probably 4 -5 years, Thank you
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Teamster,s MC $8000 APR 21.99 Will pay this off. China trust visa $8900 APR 20.00 will pay this one also.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	House name under mine and spouse. Not much equity Bought the house 2 years ago.Value now $435000, balance $403,000
Hello- Please list the debts/credit cards you intend to pay off with this loan, along with their current balances, interest rates, and average monthly payment you make on each (NOT the minimums). Also, please list your current monthly budgeted expenses. Lastly, please describe the delinquency pulled on your credit report 72 months ago, and the reasoning behind this. -Thanks in advance for response to ALL of my questions.	I want to pay of MC with $8000 bal and 21.99 apr and a visa bal of $8600 with 20.00 apr . I pay about 600 a month for both. The one delinquency is for the car loan that is already paid off, my bank made the mistake, and it went to my credit report. I need this loan to save a little money on the APR. Thank you
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.17.2010 @ 9:15 PM ET.	Thanks

Member Payment Dependent Notes Series 518713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518713	$16,000	$16,000	16.07%	1.00%	May 28, 2010	May 30, 2015	May 30, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518713. Member loan 518713 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,600 / month
Current employer:	Applebee's Restaurant	Debt-to-income ratio:	11.67%
Length of employment:	10+ years	Location:	Graham, WA

Home town:
Current & past employers:	Applebee's Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,451.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have a AAA bank of America at 26%, which is horrible with my good credit, they just uped it because they could, balance $7100.00 Bank of America $10% balance around 7000.00 Both those will be paid off, the only other debt other than my mortgage is discover card at I think 11%, that won't be paid off.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is only in my name. It appraised for $350,000, 3 yrs. ago and the balance is $214,000
What do you do at Applebee's? Thanks.	I have worked for them for 16 yrs. I have been a server and now am a prep cook and Key Manager.
What are your other $ monthly costs (mortgage, car, utilities, the CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	my only other monthly costs are:Mortgage, utilities,phone,internet, credit card, insurance and cable are around $2500.00. I do not have any car loans, my car is paid off.
Why would you like to pay off a 10% BoA card with a 16.07% LC loan? Thank you.	Because I want to get them paid off and closed. Don't want them to up the percentage like they did my other card.
Please list what you are currently paying each month on your outstanding cc. Thanks.	I pay $725 right now for my 3 CC

Member Payment Dependent Notes Series 518722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518722	$12,000	$12,000	13.85%	1.00%	May 31, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518722. Member loan 518722 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Pat Lobb toyota of Mckinney	Debt-to-income ratio:	5.79%
Length of employment:	1 year	Location:	Allen, TX

Home town:
Current & past employers:	Pat Lobb toyota of Mckinney
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > I have been in the automotive industry for 13 years and have a very stable job with the fastest growing Toyota dealership in the country. My wife is a 4th grade teacher at a local public school. As a two income household (with no kids) we live very comfortably, however we would like to make some renovations to our home. Instead of saving and performing these renovations over time, we would like to get a loan and get them all done at once. We have only lived in our home for 2 years, and while home prices in our area have remained stable, they have not increased very much. So we do not have the equity it would take to get a home equity loan.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	53
Revolving Credit Balance:	$1,812.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
second request: please describe the renovations you intend to make. no answer = no funding.	We will be replacing the windows and fence, installing some new flooring and upgrading some of the kitchen. The house is in very good condition, just a little aged and all original. Needs a little updating. We plan on spending about $15,000. We've spent the last several months deciding on what upgrades will make our home more enjoyable now, and more sell-able in the future should we decide to move at some point.
WHAT IS YOUR TOTAL HOUSEHOLD INCOME	$97,000/year

Member Payment Dependent Notes Series 518723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518723	$15,000	$15,000	15.33%	1.00%	May 27, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518723. Member loan 518723 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	mercury insurance	Debt-to-income ratio:	7.42%
Length of employment:	6 years	Location:	Fontana, CA

Home town:
Current & past employers:	mercury insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > In reality the loan is to pay off some high interest credit card debt. Both me and my husband have stable incomes. We saw this site on the news and decided to give it a try. We actually intend to pay off the loan before the 3 year term. I have lived in my home for 17 years. Borrower added on 05/24/10 > We appreciate all those who have invested too date. If we meet the 15k goal, we will be able to pay off all of our credit card debit and a small student loan.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	24
Revolving Credit Balance:	$48,276.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is mercury insurance and what do you do there?	Auto and Homeowner Insurance Company. I am a Subrogation Adjuster

Member Payment Dependent Notes Series 518756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518756	$8,400	$8,400	7.88%	1.00%	May 31, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518756. Member loan 518756 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Blackbaud	Debt-to-income ratio:	9.97%
Length of employment:	5 years	Location:	Mount Pleasant, SC

Home town:
Current & past employers:	Blackbaud
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > Funds will be used for a permanent home improvement (back yard patio and associated landscaping). My ability to repay is excellent. My only debt is limited to a home mortgage, student loans, a boat loan, and one vehicle loan (with two other vehicles paid off). I have no credit card debt (I pay my credit cards off in full each month, no exceptions). I have established a personal monthly budget which easily allows for all monthly bill payments and savings for less frequent expenses, with very sufficient disposable income left over. I have been employed at my current employer for more than five years. Despite the recent economic challenges, my employer has had no layoffs in its entire history. In my position I am the responsible manager for business intelligence and decision support for the largest business unit. My employment is reliable and secure.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,883.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Blackbaud and what do you do there?	Blackbaud is the leading developer of software for non-profit organizations (Blackbaud is a for-profit company). I am the manager responsible for business intelligence and decision support for our largest business unit. Additional company information is available via our website at www.Blackbaud.com. The stock symbol is BLKB.
I would like to fund your loan, but before doing so, I need the following answered: 1. Explain the delinquency reported 26 months ago. I am seeing this data in the credit history section of this loan request. 2. Provide an itemized list of your monthly expenses, including this loan payment.	The delinquency occurred when I switched to automatic withdrawals for the monthly payments on that account. I was not aware that the next payment due would not be automatically withdrawn, and that the automatic withdrawals would start two months later. Monthly expenses: 60 Gas 200 Groceries 2480 Mortgage 160 Life Insurance 150 Cable/Internet 297 Boat Loan 50 Water 165 Electric 424 Student Loan 326 Insurance (auto, home, boat, life) 103 Cell phones Please note that these expenses are for our entire household, and I have only provided MY base income on this loan application. I also am eligible for (and almost always receive) a 20% annual bonus PAID QUARTERLY (I just received a quarterly payment). My wife also has a net income of over $6,300 monthly.

Member Payment Dependent Notes Series 518788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518788	$9,700	$9,700	10.25%	1.00%	May 31, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518788. Member loan 518788 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$61,800 / month
Current employer:	OfficeMax	Debt-to-income ratio:	1.14%
Length of employment:	3 years	Location:	Peoria, AZ

Home town:
Current & past employers:	OfficeMax
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > My wife and I just bought our first home back in July. We purchased a bank owned home that is in great shape, however the backyard is just dirt. We will use this loan to completely landscape the backyard. We both work full time in stable jobs. We've worked really hard to reduce our debt load and have our finances set up so that in the rare event that one of us loses our job we will be able to survive on the others sole income. Thank you for considering my loan.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	18
Revolving Credit Balance:	$7,006.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the income of $61,800 / month in your profile a typo?	Oopps! I wish I made $61,800 a month. Yes that is a typo. I actually make $61,800 annually before bonus which would work out to $5150 per month. I have contacted LendingClub support and they are going to update my loan request. Thank you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) Yes, I hold the title to my home in my own name. 2) I have approximately $20,000 in equity. My home is worth approx $210,000 and my current loan balance is about $189,500. There are no second mortgages, equity lines of credit, or any other loans tied to my home other than the primary mortgage. Thank you for considering my loan.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1) I am a store manager for OfficeMax and have been there for 3 years. I have been in retail management for 18 years. 2) Mortgage incl Home Ins & Prop tax $1300, Car + Ins $520 (We own 2 cars - 1 is paid in full), Elec $140, Phone $60, Water $50, Gas $30, Misc expenses $500 (food, fuel, entertainment) 3) We have 2 loans the mortgage on the house and the loan for the car 4) My loan profile shows 1 deliquency 14 months ago, however I can't find it on my copy of my credit report. I am not sure what it was for but I have always been one to pay my bills on-time usually through auto-pay. 5) I have a 401k with $45k invested 6) My wife and I both work full time. My wife is a customer service manager for a mutual fund company and has been there for 9 years. Together we make $125,000 annually or $10k a month. 7) We have a savings account that currently has $5k that is strictly for emergencies.We can also borrow against our 401k accounts if needed in the event of a financial crisis. I will have LendingClub auto debit my account for my monthly payment.

Member Payment Dependent Notes Series 518791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518791	$8,700	$8,700	11.36%	1.00%	May 31, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518791. Member loan 518791 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	st. elizabeth medical center	Debt-to-income ratio:	13.75%
Length of employment:	7 years	Location:	utica, NY

Home town:
Current & past employers:	st. elizabeth medical center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,161.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at st. elizabeth medical center?	T ype your answer here. I WORK AS A CLEANER IN THE ER !
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here.WALMART 2,800 - HOME DEPOT 4,600 - MASTER CARD 1,500 - LINE OF CREDIT 2,0000 -FINGER HUT 500.00 WITH THIS TOTAL BEING $ 11,400.00
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.THE HOUSE I AM PAYING A MORTGAGE . THE HOUSE WAS BOUGHT FOR 57,000 BUT THE HOUSE WAS WORTH 78,900
1 - Current Employer: st. elizabeth medical center - What is your position there? 2 - Revolving Line Utilization: 93.20% - Why the HIGH credit usage? 3 - Earliest Credit Line: 04/2005 - Not very long. 4 - Gross Income: $2,167 / month - Is there another income, spouse? 5 - What are your monthly expenses, mortgage, utilities, insurance, automobile, gas, savings, etc?	Type your answer here.I WORK AS A CLEANER IN THE ER. I OWN CLEANING WAGON EXPRESS THAT I JUST STARTED BUT I HAVE SOME PAPERWORK TO COMPLETE FOR THE STATE. I WILL BE STARTING THE BUSINESS CLEANING DOCTOR OFFICES AS A CONTRACTOR AND WILL STILL STAY WORKING AT THE HOSPITAL.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Type your answer here.ST. ELIZABETH HOSPITAL AS A CLEANER IN THE ER. PAYING OFF AND CLOSIN G ALL RETAIL CARDS. WALMART 2,800- HOME DEPOT 4,600 - MASTER CARD 1,500 - LINE OF CREDIT 2,000- FINGER HUT 500. I AM THE NEW OWNER OF A CLEANING COMPANY CALLED THE CLEANING WAGON EXPRESS BUT I HAVE SOME PAPER WORK THE STATE WANTS DONE. I WLL BE CLEANING DOCTOR OFFICES A THE CONTRACTOR AND I WILL STILL WORK FOR THE HOSPITAL. THE NEW BUSINESS WILL HAVE THE STATE PAPERWORK SET BY MIDDLE OF JUNE 2010
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I AM PAYING ON THE MORTGAGE. THE HOME WAS BOUGHT FOR 57,000 BUT IT IS WORTH 78,900
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Type your answer here.I WORK FOR ST. ELIZABETH MEDICAL CENTER. I WORK IN THE ER AS A CLEANER. I AM PAYING LINE OF CREDIT 2,000 -MASTER CARD 1,500 -WALMART 2,800 - HOME DEPOT 4,600 - FINGER HUT 500.00 I AM THE OWNER OF CLEANING WAGON EXPRESS BUT I HAVE SOME STATE PAPERWORK THE STATE WANTS DONE. I WILL BE CLEANING DOCTOR OFFICES AS A CONTRACTOR BY THE MIDDLE OF JUNE 2010. I WILL STILL BE AT THE HOSPITAL.
what's this loan for?	Type your answer here.TO PAY OFF DEBT OF RETAIL AND CLOSE THE CARDS.

Member Payment Dependent Notes Series 518817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518817	$12,000	$12,000	14.59%	1.00%	May 28, 2010	May 30, 2013	May 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518817. Member loan 518817 was requested on May 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Lawrence Berkeley National Laboratory	Debt-to-income ratio:	18.81%
Length of employment:	2 years	Location:	Berkeley, CA

Home town:
Current & past employers:	Lawrence Berkeley National Laboratory
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/16/10 > My plan with this loan is to pay off high interest credit card debt accumulated during my graduate school years. I am an employee at a government lab focused on energy research. Both my employer (the U.S. Government) and my job are extremely stable and I expect to remain there for the foreseeable future. In the three years since finishing my degree, I have worked hard to stabilize my expenses versus income, and I use a monthly budget to ensure that I don't overspend. It's very important to me to honor my obligations personally, professionally, and financially. I have been diligent with paying my credit cards on time, but it is difficult to get ahead with the high interest rates they are charging. Borrower added on 05/17/10 > I was a graduate student for the five years when I accumulated this debt, and during that time my visa status restricted me to half-time employment, and only with my sponsoring university. I was supporting myself and a wife with no permission to work within the U.S. on $18,000/year. I am now divorced with no financial obligations toward my ex-wife, and a permanent resident of the United States with a green card. In addition, it is worth mentioning that I pay more than the minimum on all my cards each month.

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,969.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello and thanks for the question. My total debt is $35,825 and it is solely on credit cards. I am looking to consolidate the high interest cards and then close them To be paid off with loan: Citibank 29.99%, - 1744 Citibank 29.99% - 1990 Chase 21.24% - 839 Chase 27.24% - 1732 HSBC 18.49% - 1871 Bank of America 25.24% - 2110 Bank of America 24.99% - 1524 Will not be paid off with loan: Citibank 10.99% - 922 Capital One 17.90% - 2320 Discover 17.24% - 3901 Chase 18.24% - 2926 Bank of America 15.99% - 4132 Amex 17.24% - 4551 Campus USA 13.99% - 5263
I am very interested to help fund your $12,000 Debt Consolidation loan. You selected the 36-months repayment option. My questions is: Length of time that you anticipate keeping this loan active before participating lenders receive their final payment- Less than 1 year? 1 to 2-years? 2 to 3-years maximum? Thanks in advance for expected answer. Lender 505570 USMC-RETIRED 05.18.2010 at 03:55 AM ET	Thanks for your interest.I anticipate making the scheduled payments for the full period of the loan, which is 36 months. I'm not sure how LandingClub manages distribution funds to lenders within that period. I recommend asking customer service for more information.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.18.2010 @ 12:47 PM ET.	Thank you. I'm waiting for the < $1 trial deposit, don't see it yet in my bank account.
What are your other $ monthly costs (rent, car, utilities, the CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My monthly fixed costs break out as follows: rent: $563 (my half) utilities: ~$20 other credit cards: ~$560 health insurance: ~$60 phone: ~$84 food: ~$400
How much are you currently paying each month on the debts you plan to pay off with this loan?	I am currently paying a total of ~$420 per month.
Will you be closing the lines of credit that you will be paying off with this loan?	Yes, I will pay them off with funds from the LendingPlan loan, and then close them.

Member Payment Dependent Notes Series 518866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518866	$10,100	$10,100	16.07%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518866. Member loan 518866 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Germfree Laboratories	Debt-to-income ratio:	24.94%
Length of employment:	2 years	Location:	Orlando, FL

Home town:
Current & past employers:	Germfree Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Funds will be used to pay off high interest credit cards. I Pay very little in monthly rent and utility bills. Job is very stable with new quarterly bonuses that could potentially double total income. Monthly loan repayment is half of total current monthly credit card payments. I have never been late on a single-payment. I can afford the credit card payments. I want to consolidate 4 separate credit card payments into one loan repayment. Borrower added on 05/24/10 > After I use the money to pay off all credit cards, the remaining portion will be used to purchase an engagement ring. I would really love to get through this consolidation to simplfy my monthly bill paying.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,723.00	Public Records On File:	0
Revolving Line Utilization:	91.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 518877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518877	$7,500	$7,500	7.88%	1.00%	May 31, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518877. Member loan 518877 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	Pet Doctors of America	Debt-to-income ratio:	8.48%
Length of employment:	2 years	Location:	JACKSONVILLE, FL

Home town:
Current & past employers:	Pet Doctors of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I am seeking to pay off my credit card and get a car at a great deal from my fiance's family. I would like to do this on my own instead of making payments to a family member or having my fiance to pay for my car. I am a Vet Tech at an animal hospital and will have no other bills except the loan!

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,821.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 25 "Major Purchase" category and 517 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, household appliances (refrigerator-freezer, washer-dryer), et al, because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. You should provide D-e-t-a-i-l-s and intended P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process exists an opportunity for borrower to add loan DESCRIPTION (details, etc) for lender review. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.20.10 at 5:57 AM ET	Thank you very much for your input! I have added my details, to pay off credit card AND purchase a vehicle from my fiance's family at a GREAT deal ($3500 for a vehicle that has Kelly Blue Book value of $7500 and only 29000 miles!). I was unsure of where to categorize since it was for two debt consolidation and a vehicle and having one payment for them both. Being a rookie at this I really appreciate your very honest and helpful feedback! Thank you, Betsy
What are your other $ monthly costs (rent, car, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	The loan and getting car insurance for the car ($95/month) would be my only bills. I have no children, it is just my fiance and I. My fiance pays for our rent, utilities, food, etc. Thank you so much for taking the time to consider helping me receive this loan! Betsy

Member Payment Dependent Notes Series 518889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518889	$15,075	$15,075	10.62%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518889. Member loan 518889 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,583 / month
Current employer:	Regency Construction	Debt-to-income ratio:	7.65%
Length of employment:	3 years	Location:	Dallas, TX

Home town:
Current & past employers:	Regency Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Loan for Business Expansion over the next several months. Borrower added on 05/18/10 > My business is a construction company that has been in business for over 3 years and we have seveeral projects that are starting in the next 30-60 days and we need some additional capital to start these projects

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,305.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 40 business category loans and 541 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i.e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how the loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and-or fixtures? Floor financing? Or exatcly what? Etc.) Your listing provided nothing helpful to attract lenders interest and possibly to help to fund your loan. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus the necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process is opportunity to add loan details for lender review. Hope this honest appraisal helps your loan attract lenders. Member 505570 U S Marine Corps-RETIRED 05.18 2010 at 6:49 AM ET.	My business is a construction company and we have seveeral projects that are starting in the next 30 days and we need some additional capital to start these projects.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes. I own my home in my own name. Our home valuation is $233,000 and our mortgage balance is $122,761.

Member Payment Dependent Notes Series 518893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518893	$5,600	$5,600	16.45%	1.00%	May 27, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518893. Member loan 518893 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	GCA Law Partners	Debt-to-income ratio:	18.37%
Length of employment:	2 years	Location:	SAN MATEO, CA

Home town:
Current & past employers:	GCA Law Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I had a couple of unexpected out-of-pocket expenses in which one of my children had to go to the emergency room and now is receiving medical treatments which are not entirely covered under my health benefits. I also had an emergency plumbing job that happened simultaneously at my house that I own, so I decided to go to Lending Club to help me cover these expenses and this loan had a better rate than my credit cards which I did not want to use. I have an excellent history of paying back my debts and have a very stable job in the legal industry, which I have been in for over 16 years.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	6
Revolving Credit Balance:	$37,724.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I hold the title to my home in my own name. My house was appraised at $950,000 and I have approximately $150,000 or so in equity.

Member Payment Dependent Notes Series 518971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518971	$12,000	$12,000	14.22%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518971. Member loan 518971 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	stason pharmaceuticals	Debt-to-income ratio:	0.20%
Length of employment:	4 years	Location:	ANAHEIM, CA

Home town:
Current & past employers:	stason pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > The loan is used for family emergency and to add a room in the house so it can be rented out to make extra income.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	56	Months Since Last Delinquency:	3
Revolving Credit Balance:	$221.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed Loan Description and explain the three Delinquencies, one three months ago, on your Credit History. Thank you.	The loan is for family emergency, due to medial bills. The delinquencies on my credit was just the 30 days late due cuz I was out of the country for my honeymoon at the time. Thanks, Kim
Your "Other" category loan is 1 567 total borrower loans Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.21.10 at 4:01 PM ET	This loan is used for family emergency.
What is stason pharmaceuticals and what do you do there?	Stason is a pharmaceuticals company. I am a chemist there, I do testing n managed the lab. I also prepared the schedule for the lab. Right now I am in charge of managing the lab.
Can you elaborate on the delinquencies that appear on your record?	I cosign for a close relative to buy a car and unfortunately that person didn't pay so that's why it goes on my record. But I believe the delinquencies has already been remove from my records.

Member Payment Dependent Notes Series 519027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519027	$18,500	$18,500	12.73%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519027. Member loan 519027 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,950 / month
Current employer:	SMUD Sacramento Municipal Utility Distri	Debt-to-income ratio:	15.62%
Length of employment:	10+ years	Location:	Sacramento, CA

Home town:
Current & past employers:	SMUD Sacramento Municipal Utility Distri
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > With one monthly payment I can manage my cash flow. My car will be paid off next month (six months early). I've been with the same employer for over 20 years. My goal is to be debt free in 3 or less years. Borrower added on 05/25/10 > I work for an electric utility company that is publicly owned by the rate payers of Sacramento County. I just received my evaluation...an Outsanding with a 5% increase in pay. Borrower added on 05/30/10 > I just wanted to add that most of my debt was incurred from the purchase of my home and improvements to the home I made after the purchase. Thank you for investing in me.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,327.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes the title is in my name only 2. I purchased the property in 11/2008, however my equity according to Zwillow.com the property could be worth up to $131k. I paid $121k and as of today I owe $119k. A property (same as mine) down the street just sold this month for $141k
What do you do at the electric company? How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	I'm a Management Analyst for SMUD budget process. I just received a 5% merit increase. We just purchased 50 acres to build a new corp yard and we are in the process of hiring 15 new line apprentices. I have execellent benefits and insurance. I also have a 401K $9K and my PERS account worth over $60K if I was to loose my job (which I am very secure as are all employees) I could use my PERS retirement to pay it off. Respectfully...
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	981 mortgage 100 water & garbage 80 phone & internet 100 gas & electric 180 car expenses (gas & insurance) 70 dish/cable I live alone and my car will be paid off mid June
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	981 mortgage 100 water & garbage 80 phone & internet 100 gas & electric 180 car expenses (gas & insurance) 70 dish/cable I live alone and my car will be paid off mid June

Member Payment Dependent Notes Series 519038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519038	$9,275	$9,275	15.70%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519038. Member loan 519038 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$29,890 / month
Current employer:	US Senate	Debt-to-income ratio:	2.71%
Length of employment:	10+ years	Location:	capt hghts, MD

Home town:
Current & past employers:	US Senate
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,550.00	Public Records On File:	1
Revolving Line Utilization:	61.00%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following questions to help us lenders determine if we should fund this loan. What is your position in the U.S. Senate? It says that your monthly income is 30000 a month why are you taking out this loan? Why is your revolving line debt utilization so high if your income is is so high? Thx	SUPERVISOE
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Yes

Member Payment Dependent Notes Series 519078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519078	$20,000	$20,000	16.45%	1.00%	May 31, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519078. Member loan 519078 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Krieger & Stewart.com	Debt-to-income ratio:	15.91%
Length of employment:	7 years	Location:	Norco, CA

Home town:
Current & past employers:	Krieger & Stewart.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I am engineer and my wife is a professor and have both neen at our current jobs for 7+ years. we pay all our bills on time, but are tired of paying high credit card interest rates; plus having only one bill instead of several is also attractive. Borrower added on 05/25/10 > To summarize our recent financial history... my wife and I both where returning students who graduated college about 6 years ago. We have been paying off the revolving credit debts incured during college by paying higher than the minimums for the past 4 years. We have reduced our revolving credit debt by more than 60% in those four years, while saving for a house. 6 months ago we bought a house and now we are looking to reduce the ridiculous interest rates that the credit card companies are charging. We are not in any finicial trouble we just don't want to pay the 22%+ interest rates any longer.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	28
Revolving Credit Balance:	$7,949.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My name is on o the tittle. We purchased the house 6 months ago so we have a small amoutn of equity, which is why we are lookig for a consolidation loan instead of a home equity loan. Thanks for your questions
Please list the loan balances and interest rates you will pay off. What are your monthly expenses (mortgage, utilities, etc)? Is your wife's income included in the application? Thanks.	I'm at work (on lunch) so I don't have my finicial records with me but the approximate total loan (credit card) balance I am looking to pay off is very near $20,000 and the interest rates range from 22 to 28 percent. Our monthly morgage, utilities, food, gas, car payments, insurance, and student loans come to about $4,800. My wife's income is not included in my applications; her gross pay is $77,000/yr plus she makes approximate $20,000 extra teaching overload (extra) classes.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Kreiger and Stewart ? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $7,949 Revolving Credit Balance total debts (46.20 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] $20,000 loan; a $7,949 Revolving Credit Balance; $12,051 is the extra cash that you will be receiving (less your loan's origination fee) that is consolidating or refinancing what SPECIFIC debts that are NOT included in the Transunion Revolving Credit Balance total debt? Number [5] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize 4 to 5-yrs maximum? Advance thanks for expected FIVE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.25.10 @ 10:10 AM ET.	1) Krieger & Steawart is a Civil Engineering Consulting Firm, which specializes in public works projects for Water municipalities. 2) I'm a licensed professional engineer 3) I curently pay between 700 and 900 dollars per month on the combination of me and my wife's revolving credit accounts. 4) The remaining amount will be used to pay off my wife's revolving credit accounts 5) Our financial plan is to have this debt payed off before our second morgage becomes due, which is in 4 1/2 years. So, were probably looking at 3-4 years.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.25.2010 @ 4:45 PM ET.	Type your answer here. I have completed both the employment and bank verification requirements. Let me know if my account does not reflect the same. Thanks for your help.
How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	My position is very secure because my firm specializes in public works projects, not housing developments. Also, the firm has a been in business for over fourty year and has never had a layoff. My wife is a tenured professor so her position very secure as well. We have saving that could be used to keep us afloat in dire times.

Member Payment Dependent Notes Series 519079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519079	$10,250	$10,250	10.99%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519079. Member loan 519079 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	LTCG	Debt-to-income ratio:	13.42%
Length of employment:	3 years	Location:	Red Wing, MN

Home town:
Current & past employers:	LTCG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Want to consolidate bills into 1 payment, have high interest credit cards with balance due to moving, divorce.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,258.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. The home is my name, financed with Chase Home Mortgage 2. I just moved in 12/09, so there is no equity, the total balance is $99, 156.34.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	My employer is Long Term Care Group or Univita Health, I am a Registered Nurse, I do underwriting for long term care insurance policies, assessment of medical records, phone/in person interviews to determine if applicants acceptable risk for the product. 2. Mortgage $550 w/property taxes, $725.33, property taxes will be going down approx $800/yr, so this will change. Association dues $150.00, Slumberland $100/month (balance approx $3400) Water/Sewer/Garbage $60/month, Cable/Internet/phone $215 (my work reimburses me for phone/internet) Cell phone $127month, Car insurance/Condo ins $83/month, YMCA $58/month, Xcel Energy $100, Sears Master Card approx $1-200/month, balance $4500 interest rate is high, Hiawatha Natl Bank- car is collateral, $160/month, balance is $4900, interest rate is 8%.Have small balances on Kohls card, Wal Mart Card, Sams Club Card and Fashion Bug Card, these balance I usually pay off monthly and the interest rates are high. No child care costs. 3.See above 4. I have a bankruptcy that was filed in 6/00, have not had credit problems since. Credit problems d/t drinking, sober over 10 yrs. 5. I have a 401-K through work, balance maybe $1000. 6. Yes, I am the sole earner, however, my ex-husband and I split the cost of the YMCA membership, my sons insurance and meds/medical bills, and anything else relating to our son. 7.Savings acct has $3.26 in it today, no other emergency funds, could get loan from 401-K if needed. I would have lending club automatically withdrawn my payment from my account

Member Payment Dependent Notes Series 519082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519082	$8,375	$8,375	13.11%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519082. Member loan 519082 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	j. rogers architecture, inc.	Debt-to-income ratio:	21.36%
Length of employment:	8 years	Location:	rolla, MO

Home town:
Current & past employers:	j. rogers architecture, inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	61
Revolving Credit Balance:	$20,179.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Current mortgage amout is approximately 124,000 last appraisal value was 148,900 - appraisal date august 2008

Member Payment Dependent Notes Series 519083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519083	$14,825	$14,825	10.62%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519083. Member loan 519083 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Juice Pharma Worldwide	Debt-to-income ratio:	4.45%
Length of employment:	1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Juice Pharma Worldwide
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,010.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your response. I do not have the actual numbers in front of me but want to immediately respond. Yes, the title is solely in my name. The appraisal value of the property is $440k Purchase price $395K Current equity based on purchase price and down payment is approximately $50k Current equity based on appraisal price would be much higher. Any other questions, please let me know.
What is Juice Pharma Worldwide? And could you please give a brief description of what it is you do there? Is this job stable?	Juice Pharma Worldwide, is a advertising agency specializing in the marketing of pharmaceutical products. I am a medical writer. The job is very stable.

Member Payment Dependent Notes Series 519090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519090	$15,350	$15,350	10.99%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519090. Member loan 519090 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Hewlett Packard Company	Debt-to-income ratio:	8.60%
Length of employment:	10+ years	Location:	Conroe, TX

Home town:
Current & past employers:	Hewlett Packard Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Looking forward to reducing the amount I pay in interest each month. And I will feel good knowing my interest payments are benefitting my peers instead of a bank or credit card company. Borrower added on 05/25/10 > Thank you to all my investors. I am a good solid investment. Borrower added on 05/26/10 > Thank you to all who have funded my loan. I look forward to paying off American Express in full. Borrower added on 05/28/10 > My job is very stable. I work in a part of HP that is growing; services delivery. I have worked there since 1998. I perform a role that is in high demand; project management. Thank you for your investment in me. Borrower added on 05/31/10 > Again, thanks to all who invested.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1979	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	68
Revolving Credit Balance:	$13,385.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Type your answer here. Glad to answer your question. Here's a breakdown of my expenses other than debt: Insurance: $ 150 Car expenses: $ 200 Utilities: $ 350 Phone, cable, internet: $ 250 Food, entertainment: $1000 Clothing, household expenses $ 500 Credit cards and other loans: $ 1000 Other expenses: $ 800
Thanks your prompt reply. Can you tell us about your mortgage payments (lending club does not share this info to investors?)?	I did not know that. It's $1699 per month. A 15 year fixed rate mortgage. I have a great interest rate on that at 4.5%.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. My mortgage is in my name only. But BoA owns the note. I believe I have about 20K in equity. I did a straight refinance last year to get a lower interest rate. I took no money, just a lower interest rate.
Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	Type your answer here. 15,000 on American Express at 19.99% 7800 for IRS for 2008 filing error (4400 error plus penalty and interest) 680 on Chase at 14.99% (it's all that's left to pay on a 10K limit)
I'm interested in your loan. What do you do for HP? Please explain delinquency from 68 months ago. Any household income other than your salary? Thanks for answering.	I am a senior level project manager for HP. I manage software development projects. As for the delinquencies from almost 7 years ago... Its an account that's not even mine. I have been fighting with Capital One for years to remove it. It's gone from my other credit bureau files but not from TransUnion. I have thought about getting a lawyer and suing them, but it is about to drop off my report in January anyway. The worst part of it is that the account is only $500. But it's the principal of the thing. It is not my account and I refuse to pay it. I have successfully convinced anyone who has ever tried to collect on it that it is not mine. But Capital One for some reason refuses to remove it. I pride myself on ALWAYS paying my bills on time. Each and every one. I have never been late, ever.

Member Payment Dependent Notes Series 519100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519100	$8,000	$8,000	17.19%	1.00%	May 28, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519100. Member loan 519100 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,650 / month
Current employer:	West Coast Drywall and Paint	Debt-to-income ratio:	19.10%
Length of employment:	8 years	Location:	Perris, CA

Home town:
Current & past employers:	West Coast Drywall and Paint
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > Hello, The reason I am seeking this loan is to pay off my credit cards and have only one payment at a lower interest rate. Due to the economy even though I have been on time with payments, the interest rate on the credit cards increased. My employer has attained work in residential, commercial and government contracts. Even with the economy I have been working full time. I go where the contract is. I am not a person who walks away from my obligations.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	45
Revolving Credit Balance:	$12,502.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [ Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $15,000 D C category loan. My questions are: Number [1] Current position (Job/What you do) for employer West Coast Drywall and Paint? Number [2] Your Transunion Credit Report shows $12,582 RCB total debts (60.10 pct usage). What $ payments per month are now paid on all RCB debts? (Total $ that is actually PAID per month; NOT the CC minimum $ payments DUE per month.) Number [3] If loan 100 pct funds, a L C issued standard promissary note has NO prepayment penalty. You selected maximum 60-months term repayment option. The time length that you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected T-H-R-E-E answers. Member 505570 U S Marine Corps Retired 05.19.10 @ 4:15 AM ET.	Hello Sir, I appreciate your consideration of helping to fund my loan. Here are my answers your questions. 1. My current position at West Coast is Lead Foreman. I am currently on a $ 2 million dollar job in Hollywood. I go where West Coast has attained a job contract. I am also sent to the high profile jobs because of my quality work and experience. I have completed work at Ft. Irwin and in Yuma, AZ at the Marine Core Air Station. I have had steady work through this economy. 2. I pay $485.00 per month in credit card payments. I usually round up the minimum payments to the nearest five dollars. 3. I intend to keep the loan for the 4-5 years. This loan offers a better interest rate than my credit cards. My objective is too pay off the credit cards. As I stated in my loan description, I do not walk away from my obligations. Regardless, of the outcome, I will pay my bills. I am not happy that my rates went up not because of me, but because of the economy. Again, I appreciate your consideration. Thank you~ Steve
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	Hello, Thank you for informing me about the loan description. I have completed it and was stated once it is reviewed, it will be displayed. Thank you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.Hello, I appreciate your interest in financing my loan. 1. I do hold the title to my home and property. 2. $ 110,000.00 in equity. Thank you for your consideration.
What do you do at West Coast Drywall and Paint?	Type your answer here.I am the Lead Foreman for West Coast. Currently, I am Foreman on a $2 million dollar contract in Hollywood. Thank you for any funding you are considering.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.20.2010 @ 2:51 PM ET.	Hello, I have submitted all that was requested of me. Thank you~
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. I do hold the title to my home and property, on my own name. 2. $ 110,000.00 in equity -no balance due on my home or property. Thank you for your consideration,
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $$. I-M-P-O-R-T-A-N-T: Loan now listed for 5-days and 56 pct funded; but the loan application still does N-O-T show that required Credit Review completed and loan "Approved" for issue when it is 100 pct funded. ASAP On Monday you need to FOLLOW-UP "Approved for Issue" status when Home Office opens at 9:00 AM PT. This information intended to benefit the 1ST-time LC borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.22.2010 @ 7:23 AM ET.	I received this message twice.

Member Payment Dependent Notes Series 519113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519113	$8,000	$8,000	7.14%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519113. Member loan 519113 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	SPB Partners	Debt-to-income ratio:	14.22%
Length of employment:	5 years	Location:	MARINA DEL REY, CA

Home town:
Current & past employers:	SPB Partners
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	31
Revolving Credit Balance:	$13,831.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you consolidate with this loan? Thanks.	1 credit card and 1 smaller personal loan. I'm just looking to replace them with slightly lower interest short term debt.

Member Payment Dependent Notes Series 519155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519155	$13,500	$13,500	10.99%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519155. Member loan 519155 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,700 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	15.57%
Length of employment:	10+ years	Location:	Phoenix, AZ

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > If I am approved for this loan I would like to "Thank You" personally. I am currently paying all my bills on time however I am looking to have only one payment and this would help me.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	60
Revolving Credit Balance:	$19,790.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I am employed at JPmorgan Chase for 10 years. I am a Team Manager I manage a staff of 12 analysts.My mortgage is 714.00 monthly. I have several credit cards at different rates I am looking to consolidate. My total monthly payments on all cards that I currently pay bewteen all cards is about $800.00+. Joint income with my spouse is about 76k per year. Emergecny funds is approximately 8k. If I am approved for the loan yes it would be an automatic withdraw from my account
Hello. I see you have a delinquency on your record. Could you explain what happened? Since this is a loan for consolidating credit card debt, please list each card balance, APR, monthly minimum payment, and the actual amount you pay each month. Please also list any other debts you have (home equity line of credit, car loan, student loan, etc). Also, how much equity do you have in your house? This information is important to us as lenders to better understand your financial situation. Your answers are greatly appreciated and make it much more likely that your loan will be fully funded. Thank you in advance,	Hello, the delinquency resulted in an automatic bill payment, I had my checking account compromised and the account # changed, I thought I had made the change with all the companies apparently not. I immediately made the payment and brought the account current upon my findings. My annual percentage rate varies on my accounts I have from a 5.99 fixed rate to a 20.99%variable rate. Minimum payments also vary from 25$ to 100$ based on my balance, I try to pay at least an additiona l50$ + on each bill, I pay roughly about 800$+ on monthly payments. I have no other loans my truck is paid for. I have roughly about 20k or more equity on my home. Please advise if any additonal information is needed. Thank you.

Member Payment Dependent Notes Series 519169

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519169	$15,250	$15,250	12.73%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519169. Member loan 519169 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	WPP USA	Debt-to-income ratio:	9.73%
Length of employment:	9 years	Location:	Hoffman Estates, IL

Home town:
Current & past employers:	WPP USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > This Loan is to help with the start-up of a business that will run a Free Online Advertising Rates and Data website. Users of this website will be able to look up rates and contact info for advertising media including, Magazines, Radio, Television, Online, Out of Home, and Newspapers. The business will make its revenue from advertising on the website itself. All content to the end user is free of charge. Currently there is no free service of this kind. Unfortunately this is a large amount of data that we need to enter into our database. We know who the Media properties are, and we know how to obtain the information that we want to provide to users of our website. However we need to hire temporary workers to get this data entered in a timely manner. The loan would mostly go to pay these workers. Other expenses are temporary office space, computer rental, phones, etc... The reason a loan is needed is because we can not start charging our advertisers before the website is live, and we can not have a live website before the website has data entered.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	24
Revolving Credit Balance:	$42,113.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 40 business category loans and 541 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i.e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how the loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and-or fixtures? Floor financing? Or exatcly what? Etc.) Your listing provided nothing helpful to attract lenders interest and possibly to help to fund your loan. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus the necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process is opportunity to add loan details for lender review. Hope this honest appraisal helps your loan attract lenders. Member 505570 U S Marine Corps-RETIRED 05.18 2010 at 6:49 AM ET.	This Loan is to help with the start-up of a business that will run a Free Online Advertising Rates and Data website. Users of this website will be able to look up rates and contact info for advertising media including, Magazines, Radio, Television, Online, Out of Home, and Newspapers. The business will make its revenue from advertising on the website itself. All content to the end user is free of charge. Currently there is no free service of this kind. Unfortunately this is a large amount of data that we need to enter into our database. We know who the Media properties are, and we know how to obtain the information that we want to provide to users of our website. However we need to hire temporary workers to get this data entered in a timely manner. The loan would mostly go to pay these workers. Other expenses are temporary office space, computer rental, phones, etc... The reason a loan is needed is because we can not start charging our advertisers before the website is live, and we can not have a live website before the website has data entered.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I have the Title to my house, it is in my name. The last time I had the house appraised, it was appraised at $320,000. (This was about 6 months ago in order to have PMI taken off my loan) I have still have $217,000 left on my principal. I also have a equity line of $41,000. Leaving me with $70,000 equity in the house.

Member Payment Dependent Notes Series 519197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519197	$10,325	$10,325	17.56%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519197. Member loan 519197 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	FedEx Office	Debt-to-income ratio:	11.96%
Length of employment:	7 years	Location:	HARPER WOODS, MI

Home town:
Current & past employers:	FedEx Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > Getting married (June 5th) and me and the fianc??e are looking to consolidate some debt. I received promotion a couple of weeks ago and on June 22nd we will be relocating to the other side of the state so we will need some extra cash for the move but the loan will mostly be used to consolidate bills (95% / 5% split).

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	75
Revolving Credit Balance:	$9,805.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $15,000 D C category loan. My questions are: Number [1] Brief description employer FedEx Office? Number [2] Current position (Job/What you do) for employer? Number [3] Your Transunion Credit Report shows $9,805 RCB total debts (77.20 pct usage). What $ payments per month are NOW paid on all RCB debts? (Total $ that is actually PAID per month; NOT the CC minimum $ payments DUE per month.) Number [4] $15,000 loan; $9,885 RCB debt; $5,115 extra cash (less the loan's origination fee) is consolidating or refinancing what SPECIFIC debts not included in RCB debt total? Number [5] If loan 100 pct funds, L C issued standard promissary note has NO prepayment penalty. You selected maximum 60-months term repayment option. Time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected F-I-V-E answers. Member 505570 U S Marine Corps Retired 05.18.10 @ 5:15 AM ET.	1) FedEx Office is an office and print center that provides not only printing solutions for customers but also a fully stocked FedEx facility within 2) I am a currently Lead Project Coordinator at a FedEx Office retail location formerly knows as Kinko's but will be a General Manager at new location come this July 3) $688 a month in total on all debts 4) The $5,115 extra cash will be going towards the balance of my lease on my current car that is under my fianc??es name that we wish to purchase ($4,893 balance remaining). 5) 2-3 years.
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) I do not currently owe anything and do not have a mortgage. 2) the deed to the house is in my brothers name 3) no heloc 4) lived in the home for 14 years. Mothers house now in brothers name
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The deed to the house is in my brothers name (it was our mothers home) and it is fully paid. I do not wish to borrow against the home because I will be moving in with my fianc??e by 2011 after we get married (condo she lives in is also fully paid).
Have you provided Lending Club with your future address and related information?	I have not but will as soon as I do have all the information.

Member Payment Dependent Notes Series 519199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519199	$12,325	$12,325	14.96%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519199. Member loan 519199 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	mMetro LLC, DBA "Thrillist.com"	Debt-to-income ratio:	3.80%
Length of employment:	< 1 year	Location:	los angeles, CA

Home town:
Current & past employers:	mMetro LLC, DBA "Thrillist.com"
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Hello All, This debt consolidation relates to a start-up that I helped to fund in 2005-2007. We made it very far but once the economy turned, our funding was pulled and we were forced to piggyback the business via credit cards, etc. I am planning to pay off a loan of: $4,746.43 at a % of 59% (my monthly payment was $250+) $5,081.17 at a % of 27.99% (monthly $190+) and $4000 of a $5600 credit card balance at 27.99% (using personal savings as well). Since moving away from the start-up, I've worked my way up the ladder in media sales. I started at a fantasy sports company, moved to an HD video network, and now represent Los Angeles for the leading men's lifestyle brand online. I am making more money increasingly each month, and as stated above, this loan will allow me to pay all off in 3 years (or potentially a lot sooner) with far less $ in monthly payments. Happy to provide more info, such as a linkedin profile (to verify work), or more detail. Cheers! Borrower added on 05/24/10 > Thank you to those that have donated thus far!

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	29
Revolving Credit Balance:	$13,130.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am very interested in funding your loan. I do have a question: could you explain your prior delinquency? It looks like you had one 29 months ago. Thank you.	Hi, thank you so much for your interest. It was my only deliquency and relates to the one month in between leaving my own business and moving on to a job, and i was short until my first work paycheck. Had to choose rent or credit card. I've since been perfect and am excited to participate in this awesome website/community.

Member Payment Dependent Notes Series 519221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519221	$8,900	$8,900	11.36%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519221. Member loan 519221 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	cattaraugus community action	Debt-to-income ratio:	24.54%
Length of employment:	3 years	Location:	weston mills, NY

Home town:
Current & past employers:	cattaraugus community action
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I am simply trying to work my way out of living week to week. I am trying to help my parents with a couple billssince my father hasnt been able to work, and I myself accumulated some bills when the kids' father left. I make my payments now and on time, but find it might be less stressful if I could just make one payment and eliminate all the little ones. Borrower added on 05/17/10 > I receive $1100 bi weekly child support in one court order I receive $ 260 bi weekly in another court order I gross $958 bi weekly I do have a student loan that I am paying for, a house I purchased for me and my 3 children and a vehicle payment, $171 and $415 & $420 respectivelely and of course my monthly utilitities and daily living expenses for a family of 4. Borrower added on 05/19/10 > I made a mistake, I dont receive $1100 for child support bi weekly... I receive $550 bi weekly court ordered ($1100/month) Borrower added on 05/26/10 > I would like to reassure those who are possibly considering on investing in me that it would be a positive investment. Aside of my above listed payouts which with my cost of living amount to about $2000, I pay out another $1000 - $1200 in an orthdontist payment ($200), and small credit card or loans that I only make minimal or a little above minimal payments on. By my credit score and background you can see I have made timely payments for years and am a very low risk for you. I would be very excited to be able to reduced my payment in half or better and give you deserving investors a return rather than these greedy undeserving credit card companies that just want to ruin us little people..and in return benefit and be on my way to a better situation and on top like you in three years instead of struggling still making minimum paments for years to come.. Your time and interest is much appreciated, I am just a mom trying to get back on track.... Thanks Borrower added on 05/26/10 > I would like those who are interested in investing to know that I would be a very low risk to you. The bills that I would be able to pay off would minimize my payments almost by 1/3 of what I am paying out now and as by you can see I have not made late payments in years and I have a rather decent credit score. I am very eager to eliminate by debts and quit giving to these undeserving high interest creditors. My job is secure, my loyaly is to you. Your time, interest and consideration is much appreciated by myself and children.. Thanks so much - Sheri

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	55
Revolving Credit Balance:	$25,547.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I do hold the mortgage in my name. I owe approximately $50,000 and the last it being appraised was at $64,000 about 1 1/2 years ago.. Thank you for taking interest in helping me, its much appreciated.

Member Payment Dependent Notes Series 519239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519239	$12,000	$12,000	12.73%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519239. Member loan 519239 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,583 / month
Current employer:	Saturn of Richmond	Debt-to-income ratio:	16.57%
Length of employment:	4 years	Location:	Chesterfield, VA

Home town:
Current & past employers:	Saturn of Richmond
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I am being charged way too much in interest on my credit cards. I feel that getting a lower interest loan would help me tremendously in becoming debt free. Borrower added on 05/26/10 > Thanks to everyone so far for funding me. Im so tired of these credit card companies pushing me around. I've been trying to pay them off for years now and i'm not making much progress. I can't wait to be debt free! null

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,561.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1.) I do not owe any mortgage on my house. I am currently living with my parents. I am trying to get out of credit card debt so that I may purchase a home. There was no other option when applying for the loan to represent no monthly payments for a house. 2.) My parents hold the deed to our house right now. 3.) I do not have a Home Equity Line of Credit. 4.) I have lived in my current home for 11 years. Thanks!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1.) I do not currently own a home. There was only one option when applying for the loan that would show it me as having no monthly house payment. I live with my parents as of now. I am out of school and working full time and would like to pay off my credit card debt in order to purchase a home. 2.) See answer to #1. Thanks!

Member Payment Dependent Notes Series 519266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519266	$10,850	$10,850	10.99%	1.00%	May 31, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519266. Member loan 519266 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Goodshepherds services	Debt-to-income ratio:	22.91%
Length of employment:	5 years	Location:	Far Rockaway, NY

Home town:
Current & past employers:	Goodshepherds services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,204.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Goodshepherds services and what do you do there?	Goodshepherds Services is non profit organization that provides services children and families. I am a Youth Internship Coordinator. I work at West Brooklyn Community High where i provide student with job readiness and paid internships.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1) i am currently employed with Goodshepherds Services. i work as a Youth Internship Coordinator at West Brooklyn Community High School. i provide job readiness and paid internship placements. 2) my other monthly expenses are about $850.00. 3) credit card1 3342.51 @5.99 $69monthly; credit card22894.50 @ 7.99 $59monthly; credit card3 2343.00 @ 8.99 $50monthly; credit card4 2288@10.70 $45monthly. 4) all my bills are paid on time i do not have any delinquencies 5) i do not have any balance or investments 6) i am not the only wage earner. the combined income gross is about $127,000annually. 7) My household has about $10000 for emergency funds. yes, LC will be withdrawning from my account.
I understand your desire to consolidate existing debt -- has anything been done to avoid accruing new debt?	Yes, I've closed my credit cards so that i can focus on paying them off. I have also started budgeting my monthly expenses so that i do not inccur new debt. Thank You.

Member Payment Dependent Notes Series 519281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519281	$24,250	$24,250	14.22%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519281. Member loan 519281 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	Wachovia Bank	Debt-to-income ratio:	12.91%
Length of employment:	10+ years	Location:	MIAMI, FL

Home town:
Current & past employers:	Wachovia Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > Will this loan i will consolidate ALL credit cards, and close those accounts. It will also help me establish cash flow, to avoid using credit to make purchases. I have maintain a good credit history and will continue to do the same. I have also been working for the same company for the past 12 years. I am looking forward to eliminated all debts.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,799.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you manage to accumulate nearly $100K in revolving credit balance? Can you itemize each one including the current APR?	The Wachovia Line of Credit of $57k + actually belongs to my parents. They were Non Resident Alien at the time and needed access to cash. The 2 loans under Wachovia should be paid off by the end of the year. The credit cards debt go accumulated over the years, new baby, purchase of new house, and my wife was out of work to finish her Bachelors Degree. Once again i am asking to borrow this money to remove all revolving credit and with a fixed payment schedule in 3 years i will be done and sleep peacefully. American Express Bal $2170, APR 17.24% Capitalone Bal $2295 APR 23.15% B of A Bal $6464 APR 26.24% HSBC Bal $843 APR 14.99% Chase Bal $3266 APR 21.24% WellsFargo Bal #12200 APR 7.24%
Why consolidate the Wells Fargo loan which has a much lower rate?	I don't have to pay it off, but I'm trying to get rid of all credit card debt and have a fixed scheduled payment. I can easily remove that one from the group and reduce the loan amount.

Member Payment Dependent Notes Series 519308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519308	$15,000	$15,000	15.33%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519308. Member loan 519308 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Medical Center of Newark	Debt-to-income ratio:	8.93%
Length of employment:	2 years	Location:	GRANVILLE, OH

Home town:
Current & past employers:	Medical Center of Newark
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,584.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $15,000 D C category loan. My questions are: Number [1] Brief description employer Med Ctr of Newark? Number [2] Current position (Job/What you do) for employer? Number [3] What specific debts are you consolidating with this $15,000 loan? Number [4] If loan 100 pct funds, L C issued standard promissary note has NO prepayment penalty. You selected maximum 36-months term repayment option. Time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years maximum? Avance thanks for expected F-O-U-R answers. Member 505570 U S Marine Corps Retired 05.18.10 @ 5:15 AM ET.	1. Medical Center of Newark is a physcian owned, 33 bed hospital in Newark Ohio. 2. I am the Senior Director of Human Resources. 3. I got a divorce earlier this year and have been left with a big debt to the IRS and old outstanding medical bills incurred by my ex-husband, which want to consolidate to reduce interest rates and IRS penalties due to payment plan 4.Will pay off loan in full in 2-3 years. FYI, I just noticed the reference to Amex, Home Depot and MC - I do NOT have accounts with any of them. I have been trying to get the Amex off my credit report for years, it comes off and then randomly pops back up. I have never had accounts with Home Depot or MC. I do have a Visa.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The mortgage is solely in my name. When it was appraised last fall, is appraised 212,000.00. When I originally purchased the home, it was appraised at 235,000.00. It was appraised last fall when I refinanced the mortgage to remove my now ex-husband from the mortgage. I contacted the bank about a home equity loan prior to starting this process, and they said it would have to appraise at 235,000 in order to qualify, but I would have to pay for about $500.00 for the appraisal. Since the market is still slighly down in this area (and only slighty in Granville), I decided against incurring another expense. The principle balance on my May 2010 statement is 198,279.92
Believe it or not, some borrowers that I correspond with do not know either the meaning of Revolving Credit Balance (existing Credit Card debts) or what type debt is included in their RCB so I reference p-o-s-s-i-b-l-e credit card balances that may be included in their RCB, i.e., Amex, Home Deport, Lowes, MC, Visa et al. Absolutely amazing considering some potential borrowers have $35K, $45K, $55k, $65K- and more- in RCB that they want to refinance or consolidate but supposedly they have no idea what the cc's are. Lender 505570 USMC-RETIRED 05.8.2010 at 1:01 PM ET	Scary! I pulled my credit report after replying to your question and that darn AMEX is showing up again. I'm going to dispute it again and it will drop off again, and then I'm sure it will be back... its like a bad penny :) Thanks for your consideration.
Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	I'm not comfortable providing this much detail on something that will be posted to so many individuals, I would be happy to provide it to LendingClub if they can forward it to you. I keep a strict budget with everything detailed out, so it would be easy to provide. I hope this will suffice, my total monthly income (including my rental income) is 6327.58, my total expenses (which includes every debt payment, food, gas, gym, utilities, child care, charity, really - everything etc) is 4626.12 This loan would replace 700.00 a month in payments
What does the IRS have to do with credit card debt you incurred?	Credit card debt and IRS are UNrelated. Credit card debt is old, except for a new one I got to pay for my divorce. I'm not consolidating credit card debt under this loan, I have good interest rates on them and am making good progress on paying them down, by making higher monthly payments. I'm consolidating the IRS and medical expenses under this loan for the sole purpose of reducing monthly expenses and literally, just to be done with it and have a clear plan to be debt free within 3-4 years.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT PROCEEDS	yes, however, it looks like it will be fully funded.

Member Payment Dependent Notes Series 519317

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519317	$20,875	$20,875	19.41%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519317. Member loan 519317 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Topanga Terrace Convalscent	Debt-to-income ratio:	10.42%
Length of employment:	10+ years	Location:	Palmdale, CA

Home town:
Current & past employers:	Topanga Terrace Convalscent
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,591.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $24,000 HIP category loan. My questions are: Number [1] Position (Job/What you do) for employer Topanga Terrace Convalescent? Number [5] If loan 100 pct funds, L C issued standard promissary note has NO prepayment penalty. You selected maximum 60-months term repayment option. Time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected TWO answers. Member 505570 U S Marine Corps Retired 05.18.10 @ 5:15 AM ET.	Answer 1) My position is as the Director of Nursing. I am a registered nurse and I run the nursing department. Answer 2) I intend on paying the loan back within 5 years. Thanks for your consideration.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Answer 1) Yes the title to my home is in my name. Answer 2) I am unsure of the equity of my home because the prices in this area keep changing. However the purchase price of my home was $324,000. Hope I have answered your questions. Thank you for your consideration.
Hi there, I saw that you weren't quite sure of your equity in your home. When did you purchase your home? What is your total home loan balance? What type of home improvements would you like to make?	The home was purchased March 2009. The total loan was $322K. This home was a new construction so several things were not completed like the front and backyard, light fixtures, and walkways. So I would like to complete these things. Thanks
What improvements will you be making to your home?	Complete my front and backyard, concrete walkways, and light fixtures. Thanks for your consideration
Hi there. Congrats on avoiding the housing bubble. Couple questions: 1) Could you please explain the $6500 on your Revolving Credit Balance (RCB)? 2) Do you have any other existing debt aside from your mortgage payment? If so, please list them. 3) Do you have any other wage earners in the household? If so, how much to they contribute on a monthly basis?	Hi and thanks. It took me a while to find this home and I love it. I am grateful that I avoided that particular bubble. The $6500 is from pre-existing credit that I already have. It is not just from one account it is spread over several accounts. Additionally, this is the only existing debt outside of my mortgage and car payments. To answer your third question: no there are not any other wage earners in the household. However, I feel that I am fully capable of paying back the loan. Also, there are additional funds from teaching part-time. Thank you for your time and consideration.
IRF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, I would be willing to accept the proceeds because any amount would help towards my goal. However, I really needed the amount that was requested. Thanks for your interest.
IM IN	Thank you very much. I truly appreciate it.

Member Payment Dependent Notes Series 519322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519322	$10,000	$10,000	13.85%	1.00%	May 27, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519322. Member loan 519322 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	State Street Bank	Debt-to-income ratio:	17.42%
Length of employment:	3 years	Location:	Anaheim, CA

Home town:
Current & past employers:	State Street Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > I would like to payoff my credit card debt to build up my credit score. I have been pay $600 - $800 almost every month but the interest charge is very high my debt did go anywhere. I wish lending club will help me out to start my life again.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,052.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly expenses (rent, utilities, etc). Also, what are the loan amounts and interest rates you are paying off? Thanks.	Average monthly expenses = $1300. Credit card debt including int. = $9000.

Member Payment Dependent Notes Series 519365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519365	$12,650	$12,650	7.88%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519365. Member loan 519365 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,362 / month
Current employer:	Partners Federal Credit Union	Debt-to-income ratio:	10.61%
Length of employment:	10+ years	Location:	Laguna Hills, CA

Home town:
Current & past employers:	Partners Federal Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$91,546.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	For painting of the house and roof repair.

Member Payment Dependent Notes Series 519368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519368	$5,250	$5,250	7.14%	1.00%	May 31, 2010	May 31, 2015	May 31, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519368. Member loan 519368 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Feather Falls Casino	Debt-to-income ratio:	13.41%
Length of employment:	2 years	Location:	oroville , CA

Home town:
Current & past employers:	Feather Falls Casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > I am very excited that I got excepted to San Jose State University as a transfer student ( 3 yrs in already). I've saved as much money as I could myself already, however, the Bay Area is very expensive and my expected financial aid will not be coming in time to help me move so here I am. Borrower added on 05/20/10 > I would also like to add that my income at San Jose State University will consist of the Montgomery GI Bill which for that particular area will be $2000 per month, the cal and pel grant, which will be in lump sums of $5000 per semester, and work study which is $5000 per school yr. With all this in mind, I am fully capable of paying this loan back and if the school allowed any fraction of this to be available before the start of the semester I wouldn't even need a loan. ps every single dollar of the income I described is available freely online including the military payments.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,083.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many more years of schooling are you in for and what are your prospects for a job afterwords?	That is a good question. I have 3 more yrs left of school. Afterwards, I plan on earning a commission with the Air Force as a weather officer.

Member Payment Dependent Notes Series 519375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519375	$15,725	$15,725	11.36%	1.00%	May 31, 2010	May 31, 2013	May 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519375. Member loan 519375 was requested on May 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Delray Medical Center	Debt-to-income ratio:	10.33%
Length of employment:	2 years	Location:	Coral Springs, FL

Home town:
Current & past employers:	Delray Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > This loan if funded by you will be put to great use, it will allow me by adding it to my personal funds to get a new start. I am not biting on more than I can swallow so it will be sound investment for both parties. Invest in me you will not be disappointed.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	79
Revolving Credit Balance:	$8,533.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello I'm pleased to answer your questions. I do hold the title of my home. To be honest with you there is no equity in my house in spite of having put down $ 77,000 down and I have own it for 3 1/2 years. One thing I can assure you is that if my loan is appoved with LendingClub I will own to my obligation to pay my loan back
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	My employerr is Delray Medical Center, I work as a registered nurse on a cardiac floor, my primary duty is to take care of patients with heart attacks, lungs issues, very elevated blood pressure. My monthly mortgage is $ 1514, my car payment is 429, utilities is about $ 150, and credit card debt is about $ 7,000. I have about $ 50,000 in my retirement account. The only delinquency was in 2003 on a car that was totalled and I settle the debt with. As far as saving it is minimal at the moment about $ 2000, I would have any objection as having my monthly payment deducted from my checking account. My parents taught to be responsible and I don't intend on departing from this line of conduct. I understand that the potential investors would be betting on me so my duty is to be responsible and pay back the people who would have helped me. Charles
The purpose of the loan is listed as "Moving - Relocation." Are you moving within in the same city? Are you switching jobs? Will you be selling your house? Please provide more explanation as to the purpose of the loan.	I will most likely sell my house and move to a different city withing reasonable distance from my current job as I will not be changing job. I have been a registered nuse for over 9 years and I must say I'm happy with the work condition where I am right now which is very important to me.
How secure is your position? If you were to lose your job what would you do to pay the loan? (I know it's unlikely since you're an RN, but if...) In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	My Job is pretty secured as I've been an RN over 9 years and without being pretentious I can say I am a good nurse. In the likelihood I was to loose my job with my current employer it will not be hard for me to find someplace else to work, I get sollicited all the time by nursing agencies to work for them and the pay is rather good but I am a creature of habit and I am comfortable within my current workplace. But if everything else was to fail I could always get a loan from my retirement account which would be a last resort option.

Member Payment Dependent Notes Series 519377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519377	$3,000	$3,000	15.58%	1.00%	May 31, 2010	June 10, 2015	June 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519377. Member loan 519377 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	2.04%
Length of employment:	n/a	Location:	SILVER SPRING, MD

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > The funding will go towards school and credit consolidation. I work during the summer and put aside all my monthly payments, plus I receive income from my parents. I have always paid all my bills on time, never once have I defaulted or been late and my aim is to keep this good record up. Borrower added on 05/27/10 > I will also be working during school part-time.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,234.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer and/or current source of income?	Envision EMI (Vienna, VA)

Member Payment Dependent Notes Series 519467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519467	$10,000	$10,000	9.88%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519467. Member loan 519467 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Riverside County Probation	Debt-to-income ratio:	7.44%
Length of employment:	5 years	Location:	Riverside, CA

Home town:
Current & past employers:	Riverside County Probation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > I plan to use this loan to consolidate my credit card bills and give my kitchen a new look for summer. What makes me a good borrower? I have excellent credit. I think that says a lot. Nobody gets excellent credit over night. Borrower added on 05/27/10 > I???m a Probation Corrections officer II for Riverside County Probation. I have been with the department for over five years now. After taxes, I bring home approximately $1,450.00 every two weeks and that does not include any overtime. My monthly bills include a mortgage of $850.00, HELOC $100.00, Utilities $175.00, Cable/Internet $125.00, Car Ins. $45.00 (both of my cars are paid off) Cell $90.00, and my five credit cards which I pay around $600.00 a month. My total credit card debt is $6,500.00 and I always pay more than the minimum. This loan will consolidate my credit card debt and get me financially organized. I???m planning on purchasing another home within the next two years. The HELOC on my current home was used to pay for my degree I completed last year. I heard about lending club through a co worker and decided to check it out and so far it has been interesting. I hope this answers all questions.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,035.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan? What does "home debt consolidated mean"?	That's just a name I came up with. The purpose of the loan is to consolidate bills.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	yes, the house is under my name and I have about 10,000 in equity. My house is worth about 138,000 and the balance is 100,000 plus heloc which is 27,000. I know, not much equity there yet, but let me know if you have more questions.

Member Payment Dependent Notes Series 519508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519508	$16,575	$16,575	12.73%	1.00%	June 2, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519508. Member loan 519508 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	Southwest Local School District	Debt-to-income ratio:	7.04%
Length of employment:	10+ years	Location:	Okeana, OH

Home town:
Current & past employers:	Southwest Local School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > Pay off credit cards and make some small home improvements.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	40
Revolving Credit Balance:	$12,204.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. As far as holding the title, I am paying a mortgage but it is in my name and my wife's name. Equity - paid 318,000 in Sept/2009, amounty owed 265,000

Member Payment Dependent Notes Series 519517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519517	$17,600	$17,600	10.25%	1.00%	June 1, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519517. Member loan 519517 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	5.56%
Length of employment:	n/a	Location:	Geneseo, IL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,913.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello -- Yes, the title on my home is my own name. I am not ever planning on transferring it, or adding any others. My home was built in 2006. Its on 2.3 acres. Valuation is $225,000. Mortgage balance is $168,000. I am retired from State of Illinois. Phil
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	(1). I was employed by The Illinois State Police 30 years. Retired 12/31/99, & pensioned off @ 75% pay now ten years ago. (2). Total expenses per month $2600.00. (3). Current mortgage 4.85% Fixed 30 yr - $910.24 payment, Annual property taxes $3979.64. No other loans. (4). Not Applicable. (5) 401k balance $100,000.00., invested in no risk arena. (6) I am sole wage earner. (7). Savings/emergency funds see # 5. Yes, if approved, the loan payment will automatically be withdrawn from my account.

Member Payment Dependent Notes Series 519524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519524	$9,500	$9,500	16.82%	1.00%	May 31, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519524. Member loan 519524 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	autozone	Debt-to-income ratio:	11.76%
Length of employment:	4 years	Location:	san jose, CA

Home town:
Current & past employers:	autozone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > funds for new outlook on life Borrower added on 05/25/10 > I'm getting weightloss surgery so than I can be a healthy mom and be there for my daughter

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,219.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the loan for Lasik surgery?	no its for bariatric/weight loss surgery to get healthy
What is autozone and what do you do there?	Its the biggest autoparts chain in the country, and extends to puerto rico and mexico. We are a chain of over 4,500 stores and growing every day. They've been around for over 30 years with stocks higher than ever. I am a store manager of 4 years there.

Member Payment Dependent Notes Series 519527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519527	$24,975	$24,975	16.07%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519527. Member loan 519527 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,917 / month
Current employer:	Portico Systems	Debt-to-income ratio:	9.63%
Length of employment:	4 years	Location:	Grosse Pointe, MI

Home town:
Current & past employers:	Portico Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > We are looking forward to eliminating credit card debt that was accrued when we sold our (very underwater) home. Borrower added on 05/19/10 > I am a Director of Professional Services at Portico Systems, and have held that position for over four years. Portico Systems is a privately held company that has experienced tremendous growth by providing solutions to health insurance companies. I plan to use this loan to consolidate credit card debt accrued when we sold our home. My wife and I are looking forward to being debt-free in three years. In an effort to repay the debt, my wife and I have scaled back our lifestyle: I drive a 2002 Toyota Echo with no car payment, and my wife's 2003 Infiniti ($298/month payment) will be paid off soon. I am happy to answer any questions or inquiries. Borrower added on 05/19/10 > After meeting all monthly financial obligations and expenses, we have approximately $1,500 in free cash flow. We use this to put up to an additional $1,000 per month towards our debt principal.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,299.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [ Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $25,000 D C category loan. My questions are: Number [1] Brief description employer Portico Systems? Number [2] Current position (Job/What you do) for employer? Number [3] Your Transunion Credit Report shows $37,280 RCB total debts (84.80 pct usage). What $ payments per month are now paid on all RCB debts? (Total $ that is actually PAID per month; NOT the CC minimum $ payments DUE per month.) Number [4] If loan 100 pct funds, a L C issued standard promissary note has NO prepayment penalty. You selected a maximum 36-months term repayment option. Time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years maximum? Advance thanks for expected F-O-U-R answers. Member 505570 U S Marine Corps Retired 05.19.10 @ 5:23 AM ET.	(1) Portico Systems' innovative solutions enable health plans to reduce administrative, medical and IT costs. Portico's exclusive focus on provider operations and provider experience has allowed Portico to design the only modular end-to-end provider platform. Portico invites you to explore our website to learn how our commitment to customer service, quality and technology innovation can accelerate the evolution of your health plan's provider operations. Portico Systems is a partner company of Safeguard Scientifics, Inc. (NYSE: SFE) www.safeguard.com. (2) At Portico Systems, I hold the position of Director of Professional Services. I report to the VP of Services. (3) On all revolving debt, the minimum due each month is in the $900-1,000 range. The amount actually PAID each month on the revolving debt ranges from $900-$2,000, depending on cash flow month to month. (4) I expect that the current repayment plan will be in the 2-3 year range.
YOUR LOAN 19 PCT FUNDED AND 7 DAYS REMAINING UNTIL LISTING'S EXPIRATION. ON-SCREEN APPLICATION VIEWED BY LENDERS STILL DOES N-O-T SHOW THAT REQUIRED BORROWER EMPLOYMENT AND INCOME VERIFICATION REVIEWS WERE COMPLETED. THIS IS WAY LOAN ONLY 19 PCT FUNDED IN FIRST 7 DAYS LISTED. CREDIT REVIEW STATUS DOES N-O-T SHOWLOAN "APPROVED" FOR ISSUE WHEN IT 100 PCT FUNDS. QUESTION: DID HOME OFFICE CREDIT REVIEW TEAM CONTACT YOU AND REQUEST SUBMISSION OF INCOME DICUMENTS, I.E., LAST 2 PAYDAY STUBS OR LATEST IRS 1040 TAX RETURN? IF NOT CONTACTED, THEN YOU SHOULD CONTACT THEM. ASAP. REFER TO BOTTOM HOME PAGE FOR "CONTACT US". THERE IS LISTED HOME OFFICE EMAIL ADDRESS AND TOLL FREE TELEPHONE NUMBER. THE SOONER THIS ISSUE RESOLVED THE SOONER LOAN WILL 100 PCT FUND TO SUBSEQUENTLY BE ISSUED AND $$ DEPOSITED INTO BANK ACCOUNT. LENDER 505570 USMC-RETIRED 05.25.2010 AT 5:07 AM ET	Yes, Home Office contacted us a few days ago, and we provided the requested documents on the same day.

Member Payment Dependent Notes Series 519553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519553	$10,550	$10,550	14.96%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519553. Member loan 519553 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,924 / month
Current employer:	New York Downtown Hospital	Debt-to-income ratio:	10.63%
Length of employment:	10+ years	Location:	Jersey City, NJ

Home town:
Current & past employers:	New York Downtown Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,386.00	Public Records On File:	1
Revolving Line Utilization:	62.20%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. hello thank you for your interest . the tiltle of my is in my name ..but I am at 80% loan to value so I have equity but not enough for home equity since banks no longer lend higher than 80%.

Member Payment Dependent Notes Series 519605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519605	$21,025	$21,025	13.85%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519605. Member loan 519605 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Lexington County Sheriff Dept	Debt-to-income ratio:	18.83%
Length of employment:	3 years	Location:	Chapin, SC

Home town:
Current & past employers:	Lexington County Sheriff Dept
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > I am looking to consolidate 50k in debit in one payment. Having a daughter has turned us upside down. I receive a life pension of 2800 a month plus salary of 42k @ sheriff Department. If you have something you think could help me I am interested! Borrower added on 05/10/10 > I never realized how involved the process is to get this loan. Everyone should feel secure, I have never been late in all my years of credit and have a mid 700 score. I do have investments but they are tied up in deferred compensation, and Roth 401k's, and stocks. I think I will diversify, once I get my loans paid off and become an investor with you, this is a great money maker, and a lot more secure than the market! Thanks again for looking at me. Borrower added on 05/18/10 > For some who noticed this loan was relisted because of an error, loan was deleted by accident. But its up and running!! Happy bidding Borrower added on 05/19/10 > I am now APPROVED, Please fund me as I will make you money and you will assist me in consolidation! Borrower added on 05/21/10 > ONCE AGAIN, THANKS EVERYONE FOR INVESTING IN ME! Borrower added on 05/23/10 > Eight (8) more days and 75 % more need, please everyone put your tust in me, I will not let you down! Have a great week! Borrower added on 05/25/10 > Thank you EVERYONE for INVESTING in MY loan! Today was a GREAT DAY, hopefully it will continue, and my loan will fund for the entire amount soon! Have a great Wednesday to come!!!!!! Borrower added on 05/26/10 > We are just about at $10K Thank you!!! I need $15k more, in a short time.. Borrower added on 05/28/10 > Four days left, I need some big investors PLEASE....12500 needed... Borrower added on 05/30/10 > Two days left, I want to thank everyone for contributing to my loan!!!

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	75	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,646.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Welcome back. I was wondering why original listing was removed. Lender 505570 USMC-RETIRED 05.19.2010 at 5:14 AM ET	Lending CLub had an error, and removed listing by accident, but I am back....Nice to hear from you..
Me again. Did you file your 2009 Fderal Income Tax Return? Credit Review Team may ask for a copy. Lender 505570 USMC-RETIRED 05.19.2010 at 05:33 AM ET	Yes, when I said thank god I did not file my 2009 taxes, I meant file them away at my house. After I read what I wrote, I thought this could be taken the other way, that I did not file with IRS. Thats what happens when you respond at night after work...
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	#1. No #2. The house is in My name, and going to be put in trust for my child when I get around to sitting down with Attorney. #3. No HELOC, what I owe you see on my Credit Report, and I am try to consolidate it into Lending Club. #4. I built this house when I retired three (3) yrs ago.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes 2. it was worth 350k + or - when built three years ago, and no with the economy it is about 275 + or - . Hope this helps.....Have a great day everyone
Hello- Please list the debts/credit cards you intend to pay off with this loan, along with their current balances, interest rates, and average monthly payment you make on each (NOT the minimums). Also, please list your current monthly budgeted expenses.	All debit listed I will be attemtping to get into Lending club, and have paid off in three (3) years. The balances on CC is approx 24L with interest from 0 - 14.99. My budget utility $300, insurance 250, food 400, extra 400 or so...
hey i like your style and your answers. just invested $250 of my IRA in your loan... :)	THANK YOU SO MUCH!!!!!
DEPUTY, ON-SCREEN APPLICATION NOW SHOWS THAT REQUIRED CREDIT REVIEW COMPLETED- iNCOME VERIFIED IS CHECK-MARKED AND CREDIT REVIEW STATUS IS "APPROVED". WHEN LOAN 100 PCT FUNDS NET PROCEEDS WILL BE DEPOSITED INTO YOUR BANK ACCOUNT NEXT BUSINESS DAY. LOAN ALREADY 18 PCT FUNDED. LAW ENFORCEMENT VERY DESIRABLE CATEGORY OF BORROWERS; DESIRABILITY EXCEEDED ONLY BY CORRECTIONS FACILITY EMPLOYEES BECAUSE STATES ARE N-O-T LAYING-OFF PRISON GUARDS AND SUPPORT STAFFS; INSTEAD STATES JUST PAY MORE OVERTIME. OVER AND OUT. LENDER 505570 USMC-RETIRED 05.22.2010 AT 7:03 AM ET	so true! Unfortunatly the way our economy is we have plenty of security in our jobs. Lucky for me I was young enough to get into LE and retire and get another job with a second pension. Thanks
What is your position at the Sheriff Dept? How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	I am a training officer, and very secure I have completed my first 20 with a pension and looking to do atleast another 15 to get another. Worst case which will never happen I have money in several retirement accounts I could take out, but this scenerio will not happen.
Deputy, Loan funding recently pickied-up steam; now 48 pct funded involving 167 seperate small lenders. Four listing days remain. Loan will fund even faster as the expiration date approaches. In last two-weeks borrower listed loans increased from 150 to 200 average loans per day to current 500 plus loans per day. I am extremely optimistic loan will 100 pct fund before listing expires.Expect your $25K loan to ultimately attract 350 to 450 contributing small lenders. Have great Memorial Day weekend. Lender 505570 USMC-RETIRED 05.28.2010 at 8:57 AM ET	Type your answer here.Thank you for the confidence, I see you are all over these loans and you would know best. Have a great Memorial Day Yourself!

Member Payment Dependent Notes Series 519621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519621	$9,300	$9,300	7.88%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519621. Member loan 519621 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Palm Garden Port St. Lucie	Debt-to-income ratio:	13.68%
Length of employment:	8 years	Location:	Port St. Lucie, FL

Home town:
Current & past employers:	Palm Garden Port St. Lucie
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,500.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
no clue what you want cash for... you need to spell it out if you want to get funded. current debts, rates, amounts, your budget, and adjusted budget to show how you will repay this loan. Nobody in their right mind is going to lend without detail.	Sorry, I was not aware of the process. The cash is for debt consolidation. Would prefer to put all payments into one account with a lower interest rate. I am not late on any payments and do not struggle significantly each month however, the balances seem to decrease slower than I would like. This seemed like a viable alternative and it's encouraging because there is an "end" to the loan.
Your revolving credit balance is $7500. Why are you asking for twice that amount ($15k) to consolidate?	My credit balance is actually between 12,000-13,000 and I asked for a little bit extra just because it seemed like a good idea.

Member Payment Dependent Notes Series 519658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519658	$4,750	$4,750	7.88%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519658. Member loan 519658 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	ACUMEN FISCAL AGENT/MS ROBINSON	Debt-to-income ratio:	21.60%
Length of employment:	< 1 year	Location:	CONYERS, GA

Home town:
Current & past employers:	ACUMEN FISCAL AGENT/MS ROBINSON
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,485.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I live with my daughter who is the only family I have in the US. The deed is held solely by my daughter and she has no 2nd mortgage on her house. I have lived here since I emigrated to the US in 2005.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I live with my daughter who is the only family I have in the US. The deed is held solely by my daughter and she has no 2nd mortgage on her house. I have lived here since I emigrated to the US in 2005.

Member Payment Dependent Notes Series 519662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519662	$15,825	$15,825	13.11%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519662. Member loan 519662 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	kaiser hospital	Debt-to-income ratio:	2.48%
Length of employment:	10+ years	Location:	san diego, CA

Home town:
Current & past employers:	kaiser hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,022.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
no details on your loan ='s no money lent. you need to spell it out here chief.	Type your answer here. to finish a patent pending prototype invention.

Member Payment Dependent Notes Series 519672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519672	$9,750	$9,750	12.73%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519672. Member loan 519672 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	presbyterian hospital	Debt-to-income ratio:	6.86%
Length of employment:	3 years	Location:	ALBUQUERQUE, NM

Home town:
Current & past employers:	presbyterian hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > the loan is for debt consolidation and a nice vacation for my 3 boys. Borrower added on 05/27/10 > i have a stable job as a registered nurse in a large hospital. i plan to pay off this debt in as little as 2-3 yrs.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68,190.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	the home is in my husband's name, there is $140000 in equity.
What position do you hold at the hospital?	I am a registered nurse, working as a staff rn.

Member Payment Dependent Notes Series 519685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519685	$25,000	$25,000	10.25%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519685. Member loan 519685 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	AMERICAN ULTROVIOLET WEST, INC.	Debt-to-income ratio:	1.41%
Length of employment:	3 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	AMERICAN ULTROVIOLET WEST, INC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I am a person with excellent credit because I always pay my debt on time. Currently I have a stable job and there is no problem to pay back the loan. I really hope I can get fund from you and start to pay you back immediately. Thanks!

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am interested in funding your loan, but would like to know what type of debt you intend to consolidate with this loan? You revolving credit balance shows just over $100, so why a $25k loan? Thanks in advance for your response.	Good question. The loan will be used to pay college tuition. Thanks

Member Payment Dependent Notes Series 519688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519688	$10,500	$10,500	15.70%	1.00%	May 27, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519688. Member loan 519688 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$27,083 / month
Current employer:	DnB NOR Markets, Inc.	Debt-to-income ratio:	6.86%
Length of employment:	7 years	Location:	Woodland Park, NJ

Home town:
Current & past employers:	DnB NOR Markets, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > 32 yr. old investment banker moving back to NYC. Would like to finance 1st month plus security and furnish apartment brand new. Been working at same firm for 7 years, promoted three times. Good credit, Good income. Thank you. Borrower added on 05/19/10 > I net $9,000.00 per month in income and have approx. $2,000 of bills and $3,000 rent. I can provide proof of income if necessary. Borrower added on 05/23/10 > Monthly expenses: Car lease: $700 Car Insurance: $150 Parking garage: $400 Gas and tolls: $300 Credit cards, other debt: $650 Rent: $3,000 Essentials: (tax-deferred savings, other living, phone, food): $1,500 Discretionary: (entertainment, cash flow to finance new loan): $2,300 All of my savings are in tax-deferred accounts that I will not touch until retirement I have been pre-approved for a new lease in one of the newest apartment buildings in manhattan...it would take me about 5 months to save up enough money to pay upfront costs (2 months rent plus new furniture, moving expenses) I am coming to Lending Club because I have found it difficult to obtain unsecured financing from the banks (I do not have much in the form of assets, but I do have a healthy income and strong cash flow) I have had a stable job and a healthy income for the last 7 years...I have a perfect credit history for the last 5 years, which includes payments across multiple accounts including revolving credit lines (credit cards), unsecured personal loans through citi financial and american general finance), student loans, and car leases I have total credit card line availability of approx. $12,000 of which about $8,000 is outstanding... I have store credit lines (Saks, Macys, Best Buy, Tourneau) of about $16,000, of which $5,000 is outstanding (I opened these to strengthen my credit score) A cash infusion from the Lending Club would allow me to move back to NYC now...I can afford the additional monthly payment of approx. $400 to the Lending Club lenders Thank you for your support.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	51
Revolving Credit Balance:	$15,058.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the gross income of $27,083 / month in your profile a typo?	No. It is not a typo. The $27,083 number is based on the gross annual compensation (salary and bonus) divided by 12 months. My monthly gross salary is $12,500. I have received a performance bonus of $200,000+ for the last three years. Thank you.

Member Payment Dependent Notes Series 519691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519691	$25,000	$25,000	10.99%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519691. Member loan 519691 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	TQS	Debt-to-income ratio:	17.43%
Length of employment:	3 years	Location:	Syracuse, UT

Home town:
Current & past employers:	TQS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > All funds from this loan will go to pay off high interest rate credit cards. Like many others we were caught in the credit limit - interest rate changes recently imposed by lenders. They cut your limit so your percentage of limit used goes up, so they raise your rate. We are current on all our debts and this loan will put more of our payment towards principal rather than more interest. Our debt to income ratio is great at less than 20%. The company I work contracts to the Federal Government for developing database systems, software and other technical systems. I've been employed with them the last 3 years and our outlook is bright with one of our programs being identified as a special interest program by the Under-Secretary of Defense-IT. Our company recently expanded in this slow economy, increasing our man power by 15%, with additional needs being project for the future to support system service contracts. Borrower added on 05/18/10 > This is to answer some questions that seem to be common. Revolving debt with balances, rates and minimum payments: Bank of America - 20K@14.99%, $450/mo - Any remaining amount will be applied Wells Fargo - 5.4K@18.75%-$200/mo-Will be paid Amex - 8.9K@14.99%- $250/mo - Will be paid B of A Amex - 6.2 K@ 15.99% - $200/mo - Will be paid Discover Card - 6.7K@- 9%-$150/mo GE Money - 1.4K @ 0% - $400/mo On the 3 cards that will be paid off with this loan we are currently paying $950/mo, we would like to accelerate their payoff with a lower rate. We are not incurring additional debt and are aggressively paying down our balances. Our GE account will be paid off before September, allowing us to avoid over ~$2500 in accrued interest. This will also free up an additional $400/mo to pay down our debt. Most of this debt was incurred in a failed business. Economy turned on us and new Federal regulation made it unfeasible. Some was from school. We currently have a mortgage 1660/mo including tax & ins. Value is 325K with a loan of 245K@4 5/8% with 22/23 years left and is in our name. We also do not have a HELOC. As you can see we do not have any delinquencies or past due amounts and our debt to income ratio is less than 18% Other monthly expenses: Utilities, Phone, Etc -500 Food & Gas - 800 Insurance - 130 Misc - 300 Savings/on hand - $3.5K 401K - ~$20K depending on the day I am a system engineers/program manager, working to develop predictive methods that improve maintenance resource utilization within the DOD. We have also developed process improvement tools to automate complex documentation and approval processes. I can have my income verified at anytime. The stated income is just for myself. Borrower added on 05/20/10 > We also have sufficient insurance in case of death or disability to ensure this loan is paid or payments can be made. Borrower added on 05/25/10 > I want to thank those who have invested in my loan! My loan was recently approved by Lending Club after reviewing my income and tax returns. I have always paid off my debts and want reduce my debt as quickly as possible with your help. A quick word on about my employment stability given todays economy: The company's special interest project mentioned above successfully completed its Operational Assessment, a key step in deployment for use across the DOD. We also have 2 additional development cycles already planned with more currently being planned as needs are identified. This is an exciting time for our company as other agencies, government entities and commercial companies are looking to license a number of our products. Again thank you for your interest in my loan! Borrower added on 05/25/10 > Since we will only be paying off existing debt with this loan our debt to income ratio will not change.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,658.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Our home is held jointly by my spouse and I with ~80K in equity Current value 325K with an 245K mortgage. There is no HELOC.
Thanks you for providing a comprehensive loan description! It shows you've done your research --- which earns my confidence and my investment.	Thank you for your investment! I've tried to give lenders as much information as possible.

Member Payment Dependent Notes Series 519704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519704	$10,000	$10,000	11.36%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519704. Member loan 519704 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Hankook Tire America Corp	Debt-to-income ratio:	17.46%
Length of employment:	7 years	Location:	Rancho Palos Verdes, CA

Home town:
Current & past employers:	Hankook Tire America Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,026.00	Public Records On File:	1
Revolving Line Utilization:	58.30%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Chase Visa - $3,000.00; current payment about $150.00 a month (usually Minimum payment due is $98.00 but I have paid about $150.00 every moth) Orchard Bank Visa - $1000.00; current payment about $50 ~ $80.00 a month Americredit Auto Loan - $5,500; current payment each month $345.00 I would like to pay off all of above accounts and make a one payment of $330 to Lending Club. Please let me know if you have any other questions and thanks for your interests about my loan funding.
You're applying for 10K but your listing only shows 4k in revolving credit. I'm confused. Please help me understand your debts, current payments, interest rates and how this loan will help you.	I also have auto loan with Americredit and it's principal balance is about 5,500.00 as of today. I would like to pay off my auto loan also If i could lend money from Lending club. Its current APR is about 14% and current payment for each month is about $345.00. Please let me know if you have any further questions and thanks for your interests about my loan.

Member Payment Dependent Notes Series 519713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519713	$9,350	$9,350	7.88%	1.00%	June 2, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519713. Member loan 519713 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,903 / month
Current employer:	Department of Justice	Debt-to-income ratio:	3.21%
Length of employment:	10+ years	Location:	Baltimore, MD, MD

Home town:
Current & past employers:	Department of Justice
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	13
Revolving Credit Balance:	$14,618.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 519724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519724	$5,325	$5,325	7.51%	1.00%	June 2, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519724. Member loan 519724 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,292 / month
Current employer:	CNA Insurance	Debt-to-income ratio:	8.68%
Length of employment:	10+ years	Location:	MUNDELEIN, IL

Home town:
Current & past employers:	CNA Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,722.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders consider some 500 different loan applications when looking to invest. With a minimal loan description and minimal responses to questions, I would have invested in this loan in a heartbeat. Without it though, I'm very hesitant - even with your A rating. Apparently, a lot of other investors feel the same way. If you should decide to relist, you will need to be more forthcoming. Otherwise, another venue may be your best choice.	I am not sure what forthcoming means. If someone lets me know what to do then I can certainly provide information. I am not quite sure what investors look for - so not being forthcoming is not intentional
What is CNA Insurance and what do you do there?	It is a $10 Billion Commercial insurer - I am a Director of Operations
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Best Buy - $1,500 - APR is most likely 22% Lowes - $1,500 - APR most likely 22% Home Depot - $500 - APR most likely 22% Menards - $600 - most likely 22% Citibank - $400 - 10% All will be paid off

Member Payment Dependent Notes Series 519760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519760	$7,200	$7,200	11.36%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519760. Member loan 519760 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,958 / month
Current employer:	Skarven Enterprises Inc.	Debt-to-income ratio:	20.34%
Length of employment:	2 years	Location:	WASHINGTON, NJ

Home town:
Current & past employers:	Skarven Enterprises Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > Discover Card just hiked my rate to 24.99%. I asked them to lower the rate, but they refuse. I'm simply interested in paying off the card and paying a fixed rate loan (yes, even at 13%) to save on interest costs and to close out the card. Thank you. Borrower added on 05/22/10 > I've just submitted all of my recent tax and income forms and will happily provide proof of my current income and performance bonus. If you look at my credit history, you will see I have NEVER been late with a payment, missed a payment, defaulted on any type of loan. The only thing I have going against me is a huge student loan bill. Thank you for looking at my loan and considering investing in me.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,807.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the 2 inquiries, in the last 6 months, on your credit report for? Did you apply for other credit cards, another loan or something else? Thank you!	I applied and was approved for a $7,500 loan from Citi Financial. The APR was too high, so I ended the application process once I heard the proposed terms. The other inquiry was probably by CapitalOne. I was applying for a 0%, no balance transfer fee card so that I could transfer my balance and make larger payments during the 12-month 0% time period. My application was denied. I'm not looking to just borrow more money; I'm looking to beat the high interest rate on my Discover card. Please note that this is the only credit card I have. Thanks for your interest in my loan. I think it's a simple decision for investors.

Member Payment Dependent Notes Series 519766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519766	$25,000	$25,000	16.45%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519766. Member loan 519766 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,167 / month
Current employer:	Abaca Inc.	Debt-to-income ratio:	10.73%
Length of employment:	3 years	Location:	LADERA RANCH, CA

Home town:
Current & past employers:	Abaca Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > This loan will be utalized for short term debt consolidation purposes. Borrower added on 05/26/10 > The purpose of the loan is to fund near term debt consolidation. Borrower added on 05/27/10 > I look forward to having the loan fully funded. If any investor has any additional questions, please feel free to ask. Thanks. Borrower added on 05/30/10 > While the loan may be repaid prior to 12 months, it is more likely to be in the to 19-24 month timeframe. Thus investors should have strong interest income for this period prior to repayment. If any investors have any further questions, please feel free to let me know. Thanks.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	45
Revolving Credit Balance:	$40,847.00	Public Records On File:	0
Revolving Line Utilization:	68.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [ Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, the Revolving Credit Balance (RCB) total debt but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $25,000 D C category loan. My questions are: Number [1] Brief description employer Abaca Inc? Number [2] Current position (Job/What you do) for employer? Number [3] Your Transunion Credit Report shows $40,847 RCB total debts (68.20 pct usage). What $ payments per month are now paid on all RCB debts? (Total $ that is actually PAID per month; NOT the CC minimum $ payments DUE per month.) Number [4] If loan 100 pct funds, all L C issued standard promissary note has NO prepayment penalty. You selected a maximum 60-months term repayment option. Time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected T-H-R-E-E answers. Member 505570 U S Marine Corps Retired 05.19.10 @ 4:15 AM ET.	USMC: Thanks for your questions. Included are a few answers: 1) It is a tech related company. And I am in an executive mgmnt role. 2) Approximate ammount paid per mo/ 1800 - 2000 3) While I selected the 5 year option, Loan will likely be paid off in 8 to 12 months. Thanks.

Member Payment Dependent Notes Series 519784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519784	$16,025	$16,025	11.36%	1.00%	June 2, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519784. Member loan 519784 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,746 / month
Current employer:	HF management llc	Debt-to-income ratio:	5.14%
Length of employment:	3 years	Location:	BRONX, NY

Home town:
Current & past employers:	HF management llc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,733.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 519790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519790	$20,000	$20,000	7.88%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519790. Member loan 519790 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Dept of Defense	Debt-to-income ratio:	12.52%
Length of employment:	10+ years	Location:	DENVER, CO

Home town:
Current & past employers:	Dept of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > Thanks for your consideration. Debt consolidation (one bill) Borrower added on 05/19/10 > Additional clarification. I've recently made home improvements and plumbing upgrades that I'd like to combine with other bills so I can pay everything off faster. I have excellent credit and proven integrity with one late payment as a result of not having received a bill to something I didn't want in the first place.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1978	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	29
Revolving Credit Balance:	$13,685.00	Public Records On File:	0
Revolving Line Utilization:	20.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$20,000 is a lot of money for one bill. What is it?	It's not one bill, it's a consolidation loan for several smaller bills making it one bill.
need details chief... what is your debt, rate, your budget, your adjusted budget with this loan, why you were delinquent 29 months ago, etc.	My debt is credit card charges that I'd like to consolidate into one bill and pay off in less than 3 years. I've had a few unexpected plumbing adventures that I'd like to put to bed in short order. For my credit, it stands on its own, one time late in 10 years, excellent rating.
Given that you put DoD as your employer, and not one of the services, I'm going to assume you're a DoD civilian. What is your grade and step? If I'm wrong and you are in uniform, what is your rank, time in service, and time in grade?	You are correct, I am civil service and a veteran, YA-02 GS equivalent to GS 11 between step 6-7.

Member Payment Dependent Notes Series 519857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519857	$7,200	$7,200	14.96%	1.00%	May 28, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519857. Member loan 519857 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Seneca Food Co.	Debt-to-income ratio:	14.84%
Length of employment:	3 years	Location:	JANESVILLE, WI

Home town:
Current & past employers:	Seneca Food Co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,775.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for? Also, since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? And what is Seneca Food Company? And could you please give a brief description of what it is you do there? Is this job stable?	3,342.00 Visa credit card 18% discover card 2,004.00 21%. This loan will be used to consolidate my credit cards and smaller loan. At a lower interest rate and a single payment. Seneca Foods co. It is one of largest canning companies. They distribute under the Libby's and Stokley labels, as well as many private labels. I.e. Walmart, Green Giant just to name few. I am an line mechanic in the filling room. People will always eat, so i guess you can say it is stable work.

Member Payment Dependent Notes Series 519870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519870	$12,000	$12,000	10.99%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519870. Member loan 519870 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	The Nielsen Company	Debt-to-income ratio:	3.30%
Length of employment:	10+ years	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:	The Nielsen Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > The $12000 I am seeking will be used to pay off the following credit card debts: BOA: $4447 @ 15% Home Depot : $1500 @ 21% Chase: $1500(not currently showing on report) (13.25%) Dell $900 (19%) Also I have a dental bill totalling $751. The remaining balance of the loan will be used to put towards the replacement of my home central AC which was repaired 3 times last year( 15 years old). I have been employed with the same company for over 18 years. The company I work for is the provider of the Television ratings. I am a Senior Technician in charge of the installation and maintenance of the equipment used to collect the Television ratings. My current yearly salary is about $60,000; in addition to that I make an extra $6000 in bonus which is paid quarterly. Although I have made bonus every quarter I did not include it as it is not guaranteed. Borrower added on 05/26/10 > With six days left on my loan, I'd like to take this opportunity to thank the current investors and all the rest of investors who are getting into a win/win situation by investing in my loan. I do pay all my debts no matter the circumstances. Yes, I have been late in the past on couple of my bills (Home depot and AMEX in 2006) unfortunately I had entrusted these payments to someone else. Yes it was my fault and I am know paying for it with my credit score. As soon as I did realize the late payments I paid them. I wanted to let this be known in case they are some of you who maybe hessitant in funding this loan due to my late payments showing on my credit report. With six days left on my loan, I'd like to take this opportunity to thank the current investors and all the rest of investors who are getting into a win/win situation by investing in my loan. I do pay all my debts no matter the circumstances. Yes, I have been late in the past on couple of my bills (Home depot and AMEX in 2006) unfortunately I had entrusted these payments to someone else. Yes it was my fault and I am know paying for it with my credit score. As soon as I did realize the late payments I paid them.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	48
Revolving Credit Balance:	$7,018.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	The $12000 I am seeking will be used to pay off the following credit card debts: BOA: $4447 @ Home Depot : $1500 @ 21% Chase: $1500(not currently showing on report) (13.25%) Dell $900 (19%) Also I have a dental bill totalling $751. The remaining balance of the loan will be used to put towards the replacement of my home central AC which was repaired 3 times last year( 15 years old). I have been employed with the same company for over 18 years. The company I work for is the provider of the Television ratings. I am a Senior Technician in charge of the installation and maintenance of the equipment used to collect the Television ratings. My current yearly salary is about $60,000; in addition to that I make an extra $6000 in bonus which is paid quarterly. Although I have made bonus every quarter I did not include it as it is not guaranteed. Here are my expenses: $926 Mortgage $100 light bill $100 water bill $15 cable $300 groceries $100 miscellaneous No car payment $400 Lending Club Loan (if funded) Thanks for your consideration; any other question, feel free to ask.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I own a home and the title is in my name. I have no equity in the home. Thanks
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments, it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	I appreciate the help you and others are providing to help fund this loan. I will make sure my debt is repaid. Thank you.

Member Payment Dependent Notes Series 519873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519873	$10,000	$10,000	7.51%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519873. Member loan 519873 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Waste Management	Debt-to-income ratio:	11.40%
Length of employment:	7 years	Location:	Hopkinton, MA

Home town:
Current & past employers:	Waste Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > Several years ago I was unable to pay my tax debt. I just ignored it hoping it would go away. It didn't. As the penalties and interest continue to grow, I am looking to put it all behind me. This is my only major debt I owe. I keep my credit card balances pretty low, and have an auto loan. No negative marks or delinquencies. I have a good job for a stable company and do not have concerns about being laid off. Should that happen, I also have self employment income to fall back on.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,628.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 519893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519893	$17,500	$17,500	14.96%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519893. Member loan 519893 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	lynsmith chevrolet	Debt-to-income ratio:	16.60%
Length of employment:	< 1 year	Location:	mansfeild, TX

Home town:
Current & past employers:	lynsmith chevrolet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > this loan is meant to consolidate debt and eliminate 3 of 5 credit lines completly and also allow payment to one single company for purpose of simplicity Borrower added on 05/20/10 > further more i'd like to add that my wife has a fulltime job and makes an additional 17k a year however theres no entry for her income in the app. for this loan Borrower added on 05/20/10 > in my app. I have only been at my job under year, I had just moved from florida where i held my job at sunset chevrolet for 5 yrs and don't like to change jobs, just for your peace of mind

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,098.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 519900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519900	$7,500	$7,500	7.14%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519900. Member loan 519900 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Xcel Energy	Debt-to-income ratio:	13.24%
Length of employment:	10+ years	Location:	Muleshoe, TX

Home town:
Current & past employers:	Xcel Energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,092.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. 1.No 2. (a) 3.No 4. 16 years
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1.Yes 2. I own my house,clear deed.
What is Xcel Energy? And could you please give a brief description of what it is you do there? Is this job stable? And since this is a "Credit Card Refinancing" loan, could you please list the credit card debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? Thanks ahead of time.	Type your answer here. If you go to our company website(xcelenergy.com)it will give you better discription of the company. We are a combination electricity and natural gas energy company.I have been with this company 20 years,as controlroom operator, I mentor the power plant equipment, that produces electicity.I have a couple of cards I will pay off.Bank Of America, the interest rate jump from 8.99 to 15.99 for no apperent reason. I called and their excuse was the economy.Chase card, they double my minimum payment, from 2% to 5%. I have excellent credit, my credit score, it's above 750. I do not have a any late payments in my credit history on anything . As for balances, B.O.A. -3800.00, Chase- 4100.00 I have been using this credit cards to help pay for college.She just graduated, so that we help. I just want to get away for credit card abuse.
Hello. Thank you for all the information you have provided others with their questions. Your credit history indicates that you have a revolving credit balance of $19,092. Can you tell us a little bit about the debt outside what you are requesting? Also, in your last answer you mentioned a "she". Were you referring to a daughter? Congratulations on her completing college. We have a son just starting (good bye $200,000). Wishing you the best.	Type your answer here. 1. I do have some more debt , but I don't have a problem with making payments to banks that don't try to abuse their power. I bought a used 5th wheel so my daughter could live in it instead of the dorms ( 1991 Coachman 33.5 ' $8500,00 ). I didn't want her to start her life with owning a collge loan. My son also finished collge, but it wasn't as expensive as my daughter's,about 4 years back. I want this loan so I don't have to make this banks more money than they deserve. I like this Lending Club idea, as soon as I can, I want to be another person that can help people, that will be in the same boat I am. 2. Thanks

Member Payment Dependent Notes Series 519928

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519928	$6,000	$6,000	7.88%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519928. Member loan 519928 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	AGC	Debt-to-income ratio:	18.95%
Length of employment:	< 1 year	Location:	fremont, CA

Home town:
Current & past employers:	AGC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > hi i want to pay off one of my credit cards @ 13% interest rate this will help me save money witch i can apply towards my other cards thanks Borrower added on 05/22/10 > I have a sears visa @ 13% interest with a payment of $220.00 per month if i pay it off in 3years. This load is 7.88 % with a payment of $188.00 per month i can put the extra money towards my other cards that I am paying off I am trying to pay off all my cards. The sears card is the one with the highest interest thank you for helping me out

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	34
Revolving Credit Balance:	$22,391.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AGC and what do you do there?	Type yourAGC is a mechanical contractor we r located in Campbell California I I'm a plumber and I have been plumbing fo over 22 years answer here.

Member Payment Dependent Notes Series 519936

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519936	$10,000	$10,000	7.51%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519936. Member loan 519936 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Community Surgical	Debt-to-income ratio:	9.22%
Length of employment:	2 years	Location:	Bayville, NJ

Home town:
Current & past employers:	Community Surgical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > My wife just graduated from nursing school will be getting a job as a nurse sometime in the next few months. She already has a position waiting for her as soon as she takes her state test. I would rather be able to pay the loan in 1 year or 18 months, but the option is not offered. Likely I'll pay it off early. Money will be used to consolidate credit card bills as well as provide a small extra cushion of vacation spending money for my wife's "congratulatory cruise."

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,644.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Community Surgical and what do you do there?	It is a medical supply company. I deliver medical supplies like wheelchairs, hospital beds, walkers, IV meds, enteral feeding supplies, but most frequently liquid oxygen, to peoples homes. I service roughly 15 to 20 patients per day, covering most of NJ.
You say this is mainly for credit card consolidation. Please list which cards you will be paying off, as well as amounts on each.	American Express - $6000 Chase Amazon - $1000 My wife also has a Discover card with I believe $600 she'd like to pay off.

Member Payment Dependent Notes Series 519950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519950	$14,400	$14,400	9.88%	1.00%	May 31, 2010	June 1, 2013	June 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519950. Member loan 519950 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Aventura Hospital and Medical Center	Debt-to-income ratio:	23.21%
Length of employment:	3 years	Location:	miami lakes, FL

Home town:
Current & past employers:	Aventura Hospital and Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,028.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No the home is under my husbands name. We currently have a little over 50k in equity
What is your position at Aventura Hospital and Medical Center?	Emergency Room Registered Nurse

Member Payment Dependent Notes Series 519954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519954	$15,500	$15,500	10.62%	1.00%	June 2, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519954. Member loan 519954 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$325,000 / month
Current employer:	Lea Regional Hospital/Pecos Valley	Debt-to-income ratio:	0.20%
Length of employment:	3 years	Location:	Hobbs, NM

Home town:
Current & past employers:	Lea Regional Hospital/Pecos Valley
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/18/10 > I plan to fix up the house: paint inside & outside home, improve landscaping and fence repair. I'm a very good borrower because I make all my payments on time every month. I have excellent credit. I meet all my personal/home budgets on a monthly basis. I am an eye surgeon (for 25 years) with a stable income of over $300,000 per year.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,270.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. My name and my wife's name is on two homes we own. 2. In this current market, there's not much equity in the house. This is why I'm trying to get an unsecured loan.
What is Lea Regional Hospital/Pecos Valley and what do you do there? Your gross income is indicated as 325K per month. What is the correct number? Thank you in advance.	Pecos Valley Medical Group, a physician group employed by Lea Regional Medical Center, a hospital. I am an ophthalmologist, an eye physician & surgeon. My annual gross income is over $ 325,000.

Member Payment Dependent Notes Series 519958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519958	$5,500	$5,500	6.76%	1.00%	May 31, 2010	June 5, 2013	June 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519958. Member loan 519958 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	dr allen spires	Debt-to-income ratio:	12.69%
Length of employment:	5 years	Location:	mer rouge, LA

Home town:
Current & past employers:	dr allen spires
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > credit card consolidation

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,552.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 519960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519960	$16,000	$16,000	16.82%	1.00%	May 31, 2010	June 1, 2015	June 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519960. Member loan 519960 was requested on May 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Vons Company	Debt-to-income ratio:	22.56%
Length of employment:	10+ years	Location:	San Dimas, CA

Home town:
Current & past employers:	Vons Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,655.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al]; And finally the borrower provided narrative. I am intending to help fund your $16,000 D C category loan. My questions are: Number [1] Brief description employer Vons Co? Number [2] Current position (Job/What you do) for employer? Number [3] Your Transunion Credit Report shows $21,655 RCB total debts 77.80 pct usage). What $ payments per month are now paid on all RCB debts? (Total $ that is actually PAID per month; NOT the CC minimum $ payments DUE per month.) Number [4] If loan 100 pct funds, L C issued a standard promissary note has NO prepayment penalty. You selected maximum 60-months term repayment option. Time length you initially intend to keep loan active before lenders receive final payment: Less than 1-year? 1 to 2-years? 2 to 3-years? 3 to 4-years? 4 to 5-years maximum? Advance thanks for expected F-O-U-R answers. Member 505570 U S Marine Corps Retired 05.19.10 @ 4:15 AM ET.	1. My employer is Vons Grocery Company.We are a division of Safeway. 2. I work backstage in the division office as a Human Resource Administrator. I provide support to retail employees and the legal department. I've been with the company for 29 years. 3. I don't understand the question. What is RCB? What is CC? The monthly payments on the bills that I intend to pay off total $456.00 per month. 4. Of course, I would love to pay this loan sooner than 5 years and hope that because of the relief of paying off the higher interest credit cards I will be able to pay more monthly on this loan to pay it off sooner. Thank you so much for your consideration.
Received your reply; Thanks. FTI: RCB = Revolving Credit Balance as in this part my earlier email ...."Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debt"... CC = Credit Cards as in this part my earier eamil..."credit grantees Amex, Home Depot, MC, Visa, et al];"... [NO REPLY REQUIRED THIS EMAIL]. Member 505570 USMC-RETIRED 05.1892010 at 10:59 AM ET	Thank you!
Thanks for earlier prompt reply and providing answers to my four lender questins. This email asks NO questions; just FYI: After Home Office < $1 trial deposit verifies the borrower's bank account your loans next step is a required Employment and Income Verification a/k/a "Credit Review". The Employment verification is independent of income verification and vice verse. L C Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if are self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect the loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract many lenders that were waiting until required was completed before they commit their $. (2) After completed, funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into borrower's bank account. The Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF CREDIT REVIEW IS COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES A CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.19.2010 @ 11:09 AM ET.	Thank you for the helpful information. I truly appreciate it.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi there, question one, I own a mobile home. My son's name is also on the title so that in the event of my death he will not have to worry about transferring anything over. I just purchased it 2 months ago. I paid $32,000.00. There is no mortgage payment. I paid in full.

Member Payment Dependent Notes Series 519971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519971	$4,000	$4,000	7.88%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519971. Member loan 519971 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	24.58%
Length of employment:	n/a	Location:	PORTLAND, OR

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,004.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	Type your answer here.My income is very stable, I have educational curriculum business, I have $70,000 worth completed textbooks and 5 districts waiting budget approval to purchase $35,000 worth and another $10,000 available possibly in the fall of 2010. I have a retired teacher income of $1300 a month, I do GED testing for the state of Oregon through the Portland Public schools part time for $1,000 a month.When I am not busy with my business, I am a certified teacher can sub for $170,00 a day. My credit cards are generated by my business publishing costs, I hope to have them paid off by the end of the year and I still draw a salary from my business.

Member Payment Dependent Notes Series 520026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520026	$8,500	$8,500	13.11%	1.00%	May 31, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520026. Member loan 520026 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Kernan orthopedic hospital	Debt-to-income ratio:	10.59%
Length of employment:	7 years	Location:	gwynn oak, MD

Home town:
Current & past employers:	Kernan orthopedic hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I plan to pay off my Capital one card total of $3200,target card of $500,hsbc card of $1000,airtran card of$424,discover card of $3400 and reducing my payments to $ 194.00 a month instead of over$250,which it is now.

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	66
Revolving Credit Balance:	$15,801.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Yes, I hold the title to my house thru PNC Bank,since2006.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I Have about 35,000.00 in equity.Since the new appraisal due to housing market decline.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home was asseted at 285,000.00,plus home improvements of 25,000.00(kitchen),and deck&patio of 15,000.00. I presently owe 252,000.00 to PNC Bank..
You have not provided any of the information requested so I will move on to other borrowers.	Yes, i own the title to this property. The title is thru PNC Bank for$252,000.00 and my value is at $285,000.00, which leaves me with about $30,000 to$35,000 equity.
Hello, I'd like to know what it is that you do for Kernan Orthopedic Hospital. Thanks in advance.	I'm a rehab. nurse tech., i draw blood, cath the bladderand

Member Payment Dependent Notes Series 520029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520029	$8,400	$8,400	12.73%	1.00%	May 31, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520029. Member loan 520029 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Babcock and Wilcox	Debt-to-income ratio:	18.15%
Length of employment:	2 years	Location:	LYNCHBURG, VA

Home town:
Current & past employers:	Babcock and Wilcox
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,248.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do not have the title to my home. My home is valued around $160,000 and I owe about $145,000. This loan will probably be paid off in 4-6 months. I have the title to a motorcycle in hand that I am currently trying to sell. Thanks, Jon
What is Babcock and Wilcox and what do you do there?	We are a construction and engineering firm doing mainly government contracts. The website is babcock.com I am a software developer. Thanks
What are your other $ monthly costs (mortgage, bike/car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I clear around $3400 a month from my paycheck and my total oblogations without this loan total about $1900

Member Payment Dependent Notes Series 520061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520061	$7,500	$7,500	7.51%	1.00%	May 31, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520061. Member loan 520061 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,017 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	13.24%
Length of employment:	8 years	Location:	HASKELL, NJ

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I will be using he funds to payoff my Old Navy loan & BofA loan reducing my debt to income

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,647.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your mortgage? How much is your car payment? How much are your current minimum monthly card payments? Which card payments would be eliminated?	Mortgage 2809.00 I am responsible for half. Car payment $234.00
Is your $20,000 revolving credit balance all credit card debt, or do you have a HELOC? If the latter, how much of it is HELOC? Thanks	It is a combination of CC and a PLC. I am paying of the PLC
Your profile shows 20K in CC debit what part of the loan will be use to pay this down and could you outline the remaining debit?	$5,000.00 would be used to payofff

Member Payment Dependent Notes Series 520065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520065	$12,000	$12,000	10.25%	1.00%	May 31, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520065. Member loan 520065 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	Enova Financial	Debt-to-income ratio:	0.78%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Enova Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > I have encountered a very promising investment opportunity with an approximate term of 18 months and the return rate upwards of 50%, and it's a legitimate business venture, not some "millionare Nigerian dictator who suddenly wants to wire you funs" :))) This opportunity It is too good to pass, but unfortunately, I'm short on *liquid* funds at the moment. I need $70000 and I have about $45000 already pulled together. I keep trying to scramble the remainder of the funds, but if I fail to do so, I will let this loan fund as my last resort. My financial situation: Non-liquid assets: * condo/primary residence: $142000 purchase price / $67000 remaining mortgage balance * condo/investment property: $115000 purchase price / $60000 remaining mortgage balance * parking space rights: $25000 / cash purchase (i.e. not encumbered by mortgage) * stocks portfolio: $20000 * other non-liquid assets: $120000 (lent some of that to a relative who is in the process of purchasing a condo -- for cash, too) Cash flow: * employment income: $9500/mo before taxes, est. $6000/mo after taxes * primary residence fixed rate mortgage: $1200/mo * investment property fixed rate mortgage: $600/mo * food, other living expenses: $300/mo * utilities, phone, internet, transportation: $400/mo * gas: $0 (car-free! electric bike rules!) Here's the breakdown of my credit profile as reported by CreditKarma: * total score: 749 * open credit utilization: A (2%) * percent on-time payments: A (100%) * average age of open credit lines: D (3 years 7 months) * total accounts: A (30) * hard credit inquiries: C (3) I am also a lender on LendingClub and Prosper. Borrower added on 05/21/10 > By today, I have mobilized additional $5000 cash, so I asked LendingClub reps to reduce the amount of the loan, as I no longer need $25K. I'm expecting another $5000 or so cash to come early next week, so expect further reductions. Borrower added on 05/22/10 > Yesterday, we have closed on the aforementioned condo purchase. From now on I will have yet another income stream of ~~ $1000 a month as the said relative will be repaying the money he borrowed from me. Borrower added on 05/25/10 > I have acquired additional funds, so I have asked Prosper to lower the loan amount again. Borrower added on 05/25/10 > LendingClub, I mean.

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$989.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) Yes I hold the titles to all 3 properties listed in my first comment to this listing (primary condo / investment condo / parking space) in my own name. I'm single to begin with (did I not mention that?), so who else's name can I be holding them in? 2) Current mortgage balances are provided in my very first comment to this listing, please refer to it. I do not know the up-to-date properties valuation as I haven't ordered an appraisal in a few years because I'm not planning to sell any of them anytime soon. My ballpark estimate is that primary property value is ~~ 20% down, and investment one is a similar unit in the same building, which I purchased when prices were already on the decline, so I believe that one hasn't devalued much (comparing to its purchase price) since.
I need to know a little more about this investment before making a decision. 1. What is the nature of the investment? 2. 50% return in 18 months is a very high yield. Investors understand that the higher the yield, the higher the risk. This sounds like a very speculative investment. Why would someone wanting to make a 10.25% loan be willing to trust someone else to use the money for a high risk investment? 3. Will you be able to pay this loan of even if the investment goes bust? 4. Does your scrambling for funds include other loans that may not be listed here?	1) I've signed the NDA. What I *can* say however is that's it's a legitimate business venture based in the US; I'm effectively purchasing a share in a certain startup, which may either go big, or go bust in the end, hence the uncertainty. 2) Indeed. I perfectly understand that, but the potential reward is significant. I said *upwards* of 50%. I understand the risk and I've made a calculated decision to invest. 3) As you might have noticed, I have enough assets to go into that venture all by myself. But, it's a perfectly stupid idea to attempt to liquidate my non-liquid assets right now, when both stock market and housing market are at at their lows. Also, as you might have noticed, I have quite a bit of spare cash in my cash flow every month, the catch is that if I want to invest, I need the money *right now*, it can't wait a couple months. I'm already planning to repay this loan in less than a year. 4) Yes, I acquired about 15K from my other relatives, hence the reductions, hence the amount reductions that I've made on this listing.

Member Payment Dependent Notes Series 520090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520090	$1,000	$1,000	10.99%	1.00%	May 31, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520090. Member loan 520090 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	absolute rehab and physical therapy	Debt-to-income ratio:	15.35%
Length of employment:	< 1 year	Location:	fresh meadows, NY

Home town:
Current & past employers:	absolute rehab and physical therapy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > I am planning on using the loan to purchase a vehicle as a means of transportation. I have good credit with a stable job that will allow me to pay off the loan within 1-2 months.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,418.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 520091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520091	$10,000	$10,000	15.33%	1.00%	May 27, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520091. Member loan 520091 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Markstein Beverage	Debt-to-income ratio:	18.53%
Length of employment:	7 years	Location:	ORANGEVALE, CA

Home town:
Current & past employers:	Markstein Beverage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > I am trying to simplify my life by cutting out so many bills to pay. I want to consolidate all my bills into one place and pay a steady payment every month. I have tried at other banks and i just miss there cut off for credit rating. I've been at my job for about 6 years and don't plan on going anywhere anytime soon. I work for a beer company and it is not a career that is going to flop like some have in the past. We have actually grown in the last 5 years buying out other markets. I just had my second child in march and am planning on getting married next year. When the money does become available I will pay more than is expected. I am trying to have a car payment, insurance, rent, and this loan. I think I should have the chance to start over and rebuild my future and have a great one for my kids. Borrower added on 05/20/10 > Also want to add a couple comments.... I will not be late nor have I been late on payments in the last almost 4 years. My dedication right now is to pay off all my debt. I pay $530 in rent right now and that won't be changing for at least a year or more since my goal is to buy a house. It would be easier to get a house with no debt. I don't go out drinking, or partying or spending my money on things I don't need. All my time and effort goes to my 2 kids and medical bills. I made mistakes when I was a younger person and now have seen the error of my ways. To give me the opportunity to pay back my debt would be very appreciative. This is a guarantee payback person here. If you have any questions, I am checking this almost every hour on the hour and will be glad to answer any questions immediately.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	44
Revolving Credit Balance:	$6,353.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 520122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520122	$16,000	$16,000	14.22%	1.00%	May 31, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520122. Member loan 520122 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Agnitsch Electric, Inc.	Debt-to-income ratio:	23.96%
Length of employment:	2 years	Location:	Walnut Creek, CA

Home town:
Current & past employers:	Agnitsch Electric, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > The purpose of this loan is to consolidate a) a final semester of tuition for graduate school, b) a line of credit for a new laptop for grad school, and c) to pay off the balance on my car loan.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,352.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I notice you have 15 open credit lines - what kind of interest are you paying on these C.C. bills and will this loan be used to pay those off?	15 open credit lines: 3 credit cards 1 line of credit 1 car loan 10 student loans that need to be consolidated. This loan is for the line of credit (28% interest), the car loan (17% interest), and $7,000 in tuition that is not on my credit report and currently has no interest- it is a school charge.

Member Payment Dependent Notes Series 520138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520138	$12,000	$12,000	9.88%	1.00%	May 31, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520138. Member loan 520138 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Oregon State University	Debt-to-income ratio:	23.83%
Length of employment:	1 year	Location:	CORVALLIS, OR

Home town:
Current & past employers:	Oregon State University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > Interest rates on 2 cards jumped super high - as a grad student, these were my lifelines for a year and a half. Now, I'm feeling the pressure on my wallet. Borrower added on 05/21/10 > So I can't get the questions answered from the investor questions so I'm placing them here: 1. In order to keep some anonymity, I will say that I work in the university setting and get to deal both with staff and students. Thus, although I enjoy my job tremendously, I do not have as much income as my colleagues in other fields. 2. I have very few other costs ??? the cards are a result of me making to cross country moves for job relocations and going back to school for a beginning of a doctorate, as well as some silly spending that I thought I???d be more responsible with. I do have rent, utilities, phone and normal living expenses to cover. 3. I owe 2 credit cards that when I first opened them (over 3 years ago) had really low/no interest and I paid over the minimum but I kept using them. The first is a Macys Visa which is now at 22.5% APR and they just lowered my credit line (again) without any advanced warning and upped my minimum payment by $100 to $350. I am very frustrated with them and their customer service stinks as well. I???ve attempted to deal with them directly and it didn???t work at all. The 2nd is a Chase visa. As a member of their bank, I thought they would be willing to work with me, also, but that didn???t happen either, this APR is 16.24%. They???ve kept the payment consistent at $168 but this loan would allow me to pay less both APR wise and payment wise. I still plan on paying over the minimum set by Lending Club but I don???t want to pay these companies anymore. 4. I have no delinquent balances,etc. I pay all bills and student loan payments on time. 5. I have just started my 401k but currently while I try to pay off my debt completely, it???s just comprised of my company match. 6. I am the only wage earner in my household ??? and I have a fear that I may have to help out my parents in the upcoming months. This loan would allow me to move around some finances to assist them. My father is unemployed and my mother works at a private grade school. They???ve always been frugal with their money but didn???t expect my father to be unemployed. 7. I do have 2 savings accounts and the start of an emergency fund. And yes, I will have the payment ACH???d from my account, with a 2nd payment authorized via the email way. THANKS!

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,417.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 520187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520187	$10,500	$10,500	7.14%	1.00%	May 31, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520187. Member loan 520187 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	RAC Acceptance (Rent A Center)	Debt-to-income ratio:	8.73%
Length of employment:	10+ years	Location:	Westerville, OH

Home town:
Current & past employers:	RAC Acceptance (Rent A Center)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > Balance of medical bills Insurance does not pay and misc revolving credit.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,811.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Type your answer here.Balance of medical bills Insurance does not pay and misc revolving credit.
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for? Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	Type your answer here. As per requested purpose. Balance of medical bills Insurance does not pay and misc revolving credit.
1 - Current Employer: RAC Acceptance (Rent A Center) - Your position? 2 - Revolving Credit Balance: $2,811.00 - Will these be paid in full? Thank You	Type your answer here. Sales Manager, based in a large nationally known furniture retailer. Yes, I like keeping my finances tight.

Member Payment Dependent Notes Series 520202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520202	$9,000	$9,000	16.45%	1.00%	May 31, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520202. Member loan 520202 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Ivan Bullock State Farm	Debt-to-income ratio:	18.13%
Length of employment:	2 years	Location:	Plano, TX

Home town:
Current & past employers:	Ivan Bullock State Farm
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I have obtained this loan to eliminate all credit card debt. I have tried to negotiate the rates but they remain above 23%. I do not use the credit cards anymore. I also have an extremely stable job as I am the anchor and go-to person for our office. I currently own 2 cars of which 1 is just waiting for a new battery, exhaust, and inspection so that I can sell it to pay down this loan. I plan on selling it within a month at a minimum of $5,000. I am responsible and have not had any late payments in over 2 years.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	23
Revolving Credit Balance:	$8,372.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ivan Bullock State Farm and what do you do there?	Ivan Bullock is a State Farm agent and I work for him in his office and have been doing so for over 2 years now. I do everything from customer service, claims, billing, marketing, and sales.
Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? Your credit report shows that you had a delinquency 23 months ago. Could you please explain what this was from and the circumstances of the delinquency?	Chase Credit Card - $2,274 - 27.9% HSBC Credit Card - $3,644 - 26.9% Dell Financial - $749 - 0% until Jan 2011 Capital One $465 - 23% The extra money will go to repairing the car for sell. The late payment was a card that my mom was paying and she fell into some hard times and got behind on it without telling me. I then took over the payments and it has been clear ever since. I currently check my credit score twice a month ever since the end of last year. It has increased 50 points since December.
How long do you plan to have this loan for?	I applied for the 5 year for the lower interest rate but after selling the car I believe it will only be for 2 years.

Member Payment Dependent Notes Series 520223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520223	$6,600	$6,600	15.33%	1.00%	May 28, 2010	June 5, 2015	June 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520223. Member loan 520223 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Chicago title	Debt-to-income ratio:	12.63%
Length of employment:	< 1 year	Location:	Compton, CA

Home town:
Current & past employers:	Chicago title
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > My interest on my credit cards are extremely high, and I would like to payoff all credit cards.... CUT UP, all credit cards and just have one payment. Borrower added on 05/22/10 > Prior to Chicago Title, I was working at Tradewinds Escrow (01-02-00 to 04-14-10) started at Chicago 04-15-10. Better benefits mainly insurance (my kids). I appreciate what you can do for me...thank so much!!! Borrower added on 05/24/10 > I kow that me just starting at Chicago Title does not help the process of my loan...but I had to make the change, it was the right time...I was working at my previous employer for 10 years as the supervisor assistant escrow officer; and at my present job I was offored my own desk. Meaning I have the opportunity to build my desk as an escrow officer. Also, the benefits here (Insurance for my kids) is important. As at this time I have no insurance for me or my children. Please consider my loan. :)

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	45
Revolving Credit Balance:	$12,732.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Tradewinds Escrow from Jan. 02, through April 14, 2010. I started at Chicago April 15, 2010. I had to make the move because of benefit (Insurance for my kids). I do not own. I live in the rear of my parents home. CREDIT CARDS THAT I HOPE TO PAYOFF AND CLOSE ARE AS FOLLOW: CHASE VISA BAL.2510.95 CREDIT LIMIT 3089 WITH APR 23.74%. CHASE MASTER BAL. 2424.25 CREDIT LIMIT 2500 APR 29.24%, LOWES VISA BAL.297.43 CREDIT LIMIT 700, APR 21.25%, HOUSEHOLD MASTER BALANCE 2370 CREDIT LIMIT 3100 APR 19.99, BANK OF AMERICA BALANCE 3126 CREDIT LIMIT 4200 APR 19.99, & TARGET BAL 1853 CREDIT LIMIT 2000 APR 23.24%.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that are owed to credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided narrative. I am interested to help fund your $19,200 CC REFI category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Chicago Title? Number [2] Transunion Credit Report shows $12,782 Revolving Credit Balance total debts (62.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [] $19,200 loan; $12,782 Revolving Credit Balance; $6,418 the extra cash you will receive (less loan's origination fee) is consolidating or refinancing what SPECIFIC debts that are NOT included in the Transunion Revolving Credit Balance total debt? Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. The length of time that you initially intend to keep loan active before lenders receive final payment: Less than 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs maximum? Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps Retired, Virginia Beach, VA 05.23.10 @ 6:13 AM ET.	I do not have an open revolving Credit...If I did I would not apply for this loan. So I'm hoping it has been a mis-read mistake. I'm checking on that. I've applied for a credit check with Trans union. The reason why I have ask for 5 year is, I dont want to struggle with payments. I would like to payoff all current open credit cards. And the rest of the money....I have an SUV for transportation, I would like to buy a used car. My daughter is going to college and we need a second car.
Just wanted to say good luck with getting rid of your debt. I have been through that struggle and can tell you that if you stick with it, although it is hard, you will be so glad that you did it. I will be funding your loan... We believe in you, don't let us down and good luck! :) p.s. what are you current monthly credit card payments? if you take this loan and pay off the credit cards, will $158/month be lower and more manageable?	My payments now Are about $460. More manageable. I appreciate so much for your words...I thank you all so much!!! May God bless you 10 X. Thank you!

Member Payment Dependent Notes Series 520285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520285	$5,000	$5,000	13.11%	1.00%	May 27, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520285. Member loan 520285 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Macy's	Debt-to-income ratio:	14.14%
Length of employment:	1 year	Location:	Saint Louis, MO

Home town:
Current & past employers:	Macy's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I am a part time college student working towards my master's while working. I am in the process of changing careers.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,386.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your position at Macy's?	I work in customer service. I handle accounts for the credit cards. I did work in retail on the Macys.com end when I first started working there.

Member Payment Dependent Notes Series 520311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520311	$4,000	$4,000	16.07%	1.00%	May 27, 2010	June 2, 2013	June 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520311. Member loan 520311 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	US Security Associates	Debt-to-income ratio:	2.00%
Length of employment:	2 years	Location:	San Mateo, CA

Home town:
Current & past employers:	US Security Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > I am trying to pay off my credit card debt, as well as my wife's. We want to start saving for a house, so we can start our family.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	18
Revolving Credit Balance:	$924.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is US Security Associates and what do you do there?	US Security Associates is a company that places security guards where needed; hospitals, special events, schools, etc. I currently work at a private school for pre-kindergarden to first grade.
Please list off the balances, interest rates, required monthly minimum payments, and you usual monthly payments for the debt you will be paying off with this loan. Additionally please explain the 2 credit inquiries on your credit report and if they will result in additional debt. Thank you	The 3 credit cards that are just in my name have between 21-29% interest and we try to make a $20 payment twice a month to all 3. My wife has 3 credit cards as well with around the same interest rate, that debt is about $2500, and we try to make the double payments to hers as well. The 2 inquiries are from the 2 banks that we tried before finding lending club, didn't result in additional debt.

Member Payment Dependent Notes Series 520338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520338	$2,000	$2,000	11.36%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520338. Member loan 520338 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	fresh direct	Debt-to-income ratio:	7.98%
Length of employment:	6 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	fresh direct
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > i plan to go on vacation and and pay a high interest card,i chose a 3 years because thats something i can really afford to pay but im confident i will finish paying it much sooner than 3 years..

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,311.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you further clarify? So you want to pay off existing credit card debt as well as take a vacation? Can you specify the amount and type of debt? Can you please specify the vacation plan? Thank you.	the credit card has a high interest rate i would use 1,100.00 to pay off that and close the account and the rest i plan to buy the tickets which are kind a cheap.by vacation i mean take a week off and go to visit my family..if you guys have any other question ill be happy to answer..

Member Payment Dependent Notes Series 520433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520433	$8,000	$8,000	6.76%	1.00%	May 27, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520433. Member loan 520433 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Missouri Enterprise	Debt-to-income ratio:	11.38%
Length of employment:	2 years	Location:	Kansas City, MO

Home town:
Current & past employers:	Missouri Enterprise
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > We are having a destination wedding in Florida and need a short term loan to assist with expenses. We are excited to go through this process. I have an excellent credit history and payments made on time. I thank-you for your help in making this a great day for us.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,664.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why did you not do the wedding at home and avoid higher cost?	Our families do not live in the same city that we do so they would have to fly regardless of location. We are keeping the wedding small to avoid big expenses as well. Thanks.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I worked for a national consulting firm that assisted with operations management and lean manufacturing techniques, I worked there for four years. I traveled 100% of the time, beng on the road 50 weeks a year. I am still in the consulting field but my travel in now just in state travel and ranges about 20% overnight. I changed jobs since I wanted more of a personal life. I know consult for small to medium business in lean manufacturing. My income stability looks good. We have had some cutbacks like most organizations but we have seen our business begin to grow once again. Thanks for your interest.

Member Payment Dependent Notes Series 520447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520447	$3,700	$3,700	16.45%	1.00%	May 31, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520447. Member loan 520447 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Dallas Area Rapid Transit	Debt-to-income ratio:	21.73%
Length of employment:	2 years	Location:	Dallas, TX

Home town:
Current & past employers:	Dallas Area Rapid Transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > This loan is for start-up fees in a private activity. A group of private entrepreneurs working together to help each other become financially free.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	24
Revolving Credit Balance:	$17,546.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the Delinquency 24 months ago. And what are purchase with this loan	Reference the Delinquency of 24 months ago, could you be more specific as to who was the creditor? This loan is for start up fees for a private activity (business).

Member Payment Dependent Notes Series 520473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520473	$11,000	$11,000	12.73%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520473. Member loan 520473 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Turquoise Ridge JV Mine	Debt-to-income ratio:	16.74%
Length of employment:	1 year	Location:	Winnemucca, NV

Home town:
Current & past employers:	Turquoise Ridge JV Mine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > What makes me a good borrower is that I have a secure job and I always pay my bills on time in the amount required if not extra.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	8
Revolving Credit Balance:	$8,699.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My lender holds the title to my home and the mortage amount was for 300,000 and I have around 35000 equity in the home now.
Delinquencies (last 2 yrs): 1 1 - Months Since Last Delinquency: 8 -- Explain Please 2 - Current Employer: Turquoise Ridge JV Mine -- Your Position? 3 - "Need Green Now" - Just what is the purpose of loan?.....I know that money is green. Thank You	No delinquencys that I know of in the last two years. My position is a mechanical technician and the porpuse of the loan is for a recreational type vehicle.

Member Payment Dependent Notes Series 520534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520534	$9,000	$9,000	7.14%	1.00%	May 31, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520534. Member loan 520534 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	n/a	Debt-to-income ratio:	1.15%
Length of employment:	n/a	Location:	sunnyvale, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I'm paying for half of my grandson's car and his parents are paying the other half as a graduation gift. 1- I am retired. 2- My income is from Social Security and a non taxable govt pension. 3- My mobile home is paid for, worth about $40000.00 at most. 4- I have little or no CC debt as I pay in full monthly if I use them. 5- My monthly bills run no more than $700.00 rent, utilities, insurance, gas, cable, and food. 6- I will keep this loan open for at least three years. Thank you for considering my loan request. Borrower added on 05/20/10 > The one delinquency from 52 months ago was totally my fault. I forgot to mail a payment to GMAC before I went on an extended vacation. Borrower added on 05/21/10 > Since I am also a LC lender, I tried to give needed details. If I failed to 'pre-answer' any questions, please email and I will promptly reply. Borrower added on 05/22/10 > My income is as stable and secure as our US Govt :-) :-) I do have other investments: Stocks, Bonds, CDs = $250K Emergency Savings - $10K Thank you for considering my loan request. Borrower added on 05/29/10 > I want to thank all the lenders that are helping to fund my loan, and wish everyone a safe and happy Memorial Day. Let's not forget those military members who "gave all" for our great country.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	52
Revolving Credit Balance:	$845.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for considering my loan. The title is free and clear in my name. It is a DW mobile home in a retirement community. Not certain about equity but current DWs have sold for $49K to 79K and they are comparable to mine.
You are extremely generous giving your grandson an $18,000 car. I hope your grandson appreciates the investment. I will be contributing towards the loan.	Thank you VERY much. Actually I'm only giving him $9K. My son and daughter-in-law are giving the other $9K. He is 18, graduating with honors, worked PT while going to school, and is heading off to college. He is a wonderful young man....so we decided that $1K for each year of his life would be a memorable graduation gift.
Given the provided income and expenses, it appears that you can easily repay this loan in short order (fewer than two years). Please explain why you opted for a five year loan instead of a three year loan. Additionally, please provide further commentary regarding your remark, "I will keep this loan open at least three years."	Yes, I could. I opted for 60 months purely as a safety measure and plan to pay it in full within 36 months. That way lenders will make a little money. Thank you for looking at my request.

Member Payment Dependent Notes Series 520556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520556	$25,000	$25,000	16.07%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520556. Member loan 520556 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,167 / month
Current employer:	Teva North America	Debt-to-income ratio:	14.03%
Length of employment:	7 years	Location:	New Britain, PA

Home town:
Current & past employers:	Teva North America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	63
Revolving Credit Balance:	$2,036.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is actually in my name as well as my wife's name. I purchased my home in April 2007 for $365,000. I currently owe $352,000.00. I have not had my home appraised but average selling prices in my neighborhood have been approximately $310,000.00. I have spent approximately $65,000.00 updating the home since I puchased it three years ago.
With your income, and low debt, it would seem that you could pay for the garage outright. Why are you a D5 loan grade? This seems like a safe bet with your high income, but there must be something missing not to have an A or B loan grade.	Thank you but I do not know why I am rated a D5. Yes, I could pay for the new garage outright but just not today. It is a matter of timing. I could pay for it on my own in 6 months but if I waited that long, the weather at that time of year would force me to push it off to the spring. I really need the extra room now and would prefer to start building today.
What was the delinquency 63 months ago?	I was late with a credit card payment.
If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected the 36-months maximum term option repayment offering lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? Or the 2 to 3-yrs maximum? Advance thanks for expected answer that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.25.10 @ 11:23 PM ET.	Thank you. I intend to pay this loan back within a year.

Member Payment Dependent Notes Series 520567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520567	$8,000	$8,000	10.62%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520567. Member loan 520567 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	State Street Corporation	Debt-to-income ratio:	12.12%
Length of employment:	6 years	Location:	South Boston, MA

Home town:
Current & past employers:	State Street Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > This loan is to put towards my Graduate School Degree, where I getting my MA in Organizational Psychology, along with helping to consolodate Credit Card Debt. The APR is lower than my credit cards and I would like to have consolidate the payments rather than making 3 seperate payments a month. Borrower added on 05/21/10 > Also while this loan is helping me to secure my spot in Graduate School, I will be working full-time while pursuing my degree. Borrower added on 05/22/10 > I just wanted to clarify, It is going toward holding my spot in Graduate School, which is $2000.00, which then that $2000.00 comes out of the overall cost of attendence. Thank you Borrower added on 05/27/10 > At this point my job is very stable and I am very happy that I will be furthering my education while working full time. My monthly expenses are roughly $2,100.00 including 3 credit card payments that I would like to just roll into 1 payment and bring my interest down while also helping my credit score. Thank You.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	28
Revolving Credit Balance:	$8,084.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 567 total borrower loans Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.21.10 at 4:01 PM ET	Type your answer here. I am using some of the loan to pay for Graduate School. I am pursuing a degree in Organizational Psych and the Program starts in the fall and to save my spot in the program I need to put a payment down. The other part of the loan is being used to pay off Credit Card debt so that I can consolidate my payments into one monthly payment as well as the fact that the APR of the loan is more resonable then the Credit Cards APR.

Member Payment Dependent Notes Series 520570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520570	$3,500	$3,500	14.59%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520570. Member loan 520570 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,375 / month
Current employer:	Orkin	Debt-to-income ratio:	6.82%
Length of employment:	4 years	Location:	SAINT PETERSBURG, FL

Home town:
Current & past employers:	Orkin
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$3,203.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you were to provide a loan description, what would it say?	For personal use a vacation and to pay off a couple of credit cards.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is in my husbands name.

Member Payment Dependent Notes Series 520604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520604	$10,500	$10,500	14.96%	1.00%	May 31, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520604. Member loan 520604 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Nestle USA	Debt-to-income ratio:	22.52%
Length of employment:	4 years	Location:	REDLANDS, CA

Home town:
Current & past employers:	Nestle USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > Thanks!

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,312.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position and what do you do at Nestle? Since this is a debt consolidation loan, what are the amounts and interest rates of the debts you'll be consolidating with this loan and where are they held? Please also give a description of any other outstanding debts you're making payments on as well as a detailed description of your monthly expenditures. Thanks ahead of time.	1. Operations. 2. Ring-$3,000-$100mth-22%. Walmart-$2,500-$70mth-17%. Kawasaki motorcycle-$7,000-$130mth-9%. 3.$1,350.00 monthly

Member Payment Dependent Notes Series 520605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520605	$16,000	$16,000	15.33%	1.00%	May 31, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520605. Member loan 520605 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	American Medical Response	Debt-to-income ratio:	17.25%
Length of employment:	6 years	Location:	Portland, OR

Home town:
Current & past employers:	American Medical Response
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,810.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.I have the deed to my house in my name. The total amout of my mortgage loan is $198000, and my home appraised at $240,000 4 months ago

Member Payment Dependent Notes Series 520610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520610	$13,000	$13,000	10.62%	1.00%	May 31, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520610. Member loan 520610 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,401 / month
Current employer:	Allina Hospitals & Clinics	Debt-to-income ratio:	7.45%
Length of employment:	10+ years	Location:	Richfield, MN

Home town:
Current & past employers:	Allina Hospitals & Clinics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I have outstanding Medical bills from 2 surgeries, need to consolidate debt to only have one payment with one interest rate, I pay my bills on time, and when I can I pay more than the minimum. I have down sized all my spending needs this past year, I paid my 2003 car with 52,500 miles off a year ago, and have been employed for 11 1/2 yrs with the same Hospital. Borrower added on 05/22/10 > Due to my injuries this past year, I will be receiving a settlement by the end of summer and plan to pay off this loan. I'm needing help now to be able to make choices, decisions, plans regarding starting my small business that I was projecting for at this time. Borrower added on 05/23/10 > I have read & reviewed the Investment opportunities with the Lending Club and would like to become an investor in the near future. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,895.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 520620

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520620	$15,000	$15,000	10.62%	1.00%	May 31, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520620. Member loan 520620 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	GMAC Insurance	Debt-to-income ratio:	10.57%
Length of employment:	10+ years	Location:	Canandaigua, NY

Home town:
Current & past employers:	GMAC Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > My credit score is 777 and I have NEVER missed a payment. I have a 0% interest rate credit card whose promotional rate is set to expire. The new interest rate will be around 11%. I have another credit card with an interest rate of 14.24%. I would like to consolidate both of these and pay one bill. I generally pay well above the minimum payments on my credit cards. Please note that my mortgage is around $1665, but I pay half of it. My spouse (income 80k) pays the other half. I am a solid investment with a great track record. Thank you for considering my request! Borrower added on 05/21/10 > Just a note on the credit score. I ran it through Experian yesterday and the score was 777, but Lending Club has it listed upwards of the mid-700s. I just wanted to clarify where I secured my information and what I'm basing my loan description on. Thanks.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,036.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The house is titled to my spouse and I. The house value is in the 230s and we owe $218k on the mortgage (No HELOC loans). We built it 2 years ago.
What is your job with GMAC Insurance?	I have worked in Claims for over 10 years.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I have worked in claims for GMAC Insurance for over 10 years. I do not have children, so no childcare costs. I pay half of my mortgage (my half is $850). My spouse (income 80k + my 69k = 149k combined) pays the other half, along with utilities. I pay our cell phone bill ($233/month). I have no car payment, nor any student loans. My car insurance is $800 per year. My internet is paid for by my company as I am a telecommuter. I have a 401k with roughly 70k invested. I may have the funds automatically withdrawn, but will need to know which date this would take place as I have a monthly budget set up. My credit card minimum payments total around $400, but I pay at least $900-$1000 every month on them. **My goal in applying at lending club is to pay off the higher interest cards (10.99% and 14.24%) and have one payment which will be paid off in 36 months, if not sooner. My other credit card has a 4.9% interest rate which I do not wish to close. I have two department store cards with zero balances on both.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I do not have children, so no childcare costs. I pay half of my mortgage (my half is $850). My spouse (income 80k + my 69k = 149k combined) pays the other half, along with utilities. I pay our cell phone bill ($233/month). I have no car payment, nor any student loans. My car insurance is $800 per year. My internet is paid for by my company as I am a telecommuter. My credit card minimum payments total around $400, but I pay at least $900-$1000 every month on them. **My goal in applying at lending club is to pay off the higher interest cards (10.99% and 14.24%) and have one payment which will be paid off in 36 months, if not sooner. My other credit card has a 4.9% interest rate which I do not wish to close. I have two department store cards with zero balances on both. Thank you for reviewing my request.

Member Payment Dependent Notes Series 520653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520653	$15,000	$15,000	17.93%	1.00%	May 31, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520653. Member loan 520653 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	La Plata County District Attorney	Debt-to-income ratio:	19.69%
Length of employment:	10+ years	Location:	Durango, CO

Home town:
Current & past employers:	La Plata County District Attorney
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > Goal is to improve my credit score, be done with credit card companies that continue to raise interest rates. Also complete some home improvement projects.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	43
Revolving Credit Balance:	$15,570.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position (Job/What you do) for La Plata County District Attorney Office? Lender 505570 USMC-RETIRED 05.21.2010 at 3:03 PM ET	My job title is Office Administrator, I handle all the administrative funtions of our office, along with the Assistant to the District Attorney, also a legal assistant to five Deputy District Attorneys, I Supervise 7 Support Staff employees as well. I have been in my position for 13 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I own my home with my Mother, with a right of survivorship in place, we both have life ins. policies for each other in the event something happens to one of us. Loan bal in 421,00 with last appraisal 459,000
Thanks for reply. Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, the Revolving Credit Balance total debts owed but not each balance that are owed to credit grantees, i. .e., Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided narrative. I am interested to help fund your $15,000 Debt Consolidation category loan. Questions are: Number [1] Transunion Credit Report shows $15,570 Revolving Credit Balance total debts (77.10 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [2] L C required Credit Review is completed. Loan application status now "Approved" for issue when fully-funded. When the loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected 60-month term repayment offering lowest monthly payment. The length of time that you initially intend to keep loan active before lenders receive final payment is: Less than 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs maximum? Advance thanks for expected BOTH answers that will help me to make an informed decision. Lender 505570 U S Marine Corps Retired, Virginia Beach, VA 05.22.10 @ 6:31 AM ET.	I always pay at least 600 to 650 per month towards the revolving credit, more when I can. I noticed there is an AMEX card listed, I do not have an AMEX account. I requested the 60 month term to lower that monthly payment initially and improve my monthly finances. My history has been to pay off loans early so I searched for a "no pre-payment penalty" loan. My goal would be to pay this loan in approx. 3 years Thank you.
Thanks for reply. I am investing in your loan because District Attorney's Office staff are in a recession proof industry- a sour economy creates more criminals busy creating crimes and required court trials etc. (Smile!) Regarding your reply, I use i..e., (meaning for example) Amex, Home Depot, MC, Visa, etc. only to mention p-o-s-s-i-b-l-e credit cards the borrower may use and consequently have a remaing unpaid balance. Best of luck with loans funding. Lender 505570 USMC-RETIRED 05.22.2010 at 4:23 PM ET.	Thank you. You are absolutely correct, it is recession proof, we are always very busy. I plan to remain there until retirement.

Member Payment Dependent Notes Series 520689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520689	$8,000	$8,000	7.14%	1.00%	May 28, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520689. Member loan 520689 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Outback Steakhouse	Debt-to-income ratio:	20.86%
Length of employment:	10+ years	Location:	BATAVIA, OH

Home town:
Current & past employers:	Outback Steakhouse
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I currently have been living paycheck to paycheck because of Credit card Debt and Hospital Debt. I moved in with my mother and she only charges me 150 a month to stay here. With this loan I will be able to pay these bills off and have an easier payment... I have been paying about $550 a month just trying to pay all of these bills off. Thank you for giving me another chance on getting debt free!! Borrower added on 05/20/10 > I have 2 bills that are due on the 25th of May that I currently will not be able to pay until I get paid again on the 28th of May so I hope I applied quick enough so I could get this in the account to pay these bills off. Thanks again! Borrower added on 05/24/10 > I have been a Kitchen Manager at Outback Steakhouse for 3 years now... Employed there for going on 13 years. I ended up moving out when I was 18 and racked up some credit card debt. Just trying to get a fresh start and I think this is the best decision. Thanks for investing in me!

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,738.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 520698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520698	$20,000	$20,000	11.36%	1.00%	June 1, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520698. Member loan 520698 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Yum Brands - KFC	Debt-to-income ratio:	0.52%
Length of employment:	10+ years	Location:	Frisco, TX

Home town:
Current & past employers:	Yum Brands - KFC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > Funds are to be used for building an 8 by 10 extension to patio, adding an an arbor to cover the extension and adding an outdoor kitchen for a newly purchased home

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$876.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, I have a mortgage on the home. The valuation of the home is approximately $315,000, and I have a $240,000 mortgage. I do not have a HELOC or a second mortgage, in texas you are not allowed to borrow more than 80% of the value of the home. Thanks
$20 K for an 8x10 patio????? That's $250/sq'. If that's your estimate you're getting taken to the cleaners or are you using the money for something else?	I am paying close to $8.5k for an arbor to cover the new extension, approximately $2.5K for concrete for the 8x10 extension and an aggregate overlay over the current 8x10 existing covered patio and the new extension, $3K for stone for the 10 x3 foot build in box, counter, backsplash,$2k for a stainless natural gas grill and door, and $5,300 for an Aries Hot tub. There is also about $1.5k. In electrical and fans in the project.
What is your position at Yum brands? How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	I am a multiunit operations manager, I have worked with the company for approximately 25 years, if for some unexpected reason I would lose my job I would use my pension to pay for this and any other obligations I hve
What do you do at YUM?	I am a multiunit manager
-What do you do at Yum Brands - KFC? -Your credit history indicates 5 inquiries in the last six months, can you explain what these were and have you taken on any new debt? If you have taken on new debt please provide the kind of debt and the monthly payment. Thanks.	We purchased a new home. 3 of the inquiries are from it. I think the other inquires likely are related to service such as AT&T we switched to when we moved. That is the only change in debt is approximately $400 a month. I have a $240K mortgage, we purchased within the last 90 days a $315K home from the builder for $300, we sold our old home for $235K. My old loan was $1,451 a month and my new loan is $1,840 with principal, interest, and escrow for taxes and insurance.
I am very interested in your loan buy have a few Q's: 1] what do you do for KFC 2]Your financials look strong, why not a 3 year loan 3]Please address 5 inquiries in last 6 months 4] Any household income in addition to yours 5] contingency plan to pay loan if layed off? Thanks in advance and good luck with loan and patio!	My wife and I purchased a new home within the last 90 days 3 of the inquires were related to our new home purchase, Chase Bank who we had our prior home with, The Credit Union from work, and the Lender from our builder we used to get a more attractive rate from. I also know AT&T Uverse made an inquiry when we moved and switched services from time warner and Direct TV. I don't anticipate being layed off as I have over 20 years service with the yum brands the parent company of KFC, If I for some reason I were I would use savings, and my pension. as well as my wife's pension for this and other obligations. 60 months just seemed a little better timeframe, I evaluated 36 months and both were fine but 60 was a bit more comfortable.

Member Payment Dependent Notes Series 520770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520770	$15,000	$15,000	12.73%	1.00%	May 31, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520770. Member loan 520770 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	UCSF	Debt-to-income ratio:	16.42%
Length of employment:	5 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	UCSF
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	76
Revolving Credit Balance:	$7,986.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is UCSF and what do you do there?	The University of California. Customer Service Representative in the Financial and Administrative Services Department.
What will you be doing with the funds if we fund your request? What are the rates on the cards you will be paying off? Thanks.	The rates on my credit cards are pushing 29%. About half of the money will go to paying off medical debts not covered by my health insurance. My credit card and medical debts are still current. I will pay off the credit card and medical debt, and close the accounts. I now pay cash for all purchases.
Please list your monthly expenses. Are you the sole wage earner?	I am a single wage earner. I get payed once a month, on the first of the month. My normal take home pay is $2327.05 (When I earn OT or holiday pay, I use that money to pay more on my debt). $600.00 Rent. My roommate is the homeowner. We have been roommates for thirteen years. We are not a couple. $100.00 Internet, phone and utilties. $40.00 Monthly costs for medical and other insurance plans through work. $60.00 Muni Pass. $1000.00 Credit card balances and previous medical expenses balances. (I always pay more than the minimum owed, and try to pay the finance charge due that month). $527.05 My monthly amount at I send on my self (527.05 divided by four weeks= $131.76) for food and other expenses. I keep myself on a very tight budget. I pay cash for all of my personal expenses. I always pay more than what is owed on my credit card and medical balances. If my loan is approved, all my debt could be payed in one check $503.46, which would be a great help to me.

Member Payment Dependent Notes Series 520784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520784	$7,500	$7,500	6.76%	1.00%	May 31, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520784. Member loan 520784 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	NationsHealth	Debt-to-income ratio:	16.58%
Length of employment:	4 years	Location:	Hollywood, FL

Home town:
Current & past employers:	NationsHealth
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,206.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NationsHealth and what do you do there?	Type your answer here. NationsHealth is company and Call Cennter providing Medicare Part B (Diabetic Testing Supplies} and also provides Medicare Part D (prescription drug coverage) enrollment and member services for Insurance Companies such as Cigna, Unitied American, CarePlus and others. I am an enrollment and member services Agent providing Part D services to Medicare members.
What is it you plan on using the requested funds for?	Bill Consolidation (paying off two Credit Cards)

Member Payment Dependent Notes Series 520811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520811	$12,000	$12,000	11.36%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520811. Member loan 520811 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Advent International Corp	Debt-to-income ratio:	14.57%
Length of employment:	9 years	Location:	HOPKINTON, MA

Home town:
Current & past employers:	Advent International Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I am planning on using this loan for a few home improvements. I would need to install a new water heater, I would like to add central air (for my personal comfort and resale value) the duct work is all done the compressor just needs to be purchased and installed. I would also like to enclose the equipment in the basement (water heater, furnace, washer & dryer). In June 2010, I will have been at my job for 9 years. My job is very secure with promise of growth (promotion = raise) at a very stable company. My income is $70,000 plus a minimum of $10,000 in bonus compensation. I do not have any dependents and am not financial responsible for anyone other than myself. My monthly take home pay is $3,957 after 401(k) contributions. My monthly financial obligations are $2,520, leaving me with approximately $1,437 in monthly funds to pay off the $12,000 loan ($394.92/month for 36 months) My mortgage is $1,578/month (including property tax and interest) My house was recently appraised at $240,000 and I owe $185,000 ??? equity is approximately $55,000. Car payment is $400.57/month and will be paid off 4/22/2011 ??? car insurance is paid in full through June 2011 Utility payments are $100/month for cable & internet, $50/month for cell phone (no land line), electric is approximately $35/month Gym is $80/month but work reimburses 80% or $64/month ??? out of pocket cost is $16/month Food is $35/week or $140/month Credit cards are $200/month and will be paid off by the end of the calendar year All medical insurance expenses (premium and co-pays) are paid 100% by my employer ??? no out of pocket medical expenses I am financially responsible and have not been late on any payment in over 4 years.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	52
Revolving Credit Balance:	$2,701.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Hi, I am new to this???.thank you for the advice and I will work on my profile information right now and get update it with the more detailed information???.thanks again
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, thank you for your interest in funding. 1. I am the sole person on the title for my house (other than the mortgage holder). 2. A conservative valuation of my home is $240,000 (recently appraised) and the balance of my mortgage is $185,904 (30yr fixed 6.2%) ??? leaving me with approximate equity of $55,000.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	thank you so much for your help. I take this loan very seriously and will not be failing to make any payment. Once it is paid off, I hope to be able to loan through the Lending Club and help someone else. Thanks again

Member Payment Dependent Notes Series 520827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520827	$20,000	$20,000	14.96%	1.00%	May 31, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520827. Member loan 520827 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Broward General Medical Center	Debt-to-income ratio:	15.54%
Length of employment:	10+ years	Location:	Davie, FL

Home town:
Current & past employers:	Broward General Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > I am due to receive my annual pay/merit increase in June. It will be at least 3% of my base salary. I also work the overnight shift which pays me $5 an hour more. I was not working this shift last year. I plan on using this loan to pay off my credit cards and close them out. The minimum payments on the cards are actually more than the monthly payment would be for the loan.

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,955.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Yes, I hold the title on my home. It is in my name. Secondly , my house is valued at $130, 000 and my mortgage is just over $108,000. Unfortunately, values have dropped in Florida. My house was valued at $189,000 a year ago. I bought it at $144,000.
What do you do at Broward General Medical Center?	Type your answer here. I am an Xray Technologist. I work the overnight shift now, which gives me an extra $5 an hour shift differential that I did not make last year and in June I will be receiving my annual pay/merit increase of at least 3%.
If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected the 60-months maximum term option repayment offering lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected answer that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.25.10 @ 11:23 PM ET.	I will try to make extra payments when possible to pay loan off quicker. I chose 5 years because the monthly payments were manageable. Also, a friend said it is better to have lower payments and pay more on your own than to have higher payments and not be able to make them.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My monthly expenses for the other costs you asked total $2500.00 . If you need a breakdown, I can supply it for you. Keep in mind, that I will be receiving an extra 3% pay raise on my salary in June for my yearly performance.
How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	My position is very secure. I work for a county hospital/trauma center in Broward. We are very stable. I have been there for 16 years. I am due to receive a promotion within the next few weeks. I will become the overnight supervisor which will increase my salary. I do have a some money in my savings that I could use if necessary to repay the loan until I found a new job, but my job is very secure. Our hospital planned well in case of any downturns in the economy. We haven't lost any benefits.

Member Payment Dependent Notes Series 520831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520831	$1,000	$1,000	17.19%	1.00%	May 27, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520831. Member loan 520831 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Discovery Time Square Exposition	Debt-to-income ratio:	20.73%
Length of employment:	< 1 year	Location:	Astoria, NY

Home town:
Current & past employers:	Discovery Time Square Exposition
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,438.00	Public Records On File:	0
Revolving Line Utilization:	98.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Discovery Time Square Exposition and what do you do there? Where did you work previously?	Discovery Times Square Exposition is a place that exhibits traveling exhibitions. My position is a movie assistant. My previous job was for an art crating shipping and handling company called Boxart Inc.

Member Payment Dependent Notes Series 520839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520839	$8,500	$8,500	13.11%	1.00%	May 31, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520839. Member loan 520839 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	MSP	Debt-to-income ratio:	21.76%
Length of employment:	< 1 year	Location:	Robbinsdale, MN

Home town:
Current & past employers:	MSP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > This loan is to pay off my discover card balance. I have a 720 credit score and have never missed a payment in my life. This loan will be paid off early.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,677.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My fiance has owned the home since 2001 and currently holds it as an investment property. He owns larger apartment communities and we are actually living in one of the residences rent free until we decide on a house together after our wedding. He does owe about 175,000 including a 24,000 HELOC paid down to 19,000. It has been rented for the last 4 years and doesn't cashflow, but breaks even. Obviously with the crazy housing market the value isn't what it once was, but is worth around 200,000 giving a decent LTV, at one point he told me it was appraised at 245,000...laughable, but that was the world we lived in. I would like to stress I have never paid anything late in my life even with a job loss last year and medical bills. I currently have a steady job and a great secondary income as a wedding photographer and am shooting a 10 hour wedding all day tomorrow for a client. Also, my husband to be is doing very well and would back this loan. He wants me to take charge of my own finances and is the reason he introduced me to this site (he is a lender as well). We both feel it is important that I pay my debt off in full since it is the right thing to do, he has told me many stories of borrowers simply not paying on this an other lending sites and wouldn't respect me at all if I did the same. Probably more than you asked for :-). I just wanted to make it clear I plan on repaying this debt quickly and appreciate you taking the time to ask about it.
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	My fiance has owned the home since 2001 and currently holds it as an investment property. He owns larger apartment communities and we are actually living in one of the residences rent free until we decide on a house together after our wedding. He does owe about 175,000 including a 24,000 HELOC paid down to 19,000. It has been rented for the last 4 years and doesn't cashflow, but breaks even. Obviously with the crazy housing market the value isn't what it once was, but is worth around 200,000 giving a decent LTV, at one point he told me it was appraised at 245,000...laughable, but that was the world we lived in. I would like to stress I have never paid anything late in my life even with a job loss last year and medical bills. I currently have a steady job and a great secondary income as a wedding photographer and am shooting a 10 hour wedding all day tomorrow for a client. Also, my husband to be is doing very well and would back this loan. He wants me to take charge of my own finances and is the reason he introduced me to this site (he is a lender as well). We both feel it is important that I pay my debt off in full since it is the right thing to do, he has told me many stories of borrowers simply not paying on this an other lending sites and wouldn't respect me at all if I did the same. Probably more than you asked for :-). I just wanted to make it clear I plan on repaying this debt quickly and appreciate you taking the time to ask about it.
What is MSP and what do you do there?	MSP Realestate is a property management company. Currently I am the assistant property manager for a luxury apartment community with 200 units. My job involves a variety of things. Here are my main tasks: dealing with current tenants,leasing,planning resident parties,collecting rent,vendor coordination,marketing for the property,and logging maintenance requests. I am also a wedding photographer and am actually shooting a 10 hour wedding tomorrow. There is a company in the twin cities that I am a independent contractor for that books me for weddings. I also have my own business and website for booking weddings on my own.

Member Payment Dependent Notes Series 520852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520852	$25,000	$25,000	17.19%	1.00%	May 31, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520852. Member loan 520852 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,458 / month
Current employer:	Superior Court of Arizona	Debt-to-income ratio:	10.70%
Length of employment:	10+ years	Location:	Laveen, AZ

Home town:
Current & past employers:	Superior Court of Arizona
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > This debt consolidation loan will pay off my credit accounts and allow me to pay off my debt obligations. My credit payment history is excellent, my payments are on time, and I have never defaulted on any credit obligation. All mortgages I have had were paid off in full according to their terms. My full time income with the County is $97,000 annually and my part-time income is $16,500 annually for 2009. I have worked for the County for nearly ten years and for my part time employer for two years. This loan will allow me to pay off my credit accounts by dropping the interest rate from the current rates of around 29%. Thank you for your consideration of this debt consolidation loan request. Borrower added on 05/24/10 > Please also note that my current mortgage payments that total $2942 INCLUDE property taxes and insurance for these homes.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1980	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	26
Revolving Credit Balance:	$31,158.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position (Job/What you do ) for Superior Court of Arizona? Lender 505570 USMC-RETIRED 05.21.2010 at 2:53 PM ET	I'm an attorney/court administrator for the Court. For seven years I was the attorney administrator for the Probate/Mental Health Department and Probate Counsel. For the past year I've been the attorney administrator overseeing the law library and the court's self-service center where we dispense forms for self-represented litigants. By the way, my dad was a Marine during WWII and he was a very devoted Marine at heart until he passed away ten years ago. Please let me know if you have any additional questions. Thanks for your inquiry.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I have two homes. My primary residence is in AZ and my other home is in N. Calif. I have about $80K equity in the CA house and no equity in the AZ house. In 2008 I bought both homes after selling a more expensive and larger home in AZ. The CA home was my parents retirement home on a golf course and I bought out my brother's interest from my Mom's trust after she died. Both homes are held in my individual name. Type your answer here. Please let me know if you have any additional questions. Thanks very much.
What is your position with the Superior Court of Arizona?	Please see the answer I previously provided to an earlier inquiry. Thanks very much.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that are owed to credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided narrative. I am interested to help fund your $25,000 Debt Consolidation category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Superior Court of AZ? Number [2] Transunion Credit Report shows a $31,158 Revolving Credit Balance total debts (74.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. The length of time that you initially intend to keep loan active before lenders receive final payment is: < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs maximum? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps Retired, Virginia Beach, VA 05.22.10 @ 6:25 AM ET.	1. In answer to your first question, as I previously indicated, I am an attorney/court administrator with the Court and have been employed with the Court for ten years. 2. I have been paying around $900 monthly on my current obligations, but with the interest rates being charged it is extremely difficult to get balances substantially reduced. At the time I bought my current homes in July 2008, my credit score was in the 700s and I had substantial credit lines available. But after the financial markets collapsed, the banks slashed the available credit amounts and raised interest rates despite the fact I had not missed any payments and all accounts were in good standing. This action drastically impacted my credit score. Both my houses are fixed rate 30-year loans at 5% and 5.3%. The AZ house I put 20% down on and had $45,000 in equity when I purchased it in July 2008, but there is no equity currently because of the real estate market conditions in AZ. However, the house in CA has about $80K of equity in it, but banks will not allow equity lines any more. 3. The reason I am pursuing this loan is to get my obligations paid off ASAP. Even though I designated it for 60 months, my intention is to get it retired in 36 months or less. I hope I have answered your questions. Please let me know if you would like any additional information. Thanks very much for your query.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The deed to both my CA home and my AZ home are in my own name and I am the only person on those deeds as the owner. Both my houses are fixed rate 30-year loans at 5% and 5.3%. The AZ house I put 20% down on and had $45,000 in equity when I purchased it in July 2008, but there is no equity currently because of the real estate market conditions in AZ. However, the house in CA has about $80K of equity in it, but banks will not allow equity lines any more. Last summer I paid cash for substantal work rebuilding the exterior deck at the CA house. The home inspection contractor advises me that the CA house is in excellent shape. My parents built it as their retirement home and I bought out my brother's half interest in it in 2008 after my last parent passed away. Please let me know if you have any additional questions. Thank you for your query.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. I own a home in AZ and a home in northern CA, both of which I acquired in July 2008 after selling my larger and more expensive AZ home. The CA home last appraised at $378,000 and the mortgage balance is $278,000. The AZ home last appraised for $230,000, and the current balance is $178,000, but because home values have dropped in AZ, I believe that I currently have no equity in my AZ home. Neither home has any kind of second mortgage or lien. Thank you for your question.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.24.2010 @ 1:55 PM ET.	Thanks very much for taking the time to provide this information. I am not familiar with the process, so this was very helpful, and I appreciate your taking time to share this information. Thanks again... Please let me know if there is anything else you need to know from me about this application.

Member Payment Dependent Notes Series 520859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520859	$5,000	$5,000	13.11%	1.00%	May 28, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520859. Member loan 520859 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	walgreens	Debt-to-income ratio:	11.86%
Length of employment:	7 years	Location:	Hayward , CA

Home town:
Current & past employers:	walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	18
Revolving Credit Balance:	$75.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at walgreens?	I print photos. order supplies. major customer service. cashiering. warehouse.
Where are you going and how much will it cost? You have only $75 in revolving debt which is very good, but do you have other debts such as installment loans?Tell us about the delinquency 18 months ago. Are there any other wage earners in your family? What are your monthly expenses?	Type your answer here.The plan is to go Hawaii. It will take about $5000 I am originally from Boston so it is just my daughtern(19) and grandson(9months) in which I soley support at this time.

Member Payment Dependent Notes Series 520869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520869	$5,000	$5,000	10.62%	1.00%	May 31, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520869. Member loan 520869 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Village Voice Media, LLC	Debt-to-income ratio:	4.83%
Length of employment:	2 years	Location:	Long beach, CA

Home town:
Current & past employers:	Village Voice Media, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > Hello, I plan to aggressively pay this loan off Borrower added on 05/27/10 > Hi all, I wanted to add a few more descriptions about myself. Again I plan to use this money for legal council for child custody. I have most of the money myself, but I need an extra cushion to proceed. I am a good borrower because I have way above average credit (700+), have no delinquencies on my record, and have established that I have made all payments in a timely matter. Furthermore, the payments for this loan will be automatically deducted from my bank account in order to insure no late fees. I plan to pay this off before the 5 years........I'm thinking 1-2. I have recently been promoted at my job of 2 1/2 years as Sales Manager for the largest conglomerate of alternative weekly papers and websites called Village Voice Media. I work in LA for the LA Weekly, a 32 year old institution, and the future is bright moving into the new media frontier. With a website that gets over 9 million monthly pageviews, robust email lists, text alerts, 1 local and 1 national Iphone App, and an Ipad app in the works, we are on the cutting edge of how to succeed in the future of advertising. If anybody has any questions, please feel free to ask. Thanks!

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,488.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Village Voice Media, LLC and what do you do there?	Village Voice Media Holdings, LLC is the leading nightlife, news and entertainment guide producer in America, providing cities such as NY, LA and SF with their greatest resource for information on events, concerts, restaurants, along with hard-hitting news coverage. In addition to flagship properties such as Village Voice, LA Weekly and Phoenix New Times, VVMH also operates Backpage.com (the second largest free classifieds site in America), popular nerd blog Topless Robot and social recommendation engine Likeme.net. I am currently a sales manager for the LA Weekly, and help train and mentor account executives selling advertising across our print, online, email, mobile and event platforms not only in LA, but nationwide.
Your "Other" category loan is 1 of 547 total borrower loans Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.22.10 at 5:07 AM ET	I am requesting this loan because I am in the midst of a custody dispute in which I need some extra money for my legal representation. I plan to aggressively pay this loan off and also look to enhance my credit. At this time, it would be greatly appreciated if this loan is approved in order to protect my interests as a loving father. Thank you.
What is Village Voice Media, LLC and what do you do there?	I am a Sales Manager for Village Voice Media, LLC., the nation's largest conglomerate of alternative weeklies and websites including, the Village Voice, LA Weekly, and the Phoenix New Times. As manager, I assist and mentor account executives with advertising sales across our print, online, mobile, email and event platforms not only for the LA Weekly, but nationwide.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. I am a Sales Manager for Village Voice Media, LLC., the nation's largest conglomerate of alternative weeklies and websites including, the Village Voice, LA Weekly, and the Phoenix New Times. As manager, I assist and mentor account executives with advertising sales across our print, online, mobile, email and event platforms not only for the LA Weekly, but nationwide. 2. I pay $1800 per month in rent - $216 for car payment - $130 for car insurance - $500 utilities / phone - plus I am the sole provider for my son who lives with me. 3. I owe $4500 in student loans, and $9000 on my car. I also have a $3500 credit limit on a Visa platinum card, currently owe $1500 on that card. Looking to pay off in full in the next month. All loans are in good standing and are paid each month. My credit score is above average (700+) and my credit history has no delinquencies currently. 4. None 5. None 6. I am the sole wage earner 7. I don't really use my savings account to effectively. Savings account has only $100 in there currently. Yes you can automatically withdraw from my checking account. 8.

Member Payment Dependent Notes Series 520893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520893	$6,500	$6,500	12.73%	1.00%	May 28, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520893. Member loan 520893 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Verizon	Debt-to-income ratio:	10.01%
Length of employment:	10+ years	Location:	Falling Waters, WV

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	59
Revolving Credit Balance:	$14,904.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Verizon?	I am a manager.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I hold the Mortgage in my name. Equity is at about 100K -mortgage balance is at 170K.

Member Payment Dependent Notes Series 520927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520927	$4,800	$4,800	9.88%	1.00%	May 31, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520927. Member loan 520927 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Blue Care Network	Debt-to-income ratio:	12.30%
Length of employment:	< 1 year	Location:	Huntington Woods, MI

Home town:
Current & past employers:	Blue Care Network
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > This loan is to pay off bills associate with physical therapy I paid for following a car accident last year. I am currently in a very stable job position as an analyst at a health insurance company. I have very few monthly bills, and can pay this loan off in a year. My FICO is not representative of my actual financial state because I have law school debt (all federally held, all being paid off at reasonable rates) which skews my debt to income ratio.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,388.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 520975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520975	$15,000	$15,000	10.62%	1.00%	May 31, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520975. Member loan 520975 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,258 / month
Current employer:	Postal Service	Debt-to-income ratio:	13.15%
Length of employment:	10+ years	Location:	Southfield, MI

Home town:
Current & past employers:	Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > This loan will be used to pay off 3 credit cards and to consolidate them into one monthly payment. Capital one 6,431.19 monthly payment 253.00 interest 17.9% People's Trust 9,359.98 monthly payment 281.00 interest 9.9% Chase 975.00 monthly payment 75.00 interest 0.0% until 07/2011 Total Owe 16766.17 Total monthly payments 609.00. I will make up the difference that this loan doesn't cover to pay these 3 credit cards off. This loan will cut my total monthly payments almost in half. Borrower added on 05/22/10 > Sorry, I made a mistake, I just realize that I didn't put down what my monthly payment is for my chase mastercard, it's 75.00. Thanks

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,848.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Hi 2world-connect 1. I'm a custodian for the United States Postal Service, been employed there for 21yrs 2. mortgage - 652.29, car - paid for, utilities - lights around 50.00 gas around 180.00 in winter, last gas bill was 70.00 insurance - home owners insurance I pay yearly, just paid it in april 511.82 car insurance pay twice a year, last paid in feb. 588.99 phone - 42.02 cable/internet 117.16 I spend around 200 - 300 on food each month no gym membership, no childcare cost my water bill is around 20 - 30 every 2 months and I paid 45.00 every 3 months for an alarm system in my home. I'll have one more credit card not cover by this loan citi mastercard 4120.00 monthly payment 75.00 interest free until 11/2011 after 11/2011 interest 9.9% no other monthly expenses. 3.I have 3 credit cards that I want to pay off with this loan Capital One 6,431.19 monthly payment 253.00 interest rate 17.9% People's trust credit union 9,359.98 monthly payment 281.00 interest rate 9.9% Chase 975.00 monthly payment 0.0% until 7/2011 4. I have had no past delinquencies 5. I have no investments, other then a 401k at work 6. I am the sole wage earner in my household, it's just me and my puppy, she unemployed right now :-) I make 51,094 a yr. 7. I have a little over 16,000. in savings, although know I could use that money to pay off my debts, I don't like the idea of having nothing left in savings, incase of an emergency. Yes, I will have the LC loan automatically withdrawn from my account. Thank you for your questions, please let me know if there's anything else you like to know.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi Member_595101 My home is in my name only, but I do have a mortgage, I owe 101,000. my monthly mortgage payment is 652.29. There are no other loans on my home. I'm pretty sure, there is no equity in my home at this time, but I have no idea what it's worth. I got my last city assessment in march, they assessed the value at 97,760.00. But last time I checked, houses in my area were selling for between 50,000. and 75,000.

Member Payment Dependent Notes Series 521001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521001	$20,500	$20,500	14.96%	1.00%	May 31, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521001. Member loan 521001 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Los Angeles Kings	Debt-to-income ratio:	10.76%
Length of employment:	2 years	Location:	Pasasdena, CA

Home town:
Current & past employers:	Los Angeles Kings
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	31
Revolving Credit Balance:	$109.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "Los Angeles Kings" and what do you do there?	A hockey team and I work in customer service...
Dear Borrower. When you are requesting over $20,000 to consolidate debt, lenders expect detailed description of the debts you are trying to consolidate, APR's and so forth. Please details all the debts that will be consolidated! Thanks and good luck!	Two credit cards.
Thanks for your reply. Let me give you a few pointers on how to successfully get your request funded. 1. When Lenders ask you for detailed description, they would like to see a little more info than just "two credit cards" as a reply. Please keep in mind that the questions you are asked help us assess the risk of investment. 2. The revolving balance reported by the credit bureau is only $109.00. This is a pretty high discrepancy with your requested loan if $20,500. I recommend that you contact the credit bureau and get them to update your records. 3. With that said, please give us a little more details on the debt you are trying to consolidate. What are the names, interest rates, balances and minimum payments on these credit cards? How did you accumulate the $20,000 in debt? What have you done to cut down? Please provide specifics. Without this information (especially with a huge discrepancy with your credit bureau) your chance of getting funded is slim to none. Thanks and good luck!	The minumum payments range from $200-$300 a month for each card. I accumalted that amount of debt because I was spending more then I could afford and just would put off payments. Now, I'm tired of suffering and want to get out of debt and eliminate this in my life.

Member Payment Dependent Notes Series 521004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521004	$6,000	$6,000	10.99%	1.00%	May 31, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521004. Member loan 521004 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	First Trust & Savings Bank	Debt-to-income ratio:	19.69%
Length of employment:	5 years	Location:	Watseka, IL

Home town:
Current & past employers:	First Trust & Savings Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	29
Revolving Credit Balance:	$4,462.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at First Trust & Savings Bank?	Operations Manager
You've been working at the bank for 5 years, they don't give you medical coverage?	As you know, health insurance does not cover all types of medical issues.

Member Payment Dependent Notes Series 521028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521028	$10,000	$10,000	15.33%	1.00%	May 31, 2010	June 4, 2013	June 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521028. Member loan 521028 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,123 / month
Current employer:	Western State Hospital	Debt-to-income ratio:	21.32%
Length of employment:	1 year	Location:	Tacoma, WA

Home town:
Current & past employers:	Western State Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	30	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	80	Months Since Last Delinquency:	50
Revolving Credit Balance:	$8,791.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you do at Western State Hospital? What was your previous job and how long were you there?	Type your answer here.I am food service worker provide and serving food to the patient. My previous job were an baker at Rainier State School and I have been there for 19 years and 8 month, and reason have job rip at rainier state school.
What do you do at Western State Hospital?	Type your answer here.I provide and sertving food to the patient and santize the wards.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.Yes I still hold title on my home and balance owed is 234000.oo
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.my mortgage is upside market and balance is 234,000.oo

Member Payment Dependent Notes Series 521074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521074	$2,300	$2,300	10.62%	1.00%	May 28, 2010	June 5, 2013	June 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521074. Member loan 521074 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,067 / month
Current employer:	Key Technologies	Debt-to-income ratio:	24.66%
Length of employment:	< 1 year	Location:	Lexington, KY

Home town:
Current & past employers:	Key Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > This is to get rid of another credit card.

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,903.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 521107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521107	$10,000	$10,000	10.75%	1.00%	May 31, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521107. Member loan 521107 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Peter Basso Associates	Debt-to-income ratio:	9.26%
Length of employment:	10+ years	Location:	FENTON, MI

Home town:
Current & past employers:	Peter Basso Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Loan for debt consolidation and home improvement Borrower added on 05/26/10 > I recently gave birth to my second child. To help offset the cost of daycare I want to consolidate some of my bills. I am also in need of some home improvements to make my house toddler friendly (install GFI /tamper resistant receptacles in baby's room and a new railing on an existing deck.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,649.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? If you were to provide a loan description, what would it say?	The loan will be used for a combination of debt consolidation and home improvement.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. I work for an engineering firm in Michigan. I am an electrical engineer and have worked there for the past 14 years. 2. Car Insurance - $60, Cell phone - $65, Utilities - $120, Mortgage - $860 (with house insurance). Childcare - $900, Credit cards - $300 3. Car loan - $3000 monthly payment $300 4. none 5. none 6. Husband owns his own business. His income pays for food, cable/internet, and monthly odds and ends. 7. Perfer not to list saving balance. However will cover approx 3-4 month if both my husband and I have no income. 8. Yes funds will be automatically withdrawn.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes my home mortgage is in my name. I purchased the house prior to getting married. 2. The balance of my mortgage is approx $90,000. Other homes in my area (the same size) have been going for around $120,000. I do not have a home equity loan.

Member Payment Dependent Notes Series 521123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521123	$17,500	$17,500	13.85%	1.00%	May 31, 2010	June 5, 2013	June 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521123. Member loan 521123 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,098 / month
Current employer:	Royalton Hotel	Debt-to-income ratio:	23.26%
Length of employment:	7 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Royalton Hotel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	33
Revolving Credit Balance:	$14,443.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Capital One: Credit Card / $3021 / 23.15% - Will Pay Off Bank of America: Credit Card / $9711 / 26.24% Will Pay Off Dell: Credit Card / $917 / 24.24% - Will Pay Off Juniper (Barclays): Credit Card / $1024 / 30.24% - Will Pay Off Bill Me Later: Credit Line / $853 / 19.99% - Will Pay Off Chase: College Loan / $3404 / 10.99% - Will Pay Portion off
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I currently live in a rent stable apartment with my 2 other siblings where we split the rent. The rent is only 1000 total. I pay for the phone bill, internet and electric bill. I do not own a car. I probably will not pay off my college loan because I have only 10 more payments on it and also, it is at a lower interest rate.

Member Payment Dependent Notes Series 521127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521127	$3,200	$3,200	13.85%	1.00%	May 27, 2010	June 5, 2013	June 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521127. Member loan 521127 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	schindler elevator corp	Debt-to-income ratio:	0.31%
Length of employment:	5 years	Location:	THE COLONY, TX

Home town:
Current & past employers:	schindler elevator corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > job is very stable now that i passed my state exam and am out of the apprenticeship program. Had a loan through citifinancial for 36 mos. and paid it off in a year or less. pay all credit cards on time, i always keep a low balance. Borrower added on 05/23/10 > I ran across a very good deal for 2 2008 kawasaki jet ski's with a trailer for 3200.00. Her husband died and wants to get rid of them. They list brand new for about 9500 depending on where you live. I'm a powersports kind of guy. I own three motorcycles, one i bought cash and the other 2 with credit through citifinancial. I had a 3 year loan with them and paid it off in a year. I decided to try something new which is why i came here to see if i could get a better interest rate. I have a very stable job as an elevator mechanic in dallas, tx. and always pay my bills on time. I have friends in the motorsports business who i consult when buying something so i also have their blessing on this one. Please help me in this matter so I can have a quick and smooth transaction and I can get my family on the water. Thanks, lenders Borrower added on 05/23/10 > I ran across a very good deal for 2 2008 kawasaki jet ski's with a trailer for 3200.00. Her husband died and wants to get rid of them. They list brand new for about 9500 depending on where you live. I'm a powersports kind of guy. I own three motorcycles, one i bought cash and the other 2 with credit through citifinancial. I had a 3 year loan with them and paid it off in a year. I decided to try something new which is why i came here to see if i could get a better interest rate. I have a very stable job as an elevator mechanic in dallas, tx. and always pay my bills on time. I have friends in the motorsports business who i consult when buying something so i also have their blessing on this one. Please help me in this matter so I can have a quick and smooth transaction and I can get my family on the water. Thanks, lenders

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$255.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? What are you wanting to purchase?	Type your answer here. i found the deal of a lifetime on some 2008 kawasaki jetski's. Her husband died and she is selling them with a trailer for 3200. I'm into motorsports very much, i've got friends in the business who consult me in everything i buy so i'm backed by some very good people. Also i pay my bills on time so you don't have to worry. I also consider these as investments, i could turn around and make a decent profit if i wanted
Your "Major Purchase" category loan is 1 547 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, household appliances (refrigerator-freezer, washer-dryer), et al, because that does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.23.10 at 6:35 AM ET	Type your answer here. I ran across a very good deal for 2 2008 kawasaki jet ski's with a trailer for 3200.00. Her husband died and wants to get rid of them. They list brand new for about 9500 depending on where you live. I'm a powersports kind of guy. I own three motorcycles, one i bought cash and the other 2 with credit through citifinancial. I had a 3 year loan with them and paid it off in a year. I decided to try something new which is why i came here to see if i could get a better interest rate. I have a very stable job as an elevator mechanic in dallas, tx. and always pay my bills on time. I have friends in the motorsports business who i consult when buying something so i also have their blessing on this one. Please help me in this matter so I can have a quick and smooth transaction and I can get my family on the water. Thanks, lenders
Hi - Can you tell what this is loan for? What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to these 2 Qs	Type your answer here. I ran across a very good deal for 2 2008 kawasaki jet ski's with a trailer for 3200.00. Her husband died and wants to get rid of them. They list brand new for about 9500 depending on where you live. I'm a powersports kind of guy. I own three motorcycles, one i bought cash and the other 2 with credit through citifinancial. I had a 3 year loan with them and paid it off in a year. I decided to try something new which is why i came here to see if i could get a better interest rate. I have a very stable job as an elevator mechanic in dallas, tx. and always pay my bills on time. I have friends in the motorsports business who i consult when buying something so i also have their blessing on this one. Please help me in this matter so I can have a quick and smooth transaction and I can get my family on the water. I make 4600/mo. my wife makes 2600/mo. we have a mortgage which is 798.00/mo, 2 car pmts. totaling 800.00/mo , utilities(including cable) run about 600.00/ mo. and i have about 400.00 on a credit card , and lastly about 165.00 on cell phones. hope this helps, thanks
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. yes we hold the title to house through national city mortgage. the home is valued at 91,951 and we owe, 72,858.56

Member Payment Dependent Notes Series 521130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521130	$15,000	$15,000	10.62%	1.00%	May 31, 2010	June 5, 2013	June 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521130. Member loan 521130 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Rowland Unified School District	Debt-to-income ratio:	16.77%
Length of employment:	10+ years	Location:	Ontario, CA

Home town:
Current & past employers:	Rowland Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > I have put off the roof and fence and now it has become a true necessity that cannot wait. Borrower added on 05/22/10 > A new roof and fence has become a necessity.

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,343.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Type your answer here.I work for Rowland Unified School District for the last 29 yrs. I have retirement plus my tax shelter. I am a teacher. My mortgage is 2450 which includes insurance and taxes. I pay out about another 1000 in monthly costs such as utilities, phone, and food. I used my Wells Fargo account for some family emergenices so it has a high balance. My intent was to use the card to do the roof and fence but life steps in. I have no late charges. I would want the monthly payments taken automatically withdrawn from my account.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I am the only one on title to my home. I owe 300,000 and still have 50,000 in equity, even with the decrease in home values.

Member Payment Dependent Notes Series 521132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521132	$8,500	$8,500	15.70%	1.00%	May 31, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521132. Member loan 521132 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	heinzerling	Debt-to-income ratio:	16.78%
Length of employment:	5 years	Location:	grove city, OH

Home town:
Current & past employers:	heinzerling
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > consolidating bills. not one single bad mark on my credit report. never once had a late payment for anything in my life.

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,184.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 509 total loans that Lending Club listed for lender consideration. Lenders apreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be lender potential 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.25.10 at 5:57 AM ET	recent divorce stuck me with marital debts i can no longer afford. 1 credit card through my bank, 1 personal loan from another bank, 1 member card to a store i shop at frequently. all 3 have higher aprs than the offer i received at lending club. consolidating to make my finances more managable.

Member Payment Dependent Notes Series 521177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521177	$17,500	$17,500	13.48%	1.00%	May 31, 2010	June 5, 2013	June 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521177. Member loan 521177 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,100 / month
Current employer:	state of california	Debt-to-income ratio:	3.31%
Length of employment:	10+ years	Location:	riveride, CA

Home town:
Current & past employers:	state of california
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,578.00	Public Records On File:	1
Revolving Line Utilization:	37.00%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	All debts will be consolidated into one payment! Thanks
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Sir: Title is in Wife and my name, Yes, i have equity in our home! No i do not have second or heloc loan. Hope this helps you!

Member Payment Dependent Notes Series 521181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521181	$11,000	$11,000	16.07%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521181. Member loan 521181 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,192 / month
Current employer:	NYK Line N.A.	Debt-to-income ratio:	17.74%
Length of employment:	3 years	Location:	RAHWAY, NJ

Home town:
Current & past employers:	NYK Line N.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > This is a consolidation loan.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	16
Revolving Credit Balance:	$9,094.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in investing. Could you explain the prior delinquency on your account?	As it is the only negative delinquency on my account; it was due to my oversight while updating my the automatic deduction features with my bank. My bank changed it's privacy policy and I forgot to login and accept.

Member Payment Dependent Notes Series 521234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521234	$9,500	$9,500	12.73%	1.00%	May 31, 2010	June 5, 2013	June 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521234. Member loan 521234 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,050 / month
Current employer:	Mountain State Mortgage Center	Debt-to-income ratio:	19.60%
Length of employment:	< 1 year	Location:	Salt Lake City, UT

Home town:
Current & past employers:	Mountain State Mortgage Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > My goal for this loan is to pay off credit card debt that I've accumulated over the past few years. My average interest rate on these cards is over 23%. I just want to consolidate the cards into a short-term amortized loan so as to avoid the simple interest trap of credit cards. My total debt ratio is below 35% even at my base salary, and I receive healthy bonus checks regularly. I'm single, healthy, and don't have any dependents. There is not a single late payment on my credit report. I have a Bachelor's Degree from Georgia Tech and very stable income. Borrower added on 05/22/10 > More Specifics: I work as a loan officer for one of the largest privately held mortgage lenders in the country; Mountain States Mortgage Center. My team and I focus on working with Veterans through the VA for both purchase and refinance mortgages. I haven't W2'd less than $45,000 a year in the past 3 years. In addition to my earning as a loan officer, I string tennis racquets for additional income. My monthly budget is: Rent incl Utilities: $600 (SLC is cheap!) Auto (BMW Bank): $315 Revolving (Will be Paid off with Loan): Minimum = $350, Pay ~$500 Student Loan: $180 Cell = $70 Groceries = $200 Misc: $200 Total: <$2000 / month total outgoing cash-flow. My average net monthly income is $2800 per month.

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,080.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You show $800/mo available in your budget. Use that money and in 10 months you're debt free & pay 0% interest! Please help me understand why you'd rather take 3 years to pay your debt (with interest).	That is sound advice and appreciated. However, I am saving for a down payment on a house and building up my reserves/emergency fund. Thanks for the question.

Member Payment Dependent Notes Series 521295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521295	$6,000	$6,000	7.51%	1.00%	May 28, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521295. Member loan 521295 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Discount Tire Co	Debt-to-income ratio:	17.32%
Length of employment:	5 years	Location:	Mesa, AZ

Home town:
Current & past employers:	Discount Tire Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > Looking to get rid of my credit cards. A loan will mean I'm debt free in five years instead of 18 years.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,074.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have three credit cards. One with $4700 another with $3000 and then $400. My goal is to use this loan to pay off the $4700 and $400. Only because the $4700 has my wifes name on it and since it is maxed out it is bringing her credit down. Also this will save me about $50 a month and be payed off in 5 years. Thank you for your question if you have anymore please ask.
Hello. Please provide the CC interest rate(s), required monthly minimum payment(s) and your normal monthly payment(s) for the debt you will be paying off with this loan. Additionally please explain how you accrued this debt and what actions you have taken to avoid accruing more in the future. Thank you.	All three cards are at 29%. This is one reason I'm looking for this loan. My $4700 loan is $130 a month. My $3000 loan is $140 a month and the $400 loan is $53. I mostly pay the min but if I can put more down I do. I got this debt between 2006-2008. I purchased my house in 2006 and put some home appliances on a card. In 2008 I got married and both my parents lost there jobs that year so I offerd to pay for my honeymoon. After 2007 my cards went from 17% to the 29%. Also I have never been late on a cc payment but at the rate I'm paying them it will take 18 years to pay off. Thanks for your question if you have anymore please ask.

Member Payment Dependent Notes Series 521325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521325	$6,000	$6,000	10.62%	1.00%	May 31, 2010	June 6, 2013	June 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521325. Member loan 521325 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Wood Group	Debt-to-income ratio:	9.30%
Length of employment:	8 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Wood Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > I work in an electric generating station for 8 years now with the same power plant in North Las Vegas. I am control room operator qualified and make over $39/hour and belongs to a union (IBEW).

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,732.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	For the first question the answer is yes I finance the house through VA loan, and for the second question is I think for my house there's no negative or positive equity but I intend to stay in my house for a long time and not to move anywhere, so whether the house is down or up it doesn't matter right now.
Inquiries in Last 6 Months: 3 1 - Did these inquiries result in more debt? Thank You	No it did not result in more debt since I did not take on the loan. I was thinking of getting a new car but I decided to put it off for a couple of more years and just drive my old car instead.
What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Monthly expense Mortgage: $1300 Car: $0 paid off Utilities ( electric, gas, water, trash ) : $150 Credit cards/debts/Student Loans : $450 Phone:$75 cell and home Internet/cable TV : $75 Food: $1000 Car insurance: $133 Care for my child:$700
Will be be buying a vacation 'package', or designing the vacation yourself? Please specify your vacation details.	I want to take my family to Orlando Disney World and the surrounding area theme parks- Universal Studios and Sea World. It would be a package deal.

Member Payment Dependent Notes Series 521336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521336	$6,000	$6,000	10.75%	1.00%	June 2, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521336. Member loan 521336 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Designtex	Debt-to-income ratio:	3.16%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Designtex
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > This loan is for my wedding taking place on August 14, 2010.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,831.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it for your wedding that these funds will be used for?	These funds will be used for purchasing our rings, plane tickets, attire and gifts for our wedding party.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My monthly rent payment is $975. Monthy bills incuding utilites, phone, etc... are $500.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. My employer is Designtex. My position is Marketing Manager, where I am responsible for all coroporate communications and brand promotion. 2. My monthly rent is $975.00 and my monthly expenses are $500.00. 3. My current debt includes two credit cards - Amex - approx. $800.00. Chase Bank - $119.00 I have no other loans or debt, 4. I was in college and unemployed 5. No investments 6. Combined income is $85,000.00 7. Savings $2,500.00 8. I would like to have it set up to automatically withdraw from my account. Thank You. 4.
What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My monthly rent is $975.00 and my monthly expenses are $500.00.

Member Payment Dependent Notes Series 521363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521363	$18,000	$18,000	7.88%	1.00%	May 31, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521363. Member loan 521363 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,000 / month
Current employer:	University of Missouri Hospital	Debt-to-income ratio:	2.42%
Length of employment:	7 years	Location:	Columbia, MO

Home town:
Current & past employers:	University of Missouri Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Need to consolidate credit card debt(due to interview travel, exams, paperwork processing) Working at hospital. Income will increase x4 in one year. Actually, need loan only for 1.5-2 years, not a 3...

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,660.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Some questions: 1) What are the sources of the debts you plan to consolidate? 2) Do you really earn $20K per month? If so, why are you taking thi loan? 3) What is your job at the University of Missouri Hospital? Thanks.	Sources are: medical expenses for family member who did not have medical insurance, as well as my exams prep, boards, interviews travel expenses... I am physician, just finished residency. $20K its gross income before taxes. Will be taking significant pay cut in a few month for one more year, during fellowship training. Just don't want to pay CC's APR, even for 4-6 months.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Debts are credit cards accounts(BA, Chase, Discover) with APR's from 12% to 14%. The sole purpose of this loan is to pay off all credit card balances at once, and have only one loan with lower APR. Thank you for consideration.
What are your other $ monthly costs (rent, car, utilities, any CC debt/student loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Rent+utilities+phone+internet+gym $855.14 last month. Utilities could bring additional 60-80$ more...air conditioning season coming. There is no car or student loans. Food 200-400$... Health/2car insurance 494.00$, this will go down to apprx 85.00$ in July. Cobra freaking expensive....

Member Payment Dependent Notes Series 521396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521396	$1,000	$1,000	15.70%	1.00%	May 27, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521396. Member loan 521396 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$500 / month
Current employer:	NPC INTERNATIONAL, INC.	Debt-to-income ratio:	19.20%
Length of employment:	7 years	Location:	Kansas City, MO

Home town:
Current & past employers:	NPC INTERNATIONAL, INC.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,405.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses? Thank you in advance.	Type your answer here. Internet Access to class's Maintain a local land line Phone 1/2 my Food for My Self Only

Member Payment Dependent Notes Series 521404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521404	$11,500	$11,500	13.11%	1.00%	May 31, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521404. Member loan 521404 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,466 / month
Current employer:	University of Virginia	Debt-to-income ratio:	24.65%
Length of employment:	7 years	Location:	Waynesboro, VA

Home town:
Current & past employers:	University of Virginia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > I would like to payoff some of my larger credit card debts and all of the small ones. I have a good steady job now and would like to to do home improvements with the extra money.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1981	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,521.00	Public Records On File:	1
Revolving Line Utilization:	79.80%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	After the fees from Lending Club, I will receive $10,900 to do the following: Payoff and close- Orchard Bank-800-cr.card Credit One-1500-cr. card Applied-1650-cr card Merrick-1500-cr card Chase-1000-cr card Capitalone-3 at 500-1500-cr card Paydown the following because have had a long time- Belk-950-Dept Store Dupont cr card-1000 State Farm-10000-cr card I am open to suggestions as to which ones to payoff. I just don't want to close the ones that I have some history with. Most of the APRs are over 20% Thank you
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is in my name. I I just purchased it a little over 2 yrs ago. Paid 154, 500, balance is 150,500, assessed value is at 163,100.
You have to do what you decide is right. I can only tell you that if it were me, I would pick two cards that I had the longest history with, and that I knew I could pay in full (not the minimum, in *full*) each month. I would keep those two cards, and pay off all the rest, then pay off those two as fast as possible. I would only use the cards if I knew I could pay the bill in full when it arrived, *or* if it was a *true* emergency situation. That is just my personal opinion. I use yodlee.com which is a free service, to keep track of all my finances. It allows you to connect your Lending Club account to it, and has a lot of useful features, all of which are free. I like it because it provides an overall view of my finances, and also provides the detail level view. I would suggest that you look at it, and/or at mint.com which is also free and has a lot of the features that yodlee has. That is just a suggestion - not advice.	Thank you! This is very helpful information. I will check out youdlee.com and mint.com.

Member Payment Dependent Notes Series 521415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521415	$7,000	$7,000	10.62%	1.00%	May 31, 2010	June 6, 2013	June 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521415. Member loan 521415 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	ANPAC	Debt-to-income ratio:	23.19%
Length of employment:	4 years	Location:	Springfield, MO

Home town:
Current & past employers:	ANPAC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > The fund will be to pay off two of my credit cards. I am never late on a payment. In fact, I am early. I make $1,792 a month. I have been working at American National Property & Casualty (ANPAC) since April 24th, 2006. I was promoted to a Senior Customer Service Representative position on January 1, 2008.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,215.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ANPAC and what do you do there?	ANPAC stands for American National Property & Casualty. It is an insurance company. We insure homes, autos, & boats. I am a Senior Customer Service Representative. My highest priority is to be available to answer questions from people on my team as well as do evaluations on them weekly.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have a Visa credit card through Commerce Bank that is maxed out at $5,000 at 18%. I have a Phillips/Conoco Mastercard that is almost maxed out at $2,200 and my APR is 18% as well. The money will go to those two cards and those two cards only. I do currently make monthly payments on my vehicle which will be paid off in November of 2011. The money will not be going towards my vehicle at all.
I understand your desire to consolidate existing debt, has anything been done to avoid accuring new debt?	I hope to answer this as delicately as I can. I have been mailed several other credit cards (Citi, American Express, Diners International) etc and I toss them. I do not want their service as I'm afraid it would be a temptation to use the card. In hopes that I get this loan, I won't be canceling my credit cards simply because I have been told that can hurt your credit, BUT I will be using a pair of scissors of cutting them up. I want my old life back, which is where I used only my debit card...aka...money I actually had. Not wished upon!

Member Payment Dependent Notes Series 521431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521431	$4,000	$4,000	6.76%	1.00%	May 31, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521431. Member loan 521431 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Walmart Distribution Center	Debt-to-income ratio:	19.64%
Length of employment:	7 years	Location:	CREWE, VA

Home town:
Current & past employers:	Walmart Distribution Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I have a stable job. I plan to use the money to pay off higher interest credit card accounts. I have great credit and it looks like it will pay off with the great interest rate im receiving from the LendingClub. Im most likely goignt o pay the loan off early. Im a good borrower because I pay all my bills on time and appreciate the money beign borrowed. Thanks.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,107.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
your # Revolving Credit Balance: $1,107.00 but you want to borrow $4,000. What do you plan to do with the remaining $3900?	I want to take my family on a vacation. Also, I want to have the left over money put aside for any unknown challenges that may come up in life. Like if a vehicle breaks down or any other big bill that is unpredictable. I like to always have money put away for emergencies.

Member Payment Dependent Notes Series 521515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521515	$7,000	$7,000	6.76%	1.00%	May 31, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521515. Member loan 521515 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,417 / month
Current employer:	Darnall Hospital	Debt-to-income ratio:	3.81%
Length of employment:	7 years	Location:	Killeen, TX

Home town:
Current & past employers:	Darnall Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > Im actuall buying used customized car Borrower added on 05/26/10 > Great value car is worth 10000 but is going for 6800 because soldier is deploying Borrower added on 05/27/10 > I also have no debt, I own duplex with mortgage of 1132. I live in one side with roomate who pays 400 and I rent other side for 775. I actually make $43 month on my mortage. Im always looking for best deal. Borrower added on 05/31/10 > I dont want to lose out on this deal and you shouldnt either. A safe investment for everyone.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$639.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 521523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521523	$10,000	$10,000	13.48%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521523. Member loan 521523 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	napoli nissan	Debt-to-income ratio:	20.93%
Length of employment:	8 years	Location:	trumbull, CT

Home town:
Current & past employers:	napoli nissan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > to payoff credit cards Borrower added on 05/24/10 > to payoff credit cards and to do a little home improvment.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$129,519.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain in detail what you want to do with the loan proceeds. Also, please break down your high $129k in revolving debt.	Type your answer here.i want to payoff my home depot card because it has a high interest rate, and use the extra money for home improvment .The 129k in revolving dedt was mostly used for my house, my house was a new construction 2 years ago. THE OTHER SOURCE OF INCOM IS MY WIFES WITCH IS 90K A YEAR
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.THE DEED IS IN MY NAME AND MY WIFES NAME, THE TITLE IS HELD BY NAUGATUCK VALLEY SAVINGS MORTGAGE, AND MY BALANCE ON THE MORTGAGE IS 342K. MY HOUSE IS A NEW CONSTRUCTION BUILT 2 YEARS AGO SO I DO HAVE ALOT OF EQUITY IN MY HOUSE WORTH ABOUT 575K TO 650K.
So is the $8,333 monthly income yours and your wife's combined income? Thank you in advance.	Type your answer here.No the 8,333 monthly is mine only, and my wifes incom is additional 7,000 monthly.SO we have a total of 15k monthly between both of us.

Member Payment Dependent Notes Series 521528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521528	$5,000	$5,000	13.48%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521528. Member loan 521528 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,730 / month
Current employer:	ULM	Debt-to-income ratio:	22.38%
Length of employment:	3 years	Location:	MONROE, LA

Home town:
Current & past employers:	ULM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > Paying off high interest credit cards. Monthly payments are going nowhere. Borrower added on 05/24/10 > I have no problem making my monthly payments on my credit cards. My problem is that I paid $200 worth of payments last month and only got $40 of credit applied after interest and fees. I need to pay off my credit cards in one payment, then pay the loan off to build up my credit. I have one daughter and my husband and I would like to buy a house in the next 5 years or so. Borrower added on 05/25/10 > Thank you guys so much!

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,777.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit report looks good. I would love to help you. I do, however has 2 small questions. 1. According to the credit bureau, your revolving debt is around $2,777.00. You are requesting 5K. Could you please share with us what the rest of the funds are going to be used for? 2. Could you also please address a delinquency on your account 25 months ago? Thank you so much and good luck!	My total payoff for my credit cards is right at $4900. I'm not quite sure what the revolving debt is. I do have a couple of closed accounts that make up about $2150 of the $4900 payoff. I've been paying on one for 2 years, minimum payments, and I have gotten the balance down to $850 from $1600. That card was deliquent until I started making the payments (around April 2008). I would think my revolving credit is the $2750 of open credit lines that I have, and the remainder of the $5000 are the closed ones. Does this make sense to answer your question? If not please let me know and I will be happy to address it further. Thanks so much for your consideration.
Is your husband employed? If so, what is his monthly income?	Yes. As of right now, his monthly income is appx $1600.00. I wasn't sure if I was supposed to add them together or just list mine since my name was on the application for the loan. Our joint monthly income is appx $3600 take-home. Sidenote: We also do not qualify for any type of public assistance, so all expenses for our daughter comes from our pocket.
Yes it makes perfect sense. Thanks for your prompt response. I will be helping you with your loan! Good luck!	Thank you. Your (and everyone's) kindness is so greatly appreciated!

Member Payment Dependent Notes Series 521546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521546	$2,500	$2,500	7.51%	1.00%	May 27, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521546. Member loan 521546 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	US Air Force	Debt-to-income ratio:	7.05%
Length of employment:	10+ years	Location:	Summerville, SC

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 521565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521565	$2,500	$2,500	7.14%	1.00%	May 28, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521565. Member loan 521565 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,780 / month
Current employer:	CLE	Debt-to-income ratio:	14.75%
Length of employment:	7 years	Location:	Saint Paul, MN

Home town:
Current & past employers:	CLE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > Greetings! We would like to buy new furniture with a very low interest rate. I have never been late on a payment and I take pride on my near 800 credit score. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 521595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521595	$2,500	$2,500	11.49%	1.00%	May 28, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521595. Member loan 521595 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,850 / month
Current employer:	n/a	Debt-to-income ratio:	22.11%
Length of employment:	n/a	Location:	chula vista, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I need the loan to repair my pick up truck. thank you

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,835.00	Public Records On File:	0
Revolving Line Utilization:	91.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Type your answer here.social security montlhy check
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. #1 $500.00 #2 MY WIFE MY SON AND MY SELF #3 no #4 $480,000 #5 24 YEARS
Hi, Can you please detail your employment info for me? I'm interested in funding your loan, but I need to know 1. who you work for? 2. what you do there? 3. how long you've been there? That will help me gauge how able to pay back this loan you will be. Thanks!	Type your answer here.NOBODY IM RETIRED.THANKS
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.#1 yes #2 about 100,000.00 home evaluation 480,000 bal. 340.000.00

Member Payment Dependent Notes Series 521607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521607	$5,300	$5,300	7.14%	1.00%	May 27, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521607. Member loan 521607 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Charter Communications	Debt-to-income ratio:	12.17%
Length of employment:	4 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Charter Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Just trying to get a lower interest rate here rather than paying that extra to the credit card companies. I have a really high credit score and never late with monthly payments. i had a 15 year mortgage and 5 year car loan, both paid off already with no late payments!!! both my house and car I still own. I just need to clear my small credit card debt. thank you!

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,452.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. When you say "own", does that mean you pay no mortgage and have no home equity loan? When you get this loan and pay off your credit card debt, what is your plan for avoiding accumulating new credit card debt? What is the average interest rate of your current credit card debt? Your answers are appreciated. Wishing you well.	Yes, I own my house and pay no mortgage. my house was paid off in 2007. my plan for avoiding accumulated new credit card debt is to not use 2 out of 3 cards that i have. I plan on carrying 1 card in my wallet for emergencies only. the reason I have my current credit card debt is due to college tuition because i was not approved for Cal grants last year. I am currently on my last quarter at my 4 year university and look forward to starting my new path without credit debt. my current interest rate for my credit cards are 14%, 12% and 16%. hope this helps, and thank you very much in your interest.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. I do not have a mortgage on my house. No monthly payments at all. paid off around 2007 2. yes i do have the deed/title to my house. (a) yes, it is under my name only. (b) no spouse. 3. No HELOC. 4. Current value is about $350k. 5. i've lived in this house since 1993. thank you very much in your interest.
Hello. Thank you for answering my questions. I have to admit that I am 60 and I still have not finished paying the mortgage off. What is the basis of your good fortune? For example, you have lived in your house since 1993. That means that you paid off your $200,000 or more in mortgage in 14 years (while going to school part of the time as I understand your answers). In addition, your credit history indicates that your earliest credit line was 11/2000. How were you able to purchase a house prior to having a credit line? I am sorry if I sound incredulous, but in the Lending Club business a lender has to be really careful (one bad loan requires 10 or more good loans to break even). Please give us more information about the purchase of your house.	I understand as an investor you need to be very cautious of your money. just a quick background of the house, the mortgage of my house was actually started by my uncle in 1993. in 2002 he than moved out and I started paying the mortgage til it was finished in 2007. we than completed a "quit claim" and transferred the property to my name. the house is 100% paid off, hope this clarifies everything
Current Employer: Charter Communications 1 - Company description? 2 - Your position there? Thanks	1. Company description: Charter Communcations is a cable company providing its customers television, high speed internet, and telephone service. We are the 4th largest cable provider by revenue in the United States. 2. Position: Dispatcher II. I've been working from the Irwindale main office in California for the last 4 years. I dispatch installers and technicians to various residential addresses and commercial sites. We handle the main areas of San Gabriel Valley and other major cities such as Malibu, Long Beach, Glendale, Burbank, Riverside, Victorville, and many other areas in Southern California.
Hello. Thank you for the additional information. I invested in your loan. Wishing you well.	thank you very much in investing in my loan. i can assure you and everyone else who will be investing in my loan that you will be getting back 100% plus the interest earned. feel free to ask me anymore questions that you may have

Member Payment Dependent Notes Series 521625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521625	$5,000	$5,000	15.70%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521625. Member loan 521625 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Jerry's Famous Deli	Debt-to-income ratio:	4.25%
Length of employment:	3 years	Location:	Burbank, CA

Home town:
Current & past employers:	Jerry's Famous Deli
Education:

This borrower member posted the following loan description, which has not been verified:

The business I am looking to start up is a film equipment rental company Borrower added on 05/25/10 > The business I am looking to start up is a film equipment rental company in Los Angeles, CA where I live. A place thriving of independent film makers, production companies, and film studios. I currently am employed at a job that I have been at for 3 years now. I am still in the development stages of my business, I have invested 10K of my money from my current job to help build the business (i.e. permit, registrations, equipment, storage) This is a new business venture for me that I am seeking, I see the potential in generating a great profit by providing the lowest price's on equipment rental's to draw in customers, and also I have 3 years experience as an Independent film maker as well so I know exactly what products are in high demand, and what products are not. I have gathered info on potential business competitors, seen their rates, and what they offer, and though I am starting out small, I see myself having a greatly beneficial edge, in that 1, I am very familiar with what equipment customers are in high demand of, and 2, I can produce the lowest rates on rentals to attract new customers to my business. At my current job, I work evenings, so I plan to work both until my business takes off and shows signs of stability (i.e. 12 months of generating profitable income) With a 10K loan, I will be able to purchase the sufficient ammount of film equipment needed to begin advertising my company. The projected annual gross income of this business with the 10K loan is estimated at $21,350, which is based on my current inventory list, and price per item, per month (documentation for this estimate can be provided if requested.) For the first 1-2 years, my plan is to take all gross profits and 1st, repay any loan(s), and 2nd to invest back into my business to further expand my inventory and reach my goal of doubling my income from year one, and tripling my income for year 3 of business. With the recession knocking a lot of businesses out, I see this as a great time during our rebuilding phase to get my business to take off. Films are still being made, shows are still running, and there are countless potential customers in independent film makers looking to film their ideas. If for some reason, this business venture does not work out. The loan can easily be repayed from my current primary job that I have been at for the last 3 years, as I do not plan on quitting that job, until either/or, the loan is repayed, or after a year, the business is still generating a profitable return, and showing signs of stability. Thank you for your inquiry in my business venture. Kelly. Borrower added on 05/25/10 > With this loan I am requesting, I will be able to purchase the sufficient amount of film equipment needed to begin advertising my company. The projected annual gross income of this business with the loan is estimated at $21,350, which is based on my current inventory list, and price per item, per month (documentation for this estimate can be provided if requested.) For the first 1-2 years, my plan is to take all gross profits and 1st, repay any loan(s), and 2nd to invest back into my business to further expand my inventory and reach my goal of doubling my income from year one, and tripling my income for year 3 of business.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	27
Revolving Credit Balance:	$258.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 509 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i.e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how the loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? Floor financing? Or exatcly what? Etc.) Your listing provided nothing helpful to attract lenders interest and possibly to help to fund your loan. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus the necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.25.10 at 06:07 AM ET	Thank you for the advice, I have now added a much more detailed description of my loan, your info is greatly appreciated.
1. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 2. Describe your business. How long have you operated this business? What experience do you have in this business? 3. List the Projected Gross Income of your business for each of the next 3 years. 4. List the expected Net Income of your business for each of the next 3 years. 5. Will you be able to repay this loan if the business does not pan out as well as you anticipate?	Thank you for your inquiry. My annual income is 35K from my current job as a bartender at a business that I have been at for 3 years now. I am not married, so I have no other dependents other than myself. The business I am looking to start up is a film equipment rental company in Los Angeles, CA where I live. A place thriving of independent film makers, production companies, and film studios. I am still in the development stages of my business, I have invested 10K of my money from my current job to help build the business (i.e. permit, registrations, equipment, storage) This is a new business venture for me that I am seeking, I see the potential in generating a great profit by providing the lowest price's on equipment rental's to draw in customers, and also I have 3 years experience as an Independent film maker as well so I know exactly what products are in high demand, and what products are not. I have gathered info on potential business competitors, seen their rates, and what they offer, and though I am starting out small, I see myself having a greatly beneficial edge, in that 1, I am very familiar with what equipment customers are in high demand of, and 2, I can produce the lowest rates on rentals to attract new customers to my business. At my current job, I work evenings, so I plan to work both until my business takes off and shows signs of stability (i.e. 12 months of generating profitable income) With a 10K loan, I will be able to purchase the sufficient ammount of film equipment needed to begin advertising my company. The projected annual gross income of this business with the 10K loan is estimated at $21,350, which is based on my current inventory list, and price per item, per month (documentation for this estimate can be provided if requested.) For the first 1-2 years, my plan is to take all gross profits and 1st, repay any loan(s), and 2nd to invest back into my business to further expand my inventory and reach my goal of doubling my income from year one, and tripling my income for year 3 of business. With the recession knocking a lot of businesses out, I see this as a great time during our rebuilding phase to get my business to take off. Films are still being made, shows are still running, and there are countless potential customers in independent film makers looking to film their ideas. If for some reason, this business venture does not work out. The loan can easily be repayed from my current primary job that I have been at for the last 3 years, as I do not plan on quitting that job, until either/or, the loan is repayed, or after a year, the business is still generating a profitable return, and showing signs of stability. Thank you for your interest in my business venture, I hope that I have answered all your questions, and please feel free to respond with any further inquiries, have a great day. Kelly.

Member Payment Dependent Notes Series 521639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521639	$2,800	$2,800	7.88%	1.00%	May 28, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521639. Member loan 521639 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	WVU-East City Hospital	Debt-to-income ratio:	22.86%
Length of employment:	10+ years	Location:	Hagerstown, MD

Home town:
Current & past employers:	WVU-East City Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	52
Revolving Credit Balance:	$51,902.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you consolidate with this loan? Also, what are the debts underlying your credit balanace of $52K? Thanks.	I plan to consolidate 2 credit cards with this lower interest rate loan. Some of the dedt included 2 motorcycles that I just sold and paid off this month which totaled approximately 13,000.
Hello. Please list the 1-balance(s), 2-interest rate(s), 3-required minimum monthly payment(s), and 4-your usual monthly payment(s) for the debt you will be paying off with this loan. Additionally please list the same for any debt you will not be paying off with this loan. Thank you.	I plan to pay off 2 credit card balances with this loan, one balance is 1,200 and the other 1,400. The interst rates for these loans are 17% and 18% and I pay at least 125.00 monthly on each. The only other dedt is house, utilities and children.
Your show a revolving credit shows a balance of nearly $52,000. What is that for?	2nd mortgage and 2 motorcycles. I just recently sold the motorcycles and paying off 15,000.00 of that balance.

Member Payment Dependent Notes Series 521667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521667	$9,000	$9,000	12.73%	1.00%	May 31, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521667. Member loan 521667 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Ennis Knupp	Debt-to-income ratio:	3.23%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	Ennis Knupp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > with the money I will eliminate a doctors bill and both credit cards. Making lower monthly payments will be an easier burden in the long run. Borrower added on 05/26/10 > loan will be repaid directly through my checking account, and I'll be able to pay back more than the minimal each month. Borrower added on 05/28/10 > Any moneys left after the initial bill relief, will be used to open a savings account and repay friends and family that have helped me out. The company I work for has been around since 1989. I been with them for the past 5 years and during that time I've gotten two promotions and am looking at another in June. During our busier months I am able to pull in a good amount of over time. I get two paychecks a month, after rent, there's the cell bill, cable and utilities, after that money goes to credit cards. I always make a payment to the two cards once a month - as much as possible w/o depleting the checking account, and if there???s ???extra??? a second payment is made in those months

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,103.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why didn%u2019t you apply for a 36-month loan?	The website system prompted me in that direction - I had submitted for a 7500.00 loan, then the site offered the 9000.00 loan at 60 payments. (which are more manageable ) - also allows me to make higher payments / additional payment each month when there???s extra cash
Can you talk about the specific balances owed on each liability? (i.e. How many $ owed to doctors bill, how many $ for each credit card, etc.) Thank you.	Doctors bill is about 3720.00 1 credit card 797.00 1 credit card is 3147.00
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	The other monthly costs would be Rent 916 Gym 78 Food 75 to 140 Phone 60 to 120 depending on usage Utilities 40 to 85 depending on season Cable 25 renters insurance 125 once a year no car payments, no childcare, BCBS heath and dental thru work

Member Payment Dependent Notes Series 521681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521681	$1,500	$1,500	13.11%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521681. Member loan 521681 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	self employed	Debt-to-income ratio:	2.14%
Length of employment:	1 year	Location:	ADRIAN, MI

Home town:
Current & past employers:	self employed
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	23
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 509 total loans that Lending Club listed for lender consideration. Lenders apreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be lender potential 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.25.10 at 5:57 AM ET	Type your answer here. Hello, how are you? I needed to borrow funds to pay on some health bills. Also to pay on my mortgage. I am so behind.. I also want to put some back to have money for my education, and to buy birthday gifts for my children. Times are very difficult these days. As we all know. I would appreciate you allowing this loan to go through so that I may get ahead a little in life. Thank You so much for your time. Have a good day!. Janice Elliott I

Member Payment Dependent Notes Series 521701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521701	$8,000	$8,000	15.58%	1.00%	May 31, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521701. Member loan 521701 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Noble Properties	Debt-to-income ratio:	12.56%
Length of employment:	3 years	Location:	Jupiter, FL

Home town:
Current & past employers:	Noble Properties
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I am looking to consolidate debt from credit cards. I currently am buying a home and am also needing a new air conditioning unit.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,280.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Noble Properties and what do you do there?	Commercial real estate investment company. I manage property and am analyst for new acquisitions.
You are buying a home.. so you will be moving?	Yes.
Have you provided Lending Club with your future address and related contact information? (Do not provide it here, only provide it directly to Lending Club)	I am provide this once it's official. All of my current bank information is under the current address so I wasn't sure if that would create a problem.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Not yet - I am actually closing on the home today and will have the title at that time. Total loan will be about $145,000. Appraisal came in at $175,000

Member Payment Dependent Notes Series 521705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521705	$9,000	$9,000	7.14%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521705. Member loan 521705 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,975 / month
Current employer:	HC2, Inc.	Debt-to-income ratio:	9.79%
Length of employment:	2 years	Location:	Bronx, NY

Home town:
Current & past employers:	HC2, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > I would like to consolidate all of my credit cards so that I can make just one payment a month. I am now back living with my parents because I want to pay off my bills so that I can save money to buy a house. It has always been a goal of mine to own and I think this is a great way to pay off everything so that I am able to save and make my goal a reality. thank you for your help in making this goal a reality

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,374.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 - Current Employer: HC2, Inc. -- Your position? 2 - Inquiries in Last 6 Months: 3 -- Did these result in more debt? Thank you	Hello, My title is Staff accountant. The last three inquiries were for when I connected a phone line at home, I lease a car so Honda Financial ran my credit, and for when the car insurance ran my credit. Thank you.

Member Payment Dependent Notes Series 521713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521713	$10,000	$10,000	9.88%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521713. Member loan 521713 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Sligo Middle School	Debt-to-income ratio:	11.88%
Length of employment:	10+ years	Location:	Upper Marlboro, MD

Home town:
Current & past employers:	Sligo Middle School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	75
Revolving Credit Balance:	$3,627.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1. The title to my home is in my name. 2. The balance on the mortgage is $200,000.00. The house is valued at $350,000.00. There is $30,000.00 in equity in the house.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Type your answer here. 1. Sligo Middle School -English Content Specialist (dept. head and teacher) 2. Mortgage-$2,500.00 per month Car Insurance- 100.00 per month Credit Card-balance $2,000.00 (pay $100.00 monthly) 6. Wife pays utilities 7. Savings Account- $2,000.00 LC will paid from payment book

Member Payment Dependent Notes Series 521740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521740	$3,000	$3,000	6.39%	1.00%	May 31, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521740. Member loan 521740 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Nielsen Beaumont Marine, Inc.	Debt-to-income ratio:	13.62%
Length of employment:	< 1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Nielsen Beaumont Marine, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I plan to use my funds to pay off my credit card. It is a high rate credit card and I am looking for a better way to pay it off (lower rate and more structured payment schedule). I am an accountant with a very stable job and have always been a good borrower.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,030.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 521763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521763	$5,000	$5,000	7.51%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521763. Member loan 521763 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,846 / month
Current employer:	Liberty Mutual Group	Debt-to-income ratio:	6.19%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	Liberty Mutual Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > I have $5000 worth of debt on two credit cards that I have been making consistent payments on. However, because of increases to my rates just before the recent Credit Act went into effect, it makes more sense for me to refinance here and pay a lower interest rate to anyone besides the bank.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,604.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please list the interest rate(s), required minimum payment(s), and your usual monthly payment(s) for the debt you will be paying off with this loan. Thank you.	17.24% Min. Payment: $60 24.99% Min. Payment: $140 Usual monthly payments are about $700-800 between the two cards depending on other expenses.

Member Payment Dependent Notes Series 521768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521768	$2,000	$2,000	7.51%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521768. Member loan 521768 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Best Buy	Debt-to-income ratio:	3.06%
Length of employment:	10+ years	Location:	VENICE, FL

Home town:
Current & past employers:	Best Buy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > Need to fix roof leak as we live in Florida and are about to enter rainy season.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Best Buy?	Product Process Manager

Member Payment Dependent Notes Series 521796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521796	$7,000	$7,000	14.59%	1.00%	May 31, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521796. Member loan 521796 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$74,694 / month
Current employer:	Northrop Grumman Aerospace Systems	Debt-to-income ratio:	2.02%
Length of employment:	5 years	Location:	Torrance, CA

Home town:
Current & past employers:	Northrop Grumman Aerospace Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I am requesting this loan to help get me back on track. Currently, this balance is on a charge card that I have to pay off in full every month (the amount includes current amount due, and next month's amount due). My boyfriend and I each pay for this amount. Our normal amount we pay on it is $2k total per month. We are trying to get off using this card for living expenses, and go back to using cash. Clearing out this balance will help us do that. The repayment will come from both of us. He has a gross income of $3000/month. Please contact me for any further questions.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	75
Revolving Credit Balance:	$47,051.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$74,600 Gross Income PER MONTH? ($895,200 Gross Incoem PER YEAR?) I don't think so. Lender 505570 USMC-RETIRED 05.25.2010 at 05:33 AM ETe	Apologies; of course $74,600 is per year
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger. Why do you need to borrow $7k if you make $74k per month? Also, please outline your high revolving debt balance of $47k.	Thank you for your suggestions. I have just submitted a description to be added to the loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I've owned my home for only two years, so right now there is no equity in my home. The title is in my name only.
I will ask one last time. Please provide complete details of your $47k in revolving debt. Please describe what part of that will be paid off with this $7k loan. Please understand my perspective....$47k is a very high debt level for someone making $6k per month in a very high taxed state of California	The $47k debt is paid by both me and my boyfriend. It has accumulated over the years through unfortunate events (unemployment, etc). Currently, we don't use the credit cards to live, where as at one time we did. The $7k loan does not address that debt, but is addressing having to use further credit to live on a daily basis. Please see my added description for that.
I think the previous question was asking you to enumerate the individual debts, so that we investors are more comfortable letting you borrow our money. Many other borrowers list the individual balances and their corresponding APR's so that we can see exactly what you're dealing with. It will make your loan fund much more quickly.	I'm sorry, I guess I didn't understand. Here is my situation. This does not incude the card I'm going to pay off with this loan. Macy's, $3,000, 23.99%, $98/mo Sear's, $2,360, 20.4%, $75/mo Bank of America, 18.17%, $305/mo Discover, $3841, 13.74%, $76/mo AMEX (revolving), $4530, $111/mo Capital One $2951, 6.9%, $40/mo Bank of America, $2644, 3.56%, $33/mo Student Loan, $1316, 2.48%, $30/mo The following are in my name, but are paid by my bf: Bank of America, $15,401, 17.99%, $390/mo Best Buy, $4,400, 24%, $141/mo Both of our cars are paid off. I hope this helps. I also want to thank everyone that has helped me thus far.
Could you please provide info abou the card that you intend to pay off (as in your other cards above). What do you do at Northrop Grumman Aerospace Systems?Thank you.	The Amercan Express card I intend to payoff with this loan is a charge card; the balance needs to be paid off every month, therefore there is no interest rate. The balance is about $6,300 (for current month, and next month). If I get the full amount of my loan, I intend to put the difference on the highest rate card listed above. At Northrop Grumman I work on the proposals that are put out to the government to bid for contracts. I work in the publications group as an editor and coordinator. I make the engineer's words correct English, pull it together in the format the government requests, and get it published. I've been doing this for almost 5.5 years, and am one of the senior coordinators. I am the go-to person when mgmt is not around. Thanks, and I hope helps.

Member Payment Dependent Notes Series 521816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521816	$9,600	$9,600	12.73%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521816. Member loan 521816 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Teoco Corporation/Respond.com	Debt-to-income ratio:	4.46%
Length of employment:	7 years	Location:	Falls Church, VA

Home town:
Current & past employers:	Teoco Corporation/Respond.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > How I plan to use this fund? Wedding expenses such as Dresses/Tux/Flowers/Reception/Photographer keeping down low cost as possible within the requested loan. What makes me a good borrower? Good standing credit history, addition my name is on co-owner of house importantly no car payments Monthly Budget: Paying $322.21 / month is doable for 3/years possibly paying off even sooner How stable is current job? Been working for 7+ years still got room to grow within company

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	47
Revolving Credit Balance:	$7,249.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Teoco Corporation/Respond.com and what do you do there?	Teoco is the umbrella/parent company of Respond.com. Respond.com is an online lead generation line of business. I am an account manager/sales marketing within Respond.com.
When are you getting married? What will be your total household income? Will your future spouse be able to pay this loan back if you should lose your job?	We are getting marry on July 5th. Total house income is currently $53000+, future spouse will be working after marriage and will be able to pay back loan if I should lose my job.
Have you already chosen a wedding date, and will you be using a wedding planner?	This is a last minute unexpected wedding, date is on July 5th. I will not be using a planner since budget cost is not wise. Family members will help orchestrate some plans but for the most it will be my fiance and I.

Member Payment Dependent Notes Series 521819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521819	$2,000	$2,000	13.48%	1.00%	May 28, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521819. Member loan 521819 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	Time World USA	Debt-to-income ratio:	4.20%
Length of employment:	1 year	Location:	CARROLLTON, TX

Home town:
Current & past employers:	Time World USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Used car loan Borrower added on 05/26/10 > In reference to question 1 and to anyone that is a borderline investor: Currently I hold two jobs, one with Time World ( 1 yr ) and another with Chili's Bar and Grill as a bartender/server ( 8 rs ). The loan APR for this note is the best I have been offered by any bank/lender thus far at such a small amount and I plan with great intensity to pay it back in far less time than the 3 year note that it is on. The length of the note is simply a safeguard for any situation that might come up in which I could at least manage a minimum payment. Thanks to all investors thus far.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	7	Months Since Last Delinquency:	17
Revolving Credit Balance:	$152.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 509 total loans that Lending Club listed for lender consideration. Lenders apreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be lender potential 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.25.10 at 5:57 AM ET	Time World is a wholesale manufacturer and distributor of women's fashion watches and wallets. Accordingly I am a Sales and Service representative that operates in house as well as on the road where necessary at all major Trade Shows ( ASD Las Vegas, IFJAG New York, etc ) in the country. The principal loan is for a well maintained used vehicle being offered by co worker at a very good price.
What is Time World USA and what do you do there?	Type your answer here.Time World is a wholesale manufacturer and distributor of women's fashion watches and wallets. Accordingly I am a Sales and Service representative that operates in house as well as on the road where necessary at all major Trade Shows ( ASD Las Vegas, IFJAG New York, etc ) in the country. The principal loan is for a well maintained used vehicle being offered by co worker at a very good price.

Member Payment Dependent Notes Series 521830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521830	$5,500	$5,500	12.73%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521830. Member loan 521830 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,400 / month
Current employer:	Axis Security	Debt-to-income ratio:	7.00%
Length of employment:	5 years	Location:	East Patchogue, NY

Home town:
Current & past employers:	Axis Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I plan to use this loan to pay off and consolidate my current loans. I believe I am a good candidate for a loan due to the fact that I always pay monthly, I do not miss payments or pay late. I have a stable job working in law enforcement, I've worked for the same company for almost 5 years now, working 48 hours a week.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	46
Revolving Credit Balance:	$4,591.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please list the balance(s), interest rate(s), required minimum payment(s), and your usual monthly payment(s) for the debt you will be paying off with this loan. Additionally please list the same for any debt you will not be paying off with this loan. Thank you.	I will be paying off 4 loans as follows: 1) Chase Bank Balance of $814.47 @ APR 16.24% Required Minimum Payment: $22.00 Usual Monthly Payment: $100.00 2) Sam's Club Balance of $1,019.95 @ APR 22.15% Required Minimum Payment: $45.00 Usual Monthly Payment: $100.00 3) Newegg Preferred Account Balance of $1,021.88 @ APR 21.99% Required Minimum Payment: $31.00 Usual Monthly Payment: $100.00 4) Littman Jewelers Balance of $2,002.00 @ APR 28.99% Required Minimum Payment: $50.00 Usual Monthly Payment: $100.00 Totaling: $4858.30 This will pay off all of my debt. __ I usually try to double the minimum payment. This all depends on how much I need to contribute to the mortgage depending on how much my fiance got paid that month. I'm never late, and always pay monthly.
What is Axis Security and what do you do there?	Axis Security is a company offering Armed/Unarmed Security Guards, Personal Bodyguards and Investigation. They cover Nightlife / Special Events as well as Residential and Commercial areas and buildings. I work as an overnight security officer at Marriott hotels as well as Holiday Inn group hotels.
Hi. Thank you for your quick response. One more question. Will you please explain how you accrued this debt and what actions you have taken too avoid accruing more debt in the future. Thank you and good luck.	Mainly the debt came from buying my Fiance's engagement ring. Also I applied for a Sam's Club card when we first moved into the house to pay for stocking up our house with groceries. The remaining debt was for some personal items when I was younger. To reduce the amount of debt I currently have I've been cutting down all of my unnecessary spending, no more stopping for coffee before work, no useless items, no going out to eat, etc. Any money I would have spent on that is going towards my bills. I've learned quite quickly how fast putting purchases on credit can build up, nowadays I do not charge anything. If I do not have the money to pay for it, it has to wait and at the moment, paying off my current debt is my goal.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The actual home mortgage is in my fianc?? and her mother's name until the wedding. We purchased the home on a short sale at roughly $175k last Oct. It has already been appraised approx $50k higher. We've been making payments for 7 months now, and have not missed one.
Why is your name not on it?...quote "We purchased the home on a short sale at roughly $175k last Oct."	At the time they were applying for the loan, I was dating my fiance for a short time, it wasn't too big of a deal for me so I didn't argue. My fiance's parents were moving to Vienna for 2 years as part of their job so they wanted to get us into a house.

Member Payment Dependent Notes Series 521831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521831	$2,500	$2,500	7.14%	1.00%	May 31, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521831. Member loan 521831 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	Accenture	Debt-to-income ratio:	12.50%
Length of employment:	< 1 year	Location:	FAIRFAX, VA

Home town:
Current & past employers:	Accenture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > Personal loan for bills Borrower added on 05/28/10 > I am requesting loan so I can pay for relocation expense for moving to a new location and starting a new career. I will be receiving a $5000 bonus (taxable) to be received by June 22nd. I needed a loan before so I can pay for moving and lease expense. Borrower added on 05/28/10 > I am requesting a loan due to relocation expense while transitioning to a new career. I will be receiving a bonus of $5000 (taxable) by June 22nd that I will use as collatoral to pay off the loan.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	45	Months Since Last Delinquency:	13
Revolving Credit Balance:	$11,436.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Accenture, what do you do there, and where did you work before that?	Accenture is an IT and Management Consulting company. My role is System Integration Consultant. Before Accenture, I have worked for Motorola as a systems engineer for nine years.

Member Payment Dependent Notes Series 521901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521901	$1,000	$1,000	10.25%	1.00%	May 31, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521901. Member loan 521901 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	PRECYSE SOLUTION	Debt-to-income ratio:	14.71%
Length of employment:	3 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	PRECYSE SOLUTION
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I will use the loan for a cosmetic procedure that is not covered by my insurance.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,722.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PRECYSE SOLUTION and what do you do there?	Precyse Solution is a private company that provides management solutions for medical record departments in hospitals. I work as a clerk now.

Member Payment Dependent Notes Series 521974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521974	$11,500	$11,500	10.38%	1.00%	May 31, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521974. Member loan 521974 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	San Mateo County	Debt-to-income ratio:	5.16%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:
Current & past employers:	San Mateo County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > This loan is to substitute a high-interest loan that I'm currently paying down. My goal is to aggressively pay off this loan prior to the end of the term.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	90	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,134.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for San Mateo County?	I am a litigation attorney.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. I am employed by the county in the capacity of a litigation attorney. My job is secure with no lay offs planned. In fact, three attorneys were recently hired. 2. My other costs average $3500 a month. 3. I owe roughly $11,500 to Bank of America 4. I have no past delinquencies or public records. 5. I have two retirement accounts, each averaging roughly $30,000. 6. Emergency funds are around $1,000. 7. Yes, the loan will be automatically deducted.
Please describe the details of your finacial situation. Monthly bills, spouse income, all the usual things. Thanks.	My monthly spending is $3,500. I am single, no kids.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My monthly costs amount to $3,500 per month.

Member Payment Dependent Notes Series 522006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522006	$13,200	$13,200	17.93%	1.00%	May 31, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522006. Member loan 522006 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Ford Motor co.	Debt-to-income ratio:	16.61%
Length of employment:	10+ years	Location:	Eastpointe, MI

Home town:
Current & past employers:	Ford Motor co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I want to be bill free in the next five years with the help of you guys i just want to say thank you for your help.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,371.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $13,200 Debt Con category loan. My questions are: Number [1] Current position (Job/What you do) for your employer FOMOCO? Number [2] Transunion Credit Report shows a $15,371 Revolving Credit Balance total debts (23.20 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.25.10 @ 6:59 AM ET.	Type your answer here.I work on assembly line but my title is a team leader. I plan on paying this off this loan in a couple of years with help of my income taxes.I belive that one credit report is not updated.my debt should be about $12,000.American Express is paid off.My total monthly payments to all my debt is about 350.00
What do you do at Ford Motor co?	Type your answer here.I work on the assembly line but my title is Team Leader.I look after 10 people I make sure they have everthing they need to keep the line running.I do restroom call,make repairs,and I have paper work to do.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.26.2010 @ 10:45 AM ET.	Type your answer here.ok I have all documents if you need them just let me know and I will fax them to you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.Yes I hold title to my home and its in me and wife names.I owe about $168,000 on my house right there is no equity in my house because the property value has dropped real bad in my neighborhood.
Please verify your account and income with lending club and you will have many more investors! Thanks!	Type your answer here.Ok,I will do that.

Member Payment Dependent Notes Series 522030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522030	$25,000	$25,000	15.58%	1.00%	May 31, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522030. Member loan 522030 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,167 / month
Current employer:	Wal-Mart	Debt-to-income ratio:	4.58%
Length of employment:	10+ years	Location:	LYNDHURST, NJ

Home town:
Current & past employers:	Wal-Mart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,424.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$19,167 Gross Income P-E-R M-O-N-T-H working at Wal-Mart? ($230,004 P-E-R Y-E-A-R Gross Income?) I don't think so! Lender 505570 USMC-RETIRED 05.26.2010 at 06:39 AM ET	While I don't really qualify this as a question, I will respond regardless. As hard as it may be to believe, that is in fact how much I make, my tax returns last year were actually at 234,000, not 230,004, must have been a typo on my part. Keep in mind the area I work in, I work in the suburb on NYC and Wal-Mart has to compensate accordingly so I can afford to live in the area. Do all Wal-Mart General Managers make this much, no, but those that live in Metro areas, such as this do. Not to mention the bonus in March that varies from 10,000 to 50,000. My actual paystub for this past pay period was for 9114.71 (twice a month equals to 18,229.42), which is a bit less than 19,167, but the difference at the end of the year on the tax return is the bonus. While I may be a person who needs a bit of cash, I am not a liar. Have a great day.
What do you do at Wal-Mart? Is the $19,167 monthly income correct?	Hi, my paystubs read $9,114.71 (which would be $18229.42 a month). The annual salary, which I am guessing they took and just divided by 12 (obviously), also needs the yearly bonus factored in and also twice a year we get 3 paychecks in a month, which would add to the monthly income if you divided it out among the year. Thanks for your time.
Thanks for reply. Virtually all Wal-Mart employees that use this site annual salary $30 - $50K range. Exception are some Super Store imanagers $90K to $100K range. You are correct; Metro NYC, Northern NJ, CT areas expensive.high Cost of Living- or as tourists say .."Great Place to Visit; Just Cannot Afford to Live There"... (Smile!) Will be submiting follow-up lender actual questions in next email. Lener 505570 USMC-RETIRED 05.26.2010 at 10:05 AM ET	Yes, that is the base salary. But with the Metro stores, actually any store, you get a bonus each year, if you make your budget. The base salaries for Metro stores are actually higher than that. The terms for us to live here (NYC Metro) and run this store was that instead of getting a yearly bonus, we would need the money up front with each check (to afford housing of course), so that $100,000 or so bonus that other managers would get, I get all year regardless if I make budget or not (called a draw). Now if my store does more than what I would normally get spread throughout the year, that is where the "extra" bonus comes in, which has been the case each year I have run this store. There is also a "pay zone" that compensates for cost of living. Thanks again for your time.
Me again. Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Wal-Mart? Number [2] Transunion Credit Report shows a $25,424 Revolving Credit Balance total debts (70.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? Or utilize the 2 to 3-yrs maximum? Advance thanks for THREE answers that will help me, and many other lenders who read Q-A exchanges, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.26.10 @ 10:11 AM ET.	Ok, question #1...official title for Wal-Mart is General Manager (same thing as store manager), question #2, I pay $1,050 a month in various credit cards (Chase, Citi, Furniture store, etc.), this amounts varies slightly each month due to paying more or less depending on daily circumstances. As far as pay off time, yes, my INTENTION (key word) is to pay it off next March, not sure if this is a negative to the investor community since the loan wouldn't be long term, but may actually extend to March of 2012. I doubt it would be that long, but as in life, you never know what will come up. I get a large tax refund typically each year (although Obama has been cutting that down little by little, lol), so I intend to pay off any debt with that money, and then there is the always hoped for bonus (called super max if I exceed what my projected sales and budget is listed at, and is above my draw), but the tax refund is a given, the only variable is the bonus. I didn't realize the loan process was so invasive, lol! I guess it makes sense though considering the type of site this is. Thanks again for your time and I welcome all question. Thanks.
Received your reply. Thanks for answers to my questions. FYI: Prospective borrowers are not aware that lenders who participate in L C loans do so based on limited information. Borrower registration process results in only these borrower personal items known to lenders: Screen ID, Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, and Debt-to-Income Ratio. The Transunion Credit Report that L C provides with each loan listed is produced from certain required registration process information- Name, SSN and DOB which remain NOT (EMPHASIS N-O-T) known to lenders. Transunion Credit Report features 16 credit related data items; but my only interest are three items: Current Revolving Credit Balance, Public Record on File that ocurred XX-years ago (Q-A with these borrowers is answer Public Record usually a bankruptcy that ocurred within past 10-years or court judgment against borrower that ocurred within past 7-years) and total creditor Payment Delinquencies that ocurred within past 2-years and within past 6-months. Ninety pct of borrowers do NOT include optional loan description that would display as narrative at end of their listed loan. Result is that careful lenders must protect their financial interests and ask questions before commiting their $$ to that loan. Best analogy is that if borrower-lender roles were reversed and I was borrower wanting $25,000 loan and I asked you as participating lender to help fund that large unsecured (no collateral required) personal loan then I am sure that you would at the minimum want to know {1} What was my job at employer XYZ Corp? [2} How much $$ that I actually paid per month on my existing CC Debts? And [3} When could YOU expect to receive loans final payment from me? Lender 50570 USMC-RETIRED 05.26.2010 at 12:11 PM ET.	I completely agree! You are right on all parts, wasn't opposed to giving out the info., just didn't realize it was personal lenders at first. Now that I know more about the program I realize why all the info is needed. Sounds like a win/win for both investors and borrowers. Thanks for all the info., it helps understand this site a lot better.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, thanks for your question. I have to admit I don't really know what you mean by the first question, the house is under mine and my wife's name. I don't think we have a title in hand, I think the title company holds onto that until the balance is paid off, not sure. But if you are asking if it's listed as my ownership, yes. As far as equity, not enough! Otherwise I would have gone with the home equity loan. We owe 531,000 currently...the house was appraised less than a year ago for 635,000....we would need a balance of 508,000 to qualify for the preferred home equity loan. Hope this answers your questions. Thanks.
How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	My job is very secure, I have no worries about my position, and Wal-Mart isn't going under anytime soon. I have been with the company for over 14 years now. IF, a big IF, I were to lose my position, I have several resources that would enable me to me to pay my monthly expenses, 401K, Stock, savings, etc. Thank You.

Member Payment Dependent Notes Series 522052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522052	$4,000	$4,000	11.12%	1.00%	May 28, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522052. Member loan 522052 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	northrop grumman technical services	Debt-to-income ratio:	11.40%
Length of employment:	2 years	Location:	hesperia, CA

Home town:
Current & past employers:	northrop grumman technical services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,912.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with northrop grumman technical services?	I am a tactical vehicle trades helper.
Your revolving credit balance is $1912. Why are you requesting $4000?	I have 2 401 k loans totaling another 1500 dollars.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	1050/revolving /apr 22%/pay off(ge money) 305/revolving/apr 29.99%/payoff(ge money ) 500/revolving /apr 21%/pay off(hsbc) 800/installments /4.5%/pay off(401k) 700/installments/4.5%/pay off (401k) 14k/installments /8.6%/will NOT pay off(student loans)

Member Payment Dependent Notes Series 522058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522058	$20,000	$20,000	17.19%	1.00%	May 31, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522058. Member loan 522058 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,200 / month
Current employer:	Turner Broadcasting	Debt-to-income ratio:	20.87%
Length of employment:	5 years	Location:	Marietta, GA

Home town:
Current & past employers:	Turner Broadcasting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I am looking for a debt consolidation loan so I can pay off my debt more quickly. I am a good borrower and always pay my bills on time. Last year I was able to buy my first home and want to continue to improve my financial picture by paying off high interest credit card debt. I have a very stable job and come this fall I will have been with my company for 6 years.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,296.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Turner Broadcasting Netwotk? Number [2] Transunion Credit Report shows a $24,296 Revolving Credit Balance total debts (89.50 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.26.10 @ 6:37 AM ET.	1) I am a senior manager in Marketing. 2) I am currently paying $798 a month on all of my credit card debt. This loan will allow me to pay off all but two of my credit cards. I decided not to extend the loan to $25000 to pay off all of my credit cards because the interest rate offered on this loan is higher than two of my cards and didn't make sense. I will continue to pay those cards off with the remaining $300 a month I have in my budget. 3) I definitely hope to pay this loan off early...hopefully as early as 2013. I plan on making the regular payments as well as making additional payments when I receive my yearly bonus from work and tax refunds.
What is your position at Turner Broadcasting and what do you do in that role?	I am a senior manager in Marketing.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) Yes, my home is in my name. 2) I purchased my home last June for $195K and do not currently have very much equity due to the declining housing market.

Member Payment Dependent Notes Series 522089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522089	$5,500	$5,500	13.98%	1.00%	May 31, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522089. Member loan 522089 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	kitchen classics llc	Debt-to-income ratio:	23.28%
Length of employment:	10+ years	Location:	MT ARLINGTON, NJ

Home town:
Current & past employers:	kitchen classics llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > i'm getting marriage in 30 days.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,939.00	Public Records On File:	1
Revolving Line Utilization:	60.80%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is kitchen classics llc and what do you do there?	sales cabinetry and countertops
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) Yes Title is in my name. 2) around $35,000
Hello, Will you be using a wedding planner? Please explain the public record that is on file.	no.

Member Payment Dependent Notes Series 522147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522147	$5,000	$5,000	16.45%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522147. Member loan 522147 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Dish Network	Debt-to-income ratio:	8.07%
Length of employment:	2 years	Location:	RADFORD, VA

Home town:
Current & past employers:	Dish Network
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > This loan is to pay off a higher interest credit card and consolidate it with a student loan for one lower monthly payment. I am a Quality Assurance Manager at one of Dish Network's customer call centers, and have been employed with them for almost 2 years. This call center is the top performing site for a company that recently won the ACSI customer satisfaction award for all cable and Satellite TV providers. My wife is also employed full time in a management position.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	50
Revolving Credit Balance:	$1,939.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, question on your loan. 1. What type of debt do you have? 2. What type of work do you do for the Dish Network?	The debt that we are consolidating is a higher interest credit card and a student loan. I am a Quality Assurance Manager for an inbound call center for Dish Network.
What is the delinquency 50 months ago?	This was on a car loan that I co-signed for.

Member Payment Dependent Notes Series 522167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522167	$7,000	$7,000	15.21%	1.00%	May 28, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522167. Member loan 522167 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	22.72%
Length of employment:	5 years	Location:	Columbia, MD

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Hello, this loan is being used for our final destination wedding payment. I've worked for Verizon Wireless for over 5 yrs, with bounes gross over 56k. My soon to be husband is a successful business owner and commercial contractor, his monthly income is anywhere from 4k-7k. Our goal after the wedding is to agressively pay off my revolving debt and pay this loan within 12 months. Feel free to ask any additional questions. Thanks in advance for your help:)

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,717.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with Verizon Wireless?	I'm a national account manager, I support all aspects of large enterprise customers
When are you getting married and what will be your total household income? Your revolving credit balance shows over $25k owing which is more than 5 times your gross monthly income. Please discuss how this new debt of $7k will fit into your budget.	My soon to be husband to be brings in over $3K monthly, our goal is to pay this off in less then 12months and agressively pay off my debt.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	I really appreciate your help! And understand that this is a sacrifice to you, with that being said I take my credit very serious and will pay in good faith. Thanks 4 helping:)
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello Thanks so much for your interest! Yes, The title is in my name. With the current housing market, I haven't gained any equity in my home since my mortgage initiation, nor have I been able to refinance. Comparible homes in my area are selling for approx. 20K less than what I paid. Current value approx. $162-165K, loan balance is 181K. Please advise of any other questions. Thanks again:)

Member Payment Dependent Notes Series 522182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522182	$10,000	$10,000	11.86%	1.00%	May 31, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522182. Member loan 522182 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,526 / month
Current employer:	US Postal Service	Debt-to-income ratio:	7.33%
Length of employment:	10+ years	Location:	Brooklyn , NY

Home town:
Current & past employers:	US Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I want to thank you very much and look forward to making you proud. Borrower added on 05/28/10 > I know this loan will be repaid on time because it will be paid with direct pay and my job status is guaranteed. I have another 6 years before possible retirement. I have been on my job for 24 years and have to work 30 years to retirement .

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,964.00	Public Records On File:	1
Revolving Line Utilization:	49.00%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain your public record from about 10 years ago?	Type your answer here. bankruptcy
What is your position with the US Postal Service?	Type your answer here. Letter Carrier
If married, debt/income spouse adds to equation?	Type your answer here. Single
What were the circumstances of your bankruptcy and what has changed to prevent that in the future?	Type your answer here. I want you to know that I have closed the cards and I am tryuing to get my debts clear so that I can better add more money to my retirement account in the next 6 or 7 years or however long I work after 30 years. I know that I will not be reapplying for more credit. The less debt I have the more powerful I will feel. I need to feel that I am in control of myself and stay that way. I am 52 years old and not getting any younger.

Member Payment Dependent Notes Series 522185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522185	$1,200	$1,200	11.49%	1.00%	May 31, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522185. Member loan 522185 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,625 / month
Current employer:	Telecommunication Systems Inc	Debt-to-income ratio:	22.34%
Length of employment:	< 1 year	Location:	Tampa, FL

Home town:
Current & past employers:	Telecommunication Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > The purpose of my loan is to pay my property taxes on my home. I was laid off from Eastman Kodak after 8 yrs of service and it took me 4 months to find a new position. The job market in Tampa is horrible. This forced me to delay the payment of my taxes. I am stable now but just cannot come up with the lump payment. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,912.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total loans that Lending Club listed for lender consideration. Lenders apreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be lender potential 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 8:15 AM ET	Thank you for your feedback. I will add the desired details to my loan. Thanks, Carrie
What is Telecommunication Systems Inc and what do you do there? Where did you work prior to that?	The division of Telecommunication Systems Inc I work for is the Government Solutions Group. We build mobile satellite systems for the Army and Marines and provide onsite support at various military bases in the US and overseas. My responsibilities include processing the field engineers who are hired then deployed and being their support system while they are in the field. I provide them required parts to make the repairs to our mobile satellite equipment. I am also responsible for providing metrics weekly and monthly to the Army and Marines on what satellite systems have failed and why. I worked for Eastman Kodak for 8 yrs prior to this position. I was a part of a large down-sizing unfortunately. My layoff is a large reason why I need a loan to pay property taxes on my home. I was unemployed for four months and it really caused me financial strain. Thank you for your consideration.

Member Payment Dependent Notes Series 522204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522204	$9,600	$9,600	16.32%	1.00%	May 31, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522204. Member loan 522204 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,954 / month
Current employer:	InScope Solutions, Inc.	Debt-to-income ratio:	15.20%
Length of employment:	2 years	Location:	Herndon, VA

Home town:
Current & past employers:	InScope Solutions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I am planning to consolidate high interest credit cards to free up extra money for savings. I have a very stable job as a business analyst in a fast growing and stable consulting company.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,522.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for InScope? What was your previous job and how long were you there?	I work as the deputy to the VP of Operations and as a business analyst. I will have been at InScope for 2 years at the beginning of next month. Prior to joining InScope in June 2008, I was a full-time student at Taylor University, where I received a degree in business management/systems. During my time in college, I held the position of music computer lab and recording studio manager for 3 years, completed 3 internships with InScope, and worked consistently as a library page throughout my time in college.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Bank of America credit card/$6777.75 balance/23.24 APR, Discover Credit card/$1171.75/23.99 APR, CitiCard/$696.39 balance/20.240 APR, Auto Loan/$13,627.22/5.65 APR. All of the credit cards will be paid off with this loan (total of $8,645.89) and the remaining amount (I will receive $9,168 after LendingClub takes out their fees, thus $522.11) will be applied towards the auto loan.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I have no credit card debt aside from that which will be replaced by this loan. The other loan I have is an auto loan at $223/month. Other monthly costs are as follows: - Rent: $1200/month - Utilities: $75/month - All insurance costs (auto, renters, etc.): $100/month - I do not pay for my phone - work covers the cost. - High Speed Internet: $50/month - Food: $150/month or less - Gym: $30/month - No childcare or other recurring monthly expenses.

Member Payment Dependent Notes Series 522251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522251	$6,000	$6,000	19.04%	1.00%	May 28, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522251. Member loan 522251 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Blueline Software Services	Debt-to-income ratio:	9.54%
Length of employment:	1 year	Location:	Rahway, NJ

Home town:
Current & past employers:	Blueline Software Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > I plan on using part of my loan to remodel my kitchen (and a few other repairs) in my newly purchased 100 year old home. With the other part of it, I plan on paying off credit cards with outrageous interest rates. I may be young, but I have proved my financial responsibility by saving up for a home (and it repairs) When I was younger I had gotten myself into credit card debt but realized I was living beyond means. I quickly buckled down and paid off my credit cards in 6 months with strict budgeting. I would like to have complete financial freedom from high interest credit cards and take on a personal loan that I feel is more manageable and money-wise. I would also like to get married in 2 years and I don't want to start my marriage off with credit card debt. My budget consists of my mortgage (I try to pay a little extra each month) My household utilities. A few credit cards. One car payment and insurance (not cheap in NJ!) Savings for emergencies. And paying off my small student loan. I also chose the 5 years plan because I want to make sure that if heaven forbid something bad happened to me, I would be able to manage my payments for this loan at minimum. My goal is to pay it off sooner so I can move on with my life (and hopefully marriage!) I have had a few jobs in the past due to being laid off 3 times because of the economy. Blueline had found me, I am the head recruiter. My boss is extremely impressed with my progress and has big plans for my position in the near future, including managing a whole staff of recruiters. My major was Public Relations and this job certainly fits the bill! Borrower added on 05/26/10 > I also work at Starbucks part time for the past 6 years to supplement my income. I do not plan on leaving that job anytime soon. Borrower added on 05/26/10 > To explain my one deliquency- I check my credit report every month and came across an unknown bill in collections. I researched it and found that it was from an outside billing company from an ER visit in 2008. I spent hours on the phone with the billing company and the collections agency and found that the original billing company had the incorrect address on file. They quickly took the bill out of collections and my credit score went back up. I have tried to dispute it with the credit agency, but since it was reported it was on there as being a "delinquency" I am always on time with my credit card and bill payments and have never missed one!

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	14
Revolving Credit Balance:	$7,376.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total loans that Lending Club listed for lender consideration. Lenders apreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be lender potential 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 8:15 AM ET	My fiancee and I just bought our first home and it is over 100 years old. We would like to make it livable by upgrading things such as the kitchen. (which hasn't been touched in about 50 years) About 1/3 of the rest of the loan will be put towards extremely high interest credit cards.
What is Blueline Software Services and what do you do there?	Blueline SS is an IT placement company. I have an end client (such as banks, state governements) who come to my company to find candidates to suit their IT needs. My role is to find that candidate who is most qualified and match them up with the company. I am basically a recruiter. I also handle all HR. I have a part time job at Starbucks as well. I have worked there for 6 years. I did not include this information because the system wouldn't allow me too.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	(I am a brand new homeowner as of March) I have a mortgage and my name is on the deed with my fiancee. We own the house together, but it is not paid off. (I hope that answers your question, please let me know if it doesn't) We bought the house for $180,000 and the value of the home is $233,000. The loan is new, so we haven't paid down any significant amount. We have a 30 year fixed rate mortgage but plan on paying off our mortgage in 10 years with holding a strict budget.

Member Payment Dependent Notes Series 522265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522265	$4,000	$4,000	7.88%	1.00%	May 28, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522265. Member loan 522265 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Bloom Energy	Debt-to-income ratio:	1.46%
Length of employment:	5 years	Location:	Gilroy, CA

Home town:
Current & past employers:	Bloom Energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,686.00	Public Records On File:	0
Revolving Line Utilization:	10.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Besides your mortgage do you have any other major debts such as rentals, vacation homes or education loans? From your credit history it appears that you pay off your credit card bills in full each month; is that correct? Your answers are appreciated. Wishing you well.	I don't have any loans other than mortgage. All cars are paid off in full. I pay off credit cards in full each month.

Member Payment Dependent Notes Series 522266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522266	$10,000	$10,000	7.51%	1.00%	May 31, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522266. Member loan 522266 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	City of Los Angeles	Debt-to-income ratio:	19.61%
Length of employment:	8 years	Location:	Saugus, CA

Home town:
Current & past employers:	City of Los Angeles
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > This money will be used to pay off high interest rate credit cards. I am currently paying $450 a month towards these cards, which is about double the monthly minimum required payment. I will easily be able to make the monthly payment on this loan. I would rather have average people like myself make money on my debts instead of the large banks!

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,171.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the City of Los Angeles?	I am a police officer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Visa $5,596 @ 19.99% Will pay in full MC $2,613 @ 19.99% Will pay in full Visa $1,226 @ 19.99% Will pay in full Visa $777 @13.99% Will use use the remaining from the loan, about $300 to apply towards this. I will then pay the remaining balance with money from my savings.

Member Payment Dependent Notes Series 522334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522334	$6,000	$6,000	14.72%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522334. Member loan 522334 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Tx Dept. of State Health Services	Debt-to-income ratio:	10.97%
Length of employment:	5 years	Location:	AUSTIN, TX

Home town:
Current & past employers:	Tx Dept. of State Health Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > I plan to use my funds for debt consolidation. I have a stable job working for the Dept. of State Health Services in Texas. I am a funding specialist. My job is secured by $85,000,000 in funding recived from the legislature every year.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	6
Revolving Credit Balance:	$283.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are aking for $6,000 for debt consolidation yet Tranunion Ctedit Report shows only $283 Revolving Credit Balance. What SPECIFIC debts are you consolidating that are NOT shown on Transunion Credit Report? (Emphasis on S-P-E-C-I-F-I-C debts.) THank you. Lender 505570 USMC-RETIRED 05.27.2010 at 10:47 AM ET	I have 3 seperate credit accounts (capitol one, orchard bank, and direct rewards discover) that total : $1100. I also have a personal loan with TX Health Credit Union that is a total of $3600. The remainder of the loan will be put in savings for emergencies and car repairs.
I would like to help fund your loan but I do have a few questions. 1) You state the loan is for debt consolidation but your credit report only shows $283 in revolving debt. What exactly will the funds be used for? 2) Please explain the 7 credit inquiries during the past 6 months. 3) Please explain your delinquency or late payment from 6 months ago. These are questions that need to be addressed if you want total strangers to fully fund your loan. Thank you.	1) I have 3 credit cards that total $1,100 and a personal loan with TX Health Credit Union that totals: $3,600. The remainder will be put in savings for emergencies and car repairs. 2)The high number of credit inquiries is due to my search for a loan. I had unexpected medical expenses and I totalled my vehicle. 3) I was 30 days late on my Express Store credit card. This was due to medical expenses having to be paid before the express card.

Member Payment Dependent Notes Series 522368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522368	$5,000	$5,000	14.84%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522368. Member loan 522368 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	Digital Dependency	Debt-to-income ratio:	11.63%
Length of employment:	< 1 year	Location:	PHOENIX, AZ

Home town:
Current & past employers:	Digital Dependency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > This loan request is for a used vehicle that my husband and I wish to purchase here in Phoenix, Arizona. We plan on spending roughly 4,600.00 of it on the vehicle and purchase a GPS navigation with the remaining amount to help with the requirements of his new job. Borrower added on 05/27/10 > I am a contractor who travels to multiple customer sites performing software assessments and I have been in this line of work for almost 9 years now. My husband and I make a good living which provides us a comfortable monthly budget of approx. 1,400.00 once all bills have been paid, but our recent relocation from California to Arizona was costly, that along with the recent birth of our baby girl. I have always believed that paying back what you owe is a moral action that helps promote a good life and peace of mind. Paying back this loan as scheduled will be primary as I too plan on one day becoming a lender myself, helping out others like me. I thank you all for your assistance in helping me and my family better our lives.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	57
Revolving Credit Balance:	$5,105.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. Your loan remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.28.10 at 08:05 AM ET	The purpose of the loan is to finance used automobile that my husband can use as a commuter car for work because we currently own a hummer and the gas mileage has not been very affordable. We have found multiple used cars that would work for us around the $5,000.00 price range but was hoping to secure a vehicle for a little less and use the remaining funds to cover adding a GPS navigation to the vehicle to assist in his line of work as well as any additional improvements to the vehicle which may be needed. This is why we selected the "other" category, due to the funds possibly being multipurpose.

Member Payment Dependent Notes Series 522376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522376	$1,000	$1,000	6.39%	1.00%	May 28, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522376. Member loan 522376 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,907 / month
Current employer:	Victor Valley College	Debt-to-income ratio:	1.76%
Length of employment:	10+ years	Location:	Apple Valley, CA

Home town:
Current & past employers:	Victor Valley College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Will use funds for family vacation. Have worked at same employer for over 13 years. Always make payments on time, never had a late payment.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,950.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 522405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522405	$4,750	$4,750	11.12%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522405. Member loan 522405 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$667 / month
Current employer:	n/a	Debt-to-income ratio:	5.40%
Length of employment:	1 year	Location:	Spring Mills, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,382.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 - Gross Income: $667 / month -- might be enough to live on for a week....what about the rest of the month?? 2 - Current Employer: n/a -- no source of income, are you getting aid of some kind? 3 - Earliest Credit Line: 09/2005 - not even five years of credit history, why?	Hi, I understand your concerns. Some background: I graduated from Penn State in May 2008 so I am two years out of school. I have some money saved from when my grandfather passed away in March of 2008. He was generous in what he gave me. My income fluctuates during seasons - summer-fall is when I get paid the most as I help out with farm work. The reason why my reported income is low is because I have been unsuccessful at landing a job in my field since college. The last two years have not been kind - hence the lower reported amount - but my projected income for this year is actually between $10-13k. As for credit I am only 23 years old - got my 1st credit card start of sophomore year of college. As you can see I never have missed a payment nor been in debt. I will have no problem paying off this - I wanted between $10-15 but due to my stats was unable to secure that. Thank you!

Member Payment Dependent Notes Series 522407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522407	$8,000	$8,000	7.14%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522407. Member loan 522407 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Lending Club	Debt-to-income ratio:	1.73%
Length of employment:	< 1 year	Location:	san jose , CA

Home town:
Current & past employers:	Lending Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > This loan will help me consolidate and payoff the debt I have on two credit cards. I will be able to make more than the minimum monthly payments in hopes to payoff the loan much faster. I have never made a late payment and my goal is to be debt free sooner than later! Thank you for your help.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,381.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description. 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	I was at my previous company for a year and a half, I was in sales and left to try a different field, as this was my first job out of college. I am very happy at my current job and it is a very stable position. I work for an online company as a member support rep. I have only listed my income as I am applying for the loan on my own. My bills and rent together are about $1600 per month, leaving me the ability to pay this loan back faster than 3 years. As you can tell by my 'A' grade credit, I have NEVER had any late payments for any matter. I appreciate your help.
According to your listing: Revolving Credit Balance $3,381.00 (as reported by credit bureau on 5/26/10) Why are you asking for $9300 for credit card consolidation if your revolving credit balance is only $3381?	I owe a little under $5k between two credit cards. The rest of the money is to payback my parents for various things, including buying my stock for me at my last company. I have also requested that my loan amount be reduced to $8k.
I am interested in your answer to question 5. Please itemize each CC debt and minimum and actual payments along with any other loans?	I have two credit cards which I will use the loan for to payoff. The minimum payment on my Nordstrom Visa is $67 and the minimum payment for my Bank of america Visa is $76. I have no other loans or credit card payments.
Will you be using any of these funds to invest in the stock market?	No. When I left my last company my parents purchased my stock from them for me. I would like to use some of this money to repay my parents.

Member Payment Dependent Notes Series 522436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522436	$6,000	$6,000	7.88%	1.00%	May 31, 2010	June 9, 2015	June 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522436. Member loan 522436 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	fort worth fire department	Debt-to-income ratio:	9.36%
Length of employment:	3 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	fort worth fire department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I will be using the loan to pay for a lot of land next door and have a driveway poured for additional parking space. Borrower added on 05/29/10 > Since you know what my loan is for I'll tell you a little about myself. I've worked for the Fort Worth Fire Dept. for 3 yrs. I also have a bachelors degree in education. I taught for 10 yrs before joining the fire department. I also teach drivers ed. I've worked for this company for 13yrs. My wife is currently in school to become a teacher. She graduates in 2012. I own a home and I pay an extra $320 each month on my mortgage. This has allowed me to gain 14k of equity in my home over 2yrs. You can see by my credit score that I am very responsible with money. If you have any questions please feel free to ask.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,336.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 491 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, household appliances (refrigerator-freezer, washer-dryer, et al) because that does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.27.10 at 7:53 AM ET	I purchasing a lot of land next door to my home that I will be converting into parking space. I will be using the loan to pay for a portion of the loan and having concrete poured on the land.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt or loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I have about 1600 per month in bills. I pay 950 for my mortgage, 200 for my credit cards, 80 for my cable, 90 for cell phone, 179 for car, and 75 for insurance. My wife pays for food. The car that I'm paying for my wife to drive. I drive a 1979 Buick (when it rains) and I ride a 1986 honda motorcycle. They are both paid for. Reality is that I'm only required to pay $30 for credit cards, but I choose to pay more, and I usually pay 1270 on my mortgage. My electric bill usually runs between 100-200 depending on the time of year. Property taxes and HOI are included in my mortgage. I have no childcare expenses and I own a treadmill and work out at the firestation.

Member Payment Dependent Notes Series 522450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522450	$3,000	$3,000	7.88%	1.00%	May 28, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522450. Member loan 522450 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,400 / month
Current employer:	Emrson Network Power, Liebert Services	Debt-to-income ratio:	14.39%
Length of employment:	10+ years	Location:	Pataskala, OH

Home town:
Current & past employers:	Emrson Network Power, Liebert Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > For medical expenses incurred by myself and son

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	43
Revolving Credit Balance:	$867.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 522459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522459	$3,500	$3,500	13.61%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522459. Member loan 522459 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,800 / month
Current employer:	Community Bank	Debt-to-income ratio:	17.44%
Length of employment:	1 year	Location:	Lexington, OR

Home town:
Current & past employers:	Community Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > I will be having an elective surgery I am a good borrower because i have a good and stable job and I have no monthly house or rent payment. I have been at this job for over a year now and will be here for many more years.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 522463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522463	$5,000	$5,000	7.88%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522463. Member loan 522463 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	a.w.a.c.	Debt-to-income ratio:	6.02%
Length of employment:	2 years	Location:	norfolk, VA

Home town:
Current & past employers:	a.w.a.c.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	27
Revolving Credit Balance:	$2,805.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description. Please list all CC Debt and both minimum and actual payment amounts	Before my current job I worked in the same field( airline mechanic) for about 2 years. I left my last position due to layoffs. Currently I have a contract thats up in 2015! Job description..pretty much taxi planes and due routine and non-routine maintenance on them. CC debt $3500 min payment-$60....$1200 min pay-$22
Can you explain the circumstances of your delinquency 27 months ago? What happened and why did it happen?	I was overseas during the time and a mis-communication between me and my girlfriend let to the delinquency!
According to your loan listing: Revolving Credit Balance: $2,805.00 (as reported by credit bureau on 5/26/10) Why are you asking for $5k to refinance credit cards if you revolving credit balance is only $2805?	I just bought furniture about 2 weeks ago on my card. I guess the amount is not updated.

Member Payment Dependent Notes Series 522485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522485	$1,600	$1,600	14.84%	1.00%	May 28, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522485. Member loan 522485 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Ederer Investment Co	Debt-to-income ratio:	7.92%
Length of employment:	1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Ederer Investment Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Loan is to pay for CPA review courses and fees. I always pay on time and my job is extremely stable. Borrower added on 05/26/10 > The review courses are needed to pass the CPA exam. Once I pass the exam, I will be able to get a better job which pays better.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,059.00	Public Records On File:	0
Revolving Line Utilization:	85.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Happy to help out a local. Received my accounting degree from UW.	Thank you for the support. I graduated a year ago so I don't qualify for student loans. There is no such thing as CPA exam material loans, like there are for the Bar exam.

Member Payment Dependent Notes Series 522556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522556	$5,325	$5,325	10.38%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522556. Member loan 522556 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	UBS Fncl Svcs	Debt-to-income ratio:	8.43%
Length of employment:	2 years	Location:	Oceanside, CA

Home town:
Current & past employers:	UBS Fncl Svcs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Loan serves to remodel and improve the kitchen since repairs are needed and the current quality lead to accelerated deterioration. Borrower added on 05/26/10 > Current FICO score is 704 (transunion 05/26/2010) and payment history is very good. Borrower added on 05/27/10 > mortgage is 2046.00/month (lender is bankrupt, paid through a debt collector), still pay 7 months on car $543.00 CCCU. Average utilities: elec: $80.00, water/sewer: $83.00/ HOA $ 102.00// taxes month: $700.00/ insurance: $200.00. No bills behind, everything gets paid monthly. Credit Cards : closed most of them which actually hurt my credit score, in goodstanding for the 2 I still have (amex and visa). Since 30 years in same profession. divorced 2005. Remarried 2010.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	18
Revolving Credit Balance:	$5,433.00	Public Records On File:	0
Revolving Line Utilization:	69.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Home value currently 436k (zillow estimate), current mortgage balance (427K) . Purchase price 535K. Title in my name.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	My costs and debts are accurately reflected in my credit report. I am the sole wage earner and I am well insured against a financial downturn. Monthly costs are about $4,000.00 net monthly, real estate taxes included. The LC loan will be withdrawn automatically.

Member Payment Dependent Notes Series 522641

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522641	$3,000	$3,000	7.88%	1.00%	May 31, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522641. Member loan 522641 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Carmax	Debt-to-income ratio:	8.16%
Length of employment:	1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Carmax
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I am looking to purchase my first "real" motorcycle. I have been riding an old hand me down for the past few months and am looking to get a nicer one. A buddy at work is selling his Honda for $4500 and I am putting $1500 of my own money towards the purchase and looking to borrow $3000 for the remaining. I am also doing this to establish stronger credit. The only established credit I have now are from a student loan that I have been paying timely on for a year now and two credit cards that I rarely have used for the past six years. My credit score is excellent, 768, last time I checked and I have never missed or been late on any payments. Thanks for reading!

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$290.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 491 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, household appliances (refrigerator-freezer, washer-dryer, et al) because that does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.29.10 at 7:53 AM ET	USMC-Retired, Good point. I am a first time borrower on LendingClub so not too sure exactly the best way to get 100% funding. Appreciate the tip! I'll update the details now. Thanks, Kyle

Member Payment Dependent Notes Series 522644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522644	$3,200	$3,200	17.19%	1.00%	May 31, 2010	June 9, 2015	June 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522644. Member loan 522644 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	NORWALK TOYOTA	Debt-to-income ratio:	12.16%
Length of employment:	4 years	Location:	NORWALK, CA

Home town:
Current & past employers:	NORWALK TOYOTA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,974.00	Public Records On File:	0
Revolving Line Utilization:	98.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? If you were to provide a loan description, what would it say?	I PLAN TO USE THE LOAN FORPAYING OFF MY CASH CALL OAN. INTEREST IS WAYTO HIGH I JUST HEARD ABOUT LENDING CLUB THE RATES ARE SO MUCH BETTER
Position (Job/What you do) for Norwalk Toyota?	I WORKIN THE SERVICE DEPT. HELPING THE MECHANICS AND DELIVERING CARS TO CUSTOMERS AS WELL AS CLEANING THE SHOP
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. Your loan remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.28.10 at 08:05 AM ET	I GOT A CASH CALL LOAN THE RATES ARE EXTREMLY HIGH I DIDNT KNOW ABOUT LENDING CLUB UNTILL A FEW DAYS AGO. MY CASH CALL PAYMENT IS 280.00 A MONTH THE LENDING CLUB RATE WOULD BE ALOT LOWER
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I RECIEVED A CASH CALL LOAN. THIS WAS A MISTAKE THE RATES ARE EXTREMLY HIGH. A THE TIME I THOUGHT I DIDNT HAVE A CHOICE BUT I JUST RECENTLY HEARD A BOUT LENDING CLUB. THE RATES ARE REASONABLE I WOULD USE THIS MONEY TO PAY OFF CASH CALL IN FULL AND PAY DOWN ANOTHER CREDIT CARD.

Member Payment Dependent Notes Series 522655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522655	$2,400	$2,400	14.35%	1.00%	May 31, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522655. Member loan 522655 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,651 / month
Current employer:	Girl Scouts of Northern California	Debt-to-income ratio:	10.90%
Length of employment:	2 years	Location:	FREMONT, CA

Home town:
Current & past employers:	Girl Scouts of Northern California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I plan to pay off credit card debt Borrower added on 05/27/10 > My job is very stable and secure. I am an exempt employee which means that I receive the same amount of money every two weeks. Borrower added on 05/27/10 > I am excited to build a secure financial future by paying off credit card debt and working toward financially stability. I am very thankful for the opportunity to start fresh and learn from my financial experience. Borrower added on 05/27/10 > What was nice about the loan I am working on receiving is that interest rate is better than my credit cards not to mention the monthly payment is more than do able and easy to add to my monthly budget. Also my husband began work again therefore paying the loan back will not be a difficulty for us. That is very nice to know! Borrower added on 05/27/10 > It is my top priority to do everything I can to receive the full amount I am requesting so that I may begin paying off my debt. Borrower added on 05/27/10 > I am really hoping to receive the full amount of request within 5 days so I can pay back my debt and then repay my loan which is a lower interest rate and payment than my total debt. Thanks for your help investor! Borrower added on 05/27/10 > Why do I have credit card debt? My husband like many others was laid off of work due to the enconomy and it caused a financial strain for a time. Now he has a job that is very secure and will certainly get back on our feet. We always pay our bills on time and have excellent payment history. We are both looking forward to being debt free and looking forward to the time where we will be able to invest. Thank you to everyone who has taken the time to read the loan descriptions. It means so much to us! Borrower added on 05/27/10 > If you have any questions or would like some information I did not cover. Please do not hesitate to ask. I will do my best to answer your questions as quickly as I can. Thanks!

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,660.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your husband's source of employment? Is it a commission based job? What debt/income does your spouse add? Thank you.	My husband is an assistant manager for a frozen foods company. He is paid hourly. As an assitant manager her generally works 12 hour days. My husband has no debt. The only debt we have are the credit cards that are in my name.

Member Payment Dependent Notes Series 522702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522702	$6,000	$6,000	13.23%	1.00%	May 31, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522702. Member loan 522702 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Burrtech Inc	Debt-to-income ratio:	4.38%
Length of employment:	3 years	Location:	Arvada, CO

Home town:
Current & past employers:	Burrtech Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I am getting married in Hawaii at the end of July and I am helping my family fly there. I also signed my fianc?? and I for dance lessons. Between those things and other misc expenses I was looking at around $7000 in expenses. I would like to keep my emergency saving account and retirement account untouched which has $12000 in it. Borrower added on 05/27/10 > I'd also like to note that the $8000 in revolving credit is the wedding expenses I noted earlier. Borrower added on 05/28/10 > My credit score is usually quite a bit higher. I didn't realize that putting so much of my expenses on my credit card would affect my credit so quickly. According to creditkarma my credit score dropped from 769 to 733 from April to May.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,122.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I split the rent with my fianc?? at $400/mo. The utilities run about $100/mo between utilities, internet, and cell phone so well below my take home of ~$4200/mo. I don't have any loans as I own my car and I paid the wedding ring off a couple months ago.

Member Payment Dependent Notes Series 522751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522751	$5,000	$5,000	7.14%	1.00%	May 31, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522751. Member loan 522751 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,343 / month
Current employer:	Washington Elem. School Dist./Ironwood	Debt-to-income ratio:	8.62%
Length of employment:	6 years	Location:	Glendale, AZ

Home town:
Current & past employers:	Washington Elem. School Dist./Ironwood
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I am an experienced certified elementary school teacher who will use the funds to open up a Drama Kids International Franchise in NW Phoenix, AZ; it will be the first in the state. I will offer after-school drama classes to students from K-12th grade in the local schools and community centers. The program will be tuition based, open to any student, no auditions required. The program teaches students how to think creatively, it promotes good speech/communication skills necessary for the boardroom or on stage. The students will participate in improvisational lessons as well as voice and creative movement. The lessons are also geared to help students build their self-confidence levels. I have an excellent credit rating and have never had any late payments or slow pays. I anticipate a monthly operating budget of $5,000.00-$8,000.00, which equates to 100-150 students at tuition of $600.00 per year to be paid in 3 installments of $200.00 each plus registration fees, to begin with once the program is underway in August 2010. Students will be able to enroll throughout the year at a prorated rate and therefore I anticipate the enrollment numbers to increase and likewise the monthly operating budget. My goal is to have 200 students within the first year of operations. I will be granted 20 sites (schools/community centers of my choosing) within my Northwest Phoenix territory, where I can deliver services. The business will be run out of my home office saving overhead costs. I will be required to pay 9% in royalty fees and a 1% national advertising fee from all of my profits to the franchise headquarters.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,343.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for the detailed loan discription. I could wish others would follow your example. However, I still have questions. 1. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 2. What experience do you have in this business or any other business? 3. Do you currently have any students indicating they will attend your classes? How do you plan to recruit 100 -150 students by August? 4. 20 sites sounds like a full time load. Will you keep your current teaching job while building up this business? 5. Will you be able to repay this loan if the business fails or does not pan out as well as you anticipate?	1) If you are looking at the stated income of 40,113.00 then that is my income solely, I did not include my husband's because the form specifically asked for mine not the combined household income. We can live comfortably on my husband's income alone at 80,000.00 so paying off the loan will not be an issue; we've done it in the past w/even more bills than we currently have. 2) With regards to business experience, I have some as an independent tea consultant for 3 years for a former home party plan company. Obviously, it was not as large as opening a franchise but I do have quite a few years of administrative type work under my belt prior to teaching so I know how to run a smooth office that coupled with my teaching experience I believe this opportunity is a perfect match for me. 3) While I don't have students on a waiting list yet, I have had many parents tell me that they would be interested in such a program or they have grandchildren that they'd like to have participate. Further, I plan to go into the schools the last 2 weeks of July to set up times I can recruit students and or pass out information. I've been told by other franchise owners that they are often able to go into the schools during lunchtime and set up an information table for the students and parents interested. This of course is only one strategy since it is a franchise they will also provide me with some advertising/marketing as well which we are hoping to get underway by July. 4) I do plan to resign my teaching position as you are right this business will need all of my attention, but as I stated before we lived just fine on one income and in fact are planning to use all of the initial profits from the business to pay off the loans we will need and not to live off of that income until they are paid off. 5) Yes, we can afford to pay off this loan with my husband???s income alone if we must go that route should the business fail. It should be noted however that even with an enrollment of just 25 students we can easily pay off this loan.

Member Payment Dependent Notes Series 522798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522798	$4,000	$4,000	13.23%	1.00%	June 2, 2010	June 10, 2015	June 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522798. Member loan 522798 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	n/a	Debt-to-income ratio:	2.13%
Length of employment:	< 1 year	Location:	naples, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Purpose of loan: I have been looking at the option of lasik eye surgery for some time now. I have known about prosper for over a year and obviously for most of that time the site was non functional due to the remake of the site. The main reason i have come to this site is due to the fact that i have very little credit history. My vision really affects my health and lifestyle, i often get dizzy and find myself being very faint due to the brightness and strain on my eyes, i currently have glasses and the lenses are now no longer strong enough. I would rather have the problem fixed permenantly than buy a stronger pair of prescription glasses and it makes economical sense to do so. My financial situation: Having finally got my greencard to live here 18 months ago, my history is similar to that of an 18 year old. I have good credit and i have been working on that since i gained full time status in this country. I have three credit cards which i started as secured cards, where i had to pay a deposit to get the card. As you can see my bankcard utilization is very low, i dont spend money if i dont have it. I am very financially responsible and very organised with my budget. Since living here permenantly my credit score has gone from 545 to 730 in 18mths, its just that minimal history that hurts me and the time that i have been here to establish it. Monthly net income: $ 4000 Monthly expenses: $ Housing: $ 500 Insurance: $ 68 Car expenses: $ 0 i own my car Utilities: $ 70 Phone, cable, internet: $ 200 Food, entertainment: $ 400 Clothing, household expenses $0 very rarely do i buy new clothing or splurge money on anything, i am to maticulous with my budgeting to waste money Credit cards and other loans: $ 100 Other expenses: $ no other expenses, minimal expense

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$148.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.28.10 at 7:45 AM ET	i have added the purpose of the loan and gave more information thank you
Employer or current source of income?	i am a realtor, so self employed, currently work for sky realty, as and independent contractor. I also account books for two other businesses, as an additional source of income, i like to keep busy
Just wanted to let you know that it is not best to get laser surgery if your prescription is still changing. I did and am now back in glasses less than 18 months later. My prescription changed within 6 months of having the surgery but my doctor did the surgery anyway. Doing my research afterwards, the surgery should have been postponed. Wait until your prescription has stayed stable.	Thank you for your advice, i am at 32 years of age now and feel that it is the right time to do the surgery, plus you pay the additional money to have a free adjustment when required, but i appreciate you information, thank you

Member Payment Dependent Notes Series 523016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523016	$1,500	$1,500	10.38%	1.00%	May 31, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523016. Member loan 523016 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,866 / month
Current employer:	Department of Defense	Debt-to-income ratio:	23.08%
Length of employment:	9 years	Location:	GILLSVILLE, GA

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,883.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 523113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523113	$4,000	$4,000	7.14%	1.00%	June 2, 2010	June 11, 2013	June 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523113. Member loan 523113 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Hillard Bloom Shellfish,Inc.	Debt-to-income ratio:	14.23%
Length of employment:	10+ years	Location:	Shelton, CT

Home town:
Current & past employers:	Hillard Bloom Shellfish,Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > To all potential investors, this program is totally new to me and to be quite honest I have many other sources for this loan. I have recently gotten involved with the internet only because my normal work week is 70 hrs. and I just have not had the time. I enjoy using Ebay and have purchased and sold some items. I only applied for this loan thinking it was just another easy way to handle a rather simple task. Had I know that it actually is funded this way and therefore takes a little time to setup I probably would not have done it this way. I already have a AAA loan waiting in the wings so to speak if his takes too long. I'm sure you all understand that the deal on ebay for the bike is time sensitive. I have already given a $500.00 nonrefundable deposit and I have 7 days to commit. If this loan does not fund by June 3 I have no choice but to cancel. Thanks for your consideration, Stephen

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,957.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Why have there been four inquiries into your credit history in the last six months? Besides your mortgage, what other major debts do you have (e.g. mortgages on rental properties or vacation homes)? Your answers are appreciated. Wishing you well.	I owned a 2002 Lincoln continental and a 2007 Harley Davidson And wanted to replace the car with a new Jeep and replace the expensive harley with a less expensive motorcycle as I don't ride that much anymore. Both the car and bike had loans. I have recently sold the car and traded the bike on a new jeep and over the past few months I have been trying to set those deals up and some inquiries into my credit transpired My wife and I also took advantage of a Offer on a new credit card to consolidate debt. At this time the only major debt that I have is the New Jeep with TD bank my Mortgage and the credit cards. This loan is for the older bike I want to replace the harley with.
I would like to fund your loan, but require the following answered. 1. Describe the purpose of this loan. 2. Provide an itemized list of your monthly expenses, including this loan payment. 3. Explain your role and responsibilities at Hillard Bloom Shellfish. 4. Explain the four inquiries into your credit history in the last six months. I see this data in the credit history section of your loan request.	My answer to the previous question should cover most of your concerns. As for my role at work I manage the Bridgeport Facility and Co-manage the Oyster company with the owners. The company farms shellfish in Ct. and is one of the largest on the East coast. My responsibilities range from hiring and firing crew and captains to training captains. I am the senior Captain. I am responsible for the maintainence and repair of the companies 12 Commercial shellfish boats and handleing the Coast Guard Licsensing and inspections. these boats range in size from 105' to 50' This includes managing the companies Shipyard at Bridgeport. It also includes the Bidding of contracts and operation of the companires Drydock Business including the The repairs of clients vessels as well as our own I have worked here for 19 years.
Hi. What are you planning to buy with this loan? Thanks.	2004 Yamaha Vmax with 2716 miles from a dealer in Tenn. I am putting $2000.00 down and paying 448.50 Shipping.
Hello. Thank you for your answers. You will have your loan funded, but I have no idea if the money will reach you in seven days. You could use the AAA loan to pay for the Yamaha, then pay back the AAA loan with this money. Wishing you the best.	Thanks for the idea, it could work that way very well!

Member Payment Dependent Notes Series 523142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523142	$3,350	$3,350	13.98%	1.00%	June 2, 2010	June 11, 2013	June 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523142. Member loan 523142 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,980 / month
Current employer:	Mustell & Borrow Law Firm	Debt-to-income ratio:	17.19%
Length of employment:	3 years	Location:	Miami, FL

Home town:
Current & past employers:	Mustell & Borrow Law Firm
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	45
Revolving Credit Balance:	$13,596.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	I will be turning in my leased vehicle in 3 weeks, so this money will be used to purchase a scooter which will be my ONLY form of transportation. A portion will also go to help my daughter fix and replace the catalytic converter on her 1998 VW Cabrio which I own and purchased for her many years ago for end of her high school years and now College since she can't afford to do so on her part-time job and since she is a full-time Student at FIU. The monies that I have spent on a monthly basis on this leased vehicle plus insurance will be applied to start paying off my debts which I have incurred in the past few years, which I plan to pay off within the next 18 months. I have been working for the past 3 yrs and 8 mos with the same Law Firm, so my employment is stable. I just need your help to make this change so that I can change my financial situation. Thank you so much, and should you need any further information or documentation, please let me know.
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.29.10 at 5:19 PM ET	I will be turning in my leased vehicle next month, so this money will be used to purchase a scooter which will be my ONLY form of transportation. A portion will also go to help my daughter fix and replace the catalytic converter on her 1998 VW Cabrio which I own and purchased for her many years ago for the end of her high school years and now College since she can't afford to do so on her part-time job and since she is a full-time Student at FIU. The monies that I have spent on a monthly basis on this leased vehicle plus insurance will be applied to start paying off my debts which I have incurred in the past few years, which I plan to pay off within the next 18 months. I have been working for the past 3 yrs and 8 mos with the same Law Firm, so my employment is stable. I just need your help to make this change so that I can change my financial situation. Thank you so much, and should you need any further information or documentation, please let me know.
What transportation will you use when it rains?	I live in Miami, Florida where tropical rains come and go throughout the day. Plan B would be my daughter driving me to work with her own car. She resides with me while attending College at FIU.

Member Payment Dependent Notes Series 523196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523196	$6,000	$6,000	15.95%	1.00%	June 2, 2010	June 11, 2013	June 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523196. Member loan 523196 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,250 / month
Current employer:	Circle Graphics	Debt-to-income ratio:	8.27%
Length of employment:	5 years	Location:	Mission Viejo, CA

Home town:
Current & past employers:	Circle Graphics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,317.00	Public Records On File:	1
Revolving Line Utilization:	97.80%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thank you for your question. Credit card for $4300 will be paid. Credit Card for $950 will be paid. I appreciate your interest, and will answer any additional questions.
Your job/role at Circle Graphics and the amount credit card debt, current balances on each and their respective APR's would be helpful information to prospective lenders if you care to enlighten us.	I am a Regional Vice President of Sales. We are the largest billboard printer in the World. I handle most ot the West Coast. The 2 credit cards have Joint amounts of $5300 approximately and the interest rate is 25%. Thank you!

Member Payment Dependent Notes Series 523323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523323	$5,300	$5,300	11.49%	1.00%	June 2, 2010	June 11, 2013	June 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523323. Member loan 523323 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	3.54%
Length of employment:	2 years	Location:	Tempe, AZ

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,691.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello, all of my debts will be paid with this loan. Credit Card/$1,493/27.99% Credit Card/$3,649/21.99% Thanks!
what is the interest rate and the amount owed on the credit card you want to refinance and what bank is it with?	Bank of America 27.99% $1,493 Barclays 21.99% $3,649
Have you stopped using the credit cards or do you plan on using them immediately again?	I have stopped using them for 3 months now and do not plan on using them again except for automatic bill pay for some small bills that get paid off immediately.

Member Payment Dependent Notes Series 523438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523438	$4,000	$4,000	15.21%	1.00%	June 2, 2010	June 12, 2015	June 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 523438. Member loan 523438 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	hertz equipment rental	Debt-to-income ratio:	16.04%
Length of employment:	10+ years	Location:	tacoma, WA

Home town:
Current & past employers:	hertz equipment rental
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/30/10 > I plan to use the funds to replace my engine that lost compression recently. I have a 77 Caddilac Seville that was a 4 door hardtop and is now a 2 door softtop in very good condition. I will be putting a LT1 Corvette engine in it. (I could wait but I dont want to miss the summer driving season: car shows). I have had another loan through this club back in 2007 and paid it off within a year and a half, when I recd my commision check. My job is very stable based upon the extensive knowledge that I have compiled in 13 years of service with the company, holding many supervisory positions. With the economy on the rebound and having stayed employed during the last 4 years, should be of some testament to my commitment to my company. Thanks for your time reviewing this application. Borrower added on 05/30/10 > One possible lender asked about spouses income and I forgot to mention that she is an RN with over 20 years in her field. Borrower added on 05/30/10 > We have 40k equity in the house. We spent an additional 10k to add central air and heat, and a new double garage door that is insulated.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1973	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	48
Revolving Credit Balance:	$16,541.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at hertz equipment rental?	Type your answer here. I am a senior sales coordinator. My job requires processing of customer and vendor orders, billings, a/r, a/p, and any other jobs involving customer satisfaction
Why didn't you opt for a lower interest 36-month loan?	.I opted for the smaller monthly payment. I had a similar loan back in 2007 and paid it off in full when I recd my commision check. I believe it was in about a year or so
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	When we purchased this house 6 years ago, I still had another in my name. We put the house under her name.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I believe I listed the loan description as "engine replacement". I will go back in and check. I have a 77 Caddilac that was a four door hardtop and is now a 2 door softtop. The engine lost compression this winter and I am putting an LT1 Corvette engine in it. My salary is 55K plus commisions. The last few (3-4) tax returns 70- 85K
How much equity do you and your wife have in the home?	i will ask her. She is my significant other. We are not married.
Is the car a show car? Do you have a website or link to any photos of the car?	Not just yet, it has a new paint job, maroon colored. The top was made with a dark grey tweed and has a small tinted window in back.The car has crager ss solid chrome rims. I am still working the interior. Never thought about a web site. Thank you for the suggestion. I don't believe I can give out my email address. Do you know of any other way that it could happen
You could put an ad on craigslist seattle with a title like 'maroon cadillac' (with no intent to sell) then tell us its up and we could go look at it.	I have not done craigslist before but that sounds like an excellent solution. Busy week at work, people on vacation but will keep ya informed.
To show pictures to somebody on the internet, you can use photobucket which allows you to post pictures. You can then use a link to the pictures to show them to somebody.	Thank you. I want everyone to see this beauty.

Member Payment Dependent Notes Series 523530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523530	$3,200	$3,200	14.84%	1.00%	June 2, 2010	June 12, 2013	June 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523530. Member loan 523530 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	Kroger Co	Debt-to-income ratio:	18.87%
Length of employment:	4 years	Location:	Richmond, VA

Home town:
Current & past employers:	Kroger Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > I drove and maintained my last car for quite a few years but upon taking it in for state inspection last week, it failed on about 10 different counts. For reference, everything was fine the previous year, a rare feat for a 22 year old car, but this year it seems to have simply lost the will to live. They were relatively small things to fix on their own, but the total cost to repair everything myself would have been significantly higher than the actual value of the car- not that the idea of doing it all anyway didn't cross my mind. However, I've ultimately decided it is time to move on. I am currently shopping for a relatively cheap and, most of all, reliable car that I hope to drive for just as long. It will probably be a 90's Mazda or Toyota. The reason I turned to LendingClub is simple, I could not find a single bank that would be willing to provide an auto loan on a vehicle older than ~7 years. I would love a 'new-new' car, or even something slightly used, but I know that is way beyond my means. Speaking of my means, I would consider myself very responsible financially. I have low expenses and typically each month I have much, much more left over than the ~$130month I was quoted for this particular loan. Thanks for your time even if you choose not to consider me. Happy investing.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	17
Revolving Credit Balance:	$8,106.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Kroger Co? Please explain the last delinquency? Thank you in advance.	Hello. (What do you do at Kroger Co?) I am a warehouse coordinator, dealing mostly with shipping/receiving and general inventory systems. It happens to be a unionized job so, as I understand it, being laid off unexpectedly would be very unlikely, if not impossible- but I certainly don't want that to sound like I would otherwise expect to lose my job for any personal job performance reasons, I am a good worker. I just wanted to explain that I consider my job security is very good. (Please explain the last delinquency?) I had a 30 day late payment on my credit card. This was 17 months ago (as I believe lenders are able to see on the loan page). It was not due to lack of funds or lack of intent to pay. I had recently switched banks (from a standard checking account to a credit union checking/savings) and I was paying the bill through the credit card company's website. I am embarrassed to say that I did not notice my old bank was still listed as the default payment source and the payment tried to go through after a couple of days and of course could not. I did not even know the payment was late until, well, it was over 30 days later and they called me directly. I fully admit it was my mistake and I take full responsibility for it, but it was quickly sorted. Thanks to you as well.
1. What is your current position with employer and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize all debt and both minimum and actual payments ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	Hello. (1. What is your current position with employer and give a brief job description?) I am a warehouse coordinator, dealing mostly with shipping/receiving and general inventory systems. (Who was your prior employer and for how long?) I worked as an assistant to a building manager, mostly offices, for just under two years I believe. (Why did you leave?) Voluntarily left to move to a different state. (2. Is stated income from 1 or 2 wage-earners?) One. (3. Mortgage/ Rent payment per month is $_____?) Rent of $200 per month. (4. Car payment(s) per month is $_____?) No car payments. (5. Please itemize all debt and both minimum and actual payments) Student loans: ~$5400, minimum payment of ~$160. I typically only make the minimums or approximately double the minimum payment on this. Credit card: ~$3000, minimum payment of of ~$90. Typical payment varies but on average is probably $200. Second credit card: $0-200 max, used for the cash back bonus and is paid off monthly. (6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ?) Approximately $400-550, the majority of that is spent on food. (7. How confident are you that you will pay this loan back?) Very. It is well within my budget.

Member Payment Dependent Notes Series 523687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523687	$1,700	$1,700	10.38%	1.00%	June 2, 2010	June 13, 2013	June 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523687. Member loan 523687 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,900 / month
Current employer:	americold lig.	Debt-to-income ratio:	21.31%
Length of employment:	10+ years	Location:	north syracuse, NY

Home town:
Current & past employers:	americold lig.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/30/10 > I plan to use this loan to pay lawyer to get custody of my grandchild. I have been at my job for 39 years. I always pay my bills.

A credit bureau reported the following information about this borrower member on May 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1976	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,528.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? If you were to provide a loan description, what would it say?	Iplan to use the loan to pay my lawyer to get custody of my granddaughter..
What is americold lig. and what do you do there?	Americold is a frozen food wearhouse. I drive a forklift. I am a wearhouseman..
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	. I own my home . I paid it off 3 years ago. it is probably assed at 78000.00 to 80000.00 the title is in my name. i assume it is allequity.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	my employer is americold lig. it is a frozen foodwearhouse. I drive a forklift. i have worked there for 39 years. utilities 200.00 month. phone innernet cable 185.00 amonth..capitolone 900.00 35.00 amonth. mastercard 1500. i will be paying this off shortly. my wife is laid off . she is on unployment... another mastercard 9000.00 290.00 a month.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	i allready ansered this TY

Prospectus Supplement (Sales Report) No. 2 dated June 2, 2010